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INDEX TO FINANCIAL STATEMENTS

As filed with the United States Securities and Exchange Commission on January 23, 2012

REGISTRATION STATEMENT NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Manhattan Bancorp
(Exact name of Registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	6021 (Primary Standard Industrial Classification Code Number)	20-5344927 (I.R.S. Employer Identification Number)

2141 Rosecrans Avenue, Suite 1100
El Segundo, California 90245
(310) 606-8000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Terry L. Robinson
President and Chief Executive Officer
2141 Rosecrans Avenue, Suite 1100
El Segundo, California 90245
(310) 606-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Joshua A. Dean, Esq. Manatt, Phelps & Phillips, LLP 695 Town Center Drive, 14th Floor Costa Mesa, California 92626 (714) 371-2500	Mary Lynn D. Lenz Chief Executive Officer Professional Business Bank 2700 E. Foothill Boulevard, Suite 200 Pasadena, California 91107 (626) 683-9182	Keith T. Holmes, Esq. King, Holmes, Paterno & Berliner 1900 Avenue of the Stars, 25th Floor Los Angeles, California 90067 (310) 282-8989

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable following the effectiveness of this Registration Statement and the effective time of the merger described herein.

           If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

           Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

           Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)

Common Stock, no par value per share	9,848,020	N/A	$33,098,577(3)	$3,793

(1)
Represents the maximum number of shares of Manhattan Bancorp common stock estimated to be issuable in the transaction described herein. Pursuant to Rule 416, this registration statement also covers additional securities that may be issued as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rules 457(f) and 457(c) under the Securities Act, based on a rate of $114.60 per $1,000,000 of the proposed maximum aggregate offering price.

(3)
Estimated solely for the purpose of calculating the registration fee for the filing of this registration statement pursuant to Rule 457(f)(2) under the Securities Act of 1933 based on the book value of Professional Business Bank common stock computed as of December 31, 2011, the latest practicable date prior to the date of initial filing of the registration statement, and an estimate of the number of shares of Professional Business Bank common stock to be exchanged in the transaction described herein.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information in this document is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This document shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of these securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY—SUBJECT TO COMPLETION—DATED JANUARY 23, 2012

PROPOSED MERGER—YOUR VOTE IS VERY IMPORTANT

To Our Shareholders:

        The boards of directors of Manhattan Bancorp and Professional Business Bank have approved an agreement and plan of merger and reorganization pursuant to which Professional Business Bank will merge with and into Bank of Manhattan, N.A., a wholly-owned subsidiary of Manhattan Bancorp. The merger agreement also contemplates that prior to the merger of Professional Business Bank and Bank of Manhattan, CGB Holdings, Inc., holder of approximately 90% of the issued and outstanding common stock of Professional Business Bank, will merge with and into Professional Business Bank. Before we can complete the mergers, we must obtain the approval of the shareholders of Manhattan Bancorp and Professional Business Bank. We are sending you this document to ask for your vote to approve the merger agreement, including the terms of the mergers, at the respective special shareholder meetings of Manhattan Bancorp and Professional Business Bank, which will be held on                     , 2012. The shareholders of CGB Holdings have unanimously approved the merger agreement by written consent.

        If the merger between Professional Business Bank and Bank of Manhattan is completed, each outstanding share of Professional Business Bank common stock will be converted into the right to receive a number of shares of Manhattan Bancorp common stock having an aggregate book value per share as of the last day of the month preceding the month in which the closing of the merger occurs, equal to the book value per share of Professional Business Bank common stock as of the same date, in each case subject to adjustment and calculated in accordance with the merger agreement. If the merger between CGB Holdings and Professional Business Bank is completed, each outstanding share of CGB Holdings common stock will be converted into the right to receive one share of Professional Business Bank common stock.

        Manhattan Bancorp common stock is traded on the over-the-counter market under the symbol "MNHN." There is currently no trading market for the common stock of Professional Business Bank. The common stock of CGB Holdings is privately held.

        The accompanying disclosure document describes the special meetings, the mergers and the related merger agreement, and includes other important information about the proposals that will be presented for action at the special meetings. Please read the entire document carefully, including the section entitled "Risk Factors" beginning on page 11.

        Your vote is very important.    Whether or not you plan to attend your meeting, please take the time to submit your proxy in accordance with the voting instructions contained in this document. If you do not vote, it will have the same effect as voting against the mergers.

        We strongly support this combination of our companies and join with the other members of our boards of directors in enthusiastically recommending that you vote in favor of the merger agreement.

J. Grant Couch, Jr. Chairman of the Board Manhattan Bancorp	James B. Jones Chairman of the Board Professional Business Bank

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

        The securities to be issued in connection with the mergers are not savings accounts, deposits or other obligations of any bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

        This joint proxy statement/prospectus is dated                    , 2012 and is first being mailed to shareholders of Manhattan Bancorp and Professional Business Bank on or about                     , 2012.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held                        , 2012

To the Shareholders of Manhattan Bancorp:

        The board of directors of Manhattan Bancorp is soliciting your proxy in connection with the special meeting of shareholders of Manhattan Bancorp to be held at                         on                         , 2012 at            Los Angeles time. At the special meeting, you will be asked to consider and vote on the following matters:

          1.     Approval of the Agreement and Plan of Merger and Reorganization, dated November 21, 2011, as amended on January 18, 2012, providing for the merger of Professional Business Bank with and into a wholly-owned subsidiary of Manhattan Bancorp, as more fully described in the accompanying joint proxy statement/prospectus.

          2.     Adjournment of the meeting, if necessary or appropriate in the judgment of our board of directors, to solicit additional proxies or votes in favor of the approval of the merger agreement.

        We have fixed the close of business on                        , 2012 as the record date for the special meeting. Only Manhattan Bancorp shareholders of record at that time are entitled to notice of, and to vote at, the special meeting, or any adjournment or postponement of the special meeting. In order for the merger to be approved, the holders of a majority of the shares of Manhattan Bancorp common stock outstanding and entitled to vote must vote in favor of approval of the merger agreement.

        Your vote is very important.    We cannot complete the merger unless Manhattan Bancorp shareholders approve the merger agreement. Failure to vote will have the same effect as voting against the merger.

        Regardless of whether you plan to attend the special meeting, please vote as soon as possible. If you hold stock in your name as a shareholder of record, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid return envelope. If you hold your stock in "street name" through a bank or broker, please follow the instructions on the voting instruction card furnished by the record holder.

        The enclosed joint proxy statement/prospectus provides a detailed description of the special meeting, the merger, the documents related to the merger and other related matters. We urge you to read the joint proxy statement/prospectus, including any documents incorporated in the joint proxy statement/prospectus by reference, and its appendices carefully and in their entirety.

        Our board of directors, acting upon the unanimous recommendation of a special committee of our board of directors comprised solely of independent directors, has approved the merger and the merger agreement and recommends that Manhattan Bancorp shareholders vote "FOR" the approval of the merger agreement and "FOR" the approval of the adjournment of the meeting, if necessary or appropriate in the judgment of our board of directors, to solicit additional proxies or votes in favor of such approval.

DATED: , 2012	By Order of the Board of Directors
/s/ BRIAN E. CÔTÉ Brian E. Côté Corporate Secretary

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held                        , 2012

To the Shareholders of Professional Business Bank:

        The board of directors of Professional Business Bank is soliciting your proxy in connection with the special meeting of shareholders of Professional Business Bank to be held at 2700 E. Foothill Boulevard, Pasadena, California 91107, on                        , 2012 at                Los Angeles time. At the special meeting, you will be asked to consider and vote on the following matters:

          1.     Approval of the Agreement and Plan of Merger and Reorganization, dated November 21, 2011, as amended on January 18, 2012, providing for (i) the merger of CGB Holdings, Inc. with and into Professional Business Bank, and (ii) the merger of Professional Business Bank with and into a wholly-owned subsidiary of Manhattan Bancorp, as more fully described in the accompanying joint proxy statement/prospectus.

          2.     Adjournment of the meeting, if necessary or appropriate in the judgment of our board of directors, to solicit additional proxies or votes in favor of the approval of the merger agreement.

        We have fixed the close of business on                        , 2012 as the record date for the special meeting. Only Professional Business Bank shareholders of record at that time are entitled to notice of, and to vote at, the special meeting, or any adjournment or postponement of the special meeting. In order for the mergers to be approved, the holders of a majority of the shares of Professional Business Bank common stock outstanding and entitled to vote must vote in favor of approval of the merger agreement.

        Your vote is very important.    We cannot complete the mergers unless Professional Business Bank shareholders approve the merger agreement. Failure to vote will have the same effect as voting against the mergers.

        Regardless of whether you plan to attend the special meeting, please vote as soon as possible. If you hold stock in your name as a shareholder of record, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid return envelope. If you hold your stock in "street name" through a bank or broker, please follow the instructions on the voting instruction card furnished by the record holder.

        The enclosed joint proxy statement/prospectus provides a detailed description of the special meeting, the mergers, the documents related to the mergers and other related matters. We urge you to read the joint proxy statement/prospectus, including any documents incorporated in the joint proxy statement/prospectus by reference, and its appendices carefully and in their entirety.

        Our board of directors has approved the mergers and the merger agreement and recommends that Professional Business Bank shareholders vote "FOR" the approval of the merger agreement and "FOR" the approval of the adjournment of the meeting, if necessary or appropriate in the judgment of our board of directors, to solicit additional proxies or votes in favor of such approval.

DATED: , 2012	By Order of the Board of Directors
/s/ MARGERY A. CHRIST Margery A. Christ Corporate Secretary

 REFERENCES TO ADDITIONAL INFORMATION

        This joint proxy statement/prospectus incorporates important business and financial information about Manhattan Bancorp from documents filed with or furnished to the Securities and Exchange Commission (the "SEC") that are not included in or delivered with this joint proxy statement/prospectus. You can obtain any of the documents filed with or furnished to the SEC by Manhattan Bancorp at no cost from the SEC's website at http://www.sec.gov. You may also obtain copies of these documents, including documents incorporated by reference in this joint proxy statement/prospectus, at no cost by requesting them in writing, by e-mail or by telephone at the appropriate address below:

        Manhattan Bancorp
        2141 Rosecrans Avenue, Suite 1100
        El Segundo, California 90245
        Attention: Corporate Secretary
        Telephone: (310) 606-8000
        Email: bcote@bankmanhattan.com

        You will not be charged for any of these documents that you request. If you would like to request any documents, your request should be sent in time to be received no later than five business days before the special meeting, or            , 2012, in order to receive the documents before the special meetings.

        Professional Business Bank does not have a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, and accordingly does not file documents or reports with the SEC.

        See "Where You Can Find More Information" for more details.

        We have not authorized anyone to give any information or make any representation about the mergers or our companies that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that Manhattan Bancorp or Professional Business Bank have incorporated into this joint proxy statement/prospectus by reference. Neither the delivery of this joint proxy statement/prospectus to shareholders nor any distribution of Manhattan Bancorp stock in the merger or otherwise pursuant to this joint proxy statement/prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this joint proxy statement/prospectus by reference or in our affairs since the date of this joint proxy statement/prospectus.

        The information contained in this joint proxy statement/prospectus with respect to Manhattan Bancorp was provided solely by Manhattan Bancorp, the information contained in this joint proxy statement/prospectus with respect to Professional Business Bank was provided solely by Professional Business Bank, and the pro forma financial information contained in this joint proxy statement/prospectus was prepared jointly by Manhattan Bancorp and Professional Business Bank.

        This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this joint proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction.

Page
ANNEX A-1

Agreement and Plan of Merger and Reorganization, dated as of November 21, 2011, among Carpenter Fund Manager GP,  LLC, Manhattan Bancorp, Bank of Manhattan, N.A., CGB Holdings, Inc. and Professional Business Bank

A-1-i
ANNEX A-2

First Amendment to Agreement and Plan of Merger and Reorganization, dated as of January 18, 2012, among Carpenter Fund Manager GP, LLC, Manhattan Bancorp, Bank of Manhattan, N.A., CGB Holdings, Inc. and Professional Business Bank

A-2-i
ANNEX B	Opinion of Sandler O'Neill & Partners, L.P.	B-1
ANNEX C	Opinion of D.A. Davidson & Co.	C-1
ANNEX D	California General Corporation Law Chapter 13: Dissenters' Rights	D-1

SUMMARY

        This summary highlights selected information contained in this joint proxy statement/prospectus. It may not contain all of the information that is important to you. We urge you to carefully read the entire joint proxy statement/prospectus, including the appendices, and the other documents to which we refer in order to fully understand the mergers. See "Where You Can Find More Information."

        Unless otherwise indicated in this joint proxy statement/prospectus or the context otherwise requires, references to the "merger agreement" are to the Agreement and Plan of Merger and Reorganization, dated November 21, 2011, as amended on January 18, 2012, by and among Carpenter Fund Manager GP, LLC, Manhattan Bancorp, Bank of Manhattan, N.A., CGB Holdings, Inc. and Professional Business Bank; references to the "CGBH merger" are to the merger of CGB Holdings with and into Professional Business Bank; references to the "bank merger" are to the merger of Professional Business Bank with and into Bank of Manhattan; and "we," "our" or "us" refer to both Manhattan Bancorp and Professional Business Bank.

THE PARTIES

Manhattan Bancorp and Bank of Manhattan (see page 20)

        Manhattan Bancorp is a bank holding company organized under the laws of the state of California. Its principal subsidiary, Bank of Manhattan, N.A., is a national banking association located in the South Bay area of Southern California that offers relationship banking services and residential mortgages to entrepreneurs, family-owned and closely-held middle market businesses, real estate investors and professional service firms. Deposits with Bank of Manhattan are insured by the Federal Deposit Insurance Corporation ("FDIC") up to the applicable limits of the law. Bank of Manhattan is a member bank of the Federal Reserve System. At September 30, 2011, Manhattan Bancorp had consolidated total assets of $146.8 million, total loans of $105.9 million, total deposits of $111.6 million and total shareholders' equity of $19.7 million.

        The principal executive offices of Manhattan Bancorp and Bank of Manhattan are located at 2141 Rosecrans Avenue, Suite 1100, El Segundo, California 90245, and their telephone number is (310) 606-8000. Manhattan Bancorp's website can be accessed at http://www.thebankofmanhattan.com. Information contained in Manhattan Bancorp's website does not constitute part of, and is not incorporated into, this joint proxy statement/prospectus. Manhattan Bancorp common stock is traded on the over-the-counter market under the symbol "MNHN."

        Additional information about Manhattan Bancorp and its subsidiaries is included in documents incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information."

Professional Business Bank (see page 22)

        Professional Business Bank is a California state chartered and FDIC-insured bank that serves the personal and business banking needs of Southern California businesses, with an emphasis on companies located throughout the San Gabriel Valley and the Tri-Cities area. Professional Business Bank currently operates a network of four branch offices in central and east Pasadena, Montebello and Glendale. At September 30, 2011, Professional Business Bank had total assets of $250.1 million, net loans of $158.3 million, total deposits of $212.1 million and total shareholders' equity of $35.0 million.

        Professional Business Bank's principal executive offices are located at 2700 E. Foothill Boulevard, Suite 200, Pasadena, California 91107, and its telephone number is (626) 683-9182. Professional Business Bank's website can be accessed at http://www.probizbank.com. Information contained in Professional Business Bank's website does not constitute part of, and is not incorporated into, this joint proxy statement/prospectus. There is currently no trading market for the common stock of Professional Business Bank.

 CGB Holdings and Fund Manager (see page 24)

        CGB Holdings, Inc. is a bank holding company organized as a corporation under the laws of the state of Delaware. CBH Holdings is the holder of approximately 90% of the issued and outstanding common stock of Professional Business Bank. CGB Holdings has no operations aside from holding shares of Professional Business Bank. All of the outstanding shares of CGB Holdings common stock are collectively owned by Carpenter Community BancFund, L.P., Carpenter Community BancFund-A, L.P. and Carpenter Community BancFund-CA, L.P. (collectively, the "Funds"), which also collectively own approximately 44% of the issued and outstanding common stock of Manhattan Bancorp.

        Carpenter Fund Manager GP, LLC ("Fund Manager") is a bank holding company organized as a limited liability company under the laws of the state of Delaware. Fund Manager is the sole general partner of each of the Funds.

        The principal executive offices of CGB Holdings and Fund Manager are located at 5 Park Plaza, Suite 950, Irvine, California 92614, and their telephone number is (949) 261-8888.

THE SPECIAL MEETINGS

Manhattan Bancorp Special Meeting (see page 25)

        The Manhattan Bancorp special meeting will be held at            , on            , 2012, starting at Los Angeles time. At the Manhattan Bancorp special meeting, Manhattan Bancorp's shareholders will be asked to vote on the following matters:

  •
  approval of the merger agreement; and

  •
  adjournment of the meeting, if necessary or appropriate in the judgment of the board of directors, to solicit additional proxies or votes in favor of the approval of the merger agreement.

        You may vote at the Manhattan Bancorp special meeting if you owned shares of Manhattan Bancorp common stock at the close of business on            , 2012. On that date,             shares of Manhattan Bancorp common stock were outstanding, approximately % of which were owned and entitled to be voted by Manhattan Bancorp's directors and executive officers and their affiliates and approximately % of which were owned and entitled to be voted by the Funds. We currently expect that Manhattan Bancorp's directors and executive officers will vote their shares in favor of the merger agreement, although none of them has entered into any agreement obligating them to do so. Fund Manager, as a party to the merger agreement, has agreed to use its reasonable best efforts in good faith to take all actions necessary for the consummation of the mergers. Accordingly, we currently expect that the Funds will each vote their shares to approve the merger agreement.

        The affirmative vote of a majority of the shares of Manhattan Bancorp common stock outstanding on the record date will be required to approve the merger agreement, and the affirmative vote of a majority of the shares of Manhattan Bancorp common stock represented at the special meeting and entitled to vote will be required to adjourn the meeting. See "Manhattan Bancorp Special Meeting" beginning on page 25 for information regarding voting at the Manhattan Bancorp special meeting.

Professional Business Bank Special Meeting (see page 28)

        The Professional Business Bank special meeting will be held at 2700 E. Foothill Boulevard, Pasadena, California 91107, on             , 2012, starting at            Los Angeles time. At the Professional Business Bank special meeting, Professional Business Bank's shareholders will be asked to vote on the following matters:

  •
  approval of the merger agreement; and

  •
  adjournment of the meeting, if necessary or appropriate in the judgment of the board of directors, to solicit additional proxies or votes in favor of the approval of the merger agreement.

        You may vote at the Professional Business Bank special meeting if you owned shares of Professional Business Bank common stock at the close of business on            , 2012. On that date,            shares of Professional Business Bank common stock were outstanding, approximately % of which were owned and entitled to be voted by Professional Business Bank's directors and executive officers and their affiliates and approximately  % of which were owned and entitled to be voted by CGB Holdings. We currently expect that Professional Business Bank's directors and executive officers will vote their shares in favor of the merger agreement, although none of them has entered into any agreement obligating them to do so. CGB Holdings, as a party to the merger agreement, has agreed to use its reasonable best efforts in good faith to take all actions necessary for the consummation of the mergers. Accordingly, we currently expect that CGB Holdings will vote its shares to approve the merger agreement and that the merger agreement will therefore be approved.

        The affirmative vote of a majority of the shares of Professional Business Bank common stock outstanding on the record date will be required to approve the merger agreement, and the affirmative vote of a majority of the shares of Professional Business Bank common stock represented at the special meeting and entitled to vote will be required to adjourn the meeting. See "Professional Business Bank Special Meeting" beginning on page 28 for additional information regarding voting at the Professional Business Bank special meeting.

THE MERGERS

CGB Holdings Will Merge With and Into Professional Business Bank and Professional Business Bank Will Merge With and Into Bank of Manhattan (see page 31)

        Subject to the terms and conditions of the merger agreement described in this joint proxy statement/prospectus, and in accordance with California and federal law, Professional Business Bank will merge with and into Bank of Manhattan, with Bank of Manhattan as the surviving entity for legal purposes. We refer in this joint proxy statement/prospectus to Bank of Manhattan in its capacity as the surviving entity as the "combined bank." Bank of Manhattan's articles of association and bylaws will be the articles of association and bylaws of the combined bank.

        Immediately prior to the merger of Bank of Manhattan and Professional Business Bank, CGB Holdings, the holder of approximately 90% of the issued and outstanding common stock of Professional Business Bank, will merge with and into Professional Business Bank, with Professional Business Bank as the surviving entity for legal purposes. The articles of incorporation and bylaws of Professional Business Bank will be the articles of incorporation and bylaws of the combined entity following the CGBH merger.

Professional Business Bank Shareholders Will Receive Shares of Manhattan Bancorp Common Stock, and Manhattan Bancorp Shareholders Will Retain Their Shares, in the Bank Merger (see page 31)

        The merger agreement provides that, at the completion of the bank merger, each share of Professional Business Bank common stock outstanding immediately before the bank merger (other than shares as to which statutory dissenters' appraisal rights have been exercised) will be converted into the right to receive a number of shares of Manhattan Bancorp common stock having an aggregate book value per share as of the last day of the month preceding the month in which the closing of the bank merger occurs, equal to the book value per share of Professional Business Bank common stock as of the same date, in each case subject to adjustment and calculated in accordance with the merger agreement. The book value of the common stock of each of Manhattan Bancorp and Professional Business Bank will be calculated in accordance with generally accepted accounting principles in the United States ("GAAP"), but without including any expenses incurred by either of such parties in connection with the transactions contemplated by the merger agreement.

        If the total number of shares of Manhattan Bancorp common stock to be received in the bank merger by a Professional Business Bank shareholder does not equal a whole number, the shareholder will receive cash instead of a fractional share. The amount of cash will equal the fractional share amount multiplied by the book value per share of Manhattan Bancorp common stock as of the last day of the month preceding the month in which the closing of the bank merger occurs.

        Based on the book value per share of the common stock of Manhattan Bancorp and Professional Business Bank at            , if the bank merger had closed in            , each outstanding share of Professional Business Bank common stock would have been converted into the right to receive            shares of Manhattan Bancorp common stock, which would have resulted in the former shareholders of Professional Business Bank owning approximately  % of the common stock of Manhattan Bancorp after the bank merger.

CGB Holdings Shareholders Will Receive Shares of Professional Business Bank Common Stock, and Professional Business Bank Shareholders Will Retain Their Shares, in the CGBH Merger (see page 31)

        The merger agreement provides that, at the completion of the CGBH merger, each share of CGB Holdings common stock outstanding immediately before the CGBH merger (other than shares as to which statutory dissenters' appraisal rights have been exercised) will be converted into the right to receive one share of Professional Business Bank common stock. CGB Holdings has agreed to take action prior to the effective time of the CGBH merger to reconstitute the number of outstanding shares of CGB Holdings common stock to equal the number of outstanding shares of Professional Business Bank common stock owned by CGB Holdings. As a result, the Funds, which comprise all the shareholders of CGB Holdings, will own, in the aggregate, the same number of shares of Professional Business Bank common stock after the CGBH merger as are owned by CGB Holdings immediately prior to the CGBH merger.

Mergers Generally Tax-Free to Shareholders (see page 70)

        The mergers have been structured to qualify as a reorganization for federal income tax purposes. If the mergers qualify as a reorganization for federal income tax purposes, holders of CGB Holdings and Professional Business Bank common stock generally will not recognize any gain or loss for federal income tax purposes on the exchange of their CGB Holdings common stock for Professional Business Bank common stock in the CGBH merger, and of their Professional Business Bank common stock for Manhattan Bancorp common stock in the bank merger, except for any gain or loss that may result from their receipt of cash in lieu of fractional shares of Manhattan Bancorp common stock otherwise issuable to them in the bank merger. Holders of Professional Business Bank common stock who will retain their Professional Business Bank common stock in the CGBH merger, and holders of Manhattan Bancorp stock who will retain their Manhattan Bancorp common stock in the bank merger, will also not recognize any gain or loss for federal income tax purposes.

        The discussion of federal income tax effects of the mergers included in this joint proxy statement/prospectus is only a general summary. The federal income tax consequences of the mergers to you will depend upon your own situation. In addition, you may be subject to state, local or foreign tax laws, none of which is discussed in this joint proxy statement/prospectus. You should therefore consult with your own tax advisor for a complete understanding of the federal income tax consequences of the mergers to you.

Accounting Treatment (see page 72)

        The mergers will be accounted for using the acquisition method of accounting, with Professional Business Bank being considered the acquirer in both the CGBH merger and the bank merger, based,

among other factors, on the percentage ownership of the combined bank being larger for former shareholders of Professional Business Bank than those of Manhattan Bancorp.

Recommendation of the Special Committee and Board of Directors of Manhattan Bancorp (see page 41)

        A special committee of the Manhattan Bancorp board of directors (the "Manhattan Special Committee") determined that the merger agreement, the terms thereof and the transactions contemplated thereby, including the bank merger, are advisable and fair to and in the best interests of Manhattan Bancorp and its shareholders, and unanimously recommended that the Manhattan Bancorp board of directors (the "Manhattan Board") approve the merger agreement.

        After considering the unanimous recommendation of the Manhattan Special Committee, which is comprised solely of directors who are independent of Fund Manager and the Funds, and the opinion of its financial advisor described in "Manhattan Bancorp and Professional Business Bank Proposal 1: Approval of the Merger Agreement—Opinions of Manhattan Bancorp and Professional Business Bank Financial Advisors—Opinion of Manhattan Bancorp's Financial Advisor," the Manhattan Board (a) approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the bank merger, (b) determined that the merger agreement, the terms of the merger agreement, and the transactions contemplated by the merger agreement, including the bank merger, are fair to and in the best interests of Manhattan Bancorp and its shareholders, and (c) resolved to recommend that the Manhattan Bancorp shareholders approve the merger agreement. For a discussion of the material factors considered by the Manhattan Special Committee and Manhattan Board in reaching their conclusions, see "Manhattan Bancorp and Professional Business Bank Proposal 1: Approval of the Merger Agreement—Manhattan Bancorp's Reasons for the Bank Merger; Recommendation of the Manhattan Special Committee and Manhattan Board" beginning on page 41.

        The Manhattan Board recommends that you vote "FOR" the proposal to approve the merger agreement and "FOR" the approval of the adjournment of the meeting, if necessary or appropriate in the judgment of the Manhattan Board, to solicit additional proxies or votes in favor of such approval.

Recommendation of the Board of Directors of Professional Business Bank (see page 46)

        After considering the opinion of its financial advisor described in "Manhattan Bancorp and Professional Business Bank Proposal 1: Approval of the Merger Agreement—Opinions of Manhattan Bancorp and Professional Business Bank Financial Advisors—Opinion of Professional Business Bank's Financial Advisor," the Professional Business Bank board of directors (the "PBB Board") unanimously (a) approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the mergers, (b) determined that the merger agreement, the terms of the merger agreement, and the transactions contemplated by the merger agreement, including the mergers, are fair to and in the best interests of Professional Business Bank and its shareholders, and (c) resolved to recommend that the Professional Business Bank shareholders approve the merger agreement. For a discussion of the material factors considered by the PBB Board in reaching its conclusions, see "Manhattan Bancorp and Professional Business Bank Proposal 1: Approval of the Merger Agreement—Professional Business Bank's Reasons for the Mergers; Recommendation of the PBB Board" beginning on page 46.

        The PBB Board recommends that you vote "FOR" the proposal to approve the merger agreement and "FOR" the approval of the adjournment of the meeting, if necessary or appropriate in the judgment of the PBB Board, to solicit additional proxies or votes in favor of such approval.

 We Have Received Opinions From Our Financial Advisors (see page 50)

        Opinion of Manhattan Bancorp's Financial Advisor.    In connection with the consideration of the merger agreement by the Manhattan Special Committee and Manhattan Board, Manhattan Bancorp's financial advisor, Sandler O'Neill & Partners, L.P. ("Sandler O'Neill"), provided its opinion to the Manhattan Board dated as of November 21, 2011 that, as of that date, and subject to and based on the qualifications and assumptions set forth in its opinion, the exchange ratio stated in the merger agreement with respect to the bank merger was fair to the shareholders of Manhattan Bancorp from a financial point of view. The full text of Sandler O'Neill's opinion is attached as Annex B to this joint proxy statement/prospectus. Manhattan Bancorp shareholders should read that opinion and the description of Sandler O'Neill's opinion contained in this joint proxy statement/prospectus in their entirety. The opinion of Sandler O'Neill does not reflect any developments that may have occurred or may occur after the date of its opinion and prior to the completion of the bank merger. Manhattan Bancorp does not expect that it will request an updated opinion from Sandler O'Neill.

        Opinion of Professional Business Bank's Financial Advisor.    In connection with the consideration of the merger agreement by the PBB Board, Professional Business Bank's financial advisor, D.A. Davidson & Co. ("Davidson"), provided its opinion to the PBB Board dated as of November 21, 2011 that, based upon and subject to the considerations set forth in the opinion and based upon such other matters as Davidson considered relevant, the exchange ratio was fair, from a financial point of view, to the shareholders of Professional Business Bank as of the date of the opinion. The full text of Davidson's opinion is attached as Annex C to this joint proxy statement/prospectus. Professional Business Bank shareholders should read that opinion and the description of Davidson's opinion contained in this joint proxy statement/prospectus in their entirety. The opinion of Davidson will not reflect any developments that may have occurred or may occur after the date of its opinion and prior to the completion of the mergers. Professional Business Bank does not expect that it will request an updated opinion from Davidson.

Manhattan Bancorp and Professional Business Bank Shareholders Will Have Dissenters' Appraisal Rights (see page 75)

        Under California law, which is the law under which both Manhattan Bancorp and Professional Business Bank are incorporated, the shareholders of Manhattan Bancorp and Professional Business Bank will be entitled to dissenters' appraisal rights in connection with the mergers. Shareholders who exercise their dissenters' appraisal rights by complying with the applicable statutory procedures required by California law will be entitled to receive payment in cash for the fair value of their shares determined as of November 18, 2011, the last business day before the merger was announced.

Interests of Certain Persons in the Mergers (see page 67)

        Certain persons have interests in the mergers that are different from, or are in addition to, the interests of the shareholders of Manhattan Bancorp and Professional Business Bank generally. These interests include:

  the Funds (which collectively own approximately 44% of the common stock of Manhattan Bancorp and 100% of the common stock of CGB Holdings, which in turn owns approximately 90% of the common stock of Professional Business Bank) will collectively own a majority of the common stock of Manhattan Bancorp after the bank merger, and thus will exercise substantial control over Manhattan Bancorp and the combined bank;

  the agreed-upon appointments of directors and members of senior management of Manhattan Bancorp and Professional Business Bank to board positions and senior management positions at Manhattan Bancorp and the combined bank after the mergers that are described in this joint proxy statement/prospectus;

  rights of Professional Business Bank executive officers and directors to continued indemnification and liability insurance coverage by Manhattan Bancorp after the mergers for acts or omissions occurring prior to the mergers;

  John D. Flemming, a member of the board of directors of Manhattan Bancorp and Bank of Manhattan, also serves as a managing member of Fund Manager; and

  James B. Jones, Chairman of the Board of Professional Business Bank, also serves as a member of the Board of Directors of CGB Holdings and as a managing member of Fund Manager.

        As of            , 2012, approximately  % of the issued and outstanding common stock of Manhattan Bancorp was owned and entitled to be voted by Manhattan Bancorp's directors and executive officers and their affiliates and approximately  % of the issued and outstanding common stock of Manhattan Bancorp was owned and entitled to be voted by the Funds. As of            , 2012, approximately  % of the issued and outstanding common stock of Professional Business Bank was owned and entitled to be voted by Professional Business Bank's directors and executive officers and their affiliates and approximately  % of the issued and outstanding common stock of Professional Business Bank was owned and entitled to be voted by CGB Holdings. The affirmative vote of a majority of the shares of each of Manhattan Bancorp and Professional Business Bank outstanding on the record date will be required to approve the merger agreement.

Treatment of Stock Options and Other Equity-Based Awards (see page 74)

        Manhattan Bancorp will assume all employee stock options and other equity-based awards under Professional Business Bank's equity-based compensation plans, in accordance with their terms, upon completion of the bank merger. As of December 31, 2011, stock options for the purchase of a total of 108,159 shares of Professional Business Bank common stock and 102,758 shares of Professional Business Bank common stock subject to certain restrictions on transfer and possible forfeiture for specified vesting periods were outstanding under Professional Business Bank's equity-based compensation plans. The mergers will not affect the terms of any stock options or performance units of Manhattan Bancorp issued under Manhattan Bancorp's equity-based compensation plans.

Board of Directors and Management of Manhattan Bancorp and the Combined Bank After the Bank Merger (see page 68)

        Immediately following the closing of the bank merger, Manhattan Bancorp has agreed to take such action as may be necessary to appoint such directors as are selected by the PBB Board and approved by Fund Manager to the Manhattan Board. It is currently expected that James B. Jones, Marshall Laitsch, Louis P. Smaldino and Michael A. Zoeller, each of whom currently serves on the PBB Board, will be added to the Manhattan Board promptly following the closing of the bank merger. It is also currently expected that Patrick E. Greene, Christopher J. Growney and Larry S. Murphy, each of whom currently serves on the Manhattan Board, will resign from the Manhattan Board immediately following the closing of the bank merger.

        The board of directors of the combined bank after the bank merger will consist of the current directors of Bank of Manhattan until their successors are duly elected and qualified or otherwise duly selected. It is currently expected that James B. Jones, Marshall Laitsch, Louis P. Smaldino and Michael A. Zoeller will be added to the board of directors of Bank of Manhattan, and that Patrick E. Greene, Christopher J. Growney and Larry S. Murphy will resign from the board of directors of Bank of Manhattan, after the closing of the bank merger

        Following the bank merger, Terry L. Robinson, the current President and Chief Executive Officer of Manhattan Bancorp and Bank of Manhattan, is expected initially to continue to serve as the Chief Executive Officer of Manhattan Bancorp and the combined bank, and John Nerland, the current President and Chief Banking Officer of Professional Business Bank, is expected initially to serve as

President of Manhattan Bancorp and the combined bank. In addition, the other senior executive officers of Manhattan Bancorp and Bank of Manhattan are expected initially to continue to serve in their present positions with Manhattan Bancorp and the combined bank after the closing of the bank merger. Each of these individuals will serve under his or her present employment terms and at the discretion of the board of directors of the Manhattan Bancorp and the combined bank, as the case may be.

Regulatory Approvals We Must Obtain for the Mergers (see page 73)

        We have agreed to use our reasonable best efforts to obtain all regulatory approvals required to complete the transactions contemplated by the merger agreement. These approvals include approval from, among others, the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Office of the Comptroller of the Currency (the "OCC"), the California Department of Financial Institutions (the "DFI"), and the FDIC. We have filed, or are in the process of filing, applications and notifications to obtain the required regulatory approvals.

        Although we know of no reason why we cannot obtain these regulatory approvals in a timely manner, we cannot be certain when or if they will be obtained.

Expected Timing of the Mergers (see page 83)

        We expect to complete the mergers in the first quarter of 2012 if we receive shareholder and regulatory approvals for the mergers. The merger agreement provides that it may be terminated by either Manhattan Bancorp or Professional Business Bank if the mergers have not been consummated by June 30, 2012; however, if the parties have used their reasonable best efforts in seeking approvals of governmental authorities and the mergers have not been consummated due to the delay or failure of any governmental authority to provide approvals, permits, registrations or other governmental consents required to consummate the mergers, this date shall be automatically extended to September 30, 2012.

Conditions to Completion of the Bank Merger (see page 79)

        We may not complete the bank merger unless the following conditions are satisfied or, where legally permitted, waived:

  •
  the merger agreement must be approved by (i) the PBB Board, (ii) a majority of the outstanding shares of common stock of Professional Business Bank, (ii) the boards of directors of Manhattan Bancorp and Bank of Manhattan, and (iv) a majority of the outstanding shares of common stock of Manhattan Bancorp;

  •
  a material adverse effect (as defined in the merger agreement) shall not have been suffered by Manhattan Bancorp and its subsidiaries, taken as a whole, or Professional Business Bank and CGB Holdings, taken as a whole;

  •
  we must obtain all necessary regulatory approvals of the mergers from governmental authorities and all statutory waiting periods must have expired;

  •
  the CGBH merger must have been completed;

  •
  each of Manhattan Bancorp, Bank of Manhattan, Professional Business Bank and CGB Holdings must have performed in all material respects all obligations required to be performed by them under the merger agreement;

  •
  no governmental authority can have enacted, issued or enforced any statute, rule, regulation, judgment, decree, injunction or other order, either temporary, preliminary or permanent, which prohibits or makes illegal the consummation of the bank merger;

  •
  the representations and warranties of each of Professional Business Bank, Manhattan Bancorp, Bank of Manhattan and CGB Holdings in the merger agreement must be true and correct,

    subject to exceptions that would not have a material adverse effect on Manhattan Bancorp, Bank of Manhattan, Professional Business Bank or CGB Holdings, as the case may be; and

  •
  each of Manhattan Bancorp and Professional Business Bank must have received the written opinion of a nationally recognized investment banking firm at the time of execution of the merger agreement stating that the exchange ratio is fair to its shareholders from a financial point of view.

No Solicitation (see page 81)

        So long as the merger agreement is in effect, Manhattan Bancorp and Bank of Manhattan may not:

  •
  solicit, initiate or encourage, or take any other action designed to facilitate or that is likely to result in, any inquiries or the making of any proposal or offer that constitutes, or is reasonably likely to lead to, any acquisition proposal;

  •
  provide any confidential information or data to any person relating to any acquisition proposal;

  •
  participate in any discussions or negotiations regarding any acquisition proposal;

  •
  waive, terminate, modify or fail to enforce any provision of any contractual "standstill" or similar obligations of any person other than Professional Business Bank;

  •
  approve or recommend, propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement related to any acquisition proposal or propose to do any of the foregoing; or

  •
  make or authorize any statement, recommendation or solicitation in support of any acquisition proposal.

        However, Manhattan Bancorp may participate in negotiations or discussions in response to an unsolicited acquisition proposal that the Manhattan Board determines is a "superior proposal" if it has determined, based on the advice of its outside counsel, that the failure to do so would breach, or would reasonably be expected to result in a breach of, its fiduciary obligations. Manhattan Bancorp has agreed to notify Professional Business Bank of any superior proposal received. "Superior proposal" is described in "Manhattan Bancorp and Professional Business Bank Proposal 1: Approval of the Merger Agreement—The Merger Agreement—Acquisition Proposals."

Termination of the Merger Agreement; Fees Payable (see page 83)

        We may jointly agree to terminate the merger agreement at any time, whether before or after shareholder approval of the merger agreement. In addition, either of us may terminate the merger agreement, whether before or after shareholder approval of the merger agreement, if:

  •
  a governmental authority that must grant a material regulatory approval of the mergers denies such approval or a governmental authority permanently restrains or prohibits the mergers and, in either case, that denial or action is final and non-appealable, except that this termination right is not available to a party whose failure to comply with the merger agreement resulted in those actions by a governmental authority;

  •
  the mergers are not completed on or before June 30, 2012, or if the parties have used their reasonable best efforts in seeking approvals of governmental authorities and the mergers have not been consummated due to the delay or failure of any governmental authority to provide approvals, permits, registrations or other governmental consents required to consummate the mergers, this date shall be automatically extended to September 30, 2012 (except that this termination right is not available to a party whose failure to comply with the merger agreement resulted in the failure to complete the mergers by that date);

  •
  the other party is in breach of its representations, warranties, covenants or agreements set forth in the merger agreement and the breach would excuse the non-breaching party's obligation to complete the mergers and the breach cannot be or is not cured within the shorter to occur of (i) September 30, 2012 or (ii) within 10 days after notice of the breach is delivered by the non-breaching party; or

  •
  any regulatory approvals required to consummate the mergers contain conditions, restrictions or requirements that the board of directors of Manhattan Bancorp, Bank of Manhattan or Professional Business Bank, as the case may be, or the manager or managing member of Fund Manager, determine in good faith would materially reduce the benefits of the mergers such that such party would not have entered into the merger agreement had such conditions, restrictions or requirements been known on the date of the merger agreement.

        Manhattan Bancorp may terminate the merger agreement if it receives a superior acquisition proposal prior to receipt of the requisite approval of the bank merger from its shareholders and Professional Business Bank does not make a matching proposal within ten business days of receipt of notice thereof. Professional Business Bank and Fund Manager may terminate the merger agreement if Manhattan Bancorp receives a superior acquisition proposal after the date of the merger agreement.

        The merger agreement provides that, in circumstances described more fully beginning on page 83 involving (i)(a) a change in recommendation by the Manhattan Board in favor of the merger agreement and (b) failure by Manhattan Bancorp to obtain the requisite approval of shareholders of Manhattan Bancorp's common stock of the bank merger, or (ii) a superior third party acquisition proposal to Manhattan Bancorp, Manhattan Bancorp may be required to pay a termination fee to Professional Business Bank of $300,000, plus the out-of-pocket expenses of Professional Business Bank, CGB Holdings and Fund Manager incurred in connection with the merger agreement and the transactions contemplated thereby in an amount not to exceed $450,000 in the aggregate. The termination fee and expense reimbursement could discourage other companies from seeking to acquire or merge with Manhattan Bancorp prior to completion of the mergers.

Contemplated Capital Transaction (see page 74)

        Manhattan Bancorp has agreed to conduct a rights offering open to all Manhattan Bancorp shareholders, excluding the Funds, no later than the latter of sixty days following the closing of the mergers and thirty days following the receipt of audited financial statements of Manhattan Bancorp for the year ending December 31, 2011. Manhattan Bancorp will seek to raise up to $10,000,000 from the sale of shares of Manhattan Bancorp common stock at a per share price equivalent to the book value per share of Manhattan Bancorp common stock as of the end of the month preceding the month in which the registration statement relating to the rights offering becomes effective.

RISK FACTORS

        In addition to the other information contained in or incorporated by reference into this joint proxy statement/prospectus, you should carefully consider the following risks relating to the mergers in deciding whether to vote for approval of the merger agreement. You should also consider the risks relating to the business of Manhattan Bancorp contained in the Annual Report on Form 10-K for the year ended December 31, 2010 that it has filed with the Securities and Exchange Commission, as well as any subsequent documents filed by it with the Securities and Exchange Commission, which are incorporated into this joint proxy statement/prospectus by reference. See "Where You Can Find More Information" on page 134.

 Risks Related to the Mergers

The number of shares of Manhattan Bancorp common stock to be received by Professional Business Bank shareholders in the bank merger is not fixed and will fluctuate based on changes in the book value of Manhattan Bancorp and Professional Business Bank common stock.

        The merger agreement provides that, at the completion of the bank merger, each share of Professional Business Bank common stock outstanding immediately before the bank merger (other than shares as to which statutory dissenters' appraisal rights have been exercised) will be converted into the right to receive a number of shares of Manhattan Bancorp common stock having an aggregate book value per share as of the last day of the month preceding the month in which the closing of the bank merger occurs, equal to the book value per share of Professional Business Bank common stock as of the same date, in each case subject to adjustment and calculated in accordance with the merger agreement. This exchange ratio will therefore be adjusted for changes in the book value of either Manhattan Bancorp or Professional Business Bank, whether such changes in value result from an improvement or decline in the financial condition or operating results of either company, general market and economic conditions, regulatory considerations, the timing of the mergers or other factors. Changes in the book value of Manhattan Bancorp or Professional Business Bank prior to the closing of the mergers will therefore affect the value that Manhattan Bancorp will pay, through the issuance of Manhattan Bancorp common stock, and that Professional Business Bank common shareholders will receive in the bank merger. Neither of us is permitted to terminate the merger agreement or resolicit the vote of our respective shareholders solely because of changes in the book value of Manhattan Bancorp or Professional Business Bank, although we may each have a right to terminate the merger agreement as a result of the occurrence of events that may also result in a decline in the book value of the other.

Required regulatory approvals and filings may not be received or completed, may take longer to receive or complete than expected or may impose conditions that are not anticipated, cannot be met or are materially burdensome.

        Before the transactions contemplated in the merger agreement, including the mergers, may be completed, approvals must be obtained from bank regulatory authorities, and additional securities filings may be required with the SEC or under the "Blue Sky" securities laws of various states. Manhattan Bancorp and Professional Business Bank have each agreed to use their reasonable best efforts to complete these filings and obtain these approvals. The relevant bank regulatory authorities may impose conditions on the completion of the mergers or require changes to the terms of the merger agreement. Such conditions or changes could have the effect of delaying completion of the transactions contemplated in the merger agreement or imposing additional costs on or limiting the growth, revenues or other aspects of the business of the combined bank following the mergers.

        Additionally, under the merger agreement each of Manhattan Bancorp, Bank of Manhattan and Professional Business Bank have the right to terminate the merger agreement if any governmental approval required for the mergers to occur is denied by such governmental authority. Furthermore, each of Manhattan Bancorp, Bank of Manhattan, Professional Business Bank and Fund Manager can

terminate the merger agreement if any regulatory approvals required to consummate the mergers contain any conditions, restrictions, or requirements that such party determines would reduce the benefits of the mergers such that the party would not have entered into the merger agreement had such conditions, restrictions or requirements been known at the outset. Therefore, if such conditions or changes have the effect of delaying the mergers or imposing additional costs on or limiting the growth, revenues or other aspects of the business of the combined bank following the mergers, we can provide no assurance that the mergers will in fact occur, or that any of the aforementioned parties will not terminate the merger agreement.

We will be subject to business uncertainties and contractual restrictions while the mergers are pending, which could have an adverse effect on our respective businesses and financial results.

        Uncertainty about the effect of the mergers on employees and customers may have an adverse effect on both Manhattan Bancorp and Professional Business Bank. These uncertainties may impair our ability to attract or motivate key personnel until the mergers are completed and could cause customers and others that deal with us to seek to change existing business relationships with either of us. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the business, the combined bank's business following the mergers could be negatively affected. Furthermore, the attention of the management of Manhattan Bancorp and Professional Business Bank may be diverted toward the completion of the mergers and away from operational issues related to each institution.

        In addition, the merger agreement restricts each of us from making acquisitions and taking other specified actions until the mergers occur, without the consent of the other. These restrictions may prevent each company from pursuing attractive business opportunities that may arise prior to the completion of the mergers.

If the mergers are not completed, Manhattan Bancorp, Bank of Manhattan and Professional Business Bank will have incurred substantial expenses without realizing the expected benefits of the mergers, which could negatively affect the market price of Manhattan Bancorp common stock and adversely impact the businesses of Manhattan Bancorp and Professional Business Bank.

        Each of Manhattan Bancorp, Bank of Manhattan and Professional Business Bank has incurred substantial expenses in connection with the negotiation and preparations for completion of the transactions contemplated by the merger agreement, as well as the costs and expenses of filing, printing and mailing this joint proxy statement/prospectus in connection with the mergers. If the mergers are not completed, Manhattan Bancorp, Bank of Manhattan and Professional Business Bank will have incurred these expenses without realizing the expected benefits of the mergers.

        If the mergers are not completed for any reason, the market price of Manhattan Bancorp's common stock may decline to the extent that current market prices of Manhattan Bancorp's shares reflect a market assumption that the mergers will be completed. Professional Business Bank's and Manhattan Bancorp's businesses may have been impacted adversely by the failure to pursue other beneficial opportunities due to the focus of management on the mergers, without realizing any of the anticipated benefits of completing the mergers. Furthermore, this diversion of the attention of management from the day-to-day business operations and the potential disruption to employees and business relationships during the period before the completion of the mergers may make it difficult to regain financial and market positions if the mergers do not occur.

The bank merger is subject to certain closing conditions that, if not satisfied or waived, will result in the bank merger not being completed, which may cause the market price of Manhattan Bancorp common stock or the value of Professional Business Bank common stock to decline.

        The bank merger is subject to a number of conditions to closing, including the receipt of required regulatory approvals and approvals of the Manhattan Bancorp and Professional Business Bank

shareholders. If any condition to the bank merger is not satisfied or waived, to the extent permitted by law, the bank merger will not be completed. In addition, Manhattan Bancorp and Professional Business Bank may terminate the merger agreement under certain circumstances even if the mergers are approved by shareholders. If the mergers are not completed, the market price of Manhattan Bancorp common stock or the value of Professional Business Bank common stock may decline because the current value of those shares may reflect a market assumption that the mergers will be completed.

The completion of the mergers may trigger change in control provisions in certain agreements to which each of Manhattan Bancorp and Professional Business Bank is a party.

        The completion of the mergers may trigger change in control provisions in certain agreements to which each of Manhattan Bancorp and Professional Business Bank is a party. If Manhattan Bancorp or Professional Business Bank are unable to negotiate waivers of those provisions, the counterparties may exercise their rights and remedies under the agreements (including terminating the agreements or seeking monetary penalties). Even if Manhattan Bancorp or Professional Business Bank was able to obtain waivers, the counterparties may demand a fee for such waiver or seek to renegotiate the agreements on materially less favorable terms than those currently in place.

The merger agreement limits Manhattan Bancorp's ability to pursue an alternative acquisition proposal and requires Manhattan Bancorp to pay a termination fee and reimburse certain expenses under certain circumstances relating to alternative acquisition proposals.

        The merger agreement prohibits Manhattan Bancorp from initiating, soliciting, encouraging or engaging in negotiations with, or providing any information to, any third party with respect to alternative acquisition proposals, subject to limited exceptions. The merger agreement also provides for the payment by Manhattan Bancorp of a termination fee in the amount of $300,000 to Professional Business Bank, plus reimbursement of the fees and expenses incurred in connection with the mergers by Professional Business Bank, CGB Holdings or Fund Manager of up to $450,000, in the aggregate, in the event that Manhattan Bancorp or Professional Business Bank terminate the merger agreement for reasons related to a superior proposal. These provisions might discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of Manhattan Bancorp. See "Manhattan Bancorp and Professional Business Bank Proposal 1—Approval of the Merger Agreement—The Merger Agreement—Acquisition Proposals" on page 81.

Certain persons may have interests in the mergers that differ from the interests of Manhattan Bancorp and Professional Business Bank shareholders generally.

        Certain persons may have interests in the mergers that are in addition to, and may be different from, the interests of Manhattan Bancorp and Professional Business Bank shareholders generally. See "Manhattan Bancorp and Professional Business Bank Proposal 1: Approval of the Merger Agreement—Interests of Certain Persons in the Mergers" beginning on page 67 for a discussion of these interests.

The shares of Manhattan Bancorp common stock to be received by Professional Business Bank shareholders as a result of the bank merger will have different rights from the shares of Professional Business Bank common stock.

        Upon completion of the bank merger, Professional Business Bank shareholders will become Manhattan Bancorp shareholders and their rights as shareholders will be governed by the Manhattan Bancorp articles of incorporation and the Manhattan Bancorp bylaws. The rights associated with Professional Business Bank common stock are different from the rights associated with Manhattan Bancorp common stock. Please see "Comparison of the Rights of Shareholders of Manhattan Bancorp and Professional Business Bank" beginning on page 100 for a discussion of the different rights associated with Manhattan Bancorp common stock.

Following the mergers, the Funds will collectively own a majority of the common stock of Manhattan Bancorp, and thus will also have substantial control over the outcome of key transactions involving either Manhattan Bancorp or the combined bank, including future changes of control.

        The Funds collectively own approximately 44% of the common stock of Manhattan Bancorp and 100% of the common stock of CGB Holdings, which in turn owns approximately 90% of the common stock of Professional Business Bank. Following the consummation of the mergers, the Funds will collectively own a majority of the common stock of Manhattan Bancorp, and thus will exercise substantial control over Manhattan Bancorp and the combined bank. Based on the book value per share of the common stock of Manhattan Bancorp and Professional Business Bank at                , if the bank merger had closed in            , the Funds would have collectively owned approximately      % of the common stock of Manhattan Bancorp after the bank merger. As such, the Funds will have substantial influence and control over matters voted upon by shareholders of Manhattan Bancorp and will have the ability to approve transactions that may have a significant impact upon the operations of Manhattan Bancorp and the combined bank, such as the election of the directors to the board of directors of each of Manhattan Bancorp and the combined bank, mergers and sales of substantially all the assets of either Manhattan Bancorp or the combined bank, and other matters upon which shareholders of Manhattan Bancorp vote.

Neither Manhattan Bancorp nor Professional Business Bank has obtained an updated fairness opinion from its financial advisor reflecting changes in circumstances that may have occurred since the signing of the merger agreement.

        Sandler O'Neill, the financial advisor to Manhattan Bancorp in connection with the proposed mergers, and Davidson, the financial advisor to Professional Business Bank in connection with the proposed mergers, have each delivered to the board of directors of Manhattan Bancorp and Professional Business Bank, respectively, their opinions, each dated as of November 21, 2011, regarding the fairness, from a financial point of view, of the exchange ratio to be paid to Professional Business Bank shareholders in connection with the bank merger. Neither Manhattan Bancorp nor Professional Business Bank has obtained an updated opinion as of the date of this joint proxy statement/prospectus from its financial advisor regarding the fairness, from a financial point of view, of the exchange ratio to be paid to Professional Business Bank shareholders in connection with the bank merger.

        Changes in the operations and prospects of Manhattan Bancorp or Professional Business Bank, general market and economic conditions and other factors which may be beyond the control of either of Manhattan Bancorp or Professional Business Bank, and on which the fairness opinion was based, may have altered the value of Manhattan Bancorp or Professional Business Bank or the book value of shares of Manhattan Bancorp common stock and shares of Professional Business Bank common stock as of the date of this joint proxy statement/prospectus, or may alter such values and prices by the time the bank merger is completed. The opinions speak only as of their date. For a description of the opinions that Manhattan Bancorp and Professional Business Bank received, please refer to "Manhattan Bancorp and Professional Business Bank Proposal 1: Approval of the Merger Agreement—Opinions of Manhattan Bancorp and Professional Business Bank Financial Advisors—Opinion of Manhattan Bancorp's Financial Advisor" beginning on page 50 and "Manhattan Bancorp and Professional Business Bank Proposal 1: Approval of the Merger Agreement—Opinions of Manhattan Bancorp and Professional Business Bank Financial Advisors—Opinion of Professional Business Bank's Financial Advisor" beginning on page 60. For a description of the other factors considered by the board of directors of each of Manhattan Bancorp and Professional Business Bank in determining to approve the merger agreement, please refer to "Manhattan Bancorp and Professional Business Bank Proposal 1: Approval of the Merger Agreement—Manhattan Bancorp's Reasons for the Bank Merger; Recommendation of the Manhattan Special Committee and Manhattan Board" beginning on page 41 and "Manhattan Bancorp and Professional Business Bank Proposal 1: Approval of the Merger

Agreement—Professional Business Bank's Reasons for the Mergers; Recommendation of the PBB Board" beginning on page 46.

Risks Relating to Combined Operations Following the Mergers

Manhattan Bancorp is obligated by the merger agreement to conduct a rights offering of its common stock to existing shareholders (excluding the Funds) after the consummation of the mergers. The issuance of additional common stock may adversely affect the market price of Manhattan Bancorp's common stock.

        Manhattan Bancorp's ability to raise additional capital through the rights offering will depend on conditions in the capital markets, which are outside its control, and on the financial performance of Manhattan Bancorp and the combined bank. Additional capital raised through the rights offering may dilute the interests of existing shareholders who choose not to participate in the offering to the extent of shares issued in the offering, and may cause the market price of Manhattan Bancorp's common stock to decline. See "Manhattan Bancorp and Professional Business Bank Proposal 1: Approval of the Merger Agreement—Contemplated Capital Transaction" on page 74.

We may fail to realize the cost savings we have estimated for the mergers or integrate the business operations and managements of our two companies in an efficient manner.

        The success of the mergers will depend, in part, on Manhattan Bancorp's ability to realize anticipated cost savings and to combine the businesses of Bank of Manhattan and Professional Business Bank in a manner that permits growth opportunities to be realized and does not materially disrupt the existing customer relationships of Professional Business Bank nor result in decreased revenues due to any loss of customers. We expect to realize annual cost savings of approximately $4 million, phased in over the nine-month period following the consummation of the bank merger, including approximately $2.5 million in savings related to reductions in the number and amount of employees and the remaining savings coming primarily from reduced infrastructural costs (e.g., integration of information systems).

        Bank of Manhattan and Professional Business Bank have operated, and until the completion of the mergers will continue to operate, independently. To realize these anticipated benefits, the businesses of Bank of Manhattan and Professional Business Bank must be successfully combined. While management has taken existing lease and other contractual obligations into consideration in developing its estimate of cost savings, changes in transaction volumes, operating systems and procedures and other factors may cause the actual cost savings to be different from these estimates. In addition, difficulties encountered in integrating our information systems could prevent us from realizing some of the estimated cost savings. Such difficulties could also jeopardize customer relationships, cause a loss of deposits or loan customers and the revenue associated with those customers. It is possible that the integration process could result in the loss of key employees, as well as the disruption of each company's ongoing businesses or inconsistencies in standards, controls, procedures and policies, any or all of which could adversely affect our ability to maintain relationships with clients, customers, depositors and employees after the bank merger or to achieve the anticipated benefits of the bank merger. Integration efforts between the two companies will also divert management attention and resources. A failure to successfully navigate the complicated integration process could have an adverse effect on the combined bank. If the combined bank is not able to achieve these cost-savings objectives, the anticipated benefits of the bank merger may not be realized fully or at all or may take longer to realize than expected.

Goodwill resulting from the mergers may adversely affect our results of operations.

        Goodwill and other intangible assets are expected to increase substantially as a result of the mergers. Potential impairment of goodwill and amortization of other intangible assets could adversely affect our financial condition and results of operations. We assess our goodwill and other intangible assets and long-lived assets for impairment annually and more frequently when required by GAAP. We are required to record an impairment charge if circumstances indicate that the asset carrying values exceed their fair values. Our assessment of goodwill, other intangible assets, or long-lived assets could indicate that an impairment of the carrying value of such assets may have occurred that could result in a material, non-cash write-down of such assets, which could have a material adverse effect on our results of operations and future earnings.

The market price of Manhattan Bancorp common stock after the mergers may be affected by factors different from those currently affecting the shares of Manhattan Bancorp common stock.

        The businesses of Manhattan Bancorp and Professional Business Bank differ in important respects and, accordingly, the results of operations of the combined bank and the market price of Manhattan Bancorp common stock after the bank merger may be affected by factors different from those currently affecting the independent results of operations of Manhattan Bancorp and Professional Business Bank. For a discussion of the business of Manhattan Bancorp and certain factors to consider in connection with that business, see the documents incorporated by reference in this joint proxy statement/prospectus and referred to under "Where You Can Find More Information" beginning on page 134.

Unanticipated costs relating to the mergers could reduce Manhattan Bancorp's future earnings per share.

        Manhattan Bancorp's management believes that they have reasonably estimated the likely incremental costs of the combined operations of Manhattan Bancorp and Professional Business Bank following the bank merger. However, it is possible that unexpected transaction costs such as taxes, fees or professional expenses or unexpected future operating expenses such as unanticipated costs to integrate the two businesses, increased personnel costs or increased taxes, as well as other types of unanticipated adverse developments, could have a material adverse effect on the results of operations and financial condition of Manhattan Bancorp following the mergers. In addition, if actual costs are materially different from expected costs, the bank merger could have a significant dilutive effect on Manhattan Bancorp's earnings per share.

Manhattan Bancorp shareholders, other than the Funds, will have a reduced ownership and voting interest after the bank merger and will exercise less influence over management.

        Manhattan Bancorp's shareholders, other than the Funds, currently control approximately 56% of the outstanding shares of Manhattan Bancorp common stock. After the bank merger occurs, former shareholders of Professional Business Bank, including the Funds, will beneficially own a majority of the issued and outstanding shares of Manhattan Bancorp common stock. In addition, the Funds, which currently control approximately 44% of the outstanding shares of Manhattan Bancorp common stock, are expected to control in excess of 50% of the outstanding shares of Manhattan Bancorp common stock after the bank merger. Because of this, Manhattan Bancorp's shareholders, other than the Funds, will have less influence on the management and policies of Manhattan Bancorp than they currently have.

Manhattan Bancorp may not pay dividends in the foreseeable future, and you may have to rely on increases in the trading price of Manhattan Bancorp common stock for returns on your investment.

        Manhattan Bancorp shareholders have not historically received any dividends. The payment of dividends by Manhattan Bancorp after the bank merger will be subject to the determination of the Manhattan Board. Decisions regarding whether to pay dividends and the amount of any dividends to be paid will be based on compliance with the CGCL, compliance with agreements governing Manhattan Bancorp's indebtedness, earnings, cash requirements, results of operations, cash flows and financial condition and other factors that the Manhattan Board may consider to be important. As such, Manhattan Bancorp may not pay any regular dividends in the foreseeable future should the Manhattan Board so determine, in which case former Professional Business Bank shareholders would have to rely on increases in the trading price of Manhattan Bancorp common stock for any return on their investment.

Manhattan Bancorp's actual financial position and results of operations may differ materially from the unaudited pro forma financial data included herein.

        The unaudited pro forma financial data included herein are presented for illustrative purposes only and are not necessarily indicative of what Manhattan Bancorp's and the combined bank's actual financial position or results of operations would have been had the merger been completed on the dates indicated. These data reflect adjustments, which are based upon preliminary estimates, to allocate the purchase price to Manhattan Bancorp's net assets. The purchase price allocation reflected in this document is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of Manhattan Bancorp as of the date of the completion of the bank merger. In addition, subsequent to the closing date of the bank merger, there may be further refinements of the purchase price allocation as additional information becomes available. Accordingly, the final purchase accounting adjustments might differ materially from the pro forma adjustments reflected herein. See "Unaudited Pro Forma Condensed Consolidated Financial Information" beginning on page 88 for more information.

An increase in interest rates may reduce Bank of Manhattan's mortgage revenues, which would negatively impact its non-interest income.

        Bank of Manhattan's mortgage banking operations provide a significant portion of its non-interest income. Bank of Manhattan generates mortgage revenues primarily from gains on the sale of mortgage loans to investors. In a rising or higher interest rate environment, its originations of mortgage loans may decrease, resulting in fewer loans that are available to be sold to investors. This would result in a decrease in mortgage revenues and a corresponding decrease in non-interest income. In addition, Bank of Manhattan's results of operations are affected by the amount of non-interest expenses associated with mortgage banking activities, such as salaries and employee benefits, occupancy, equipment and data processing expense and other operating costs. During periods of reduced loan demand, Bank of Manhattan's results of operations may be adversely affected to the extent that it is unable to reduce expenses commensurate with the decline in mortgage loan origination activity.

Secondary mortgage market conditions could have a material impact on Bank of Manhattan's financial condition and results of operations.

        In addition to being affected by interest rates, the secondary mortgage markets are also subject to investor demand for residential mortgage loans and increased investor yield requirements for those loans. These conditions may fluctuate or even worsen in the future. Bank of Manhattan believes that its ability to retain fixed-rate residential mortgage loans is limited. As a result, a prolonged period of secondary market illiquidity may reduce its loan production volumes and could have a material adverse effect on its financial condition and results of operation.

If Bank of Manhattan is required to repurchase mortgage loans that it has previously sold, it would negatively affect its earnings.

        One of Bank of Manhattan's primary business operations is its mortgage banking operations, under which it sells residential mortgage loans in the secondary market under agreements that contain representations and warranties related to, among other things, the origination and characteristics of the mortgage loans. Bank of Manhattan may be required to repurchase mortgage loans that it has sold in cases of breaches of these representations and warranties. If Bank of Manhattan is required to repurchase mortgage loans or provide indemnification or other recourse, this could significantly increase its costs and thereby affect its future earnings.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

        Some of the statements contained or incorporated by reference in this joint proxy statement/prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the financial condition, results of operations, earnings outlook and prospects of Manhattan Bancorp, Bank of Manhattan, Professional Business Bank and the combined bank following the proposed mergers and statements for the period following the completion of the mergers. Words such as "anticipates," "believes," "feels," "expects," "estimates," "seeks," "strives," "plans," "intends," "outlook," "forecast," "position," "target," "mission," "assume," "achievable," "potential," "strategy," "goal," "aspiration," "outcome," "continue," "remain," "maintain," "trend," "objective" and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "might," "can," "may" or similar expressions, as they relate to Manhattan Bancorp, Bank of Manhattan, Professional Business Bank, the proposed mergers or the combined bank following the proposed mergers often identify forward-looking statements.

        These forward-looking statements are predicated on the beliefs and assumptions of management based on information known to management as of the date of this joint proxy statement/prospectus and do not purport to speak as of any other date. Forward-looking statements may include descriptions of the expected benefits and costs of the mergers; forecasts of revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries; management plans relating to the mergers; the expected timing of the completion of the mergers; the ability to complete the mergers; the ability to obtain any required regulatory, shareholder or other approvals; any statements of the plans and objectives of management for future or past operations, products or services, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing.

        The forward-looking statements contained or incorporated by reference in this joint proxy statement/prospectus reflect the view of management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, actual results could differ materially from those anticipated by the forward-looking statements or historical results. Factors that could cause or contribute to such differences include, but are not limited to: (1) the matters set forth under the section entitled "Risk Factors"; (2) the possibility that expected benefits of the mergers may not materialize in the timeframe expected or at all, or may be more costly to achieve; (3) that the mergers may not be timely completed, if at all; (4) that prior to the completion of the mergers or thereafter, Manhattan Bancorp's and Professional Business Bank's respective businesses may not perform as expected due to transaction-related uncertainty or other factors; (5) that the parties are unable to successfully implement integration strategies; (6) that required regulatory, shareholder or other approvals are not obtained or other closing conditions are not satisfied in a timely manner or at all; (7) reputational risks and the reaction of the companies' customers to the mergers; (8) diversion of management time on merger-related issues; and (9) those factors referenced in Manhattan Bancorp's filings with the SEC.

        For any forward-looking statements made in this joint proxy statement/prospectus or in any documents incorporated by reference into this joint proxy statement/prospectus, Manhattan Bancorp and Professional Business Bank claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this joint proxy statement/prospectus or the date of any document incorporated by reference in this joint proxy statement/prospectus. Manhattan Bancorp and Professional Business Bank do not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. All subsequent written and oral forward-looking statements concerning the mergers or other matters addressed in this joint proxy statement/prospectus and attributable to Manhattan Bancorp, Professional Business Bank or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this joint proxy statement/prospectus.

 INFORMATION ABOUT MANHATTAN BANCORP AND BANK OF MANHATTAN

        Manhattan Bancorp is a bank holding company organized under the laws of the state of California and headquartered in El Segundo, California. Its principal subsidiary, Bank of Manhattan, is an FDIC-insured national banking association located in the South Bay area of Southern California that offers relationship banking services and residential mortgages to entrepreneurs, family-owned and closely-held middle market businesses, real estate investors and professional service firms. Manhattan Bancorp also indirectly owns a 70% interest in Manhattan Capital Markets LLC ("MCM"), a mortgage-centric broker-dealer that generates revenues primarily from trading income, facilitating trades in whole loans between institutional clients, and advisory services regarding the evaluation and packaging of other institutions' bond portfolios. At September 30, 2011, Manhattan Bancorp had consolidated total assets of $146.8 million, total loans of $105.9 million, total deposits of $111.6 million and total shareholders' equity of $19.7 million.

        The principal executive offices of Manhattan Bancorp and Bank of Manhattan are located at 2141 Rosecrans Avenue, Suite 1100, El Segundo, California 90245, and their telephone number is (310) 606-8000. Manhattan Bancorp's website can be accessed at http://www.thebankofmanhattan.com. Information contained in Manhattan Bancorp's website does not constitute part of, and is not incorporated into, this joint proxy statement/prospectus. Manhattan Bancorp common stock is traded on the over-the-counter market under the symbol "MNHN."

        Additional information about Manhattan Bancorp and its subsidiaries is included in documents incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information."

Banking Activities

        Bank of Manhattan promotes relationship-based products and services to meet the needs of its defined customer base. It offers a full range of deposit products including non-interest bearing demand deposits and interest bearing checking accounts, savings accounts and certificates of deposit. Wire transfers, electronic bill payment, overdraft protection, and assorted retail banking services are offered to all customers, and Bank of Manhattan offers cash management services to its commercial checking account customers.

        Bank of Manhattan originates loans based on specific underwriting guidelines. A large portion of these loans are secured by commercial real estate. However, Bank of Manhattan does offer both secured and unsecured commercial term loans and lines of credit, as well as construction loans for individual residential properties. To a much lesser extent, Bank of Manhattan has made home equity and other consumer loans. In October 2010, Bank of Manhattan began to originate consumer residential real estate mortgage loans with the intent to sell the majority of such loans to qualified investors. Bank of Manhattan has not originated, nor does it intend to originate, loans that are deemed sub-prime credits. Additionally, all residential real estate mortgage loans are full income-documented and asset-documented loans.

        Bank of Manhattan originates warehouse lines of credit for select mortgage bankers where Bank of Manhattan controls both (1) the cash disbursement process through its affiliate, Manhattan Mortgage Warehouse Inc., and (2) the collateral through a third-party custodian. Bank of Manhattan also takes an assignment of each underlying loan.

        Bank of Manhattan offers Internet banking services, which allow customers to review their account information, issue stop payment orders, pay bills, transfer funds, order checks and inquire about credit products electronically. It also offers qualified customers the ability to process deposits through remote item capture from their place of business.

 Secondary Marketing and Loan Servicing Activities

        As part of its secondary marketing activities, Bank of Manhattan originates residential real estate mortgage loans with the intent to sell the majority of such loans to qualified investors. It also purchases existing funded residential real estate mortgage loans from qualified institutions with the intent to resell these loans to qualified investors. Bank of Manhattan underwrites all purchased loans for credit and regulatory compliance prior to acquisition to ensure each loan is eligible for sale to government agencies or government sponsored agencies (collectively referred to as "GSEs"). Bank of Manhattan uses hedging programs to manage the interest rate risk of its secondary marketing activities.

        Depending upon market pricing for mortgage servicing rights ("MSRs"), Bank of Manhattan sells loans either servicing retained or servicing released. When it sells loans, it records realized gains or losses from these loans at the time of sale based on the difference between the net sales proceeds and the allocated basis of the loans sold. When it sells loans servicing retained, it capitalizes the resulting MSRs based on its estimated fair value and record the related gain. Bank of Manhattan believes that servicing loans for others can provide it with an important opportunity to offer its other financial services to borrowers, a meaningful source of additional income with minimal additional overhead costs, and an important asset/liability management tool because it provides an asset whose value tends to move opposite to changes in market interest rates. In contrast to certain other components of Bank of Manhattan's balance sheet, a loan servicing portfolio normally increases in value as interest rates rise and loan prepayments decrease and declines in value as interest rates fall and loan prepayments increase.

        As part of Bank of Manhattan's secondary marketing activities, it enters into forward sales commitments with qualified investors to deliver its loans at a future date, which typically is within 30 days of funding for loans originated by Bank of Manhattan. Sales to GSEs typically are accomplished through a securitization transaction, which involves the receipt of a mortgage-backed security from a GSE in exchange for loans that Bank of Manhattan sells to that GSE. Typically, settlement of the forward sales commitment and the securitization transaction occurs on the same day, whereby Bank of Manhattan does not retain the mortgage-backed security. However, based on market conditions in the future, Bank of Manhattan may retain the mortgage-backed security for a period of time prior to selling it in the capital markets. In this event, Bank of Manhattan will not record a realized gain or loss from the exchange on the date of securitization but rather when the mortgage-backed security is sold. If Bank of Manhattan intends to sell the mortgage-backed security, it will designate the mortgage-backed security as a trading security in its consolidated balance sheet with changes in fair value included in its consolidated statement of income.

Capital Market Activities

        Manhattan Bancorp offers mortgage-related advisory and broker/dealer services through its indirect subsidiary, MCM. MCM provides both fee and incentive based consulting services to banks, mortgage bankers and institutional investors. MCM's wholly-owned subsidiary, BOM Capital, LLC, trades mortgage loans and mortgage backed securities on a riskless basis(1) with institutional investors.

        MCM also provides general consulting services through its wholly-owned subsidiary, Manhattan Advisory Services Inc. ("MASI"), and mortgage warehouse lending services through its wholly-owned subsidiary, Manhattan Mortgage Warehouse Inc. MASI also provides loan trading services and incentive-based investment advisory services through its wholly-owned subsidiary, Manhattan Investment Management Services Inc.

(1)
In the normal course of business, BOM Capital effectuates buy and sell orders from customers in mortgaged backed to-be-announced securities. In order to mitigate principal risk, BOM Capital does not take a position in these transactions but rather arranges for simultaneous buyers and sellers for all transactions prior to executing either a buy trade or a sell trade. BOMC's transactions are deemed to be "Riskless Principal Transactions" per Federal Reserve System Regulation Y, Part 225—Subpart C—Sec. 225.28.

 INFORMATION ABOUT PROFESSIONAL BUSINESS BANK

        Professional Business Bank is a California state-chartered bank headquartered in Pasadena, California. It is authorized to engage in the general commercial banking business and its deposits are insured by the FDIC up to the applicable limits of the law. At September 30, 2011 Professional Business Bank had approximately $250 million in assets, $158 million in net loans, and $212 million in deposits.

        Professional Business Bank opened for business on March 9, 2009 as a national banking association named "California General Bank, National Association." On December 6, 2010, in anticipation of merging with Professional Business Bank, a California state-chartered bank, California General Bank was converted into a state banking corporation and on December 31, 2010, Professional Business Bank was merged with and into California General Bank. The bank thereafter changed its name to "Professional Business Bank."

        Professional Business Bank currently operates four full service branches in the cities of Pasadena (one each in central and east Pasadena), Glendale and Montebello in the San Gabriel Valley of Los Angeles County, which is its primary market area.

        Professional Business Bank is a community bank engaged in the general commercial banking business in Los Angeles County, California. It offers a variety of deposit and loan products to individuals and small- to medium-sized businesses. Its business plan emphasizes providing highly specialized financial services in a professional and personalized manner to individuals and businesses in its service area.

        Professional Business Bank's principal executive offices are located at 2700 E. Foothill Boulevard, Suite 200, Pasadena, California 91107, and its telephone number is (626) 683-9182. Professional Business Bank's website can be accessed at http://www.probizbank.com. Information contained in Professional Business Bank's website does not constitute part of, and is not incorporated into, this joint proxy statement/prospectus. There is currently no trading market for the common stock of Professional Business Bank.

Mission and Operating Strategy

        Professional Business Bank's mission is to be the leading small business-focused community banking institution in the markets it serves. To accomplish this goal, Professional Business Bank strives to:

  •
  target small business financing, commercial and real estate construction and development lending;

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  meet the needs of the customers in its community through a service-oriented approach to banking, which emphasizes delivering a consistent and quality level of professional service in the communities that Professional Business Bank serves;

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  retain staff members known for their professionalism, integrity and trusted advisor role with each customer; and

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  be innovative problem solvers, listening carefully to customers and helping them find solutions quickly.

Lending Activities

        Professional Business Bank offers a wide variety of loan products; however, a substantial majority of its loans are real estate loans, including commercial real estate loans. As of September 30, 2011, Professional Business Bank's loan portfolio included approximately 76% real estate loans, 3%

construction loans, and 19% commercial loans (including government-guaranteed loans, but not including commercial real estate loans).

        Under applicable state banking laws, Professional Business Bank is limited in the amount it can loan to a single borrower to no more than 15% of its statutory capital base, unless the entire amount of the loan is secured by readily marketable collateral or certain real estate, in which case the limit is increased to 25% of statutory capital to a single borrower. As of September 30, 2011, Professional Business Bank's legal lending limits to a single borrower, and such borrower's related parties, was approximately $9.4 million on a secured basis and $5.7 million for unsecured loans.

Deposit Products

        Professional Business Bank markets its deposit products to the local community and offers a full range of deposit accounts, including non-interest bearing demand deposit accounts, interest bearing checking accounts, regular savings accounts, and certificates of deposit. Professional Business Bank offer certificates of deposit with terms from thirty days to five years. As of September 30, 2011, Professional Business Bank held $212 million in total deposits.

        Most of Professional Business Bank's deposits are generated from relationship banking and advertising. However, the bank has also, at times, attracted non-local ("brokered") certificates of deposit at market rates. Professional Business Bank anticipates that brokered deposits will be used from time to time in the future as an additional source of funding loan growth. At September 30, 2011, an aggregate of $18.6 million of Professional Business Bank's total deposits are considered to be brokered deposits. Brokered deposits may be more volatile than other deposits due to the lack of a community relationship between the bank and the depositors who are primarily shopping for the highest interest rates.

Other Products and Services

        Professional Business Bank also offers other customary banking products and services, including, among other things, wire transfers, courier service, overdraft protection, Visa credit cards, merchant bankcard services, debit cards and ATM cards. The bank also offers Internet banking service, which allows customers to review their account information, issue stop payment orders, pay bills, transfer funds and view images of cancelled checks. Professional Business Bank also offers remote deposit capture as an additional service to its business customers. Remote deposit capture permits a customer to input checks into a check scanner located at its business location and to forward the check images to Professional Business Bank in lieu of bringing the actual paper checks to the bank for deposit. Professional Business Bank does not presently operate a trust department and does not anticipate establishing a trust department in the foreseeable future.

 INFORMATION ABOUT CGB HOLDINGS AND FUND MANAGER

        CGB Holdings, Inc. is a bank holding company organized as a corporation under the laws of the state of Delaware and headquartered in Irvine, California. Its only subsidiary, Professional Business Bank, is an FDIC-insured state-chartered banking corporation located in Pasadena, California. At September 30, 2011, CGB Holdings had consolidated total assets of $250.1 million, total loans of $161.4 million, total deposits of $212.1 million and total shareholders' equity of $35.0 million. CGB Holdings has no operations aside from holdings the shares of Professional Business Bank.

        Fund Manager is a bank holding company organized as a limited liability company under the laws of the state of Delaware and headquartered in Irvine, California. Fund Manager is the sole general partner of each of the Funds.

        CGB Holdings, Fund Manager, the Funds and several of their affiliates are extensively regulated and supervised. As bank holding companies, CGB Holdings and Fund Manager are subject to regulation and examination by the Federal Reserve System under the Bank Holding Company Act of 1956 ("BHCA"). CGB Holdings and Fund Manager are required to file with the Federal Reserve System reports and other information regarding their respective business operations and the business operations of their respective subsidiaries.

        Fund Manager, as a registered investment adviser, is subject to regulation and examination by the SEC under the Investment Advisers Act of 1940, as amended.

        The principal executive offices of CGB Holdings and Fund Manager are located at 5 Park Plaza, Suite 950, Irvine, California, and their telephone number is (949) 261-8888. The stock of CGB Holdings and interests in Fund Manager are privately held.

 MANHATTAN BANCORP SPECIAL MEETING

Date, Time and Place of the Special Meeting

        This joint proxy statement/prospectus is being furnished to you in connection with the solicitation of proxies by the Manhattan Board in connection with the special meeting of shareholders to be held at                        on                         , 2012 at Los Angeles time.

Purpose of the Manhattan Bancorp Special Meeting

        Manhattan Bancorp shareholders will be asked to consider and vote upon the following proposals at the special meeting, including any postponement or adjournment thereof:

  •
  approval of the merger agreement (Manhattan Bancorp Proposal 1); and

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  adjournment of the meeting, if necessary or appropriate in the judgment of the Manhattan Board, to solicit additional proxies or votes in favor of the approval of the merger agreement (Manhattan Bancorp Proposal 2).

Record Date for the Special Meeting

        The Manhattan Board has fixed the close of business on                        , 2012 as the record date for determination of shareholders entitled to notice of and to vote at the special meeting of shareholders. On the record date,            shares of Manhattan Bancorp common stock were outstanding.

Quorum; Votes Required

        A majority of the shares of Manhattan Bancorp common stock outstanding on the record date must be present, either in person or by proxy, to constitute a quorum at the Manhattan Bancorp special meeting. The proposals require the following votes in order to approve them:

  •
  The affirmative vote of a majority of the shares of Manhattan Bancorp common stock outstanding on the record date will be required to approve the merger agreement.

  •
  The affirmative vote of a majority of the shares of Manhattan Bancorp common stock represented at the special meeting and entitled to vote will be required to adjourn the meeting.

        At the Manhattan Bancorp special meeting, each share of Manhattan Bancorp common stock will be entitled to one vote on all matters properly submitted to the Manhattan Bancorp shareholders.

        As of the record date, Manhattan Bancorp directors and executive officers and their affiliates owned and were entitled to vote approximately            shares of Manhattan Bancorp common stock, representing approximately    % of the outstanding shares of Manhattan Bancorp common stock. We currently expect that Manhattan Bancorp's directors and executive officers will vote their shares to approve the merger agreement, although none of them has entered into any agreements obligating them to do so. Manhattan Bancorp's three largest shareholders, the Funds, reported collective beneficial ownership of approximately            shares of Manhattan Bancorp common stock, representing approximately 44% of the outstanding shares of Manhattan Bancorp common stock, as of the record date. Fund Manager, as a party to the merger agreement, has agreed to use its reasonable best efforts in good faith to take all actions necessary for the consummation of the mergers. Accordingly, we currently expect that the Funds will each vote their shares to approve the merger agreement.

Attending the Special Meeting

        If you are a holder of record of Manhattan Bancorp common stock and plan to attend the Manhattan Bancorp special meeting, please indicate this when you vote. A photo identification will not be required for admission to the special meeting but will be required if you want to vote your Manhattan Bancorp common stock in person. If you want to vote your Manhattan Bancorp common stock held through a bank, broker or other nominee in person, you must obtain a written proxy in your name from the bank, broker or other nominee that holds your shares.

Shareholder Voting

        Manhattan Bancorp shareholders of record can vote their shares by completing and returning the proxy card by mail or by voting in person at the special meeting. Manhattan Bancorp shareholders who hold their shares through a broker or bank or other holder of record should return their proxy cards or voting instruction cards forwarded by their broker, bank or other holder of record to such nominee.

Proxies

        All shares of Manhattan Bancorp common stock represented by properly executed proxy cards or voting instruction cards received before or at the special meeting will, unless revoked, be voted in accordance with the instructions indicated on those proxy cards or voting instruction cards. If no instructions are indicated on a properly executed proxy card, the shares represented thereby will be voted:

  "FOR" approval of the merger agreement, and

        "FOR" the adjournment of the meeting, if necessary or appropriate in the judgment of the Manhattan Board, to solicit additional proxies or votes in favor of the approval of the merger agreement.

        If you return a properly executed proxy card or voting instruction card and have indicated that you have abstained from voting, your Manhattan Bancorp common stock represented by the proxy will be considered present at the special meeting or any adjournment thereof for purposes of determining a quorum.

        If your shares are held in an account at a broker or bank, you must instruct the broker or bank on how to vote your shares. If you do not provide voting instructions to your broker or bank, your shares will not be voted on any proposal on which your broker or bank does not have discretionary authority to vote. Under applicable rules, your broker or bank does not have discretionary authority to vote on the merger agreement proposal. If an executed proxy card returned by a broker or bank holding shares indicates that the broker or bank does not have discretionary authority to vote on a particular matter, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be voted with respect to that matter. This is called a broker non-vote. Your broker or bank will vote your shares on these proposals only if you provide instructions on how to vote by following the instructions provided to you by your broker or bank.

        Because approval of the merger agreement requires the affirmative vote of a majority of the outstanding shares of Manhattan Bancorp common stock, abstentions, failures to vote and broker non-votes will have the same effect as votes against the merger agreement. Accordingly, we urge you to mark each applicable box on the proxy card or voting instruction card to indicate how to vote your shares.

        Manhattan Bancorp does not expect that any matter or proposal other than the proposals described in this document will be brought before its special meeting or any postponement or adjournment thereof. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters.

        If you are a Manhattan Bancorp shareholder of record, you may revoke your proxy at any time before it is voted by:

  •
  filing a written notice of revocation with the Corporate Secretary of Manhattan Bancorp, which notice should be sent to Manhattan Bancorp, 2141 Rosecrans Avenue, Suite 1100, El Segundo, California 90245, Attention: Corporate Secretary;

  •
  granting a subsequently dated proxy; or

  •
  if you are a holder of record, appearing in person and voting at the Manhattan Bancorp special meeting.

        If you hold your shares of Manhattan Bancorp common stock through an account at a broker or bank, you should contact your broker or bank to change your vote.

        Attendance at the special meeting will not in and of itself constitute revocation of a proxy. If the special meeting is postponed or adjourned, it will not affect the ability of shareholders of record as of the record date to exercise their voting rights or to revoke any previously granted proxy using the methods described above, except in certain circumstances that are not currently anticipated. Manhattan Bancorp would notify shareholders by public announcement or other means if such circumstances were to occur.

Solicitation of Proxies

        Manhattan Bancorp and Professional Business Bank will share equally the expenses incurred in connection with the printing and mailing of this joint proxy statement/prospectus. The proxies will be solicited principally through the mails, but directors, officers and employees of Manhattan Bancorp may solicit proxies personally or by telephone. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward these proxy solicitation materials to shareholders whose stock in Manhattan Bancorp is held of record by such entities, and Manhattan Bancorp will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, Manhattan Bancorp may pay for and utilize the services of individuals or companies it does not regularly employ in connection with this solicitation of proxies, if management determines it advisable.

PROFESSIONAL BUSINESS BANK SPECIAL MEETING

Date, Time and Place of the Special Meeting

        This joint proxy statement/prospectus is being furnished to you in connection with the solicitation of proxies by the PBB Board in connection with the special meeting of shareholders to be held at 2700 E. Foothill Boulevard, Pasadena, California 91107, on                        , 2012 at    Los Angeles time.

Purpose of the Professional Business Bank Special Meeting

        Professional Business Bank shareholders will be asked to consider and vote upon the following proposals at the special meeting, including any postponement or adjournment thereof:

  •
  approval of the merger agreement (Professional Business Bank Proposal 1); and

  •
  adjournment of the meeting, if necessary or appropriate in the judgment of the PBB Board, to solicit additional proxies or votes in favor of the approval of the merger agreement (Professional Business Bank Proposal 2).

Record Date for the Special Meeting

        The PBB Board has fixed the close of business on                        , 2012 as the record date for determination of shareholders entitled to notice of and to vote at the special meeting of shareholders. On the record date,      shares of Professional Business Bank common stock were outstanding.

Quorum; Votes Required

        A majority of the shares of Professional Business Bank common stock outstanding on the record date must be present, either in person or by proxy, to constitute a quorum at the Professional Business Bank special meeting. The proposals require the following votes in order to approve them:

  •
  The affirmative vote of a majority of the shares of Professional Business Bank common stock outstanding on the record date will be required to approve the merger agreement.

  •
  The affirmative vote of a majority of the shares of Professional Business Bank common stock represented at the special meeting and entitled to vote will be required to adjourn the meeting.

        At the Professional Business Bank special meeting, each share of Professional Business Bank common stock will be entitled to one vote on all matters properly submitted to the Professional Business Bank shareholders.

        As of the record date, Professional Business Bank directors and executive officers and their affiliates owned and were entitled to vote approximately    shares of Professional Business Bank common stock, representing approximately      % of the outstanding shares of Professional Business Bank common stock. We currently expect that Professional Business Bank's directors and executive officers will vote their shares to approve the merger agreement, although none of them has entered into any agreements obligating them to do so. Professional Business Bank's largest shareholder, CGB Holdings, reported beneficial ownership of approximately    shares of Professional Business Bank common stock, representing approximately 90% of the outstanding shares of Professional Business Bank common stock, as of the record date. CGB Holdings, as a party to the merger agreement, has agreed to use its reasonable best efforts in good faith to take all actions necessary for the consummation of the mergers. Accordingly, we currently expect that CGB Holdings will vote its shares to approve the merger agreement and, accordingly, that the merger agreement will be approved.

 Attending the Special Meeting

        If you are a holder of record of Professional Business Bank common stock and plan to attend the Professional Business Bank special meeting, please indicate this when you vote. A photo identification will not be required for admission to the special meeting but will be required if you want to vote your Professional Business Bank common stock in person. If you want to vote your Professional Business Bank common stock held through a bank, broker or other nominee in person, you must obtain a written proxy in your name from the bank, broker or other nominee that holds your shares.

Shareholder Voting

        Professional Business Bank shareholders of record can vote their shares by completing and returning the proxy card by mail or by voting in person at the special meeting. Professional Business Bank shareholders who hold their shares through a broker or bank or other holder of record should return their proxy cards forwarded by their broker, bank or other holder of record to such nominee.

Proxies

        All shares of Professional Business Bank common stock represented by properly executed proxy cards received before or at the special meeting will, unless revoked, be voted in accordance with the instructions indicated on those proxy cards. If no instructions are indicated on a properly executed proxy card, the shares represented thereby will be voted:

        "FOR" approval of the merger agreement, and

        "FOR" the adjournment of the meeting, if necessary or appropriate in the judgment of the PBB Board, to solicit additional proxies or votes in favor of the approval of the merger agreement.

        If you return a properly executed proxy card and have indicated that you have abstained from voting, your Professional Business Bank common stock represented by the proxy will be considered present at the special meeting or any adjournment thereof for purposes of determining a quorum.

        If your shares are held in an account at a broker or bank, you must instruct the broker or bank on how to vote your shares. If you do not provide voting instructions to your broker or bank, your shares will not be voted on any proposal on which your broker or bank does not have discretionary authority to vote. Under applicable rules, your broker or bank does not have discretionary authority to vote on the merger agreement proposal. If an executed proxy card returned by a broker or bank holding shares indicates that the broker or bank does not have discretionary authority to vote on a particular matter, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be voted with respect to that matter. This is called a broker non-vote. Your broker or bank will vote your shares on these proposals only if you provide instructions on how to vote by following the instructions provided to you by your broker or bank.

        Because approval of the merger agreement requires the affirmative vote of a majority of the outstanding shares of Professional Business Bank common stock, abstentions, failures to vote and broker non-votes will have the same effect as votes against the merger agreement. Accordingly, we urge you to mark each applicable box on the proxy card to indicate how to vote your shares.

        Professional Business Bank does not expect that any matter or proposal other than the proposals described in this document will be brought before its special meeting or any postponement or adjournment thereof. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters.

        If you are a Professional Business Bank shareholder of record, you may revoke your proxy at any time before it is voted by:

  •
  filing a written notice of revocation with the Corporate Secretary of Professional Business Bank, which notice should be sent to Professional Business Bank, 2700 E. Foothill Boulevard, Suite 200, Pasadena, California 91107, Attention: Corporate Secretary;

  •
  granting a subsequently dated proxy; or

  •
  if you are a holder of record, appearing in person and voting at the Professional Business Bank special meeting.

        If you hold your shares of Professional Business Bank common stock through an account at a broker or bank, you should contact your broker or bank to change your vote.

        Attendance at the special meeting will not in and of itself constitute revocation of a proxy. If the special meeting is postponed or adjourned, it will not affect the ability of shareholders of record as of the record date to exercise their voting rights or to revoke any previously granted proxy using the methods described above, except in certain circumstances that are not currently anticipated. Professional Business Bank would notify shareholders by public announcement or other means if such circumstances were to occur.

Solicitation of Proxies

        Manhattan Bancorp and Professional Business Bank will share equally the expenses incurred in connection with the printing and mailing of this joint proxy statement/prospectus. The proxies will be solicited principally through the mails, but directors, officers and employees of Professional Business Bank may solicit proxies personally or by telephone. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward these proxy solicitation materials to shareholders whose stock in Professional Business Bank is held of record by such entities, and Professional Business Bank will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, Professional Business Bank may pay for and utilize the services of individuals or companies it does not regularly employ in connection with this solicitation of proxies, if management determines it advisable.

 MANHATTAN BANCORP AND PROFESSIONAL BUSINESS BANK
PROPOSAL 1: APPROVAL OF THE MERGER AGREEMENT

        This section of this joint proxy statement/prospectus describes material aspects of the merger agreement and the proposed mergers. This summary may not contain all of the information that is important to you. You should carefully read this entire joint proxy statement/prospectus and the other documents we refer you to for a more complete understanding of the merger agreement and the mergers.

 Explanatory Note Regarding the Merger Agreement

        The merger agreement is described in this joint proxy statement/prospectus, and a copy of it is included as Annexes A-1 and A-2 to this joint proxy statement/prospectus, to provide you with important information regarding the proposed mergers. Factual disclosures about Manhattan Bancorp, Bank of Manhattan, Professional Business Bank and CGB Holdings contained in this joint proxy statement/prospectus or in the public reports filed by Manhattan Bancorp with the SEC may supplement, update or modify the factual disclosures and representations about Manhattan Bancorp, Bank of Manhattan, Professional Business Bank and CGB Holdings contained in the merger agreement. The representations, warranties and covenants made in the merger agreement by Manhattan Bancorp, Bank of Manhattan, Professional Business Bank and CGB Holdings are qualified and subject to important limitations agreed to by the parties in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to complete the mergers if the representations and warranties of the other party prove to be untrue, whether due to a change in circumstances or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to shareholders or reports and documents filed with the SEC and in some cases are qualified by disclosures that were made by each party to the other, which disclosures were reflected in schedules to the merger agreement that have not been described or included in this joint proxy statement/prospectus, including Annexes A-1 and A-2. Further, information concerning the subject matter of the representations and warranties in the merger agreement, which do not purport to be accurate as of the date of this joint proxy statement/prospectus, may have changed since the date of the merger agreement, and subsequent developments or new information qualifying a representation or warranty may have been included in this joint proxy statement/prospectus.

General

        Manhattan Bancorp, Bank of Manhattan, Professional Business Bank, CGB Holdings and Fund Manager entered into the merger agreement on November 21, 2011, and the merger agreement was subsequently amended on January 18, 2012. The merger agreement provides for the merger of CGB Holdings with and into Professional Business Bank followed by the merger of Professional Business Bank with and into Bank of Manhattan.

Effect of the Mergers; What Shareholders of Professional Business Bank and CGB Holdings Will Receive in the Mergers

        Upon completion of the bank merger, Professional Business Bank will merge with and into Bank of Manhattan, with Bank of Manhattan being the surviving entity for legal purposes. Immediately prior thereto, CGB Holdings will merge with and into Professional Business Bank, with Professional Business Bank being the surviving entity for legal purposes.

        The merger agreement provides that, at the completion of the CGBH merger, each share of CGB Holdings common stock outstanding immediately before the CGBH merger (other than shares as to which statutory dissenters' appraisal rights have been exercised) will be converted into the right to receive one share of Professional Business Bank common stock. CGB Holdings has agreed to take action prior to the effective time of the CGBH merger to reconstitute the number of outstanding shares of CGB Holdings common stock to equal the number of outstanding shares of Professional Business Bank common stock owned by CGB Holdings. As a result, the Funds, which comprise all the shareholders of CGB Holdings, will own, in the aggregate, the same number of shares of Professional Business Bank common stock after the merger as are owned by CGB Holdings immediately prior to the merger.

        The merger agreement also provides that, at the completion of the bank merger, each share of Professional Business Bank common stock outstanding immediately before the bank merger (other than shares as to which statutory dissenters' appraisal rights have been exercised) will be converted into the right to receive a number of shares of Manhattan Bancorp common stock having an aggregate book value per share as of the last day of the month preceding the month in which the closing of the bank merger occurs, equal to the book value per share of Professional Business Bank common stock as of the same date, in each case subject to adjustment and calculated in accordance with the merger agreement. The book value of the common stock of each of Manhattan Bancorp and Professional Business Bank will be calculated in accordance with GAAP, but without including any expenses incurred by either of such parties in connection with the transactions contemplated by the merger agreement.

        If the total number of shares of Manhattan Bancorp common stock to be received in the bank merger by a Professional Business Bank shareholder does not equal a whole number, the shareholder will receive cash instead of a fractional share. The amount of cash will equal the fractional share amount multiplied by the book value per share of Manhattan Bancorp common stock as of the last day of the month preceding the month in which the closing of the bank merger occurs.

        Based on the book value per share of the common stock of Manhattan Bancorp and Professional Business Bank at            , if the bank merger had closed in            , each outstanding share of Professional Business Bank common stock would have been converted into the right to receive    shares of Manhattan Bancorp common stock, which would have resulted in the former shareholders of Professional Business Bank owning approximately % of the common stock of Manhattan Bancorp after the bank merger.

Background of the Mergers

        Each of the Manhattan Board and the PBB Board has from time to time engaged with senior management in considering various strategic alternatives as part of its continuing efforts to enhance its company's performance and prospects and to maximize shareholder value in light of competitive, economic, regulatory and other relevant developments. In addition, the Manhattan Board has engaged with senior management and independent financial advisors since March of 2011 in considering strategic alternatives in an effort to address the projected capital needs of Manhattan Bancorp.

        In May 2011, James B. Jones, Chairman of Professional Business Bank, informally discussed with Mary Lynn Lenz, Chief Executive Officer of Professional Business Bank, the Investment Committee of Fund Manager and other members of the PBB Board the possibility of merging Professional Business Bank with a commercial bank other than Bank of Manhattan that was controlled by Fund Manager. The management of Professional Business Bank engaged in a preliminary analysis of this merger but the matter was never the subject of any specific proposed terms or any nonbinding indication of interest, term sheet or similar written proposal.

        On July 25, 2011, Manhattan Bancorp entered into a credit agreement (the "Credit Agreement") with Carpenter Fund Management Company, LLC, as administrative agent, and Carpenter Community Bancfund, L.P. and Carpenter Community Bancfund-A, L.P., as lenders, to address its immediate capital needs. The Credit Agreement provided for a credit facility of up to $7.0 million, of which $5.0 million is currently outstanding. The obligations of Manhattan Bancorp under the Credit Agreement, which are scheduled to mature on June 30, 2012, were secured by a first priority pledge of all of the equity interests of Bank of Manhattan.

        On or about August 16, 2011, J. Grant Couch, Jr., Chairman of Manhattan Bancorp, received a non-binding indication of interest from Fund Manager to consider a merger between Bank of Manhattan and Professional Business Bank.

        On August 25, 2011, the Manhattan Board convened a meeting, which was attended by a representative of Manhattan Bancorp's outside corporate counsel, Manatt, Phelps & Phillips, LLP ("Manatt"), to discuss the non-binding indication of interest and the advisability of exploring strategic alternatives to enhance shareholder value and to address Manhattan Bancorp's need for additional capital. It was noted that strategic alternatives could include a significant capital infusion or a merger or other extraordinary transaction. At this meeting, Manatt advised the members of the Manhattan Board regarding their fiduciary duties in connection with the proposed bank merger and Manhattan Bancorp's exploration of strategic alternatives. Because Fund Manager and the Funds control, either directly or indirectly, approximately 44% and 90% of the outstanding common stock of Manhattan Bancorp and Professional Business Bank, respectively, Manatt advised the Manhattan Board that it should form a special committee comprised of members who are independent from Fund Manager and the Funds to design and oversee the process for evaluating potential transactions and seeking the most likely transaction that will resolve Manhattan Bancorp's capital needs at the highest value available to its shareholders. Manatt discussed the process for forming a special committee and the scope of authorization to be given to the special committee, as well as a proposed charter for the special committee. The Manhattan Board unanimously approved the formation of the Manhattan Special Committee and appointed J. Grant Couch, Jr., Larry S. Murphy and Harry W. Chenoweth, each of whom is independent from Fund Manager and the Funds, to serve on the committee.

        At this meeting, the Manhattan Board authorized the Manhattan Special Committee to engage independent legal and financial advisors and to (a) review and assess, and assist the Manhattan Board in reviewing and assessing, potential capital raising alternatives and other extraordinary transactions, including, without limitation, the proposed merger with Professional Business Bank and CGB Holdings and other merger or other consolidation transactions and other transactions involving a sale of majority ownership of Manhattan Bancorp (referred to as "Potential Transactions") in the context of Manhattan Bancorp's strategic alternatives; (b) consult with, monitor and assist Manhattan Bancorp's management and Manhattan Bancorp's legal, financial and other professional advisors in the negotiation of one or more Potential Transactions; (c) develop recommendations to the Manhattan Board with respect to the Potential Transactions; and (d) take any and all such other action as the Manhattan Special Committee deemed from time to time necessary, appropriate or advisable. The Manhattan Board also resolved that it would not approve, or recommend that the Manhattan Bancorp shareholders approve, any Potential Transaction without the prior, favorable recommendation of the Manhattan Special Committee.

        The Manhattan Special Committee convened its first meeting on August 25, 2011 immediately following the meeting of the Manhattan Board. At this meeting, which was attended by representatives of senior management and Manatt, the Manhattan Special Committee appointed Mr. Couch to serve as committee chair, reviewed its charter and considered the advisability of engaging an independent financial advisor to assist it in designing and executing on a process to evaluate Potential Transactions. The Manhattan Special Committee discussed potential financial advisors, and determined that it should pursue further discussions with Sandler O'Neill in light of Sandler O'Neill's expertise in advising community banks in their efforts to explore strategic alternatives and Sandler O'Neill's industry knowledge about likely counterparties to any Potential Transaction. The Manhattan Special Committee discussed the principal terms upon which it would be prepared to engage Sandler O'Neill to serve as a financial advisor, and directed that Mr. Couch negotiate an engagement letter with Sandler O'Neill for review and approval by the Manhattan Special Committee.

        On August 25, 2011, Mr. Jones first advised Ms. Lenz of the negotiations between Fund Manager and Manhattan Bancorp respecting the potential merger of Bank of Manhattan and Professional Business Bank. Ms. Lenz then advised the members of the PBB Board of the potential merger of the two banks, although no transaction had been proposed to Professional Business Bank at that time.

        On August 26, 2011, Professional Business Bank, Fund Manager, Manhattan Bancorp and Bank of Manhattan entered into a confidentiality agreement governing information to be shared by the parties in connection with the potential merger.

        On August 30, 2011, the Manhattan Special Committee convened a meeting, which was attended by representatives of senior management, Manatt and Sandler O'Neill, to discuss the engagement of Sandler O'Neill. The Manhattan Special Committee unanimously approved a form of engagement letter which included certain terms of engagement that had been proposed by the Manhattan Special Committee in its previous meeting. The Manhattan Special Committee then reviewed the process for reviewing and evaluating Potential Transactions, including a thorough market check involving contacting the parties most likely to be interested in a Potential Transaction with Manhattan Bancorp and determining if those parties would have an interest in submitting a bid for a Potential Transaction. The Manhattan Special Committee discussed the scope of the market check, as well as the potential for disruption to Bank of Manhattan and its employees and customers, particularly in a situation in which Bank of Manhattan's potential competitors were contacted. The Manhattan Special Committee concluded that a thorough market check was essential for ensuring that it had taken all action reasonably possible to resolve Manhattan Bancorp's capital needs at the highest value reasonably available to Manhattan Bancorp's shareholders, and directed that Sandler O'Neill prepare a list of potential counterparties to a Potential Transaction for review and approval by the Manhattan Special Committee.

        On August 31, 2011, the PBB Board held a strategic planning session, which was attended by a representative of Professional Business Bank's outside corporate counsel, King, Holmes, Paterno & Berliner ("KHPB"), to discuss the attributes of a potential merger between Professional Business Bank and Bank of Manhattan, and the fiduciary duties of the directors respecting such a transaction. The PBB Board authorized continued exploration of the potential merger of the two banks and established a special committee of the PBB Board (the "PBB Merger Committee") to oversee the investigation of the transaction, consisting of directors Mary Lynn Lenz, Marshall Laitsch, James Jones and David Blankenhorn.

        On September 6, 2011, the Manhattan Special Committee convened a meeting, which was attended by representatives of senior management, Manatt and Sandler O'Neill, to discuss the process for initiating discussions with potential counterparties to a Potential Transaction with Manhattan Bancorp, including signing of a form of confidentiality agreement and establishing a virtual data room. The Manhattan Special Committee directed management to establish and populate a virtual data site with information related to Manhattan Bancorp, in consultation with Manatt. Mr. Couch also reported that he received an unsolicited telephone call from a community bank based in Southern California, which expressed interest in acquiring the banking operations of Bank of Manhattan, but not Manhattan Bancorp's broker-dealer or mortgage operations. The Manhattan Special Committee directed Sandler O'Neill to contact this bank and indicate that it would be among those parties contacted in the near future as part of Manhattan Bancorp's market check. The Manhattan Special Committee also discussed whether it should entertain offers related to Bank of Manhattan, apart from Manhattan Bancorp's other subsidiaries, and decided that it should entertain any and all offers in order to consider all transactions that might maximize value for Manhattan Bancorp's shareholders.

        On September 7, 2011, Fund Manager presented Manhattan Bancorp and Professional Business Bank with a non-binding term sheet providing for the proposed mergers. The non-binding term sheet called for a merger of CGB Holdings with and into Professional Business Bank, in which shares of CGB Holdings common stock would be converted into shares of Professional Business Bank common stock, followed immediately by a merger of Professional Business Bank with and into Bank of Manhattan, in which the shares of Professional Business Bank common stock would be converted into shares of Manhattan Bancorp common stock. The ratio of shares of Manhattan Bancorp common stock to be exchanged for shares of Professional Business Bank common stock would be determined based on the relative book value of the common stock of the respective companies as of the end of the month preceding the month of the closing of the transactions. As part of the transactions, the outstanding $5 million balance under the Credit Agreement would be converted into shares of Manhattan Bancorp common stock at its book value per share as of the month end immediately preceding the month in which the closing occurred. This non-binding term sheet also contemplated that Manhattan Bancorp would undertake a rights offering of up to $10.0 million of its common stock following the closing at the same per share price at which the outstanding balance under the Credit Agreement was converted. The non-binding term sheet also contained other customary terms for transactions of this type, including preparation of a definitive agreement acceptable to the parties, receipt of regulatory and shareholder approvals, and a requirement that the Funds, Fund Manager and the members of the boards of directors of Manhattan Bancorp and Professional Business Bank vote their shares in favor of the transaction.

        On September 8, 2011, Terry L. Robinson, Chief Executive Officer of Manhattan Bancorp, and Ms. Lenz met to commence management due diligence. From September 8, 2011 through execution of the merger agreement on November 21, 2011, each of Manhattan Bancorp and Professional Business Bank conducted due diligence reviews of the assets and business of the other party, both directly and through third party reviews by accounting, legal, and financial advisory and credit review firms.

        On September 9, 2011, the PBB Merger Committee convened a meeting, which was attended by a representative of KHPB, to review in detail the progress of the negotiations, transaction structure, due diligence protocol and the non-binding term sheet that had been presented by Fund Manager on September 7, 2011.

        Also on September 9, 2011, Professional Business Bank provided initial access to Manhattan Bancorp and its advisors, and on September 18, 2011, Manhattan Bancorp provided initial access to Professional Business Bank and its advisors, to an on-line, password-protected data room containing diligence documents and information for the potential merger. Business, legal and other due diligence began in earnest following the opening of the data rooms, with a series of additional supplemental diligence requests and production provided by Professional Business Bank and Manhattan Bancorp following the initial opening of the data rooms. Business, legal and other due diligence continued throughout the merger discussion process up until the signing of the definitive merger agreement on November 21, 2011.

        On September 12, 2011, the Manhattan Special Committee convened a meeting, which was attended by representatives of senior management, Manatt and Sandler O'Neill, to review presentation materials prepared by Sandler O'Neill regarding the market check to be conducted and the non-binding term sheet that had been presented by Fund Manager on September 7, 2011. The presentation materials identified 24 potential parties that might have an interest in conducting a Potential Transaction with Manhattan Bancorp based on factors such as previous acquisitions and likely interest in Manhattan Bancorp's footprint. After discussions with its advisors, the Manhattan Special Committee approved the list of 24 potential parties. The Manhattan Special Committee then reviewed and discussed the presentation materials and the content of the non-binding term sheet from Fund Manager, as well as the extent of regulatory risk and how the proposed merger might be perceived by the regulators of Bank of Manhattan. The Manhattan Special Committee directed Mr. Robinson to meet with the OCC to discuss the viability and advisability, from a regulatory point of view, of the proposed merger of Professional Business Bank into Bank of Manhattan.

        On September 14, 2011, Fund Manager presented Manhattan Bancorp and Professional Business Bank with a revised non-binding term sheet providing for the proposed mergers. Based on the comments of the parties on the non-binding term sheet dated September 7, 2011, the revised non-binding term sheet proposed to base the ratio of shares of Manhattan Bancorp common stock to be exchanged for shares of Professional Business Bank common stock on the relative "tangible" book value of the common stock of the respective companies as of the end of the month preceding the month of the closing of the transactions, rather than book value including intangible assets. In addition, transaction expenses (legal, investment banking, severance and contract termination) were not to be considered in determining tangible book value for purposes of the exchange ratio. The revised non-binding term sheet also clarified that the price at which the outstanding balance under the Credit Agreement would be converted into shares of Manhattan Bancorp common stock would be based on the tangible book value per share of Manhattan Bancorp as of the end of the month preceding the closing of the transactions, but after giving pro forma effect to completion of the mergers. The transaction was restructured as a merger of CGB Holdings into Manhattan Bancorp, followed by a merger of the two banks. The term sheet also contemplated that neither Manhattan Bancorp nor Professional Business Bank would accelerate the vesting of any grants under their equity plans that did not already accelerate by their own terms without the consent of the other company. The requirement that the members of the board of directors of Manhattan Bancorp and Professional Business Bank vote their shares in favor of the merger was also removed.

        On September 19, 2011, the Manhattan Special Committee convened a meeting, which was attended by representatives of senior management, Manatt and Sandler O'Neill, to review presentation materials prepared by Sandler O'Neill regarding the progress of the market check and the non-binding term sheet that had been presented by Fund Manager on September 14, 2011. Sandler O'Neill contacted 22 of 24 potential parties approved by the Manhattan Special Committee, and of the 22 parties contacted, five expressed no interest in considering a Potential Transaction, eight expressed preliminary interest, and nine had not indicated whether they had an interest. Of the eight parties that expressed preliminary interest, two executed a confidentiality agreement and proceeded with conducting preliminary due diligence on Manhattan Bancorp, while the remaining six continued to negotiate the terms of the confidentiality agreement. It was noted by Sandler O'Neill that Manhattan Bancorp could reasonably require all bids no later than October 7, 2011. The Manhattan Special Committee reviewed and discussed the revised non-binding term sheet, which included the "fiduciary out" requested by the Manhattan Special Committee, as well as a carve-out from book value for expenses associated with the proposed merger. Furthermore, the Manhattan Special Committee discussed the two merger transactions contemplated by the term sheet, as well as potential additional liability and costs to Manhattan Bancorp and dissenters' rights in connection with the two merger transactions. Mr. Robinson reported on management's due diligence investigation of Professional Business Bank through review of documentation and meetings with representatives of Professional Business Bank. Mr. Robinson also reported that Manhattan Bancorp had engaged Buccola & Associates to conduct a loan review of Professional Business Bank, which was expected to be completed in the second week of October 2011. The Manhattan Special Committee then directed management, Sandler O'Neill and Manatt to continue their due diligence review of Professional Business Bank.

        On September 19, 2011, Messrs. Robinson and Jones met with representatives of the OCC to discuss the proposed merger between Bank of Manhattan and Professional Business Bank.

        On September 20, 2011, Fund Manager presented Manhattan Bancorp and Professional Business Bank with a revised non-binding term sheet providing for the proposed mergers. Based on the comments of the parties on the non-binding term sheet dated September 14, 2011, the revised non-binding term sheet readopted the original deal structure of the merger of CGB Holdings into Professional Business Bank, in which CGB Holdings shares would be exchanged for shares of Professional Business Bank, followed by the merger of Professional Business Bank into Bank of Manhattan, in which Professional Business Bank shares would be exchanged for shares of Manhattan Bancorp, and provided that the ratio of shares of Manhattan Bancorp common stock to be exchanged for shares of Professional Business Bank common stock would be based on the relative book value of the common stock of the respective companies (including intangible assets) as of the end of the month preceding the month of the closing of the transactions, rather than on tangible book value.

        Also on September 20, 2011, the PBB Merger Committee interviewed representatives of Davidson by phone respecting the possible retention of Davidson to provide investment advisory services to Professional Business Bank.

        On September 21, 2011, the PBB Board convened a meeting, which was attended by a representative of KHPB, to consider the September 20, 2011 non-binding term sheet and to receive reports from the PBB Merger Committee and management on the progress of the discussions, as well as potential vendors to provide due diligence on Manhattan Bancorp and its subsidiaries and investment banking firms to render a fairness opinion respecting the consideration to be received by Professional Business Bank shareholders. Also at this meeting, Messrs. Flemming, Jacobson and Robinson of Manhattan Bancorp reviewed the business of Manhattan Bancorp and its affiliated companies with the PBB Board, and answered questions respecting the business of these companies.

        On September 22, 2011, Fund Manager presented Manhattan Bancorp and Professional Business Bank with a revised non-binding term sheet providing for the proposed mergers, containing substantially the same terms as contemplated by the September 20, 2011 non-binding term sheet.

        Also on September 22, 2011, the Manhattan Board convened a meeting, which was attended by representatives of senior management and Manatt, to review, among other things, the status of the market check and the negotiations with Professional Business Bank.

        On September 26, 2011, the Manhattan Special Committee convened a meeting, which was attended by representatives of senior management, Manatt and Sandler O'Neill, to review presentation materials prepared by Sandler O'Neill regarding the progress of the market check and the non-binding term sheet that had been presented by Fund Manager on September 22, 2011. Sandler O'Neill contacted all 24 potential parties approved by the Manhattan Special Committee, and of those, 11 expressed no interest in considering a Potential Transaction, 10 expressed preliminary interest, and three had not indicated whether they had an interest. Of the 10 parties that expressed preliminary interest, eight executed a confidentiality agreement and proceeded with conducting preliminary due diligence on Manhattan Bancorp, while the remaining two continued to negotiate the terms of the confidentiality agreement. After discussion, the Manhattan Special Committee agreed that the deadline for interested parties to submit bids would be October 7, 2011, subject to extension in the Manhattan Special Committee's sole discretion. The Manhattan Special Committee reviewed and discussed the revised non-binding term sheet from Fund Manager. The Manhattan Special Committee also reviewed a summary overview prepared for the OCC dated September 19, 2011, which was provided to representatives of the OCC at a meeting held on September 19, 2011. Mr. Robinson gave a summary of the meeting to the Manhattan Special Committee, which included his opinion that the representatives of the OCC appeared receptive to the potential for a merger of Professional Business Bank into Bank of Manhattan. Mr. Robinson then provided the Manhattan Special Committee with an overview of Professional Business Bank and its banking franchise. The Manhattan Special Committee also discussed the preliminary pro forma balance sheet and income statement of the combined entity, and directed management, Sandler O'Neill and Manatt to continue their due diligence review of Professional Business Bank.

        On September 30, 2011, the Manhattan Special Committee convened a meeting, which was attended by representatives of senior management, Manatt and Sandler O'Neill, to review presentation materials prepared by Sandler O'Neill regarding the progress of the market check and the non-binding term sheet that had been presented by Fund Manager on September 22, 2011. Sandler O'Neill explained the process for interested parties to submit indicative bids as well as the information to be included in such bids, and reported on its intention to send a protocol letter to each interested party on or about October 3, 2011, identifying the October 7, 2011 deadline for submitting bids and requesting that each bid include certain standardized information. Sandler O'Neill then provided the Manhattan Special Committee with an update on its due diligence review of Professional Business Bank, including its review of the loan portfolio of Professional Business Bank. The Manhattan Special Committee also discussed the remaining outstanding issues in the non-binding term sheet provided by Fund Manager on September 22, 2011, including provisions regarding Manhattan Bancorp's outstanding obligations under the Credit Agreement.

        On October 8, 2011, Professional Business Bank retained Davidson to assist in the due diligence process respecting Manhattan Bancorp and to render a fairness opinion respecting the exchange ratio used to determine the fairness, from a financial point of view, of the stock consideration to be received by Professional Business Bank shareholders in the bank merger concurrent with the execution of the definitive agreement for the transaction with Manhattan Bancorp.

        On October 12, 2011, the Manhattan Special Committee convened a meeting, which was attended by representatives of senior management, Manatt and Sandler O'Neill, to review presentation materials prepared by Sandler O'Neill regarding the results of the recently concluded market check. Sandler O'Neill reported that Professional Business Bank and two other parties had provided an indicative bid prior to the October 7, 2011 deadline. Five other parties had signed a confidentiality agreement and conducted due diligence on Manhattan Bancorp, but had not submitted an indicative bid prior to the deadline, while 16 other parties had either not signed a confidentiality agreement or had no initial interest in exploring a Potential Transaction with Manhattan Bancorp. Sandler O'Neill also explained that it had contacted the five parties that had conducted due diligence and not submitted bids and did not expect to receive additional bids, even if the deadline was extended beyond October 7, 2011. The Manhattan Special Committee reviewed pro forma analyses of each of the combined banks that would result from each of the Potential Transactions represented by the bids and discussed the terms of each offer, including the value to be received by Manhattan Bancorp's shareholders under each offer as of the closing of the transaction, the present value of such transaction in five years utilizing a variety of assumptions, the form of consideration to be received by Manhattan Bancorp's shareholders under each offer, the execution risk associate with each offer, and the incremental value to be provided to Manhattan Bancorp's shareholders by the inclusion of a rights offering following a potential merger with Professional Business Bank. The Manhattan Special Committee unanimously concluded that a merger of Professional Business Bank with Bank of Manhattan represented the transaction that best met Manhattan Bancorp's capital requirements while providing Manhattan Bancorp's shareholders with the highest value, and the members voted unanimously to approve the non-binding term sheet with Fund Manager and Professional Business Bank and to recommend to the Manhattan Board that it do the same.

        On October 17, 2011, the Manhattan Board convened a meeting, which was attended by representatives of senior management, Manatt and Sandler O'Neill, to review the results of the recently completed market check and to consider the recommendation of the Manhattan Special Committee with respect to the proposed merger with Professional Business Bank. Because of their affiliation with Fund Manager and the Funds, Messrs. Flemming and Yost attended only that portion of the meeting where the Manhattan Board was advised of the results of the market check, but exited the meeting prior to any discussion regarding the advisability of any Potential Transaction involving Manhattan Bancorp. Sandler O'Neill reported that Professional Business Bank and two other parties had provided an indicative bid prior to the October 7, 2011 deadline established by the Manhattan Special Committee. Five other parties had signed a confidentiality agreement and conducted due diligence on Manhattan Bancorp, but had not submitted an indicative bid prior to the deadline, while 16 other parties had either not signed a confidentiality agreement or had no initial interest in exploring a Potential Transaction with Manhattan Bancorp. The Manhattan Board reviewed pro forma analyses of each of the combined banks that would result from each of the Potential Transactions represented by the bids and discussed the terms of each offer, including the value to be received by Manhattan Bancorp's shareholders under each offer as of the closing of the transaction, the present value of such transaction in five years utilizing a variety of assumptions, the form of consideration to be received by Manhattan Bancorp's shareholders under each offer, the execution risk associate with each offer, and the incremental value to be provided to Manhattan Bancorp by the inclusion of a rights offering following a potential merger with Professional Business Bank. After receiving a report from the Manhattan Special Committee regarding the market check process and the terms of the non-binding term sheet providing for a merger between Bank of Manhattan and Professional Business Bank, as well as the unanimous recommendation of the Manhattan Special Committee that the Manhattan Board approve the non-binding term sheet, the Manhattan Board (with Messrs. Flemming and Yost abstaining) unanimously determined that a merger of Professional Business Bank with Bank of Manhattan represented the transaction that best met Manhattan Bancorp's capital requirements while providing Manhattan Bancorp's shareholders with the highest value, and approved the execution of the non-binding term sheet with Fund Manager and Professional Business Bank.

        On October 18, 2011, the PBB Merger Committee convened a meeting, which was attended by a representative of KHPB, and approved the execution of the non-binding term sheet with Fund Manager, Manhattan Bancorp and Bank of Manhattan.

        Also on October 18, 2011, Manhattan Bancorp, Professional Business Bank, Bank of Manhattan, Fund Manager and CGB Holdings executed a non-binding term sheet providing for the merger of CGB Holdings into Professional Business Bank, followed by the merger of Professional Business Bank into Bank of Manhattan. Based on the comments of the parties on the non-binding term sheet dated September 22, 2011, the final non-binding term sheet eliminated the conversion of the outstanding balance under the Credit Agreement into shares of Manhattan Bancorp common stock, requiring that the outstanding balance instead be repaid in accordance with its terms.

        On October 27, 2011, the Manhattan Board convened a meeting, which was attended by representatives of senior management and Manatt, to review, among other things, the status of negotiations with Professional Business Bank. Mr. Robinson provided the Manhattan Board with a report on management's due diligence review on Professional Business Bank.

        On November 2, 2011, Professional Business Bank provided an initial draft of the merger agreement to Manhattan Bancorp.

        On November 4, 2011, the Manhattan Special Committee convened a meeting, which was attended by representatives of senior management, Manatt and Sandler O'Neill, to review the initial draft of the merger agreement.

        Between November 4, 2011 and November 16, 2011, representatives of Manhattan Bancorp, Professional Business Bank and Fund Manager continued negotiations regarding the terms and conditions of the merger agreement, including specifically the "fiduciary out" provision to be extended to Manhattan Bancorp respecting Manhattan Bancorp's "no shop" obligations should an unsolicited superior proposal be made to Manhattan Bancorp. On November 11, 2011, a revised draft of the merger agreement was delivered by Professional Business Bank to Manhattan Bancorp setting forth the proposed break-up fee of $300,000 plus reimbursement of up to $450,000 in expenses to be paid to Professional Business Bank by Manhattan Bancorp should the "fiduciary out" be exercised.

        On November 16, 2011, the Manhattan Special Committee convened a meeting, which was attended by representatives of senior management, Manatt and Sandler O'Neill, to conduct final evaluations and deliberations on whether to approve the merger agreement and the transactions contemplated by the merger agreement. Sandler O'Neill reviewed with the Manhattan Special Committee the structure and other terms of the proposed mergers, financial information regarding Professional Business Bank, Manhattan Bancorp and the proposed mergers and information regarding peer companies and comparable transactions. Manatt made a presentation to the Manhattan Special Committee regarding the material terms and conditions of the merger agreement, answered the members' questions, and outlined the significant issues that had been resolved. Manatt next discussed with the Manhattan Special Committee the legal standards applicable to the Manhattan Board's decisions and actions with respect to its consideration of the proposed mergers. Following these discussions, and review and discussion among the members of the Manhattan Special Committee, the Manhattan Special Committee unanimously determined that the transactions contemplated by the merger agreement and related transactions and agreements, including the mergers, were advisable and in the best interests of Manhattan Bancorp and its shareholders, and the members voted unanimously to approve the merger agreement and the transactions contemplated under the merger agreement and to recommend to the Manhattan Board that it do the same.

        On November 16, 2011, the PBB Board convened a meeting, which was attended by representatives of Davidson and KHPB, their financial and legal advisors, to conduct final evaluations and deliberations on whether to approve the merger agreement and the transactions contemplated by the merger agreement. Davidson reviewed with the PBB Board the structure and terms of the proposed mergers, as well as financial data on both Manhattan Bancorp and Professional Business Bank and information on comparable transactions. Davidson rendered its oral opinion, subsequently confirmed in writing on November 21, 2011, the day of execution of the merger agreement, as described under "Opinions of Manhattan Bancorp and Professional Business Bank Financial Advisors—Opinion of Professional Business Bank's Financial Advisor." Based upon and subject to the considerations set forth in the opinion and such other matters as Davidson considered relevant, Davidson opined that as of the date of the opinion the exchange ratio was fair, from a financial point of view, to the shareholders of Professional Business Bank. KHPB then reviewed the legal terms of the merger agreement with the directors, noting that the final form of the merger agreement was subject to minor changes depending on the review by each party setting forth exceptions to the representations, warranties, and covenants considered in the merger agreement. A KHPB representative indicated that this process should be completed within a few days. The PBB Board expressed its concern that the Credit Agreement be amended concurrent with the execution of the merger agreement to release the lien on all the Bank of Manhattan common stock, which was pledged as collateral to secure the performance of Manhattan Bancorp's obligations under the Credit Agreement. Following these discussions, and review and discussion among the members of the PBB Board, including consideration of the factors described under "Professional Business Bank's Reasons for the Bank Merger; Recommendation of Merger Agreement by the PBB Board," the PBB Board determined that the merger agreement and transactions were in the best interest of the shareholders of Professional Business Bank, and approved the merger agreement and the transactions contemplated by the merger agreement, and authorized Mr. Jones and Ms. Lenz to approve any final changes to the terms of the merger agreement and to execute the merger agreement.

        On November 17, 2011, the Manhattan Board convened a meeting, which was attended by representatives of senior management and Manatt, to review, among other things, the status of the negotiations with Professional Business Bank and the recommendation of the Manhattan Special Committee with respect to the merger between Bank of Manhattan and Professional Business Bank. It was noted that all members of the Manhattan Board would be provided with a draft of the merger agreement for their review in advance of a meeting of the Manhattan Board scheduled for November 21, 2011.

        On November 21, 2011, the Manhattan Board convened a meeting, which was attended by representatives of senior management, Manatt and Sandler O'Neill, to conduct final evaluations and deliberations on whether to approve the merger agreement and the transactions contemplated by the merger agreement. Because of their affiliation with Fund Manager and the Funds, Mr. Flemming attended only that portion of the meeting where the Manhattan Board was advised of the terms of the proposed bank merger by Manatt and of the fairness of the proposed merger by Sandler O'Neill, but exited the meeting prior to any discussion regarding the advisability of entering into the merger agreement with Professional Business Bank, and Mr. Yost did not attend any portion of the meeting. Representatives of the Manhattan Special Committee began by reviewing for the Manhattan Board the background of discussions with Professional Business Bank and the progress of negotiations and reported on Manhattan Bancorp's due diligence investigation of Professional Business Bank. Manatt then discussed with the Manhattan Board the material terms and conditions of the merger agreement, answered the directors' questions, and outlined the significant issues that had been resolved. Manatt next discussed the legal standards applicable to the Manhattan Board's decisions and actions with respect to its consideration of the proposed mergers. Sandler O'Neill next reviewed with the Manhattan Board the structure and other terms of the proposed mergers, financial information regarding Professional Business Bank, Manhattan Bancorp and the proposed merger and information regarding peer companies and comparable transactions. Sandler O'Neill rendered to the Manhattan Board its oral opinion, subsequently confirmed in writing, as described under "—Opinions of Manhattan Bancorp and Professional Business Bank Financial Advisors—Opinion of Manhattan Bancorp's Financial Advisor," that, based upon and subject to the considerations set forth in the opinion and based upon such other matters as Sandler O'Neill considered relevant, the exchange ratio was fair, from a financial point of view, to the shareholders of Manhattan Bancorp as of the date of the opinion. Following these discussions, and review and discussion among the members of the Manhattan Board, including consideration of the recommendation of the Manhattan Special Committee and the other factors described under "—Manhattan Bancorp's Reasons for the Bank Merger; Recommendation of the Manhattan Special Committee and Manhattan Board," the Manhattan Board (with Messrs. Flemming and Yost abstaining) determined that the transactions contemplated by the merger agreement and related transactions and agreements, including the mergers, were advisable and in the best interests of Manhattan Bancorp and its shareholders, and approved the merger agreement and the transactions contemplated under the merger agreement, resolved to recommend that Manhattan Bancorp shareholders approve the merger agreement, and directed that this matter be submitted for consideration by Manhattan Bancorp's shareholders at a shareholders' meeting.

        The merger agreement was executed on November 21, 2011, and the proposed mergers were announced the following day in a news release jointly issued by Professional Business Bank and Manhattan Bancorp. Since the execution of the merger agreement, neither Manhattan Bancorp nor Professional Business Bank has received any indications of interest from third parties with respect to any acquisition proposal.

Manhattan Bancorp's Reasons for the Bank Merger; Recommendation of the Manhattan Special Committee and Manhattan Board

        Both the Manhattan Special Committee and the Manhattan Board have determined that the merger agreement and the transactions contemplated by the merger agreement are fair to and in the best interests of Manhattan Bancorp and its shareholders. The Manhattan Special Committee, which is comprised solely of directors who are independent of Fund Manager and the Funds, met, along with its legal and financial advisors, a total of 10 times between August 25, 2011, the day the Manhattan Special Committee was formed to review and assess potential capital raising alternatives and other extraordinary transactions in the context of Manhattan Bancorp's strategic alternatives, and November 16, 2011, the day the committee met to consider whether to approve the merger agreement and the transactions contemplated by the merger agreement, and unanimously recommended to the Manhattan Board that it approve the merger agreement. After considering the unanimous recommendation of the Manhattan Special Committee, the Manhattan Board approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement and resolved to recommend to Manhattan Bancorp shareholders that they vote for the approval of the merger agreement.

        In reaching its determination and making its recommendation, the Manhattan Special Committee consulted with its legal and financial advisors, as well as certain members of management and directors not on the Manhattan Special Committee, and considered a number of factors, including the following material factors, which are not listed in any relative order of importance:

  •
  its belief that the bank merger is an important strategic transaction offering substantial near term and long range benefits and opportunities for Manhattan Bancorp, its shareholders and the communities it serves. In this connection, the Manhattan Special Committee considered the following:

  •
  the bank merger will expand the presence of Bank of Manhattan through the addition of Professional Business Bank's offices in locations not currently served by Manhattan Bancorp;

  •
  the increased size of the resulting company will enhance its image in the marketplace and will better position the combined bank to acquire other companies as appropriate opportunities arise;

  •
  management's expectations regarding cost synergies and earnings accretion, including the expectations that the combined bank will realize annual cost savings of approximately $4 million on a pre-tax basis phased in over the two-year period following the consummation of the bank merger, including approximately $2.5 million of estimated cost savings from reductions in the number of employees, with the remaining savings coming primarily from reduced infrastructural costs, and that the transaction is projected to be accretive to earnings in 2012 and following years;

  •
  while management's forecasted synergies from the bank merger did not include projected effects of any revenue enhancements, management believes the bank merger will create opportunities for incremental revenues from, among other things, cross-marketing of banking products and services;

  •
  the combined bank will be able to invest more resources in risk management infrastructure;

  •
  its belief that the "merger of equals" nature of the transaction, as well as the familiarity of the board of directors and management of Manhattan Bancorp with the board of directors and management of Professional Business Bank, and the generally similar nature of the banks' respective businesses and customer bases, should facilitate integration of the two companies;

  •
  its belief that the acquisition of control of the combined bank by the Funds, which currently control approximately 44% of the common stock of Manhattan Bancorp and 90% of the common stock of Professional Business Bank, will facilitate integration of the two banks and create increased value for shareholders of each of Manhattan Bancorp and Professional Business Bank;

  •
  the potential value of other strategic alternatives, including the alternative of remaining an independent public company, considering, in particular, Manhattan Bancorp's immediate capital needs and the many business risks associated with remaining independent;

  •
  historical information concerning Manhattan Bancorp's and Professional Business Bank's respective businesses, financial performance and financial condition, as well as their respective operations, management, competitive position and stock performance;

  •
  the alternatives reasonably available to Manhattan Bancorp if it did not pursue the bank merger with Professional Business Bank, including the possibilities of pursuing a merger with another financial institution and its conclusion that a merger with Professional Business Bank offered the highest value and best available strategic fit and opportunity;

  •
  its view of Professional Business Bank's business, operations, financial condition, asset quality, earnings and prospects, based in part on its review of Professional Business Bank and discussions with Manhattan Bancorp's management about Manhattan Bancorp's due diligence examination of Professional Business Bank, and its view that the bank merger would result in a combined bank with a strong capital position and attractive deposit franchise;

  •
  the financial analyses presented by Sandler O'Neill, Manhattan Bancorp's financial advisor;

  •
  the current and historical market price of Manhattan Bancorp common stock;

  •
  the terms of the merger agreement taken as a whole, which it reviewed with its outside financial and legal advisors, including:

  •
  its determination that an exchange ratio that is "floating," meaning that it is subject to adjustment to reflect changes in book value of the two companies, is appropriate to reflect the strategic purpose of the bank merger; and

  •
  the ability of the Manhattan Board, under certain circumstances, to (i) withhold, withdraw, qualify or modify its recommendation to shareholders to vote in favor of the bank merger, (ii) provide information to, and participate in discussions and negotiations with, third parties regarding unsolicited acquisition proposals, and (iii) approve a superior proposal and terminate the merger agreement, in each case subject to an obligation to pay Professional Business Bank a termination fee and to reimburse Professional Business Bank, CGB Holdings and Fund Manager for certain expenses relating to the merger agreement;

  •
  its understanding of the current and prospective environment in which Manhattan Bancorp and Professional Business Bank operate and will operate, including national and local economic conditions, the competitive environment for financial institutions generally, the continuing trends of industry consolidation and increasing costs resulting in part from regulatory and legislative mandates, which it believes favor efficiencies from a greater scale of operations, and the likely effect of these factors on Manhattan Bancorp both with and without the proposed transaction; and

  •
  the availability of statutory dissenters' rights to the shareholders who are entitled to demand and have properly demanded such rights and have complied with all of the other required procedures under California law for exercising dissenters' rights, which require Manhattan Bancorp to purchase at their fair market value the shares of Manhattan Bancorp common stock owned by such holders of dissenting shares, as described in "—Dissenters' Rights for Professional Business Bank and Manhattan Bancorp Shareholders."

        The Manhattan Special Committee also considered a variety of potentially negative factors in its deliberations concerning the merger agreement and the bank merger, including the following, which are not listed in any relative order of importance:

  •
  there is no assurance that all of the conditions to the parties' obligations to complete the bank merger will be satisfied and the bank merger consummated, including the condition of obtaining the required bank regulatory approvals, which is a condition to the consummation of the bank merger that cannot be waived;

  •
  the risks associated with the integration of the two companies and the risk that potential benefits and synergies sought from the bank merger may not be realized, or may not be realized within the time period expected;

  •
  the risk that the process of integrating the businesses of Manhattan Bancorp and Professional Business Bank does not proceed as planned, and it may in turn have an adverse effect on Manhattan Bancorp's relationships with its customers and ultimately impact Manhattan Bancorp's profitability;

  •
  the provisions of the merger agreement designed to restrict the ability of Manhattan Bancorp to seek or entertain third party acquisition proposals, subject to certain exceptions that would apply if necessary to enable directors to comply with their fiduciary duties, and the provisions of the merger agreement providing for the payment of a termination fee of $300,000 and the reimbursement of merger agreement related expenses of up to $450,000;

  •
  the restrictions contained in the merger agreement on the conduct of Manhattan Bancorp's business prior to the completion of the bank merger, which are customary for merger agreements involving financial institutions and which are consistent with those placed on Professional Business Bank under the merger agreement, but which, subject to specific exceptions, could delay or prevent Manhattan Bancorp from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of Manhattan Bancorp absent the pending completion of the bank merger;

  •
  the significant risks and costs involved in connection with entering into and completing the bank merger, or failing to complete the bank merger in a timely manner, or at all, including as a result of any failure to obtain required regulatory approvals, such as the risks and costs relating to diversion of management and employee attention, potential employee attrition, and the potential effect on business and customer relationships;

  •
  the fact that the Funds, which currently collectively control approximately 44% of the common stock of Manhattan Bancorp and 90% of the common stock of Professional Business Bank, are expected to acquire effective control of Manhattan Bancorp after the bank merger; and

  •
  the fact that, because the bank merger consideration will be determined on the basis of a floating exchange ratio of shares of Manhattan Bancorp common stock for Professional Business Bank common stock, Manhattan Bancorp shareholders could be adversely affected by a decrease in the book value of Manhattan Bancorp common stock, or an increase in the book value of Professional Business Bank common stock, during the pendency of the bank merger.

        The foregoing discussion of the information and factors considered by the Manhattan Special Committee is not exhaustive, but is intended to include the material factors considered by the Manhattan Special Committee. In view of the variety of factors considered in connection with its evaluation of the bank merger, the Manhattan Special Committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual members of the Manhattan Special Committee may have given different weights to different factors. The Manhattan Special Committee also did not undertake to make any specific determination as to whether any factor was decisive in reaching its ultimate determination. The Manhattan Special Committee instead based its recommendation on the totality of the information presented.

        In reaching the conclusion that the merger agreement and the transactions contemplated by the merger agreement are fair to and in the best interests of Manhattan Bancorp and its shareholders, and in approving the merger agreement and the transactions contemplated thereby, the Manhattan Board considered a number of factors, including the following material factors, which are not listed in any relative order of importance:

  •
  the determination of the Manhattan Special Committee that the merger agreement and the transactions contemplated thereby are fair to and in the best interests of Manhattan Bancorp and its shareholders;

  •
  the unanimous recommendation of the Manhattan Special Committee that the Manhattan Board approve the merger agreement and the transactions contemplated thereby;

  •
  the financial analyses presented by Sandler O'Neill, Manhattan Bancorp's financial advisor, and the opinion of Sandler O'Neill delivered on November 21, 2011, to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, limitations, qualifications and conditions described in Sandler O'Neill's opinion, the exchange ratio provided for in the merger agreement for determining the amount of Manhattan Bancorp common stock to be issued to the holders of Professional Business Bank common stock in exchange for their shares was fair, from a financial point of view, to the Manhattan Bancorp shareholders, as more fully described below under the caption "—Opinions of Manhattan Bancorp and Professional Business Bank Financial Advisors—Opinion of Manhattan Bancorp's Financial Advisor" beginning on page 50; and

  •
  the factors referred to above as having been taken into account by the Manhattan Special Committee.

        The Manhattan Board also considered a number of factors that are discussed below relating to the procedural safeguards that it believes were and are present to ensure the fairness of the bank merger. The Manhattan Board believes these factors support its determinations and recommendations and provide assurance of the procedural fairness of the bank merger to the Manhattan Bancorp shareholders:

  •
  the Manhattan Special Committee consists solely of independent directors, none of whom (i) are employees of Manhattan Bancorp or any of its subsidiaries, (ii) are affiliated with Fund Manager, the Funds or CGB Holdings, or (iii) have a financial interest in the bank merger that is different from that of the shareholders;

  •
  the Manhattan Special Committee met regularly to discuss Manhattan Bancorp's strategic alternatives and was advised by financial and legal advisors, and each member of the Manhattan Special Committee was actively engaged in the process;

  •
  the Manhattan Special Committee made all material decisions relating to Manhattan Bancorp's strategic alternatives beginning on August 25, 2011, including recommending to the Manhattan Board that Manhattan Bancorp enter into the merger agreement;

  •
  the process undertaken by the Manhattan Special Committee and its financial and legal advisors in connection with evaluating, negotiating and approving the merger agreement, including the extensive pre-signing market check, as described in "—Background of the Merger";

  •
  the financial and other terms and conditions of the merger agreement were the product of arm's-length negotiations between the Manhattan Special Committee and its advisors, on the one hand, and Professional Business Bank and its advisors, on the other hand;

  •
  the Manhattan Special Committee received the advice and assistance of its financial and legal advisors;

  •
  the ability of the Manhattan Board, under certain circumstances, to (i) withhold, withdraw, qualify or modify its recommendation to shareholders to vote in favor of the bank merger, (ii) provide information to, and participate in discussions and negotiations with, third parties regarding unsolicited acquisition proposals, and (iii) approve a superior proposal and terminate the merger agreement, in each case subject to an obligation to pay Professional Business Bank a termination fee and to reimburse Professional Business Bank, CGB Holdings and Fund Manager for certain expenses relating to the merger agreement; and

  •
  the availability of statutory dissenters' rights to the shareholders who are entitled to demand and have properly demanded such rights and have complied with all of the other required procedures under California law for exercising dissenters' rights, which require Manhattan Bancorp to purchase at their fair market value the shares of Manhattan Bancorp common stock owned by such holders of dissenting shares, as described in "—Dissenters' Rights for Professional Business Bank and Manhattan Bancorp Shareholders."

        The foregoing discussion of the information and factors considered by the Manhattan Board is not exhaustive, but is intended to include the material factors considered by the Manhattan Board. In view of the variety of factors considered in connection with its evaluation of the bank merger, the Manhattan Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual members of the Manhattan Board may have given different weights to different factors. The Manhattan Board also did not undertake to make any specific determination as to whether any factor was decisive in reaching its ultimate determination. The Manhattan Board instead based its recommendation on the totality of the information presented.

        THE MANHATTAN BANCORP BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE THE MERGER AGREEMENT AND "FOR" THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES AND VOTES IN FAVOR OF THE APPROVAL OF THE MERGER AGREEMENT.

        In considering the recommendation of the Manhattan Board with respect to the proposal to approve the merger agreement, Manhattan Bancorp shareholders should be aware that certain persons, including Manhattan Bancorp's directors and executive officers and Fund Manager and the Funds, have interests in the bank merger that are different from, or in addition to, those of other Manhattan Bancorp shareholders. The Manhattan Special Committee and the Manhattan Board were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the bank merger and in recommending that the merger agreement be approved by Manhattan Bancorp's shareholders. See "—Interests of Certain Persons in the Mergers" beginning on page 67.

        In addition, please note that this explanation of the reasoning of the Manhattan Special Committee and the Manhattan Board and other information presented in this section includes statements that are forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading "Caution Regarding Forward-Looking Statements" on page 18.

Professional Business Bank's Reasons for the Mergers; Recommendation of the PBB Board

        At a meeting held on November 16, 2011, after a careful review of the facts and circumstances relating to the mergers, by unanimous vote, the PBB Board (i) approved and declared advisable the merger agreement and the transactions contemplated thereby, (ii) determined that the terms of the merger agreement and the mergers and the other transactions contemplated thereby were fair to, and in the best interests of, Professional Business Bank and its shareholders and (iii) resolved to recommend that Professional Business Bank shareholders adopt and approve the merger agreement and directed that this matter be submitted for consideration of Professional Business Bank shareholders at a shareholders' meeting.

        In reaching its decision, the PBB Board considered the condition of the Southern California community banking sector and concluded that consolidation was likely to occur among the community banks serving Southern California small businesses. The PBB Board determined that it would be important for Professional Business Bank to grow in order to maintain and enhance its competitive position. The PBB Board evaluated a number of growth alternatives, including organic growth and the possibility of growing through acquisitions or establishing a strategic relationship with a major bank, and decided that a combination with another bank serving the Southern California business community offered the best prospects for sustainable growth. In consultation with its financial and legal advisors, the PBB Board evaluated the other banks serving the Southern California business community, including their business base, operating results, financial condition, asset quality, management, branch locations and institutional culture, and concluded that, among such banks, a combination with Bank of Manhattan likely offered the best prospects.

        The mergers would create a Southern California community banking company with approximately $397 million in assets, $269 million in gross loans (which excludes allowances for loan and lease losses, but includes loans-available-for-sale), $324 million in deposits, $54 in total equity (or $52 million in tangible equity) as of September 30, 2011, with branch locations in Pasadena, Glendale, Montebello and El Segundo, and mortgage offices in San Diego, Calabasas and West Los Angeles. The PBB Board believed that the proposed merger with Bank of Manhattan would position the combined bank to compete more effectively against its competitors in the changing economic and regulatory environment by, among other things:

  •
  strengthening the combined bank's presence in its core markets while expanding its footprint into the South Bay markets where Professional Business Bank currently does not have a presence;

  •
  creating opportunities to leverage complementary business lines across a larger customer base, while improving customer service as a result of an expanded branch and distribution network and expanded and improved product offerings;

  •
  enabling more efficient operations through increased scale and synergies of the combined bank;

  •
  enhancing the combined bank's ability to grow organically or through acquisitions;

  •
  enhancing the ability of the combined bank to access the capital markets, particularly in light of evolving regulatory requirements calling for increased capital; and

  •
  improving the combined bank's ability to compete with larger Southern California community banks and other competitors in trade finance relationships and to seek new lending opportunities from small businesses in light of the combined bank's increased lending limit.

        In reaching its decision and making its recommendation, the PBB Board also considered the following additional material factors:

  •
  the quality and experience of Manhattan Bancorp's board and management;

  •
  the current environment in the financial services industry, including national and regional economic conditions, continued consolidation in the financial services industry (including the perceived need for consolidation in the Southern California community banking sector), regulatory compliance requirements, local competition (including competition in the Southern California community banking sector), and the likely effect of these factors on Professional Business Bank on both a stand-alone basis and in the context of the proposed merger;

  •
  the consistency of the mergers with Professional Business Bank's business strategies, including achieving strong earnings growth, improving customer attraction and retention and focusing on expense control, and the PBB Board's conclusion after its analysis that Professional Business Bank and Bank of Manhattan are a complementary fit due to the nature of the markets served and products offered by Professional Business Bank and Bank of Manhattan and the expectation that the mergers would provide economies of scale, expanded product offerings, expanded opportunities for cross-selling, cost savings opportunities, and enhanced opportunities for growth;

  •
  the expectation that the mergers would be accretive to earnings in light of the potential cost savings and revenue enhancements;

  •
  the increase in overall assets to approximately $397 million and the increased market capitalization are anticipated to increase the combined bank's access to equity and debt markets;

  •
  the benefits of the proposed merger as compared with maintaining Professional Business Bank as a stand-alone entity, including the PBB Board's observation that the combined bank should be able to compete more effectively in the current market as a result of its broader base of branches, economies of scale and higher lending limits, its consideration of the likelihood that there would be further consolidation in the Southern California community banking sector, making it more difficult for smaller institutions to compete, Professional Business Bank's historical revenues and revenue expectations over the near and long term, its prospects for achieving continued revenue and earnings growth on an independent basis and as part of the combined bank, the execution risks involved in implementing Professional Business Bank's growth strategies on a stand-alone basis, the increasingly competitive environment for small community banks, the increased regulatory burden expected to arise from the implementation of the Dodd-Frank Act and the earnings and growth challenges of doing business in Professional Business Bank's market area, and its conclusion that the combined bank would likely have superior future earnings and prospects compared to Professional Business Bank's earnings and prospects on an independent basis;

  •
  the financial analyses presented by Davidson at the November 16, 2011 meeting of the PBB Board and the opinion of Davidson, delivered at the November 16, 2011 meeting (and subsequently confirmed in writing on November 21, 2011), to the effect that, as of that date and based upon and subject to the limitations, qualifications, factors and assumptions set forth in the written opinion, the exchange ratio to be received by Professional Business Bank shareholders pursuant to the merger agreement was fair, from a financial point of view, to such holders, the full text of which, setting forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C hereto and is incorporated herein by reference, and, which is further discussed in "—Opinions of Manhattan Bancorp and Professional Business Bank Financial Advisors—Opinion of Professional Business Bank's Financial Advisor" below;

  •
  the PBB Board's belief that the terms of the merger agreement were fair and reasonable to Professional Business Bank and its shareholders, including, among other terms, the adequacy of the exchange ratio as further discussed above, the covenants of Professional Business Bank and Manhattan Bancorp under the merger agreement, including covenants relating to efforts to obtain regulatory approvals, the limited ability of either party to terminate the merger agreement, the limited conditions to closing, and the limitations and exceptions included in the definition of material adverse effect, which term is used, among other purposes, to reduce the scope of certain representations, warranties and covenants and related merger agreement closing conditions, and the absence of which is a separate closing condition;

  •
  the results of the due diligence investigation of Manhattan Bancorp and its subsidiaries conducted by Professional Business Bank's management and financial, legal and other advisors;

  •
  the likelihood that the mergers would each constitute a tax-free reorganization for U.S. federal income tax purposes and that Professional Business Bank shareholders receiving stock consideration would not recognize gain or loss on the exchange of Professional Business Bank stock for stock of Manhattan Bancorp;

  •
  the availability of statutory dissenters' rights to the shareholders who are entitled to demand and have properly demanded such rights and have complied with all of the other required procedures under California law for exercising dissenters' rights, which require Manhattan Bancorp to purchase at their fair market value the shares of Professional Business Bank common stock owned by such holders of dissenting shares, as described in "—Dissenters' Rights for Professional Business Bank and Manhattan Bancorp Shareholders"; and

  •
  the desire of Fund Manager, as representative of the Funds (which collectively own 100% of the common stock of CGB Holdings, which in turn owns approximately 90% of the issued and outstanding shares of Professional Business Bank common stock), to complete the reorganization and consolidation of Professional Business Bank and Bank of Manhattan.

        The PBB Board also considered the potential risks outlined below, but concluded that the anticipated benefits of the mergers were likely to outweigh these risks. The risks included:

  •
  the possibility that the mergers and the related integration process could result in the loss of key employees, disruption of Professional Business Bank's ongoing business and loss of customers;

  •
  the possibility of encountering difficulties in achieving cost savings and revenue synergies in the amounts estimated or in the time frame contemplated;

  •
  the fact that, because the bank merger consideration will be determined on the basis of a floating exchange ratio of shares of Manhattan Bancorp common stock for Professional Business Bank common stock, Professional Business Bank shareholders could be adversely affected by a decrease in the book value of Professional Business Bank common stock, or an increase in the book value of Manhattan Bancorp common stock, during the pendency of the bank merger;

  •
  the fact that completion of the mergers are subject to regulatory approvals from multiple bank regulatory agencies and there can be no assurance that these approvals will be received prior to the termination date in the merger agreement, after which time either Manhattan Bancorp or Professional Business Bank can terminate the merger agreement;

  •
  the possibility that one or more of the bank regulatory authorities could condition approval of the mergers on the companies' compliance with burdensome requirements, which could have the effect of delaying completion of the transactions contemplated in the merger agreement or imposing additional costs on or limiting the revenues of the combined bank, any of which might have a material adverse effect on the combined bank following the mergers;

  •
  the restrictions on the conduct of Professional Business Bank's business prior to the completion of the mergers under the merger agreement, which require, among other things, that Professional Business Bank conduct its business only in the ordinary course and take certain actions or refrain from taking certain actions, subject to specific exceptions, which may delay or prevent Professional Business Bank from pursuing business opportunities that may arise that it would otherwise pursue;

  •
  the fact that Professional Business Bank's executive officers and directors may have interests in the proposed merger that are different from, or in addition to, those of Professional Business Bank's other shareholders. See "—Interests of Certain Persons in the Mergers" beginning on page 67;

  •
  the possibility that the mergers might not be completed and the effect of the resulting public announcement of termination of the merger agreement on, among other things, Professional Business Bank's operating results, particularly in light of the costs incurred in connection with the proposed merger; and

  •
  the other risks described in the section entitled "Risk Factors" beginning on page 11.

        Although the PBB Board considered these and other factors, the PBB Board did not collectively assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. The PBB Board collectively made its determination based on the conclusion reached by its members, in light of the factors that each of them considered appropriate, that the mergers are in the best interests of Professional Business Bank and its shareholders.

        The PBB Board noted that there can be no assurance about future results, including results expected or considered in the factors listed above, such as assumptions regarding anticipated cost savings and earnings accretion/dilution. However, the PBB Board concluded that the potential positive factors outweighed the potential risks of completing the mergers.

        This explanation of the reasoning of the PBB Board and other information presented in this section includes statements that are forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading "Caution Regarding Forward-Looking Statements" on page 18.

        For the reasons set forth above, the PBB Board determined that the mergers, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interest of Professional Business Bank and its shareholders and approved the merger agreement.

        THE PBB BOARD RECOMMENDS THAT THE PROFESSIONAL BUSINESS BANK SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND "FOR" THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES AND VOTES IN FAVOR OF THE APPROVAL OF THE MERGER AGREEMENT.

  Opinions of Financial Advisors

  Opinion of Manhattan Bancorp's Financial Advisor

        By letter dated August 26, 2011, Manhattan Bancorp retained Sandler O'Neill to act as its financial advisor in connection with a possible business combination with another financial institution. Manhattan Bancorp selected Sandler O'Neill because Sandler O'Neill is a nationally recognized investment banking firm with substantial experience in transactions similar to the mergers and is familiar with Manhattan Bancorp and its business. As part of its investment banking business, Sandler O'Neill is continually engaged in the valuation of financial businesses and their securities in connection with mergers and acquisitions.

        On November 21, 2011, the joint board of directors of Manhattan Bancorp and Bank of Manhattan held a meeting to evaluate the proposed merger of Professional Business Bank with and into Bank of Manhattan. At the meeting, Sandler O'Neill reviewed the financial aspects of the proposed merger and rendered an oral opinion (subsequently confirmed in writing) to Manhattan Bancorp that, as of such date, and based upon and subject to factors and assumptions set forth therein, the exchange ratio was fair, from a financial point of view, to the shareholders of Manhattan Bancorp. The Manhattan Bancorp board of directors approved the merger agreement on November 21, 2011.

        The full text of Sandler O'Neill's written opinion, dated November 21, 2011, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this joint proxy statement/prospectus and is incorporated herein by reference. The description of the opinion set forth herein is qualified in its entirety by reference to the full text of the opinion. Manhattan Bancorp's shareholders are urged to read the opinion in its entirety.

        Sandler O'Neill's opinion speaks only as of the date of the opinion. The opinion is directed to the Manhattan Board and addresses only the fairness, from a financial point of view, to holders of Manhattan Bancorp common stock of the exchange ratio in the bank merger. It does not address the underlying business decision to proceed with the mergers and does not constitute a recommendation to any Manhattan Bancorp shareholder as to how the shareholder should vote on the merger agreement or any related matter.

        In connection with its opinion, Sandler O'Neill reviewed, analyzed and relied upon material bearing upon the mergers and the financial and operating condition of Manhattan Bancorp and Professional Business Bank, including, among other things, the following:

  •
  the merger agreement,

  •
  certain publicly available financial statements and other historical financial information of Manhattan Bancorp Sandler O'Neill deemed relevant,

  •
  certain publicly available financial statements and other historical financial information of Professional Business Bank Sandler O'Neill deemed relevant,

  •
  internal financial projections for Manhattan Bancorp for the years ending December 31, 2011 through December 31, 2016, as prepared by and discussed with senior management of Manhattan Bancorp,

  •
  internal financial projections for Professional Business Bank for the years ending December 31, 2011 through December 31, 2016, as prepared by and discussed with senior management of Professional Business Bank,

  •
  the publicly reported historical price and trading activity for Manhattan Bancorp's common stock, including a comparison of certain financial and stock market information for Manhattan Bancorp and Professional Business Bank with similar publicly available information for certain other commercial banks, the securities of which are publicly traded,

  •
  the current market environment generally and in the commercial banking sector in particular, and

  •
  such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O'Neill considered relevant.

        Sandler O'Neill also held discussions with certain members of senior management of Manhattan Bancorp regarding the business, financial condition and results of operations and prospects of Manhattan Bancorp and held similar discussions with certain members of senior management of Professional Business Bank concerning the business, financial condition, results of operations and prospects of Professional Business Bank.

        In performing its review and analysis, Sandler O'Neill relied upon the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by Manhattan Bancorp or Professional Business Bank or that was otherwise reviewed by it and assumed such accuracy and completeness for purposes of its opinion. Sandler O'Neill relied upon the assurances of the respective managements of Manhattan Bancorp and Professional Business Bank that they are not aware of any facts and circumstances that would make any of such information inaccurate or misleading. Sandler O'Neill did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Manhattan Bancorp and Professional Business Bank or any of their respective subsidiaries. Sandler O'Neill did not make an independent valuation of the adequacy of allowances of Manhattan Bancorp and Professional

Business Bank or the combined bank after the bank merger and did not review any individual credit files relating to Manhattan Bancorp and Professional Business Bank. Sandler O'Neill assumed, with Manhattan Bancorp's consent, that the respective allowances for loan losses for both Manhattan Bancorp and Professional Business Bank are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

        The internal financial projections furnished to Sandler O'Neill and used by it in certain of its analyses were prepared by Manhattan Bancorp's and Professional Business Bank's respective senior management teams. Manhattan Bancorp and Professional Business Bank do not publicly disclose internal management projections of the type provided to Sandler O'Neill in connection with its review of the mergers. As a result, such projections were not prepared with a view toward public disclosure. The projections were based on numerous variables and assumptions, which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections. The estimates or projections contained in the analyses performed by Sandler O'Neill are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates or projections of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. Sandler O'Neill assumed for the purposes of its analysis that they reflected the best currently available estimates and judgments of such managements and that such performances would be achieved. Sandler O'Neill expressed no opinion as to such financial projections or assumptions on which they were based.

        Sandler O'Neill assumed that there has been no material change in the respective assets, financial condition, results of operations, business or prospects of Manhattan Bancorp or Professional Business Bank since the date of the most recent financial data made available to it. Sandler O'Neill also assumed in all respects material to its analysis that Manhattan Bancorp and Professional Business Bank will remain as a going concern for all periods relevant to its analyses. Sandler O'Neill expressed no opinion as to any of the legal, accounting and tax matters relating to the bank merger and any other transactions contemplated in connection therewith.

        Sandler O'Neill's analysis and the views expressed in its opinion were necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Events occurring after the date of its opinion could materially affect its views. Sandler O'Neill has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment on events occurring after the date of its opinion. Sandler O'Neill expressed no opinion as to what the value of Manhattan Bancorp's common stock will be when issued to Professional Business Bank's shareholders or the prices at which Manhattan Bancorp's and Professional Business Bank's securities may trade at any time.

        Sandler O'Neill's opinion was directed to the Manhattan Board in connection with its consideration of the mergers and does not constitute a recommendation to any shareholder of Manhattan Bancorp as to how such shareholder should vote at the special meeting of shareholders. Sandler O'Neill's opinion was only directed to the fairness, from a financial point of view, of the exchange ratio to holders of Manhattan Bancorp's common stock and did not address the underlying business decision of Manhattan Bancorp to engage in the bank merger, the relative merits of the bank merger as compared to any other alternative business strategies that might exist for Manhattan Bancorp or the effect of any other transaction in which Manhattan Bancorp might engage. Sandler O'Neill did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the bank merger by Manhattan Bancorp's officers, directors, or employees, or class of such persons, relative to the compensation to be received in the bank merger by any other shareholders of Manhattan Bancorp. Sandler O'Neill's opinion was approved by Sandler O'Neill's fairness opinion committee.

  Summary of Analysis by Sandler O'Neill

        The following is a summary of the material financial analyses presented by Sandler O'Neill to the Manhattan Board in connection with rendering the fairness opinion described above. The following summary is not a complete description of the financial analyses performed by Sandler O'Neill in rendering its opinion or the presentation made by Sandler O'Neill to the Manhattan Board, nor does the order of analysis described represent relative importance or weight given to any particular analysis by Sandler O'Neill, and the summary is qualified in its entirety by reference to the written opinion of Sandler O'Neill attached as Annex B. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible of partial analysis or summary description. Selecting portions of the analysis or of the summary set forth herein, without considering the analysis as a whole, could create an incomplete view of the processes underlying Sandler O'Neill's opinion. In arriving at its opinion, Sandler O'Neill considered the results of its entire analysis and Sandler O'Neill did not attribute any particular weight to any analysis or factor that it considered. Rather, Sandler O'Neill made its determination as to fairness on the basis of its experience and professional judgment after considering the results of its entire analysis. The financial analyses summarized below include information presented in tabular format. Sandler O'Neill believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of the financial analyses.

  Summary of Proposal

        Sandler O'Neill reviewed the financial terms of the proposed transaction, including the consideration to be paid. Sandler O'Neill calculated an exchange ratio for the proposed bank merger of 1.570 shares of Manhattan Bancorp for each share of Professional Business Bank based on the book values of Manhattan Bancorp and Professional Business Bank as of September 30, 2011 of $4.93 and $7.74, respectively.

        Professional Business Bank—Comparable Company Analysis.    Sandler O'Neill also used publicly available information to compare selected financial and market trading information for Professional Business Bank and a group of financial institutions selected by Sandler O'Neill. The Professional Business Bank peer group consisted of California-based publicly traded commercial banks with total assets as of the most recently reported period between $150 million and $500 million (excluding ethnic focused commercial banks):

Plumas Bancorp	ICB Financial
Premier Commercial Bancorp	Commerce National Bank
Greater Sacramento Bancorp	California Community Bank
Security California Bancorp	Mission Valley Bancorp
Summit State Bank	Security Business Bancorp
1st Century Bancshares, Inc.	Bank of Santa Clarita
NCAL Bancorp	Orange County Business Bank
California Republic Bank	Bank of Southern California, National Association
Plaza Bank	County Commerce Bank
Valley Commerce Bancorp	CalWest Bancorp
Avidbank Holdings, Inc.	CommerceWest Bank, N.A.
Presidio Bank	Santa Cruz County Bank

        The analysis compared historical financial information for Professional Business Bank and the mean and median financial and market trading data for the Professional Business Bank peer group as of or for the twelve-month period ended September 30, 2011 or most recently reported period. The table below sets forth the data for Professional Business Bank and the median data for the Professional Business Bank peer group as of or for the twelve-month period ended September 30, 2011 or most recently reported period.

Comparable Company Analysis

	Professional Business Bank	Comparable Group Medians
Total Assets (in millions)	$250	$321
Non-Performing Assets / Total Assets	4.69%	2.31%
Tangible Common Equity / Tangible Assets	13.20%	10.06%
Price / Tangible Book Value	NA	74%
Market Capitalization (in millions)	NA	$19
Price / LTM Earnings Per Share	NA	13.2x

        Manhattan Bancorp—Comparable Company Analysis.    Sandler O'Neill also used publicly available information to compare selected financial information and market trading information for Manhattan Bancorp and two groups of financial institutions selected by Sandler O'Neill. The first Manhattan Bancorp peer group consisted of Southern California-based publicly traded commercial banks with total assets between $100 million and $200 million as of September 30, 2011 and with non-performing assets to total assets ratio of less than 5.00% (excluding ethnic focused commercial banks):

Bank of Southern California, National Association	Capital Bank
County Commerce Bank	Chino Commercial Bancorp
Seacoast Commerce Bank	Americas United Bank
Open Bank	Promerica Bank
Ojai Community Bank

        The second Manhattan Bancorp peer group consisted of Southern California publicly traded commercial banks with total assets between $100 million and $200 million as of September 30, 2011 and with a negative return on average assets in the last twelve months (excluding ethnic focused commercial banks):

Bank of Southern California, National Association	Orange County Business Bank
CalWest Bancorp	First Mountain Bancorp
Golden State Bank	Americas United Bank

        The analysis compared publicly available financial information for Manhattan Bancorp and the mean and median financial and market trading data for the Manhattan Bancorp peer group as of or for the twelve-month period ended September 30, 2011 or most recently reported period. The table below sets forth the data for Manhattan Bancorp and the median data for the Manhattan Bancorp peer group as of or for the twelve-month period ended September 30, 2011 or the most recently reported period.

 Comparable Company Analysis

	Manhattan Bancorp	1st Comparable Group Medians	2nd Comparable Group Medians
Total Assets (in millions)	$147	$130	$146
Non-Performing Assets / Total Assets	1.30%	2.68%	6.42%
LTM Return on Average Assets	(4.60)%	0.40%	(1.12)%
Tangible Common Equity / Tangible Assets	13.40%	10.06%	9.92%
Price / Tangible Book Value	44%	103%	49%
Market Capitalization (in millions)	$9	$14	$7

        Manhattan Bancorp—Stock Price Performance.    Sandler O'Neill reviewed the history of the publicly reported trading prices of Manhattan Bancorp common stock for the one-year and three-year period ended November 18, 2011. Sandler O'Neill then compared the relationship between the movements in the price of Manhattan Bancorp common stock against the movements in the prices of Manhattan Bancorp 1st peer group, S&P Bank Index and Nasdaq Bank Index.

Manhattan Bancorp's One-Year Stock Performance

	Beginning Index Value November 18, 2010	Ending Index Value November 18, 2011
Manhattan Bancorp	100%	41%
Manhattan Bancorp 1st Peer Group	100%	95%
S&P Bank Index	100%	91%
Nasdaq Bank Index	100%	93%

Manhattan Bancorp's Three-Year Stock Performance

	Beginning Index Value November 18, 2008	Ending Index Value November 18, 2011
Manhattan Bancorp	100%	27%
Manhattan Bancorp 1st Peer Group	100%	82%
S&P Bank Index	100%	87%
Nasdaq Bank Index	100%	78%

        Professional Business Bank—Net Present Value Analysis.    Sandler O'Neill performed an analysis that estimated the net present value per share of Professional Business Bank common stock under various circumstances. The analysis assumed that Professional Business Bank performed in accordance with the financial forecasts for the years ending December 31, 2011 through 2016 as prepared by and reviewed with senior management of Professional Business Bank. To approximate the terminal value of Professional Business Bank common stock at December 31, 2016, Sandler O'Neill applied price to forward earnings multiples of 10.0x to 15.0x and multiples of tangible book value ranging from 50% to 125%. The terminal values were then discounted to present values using different discount rates ranging from 11.0% to 17.0% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Professional Business Bank common stock.

        As illustrated in the following tables, the analysis indicates an imputed range of values per share of Professional Business Bank common stock of $4.04 to $8.04 when applying the price earnings multiples to the internal financial forecasts and $2.67 to $8.86 when applying multiples of tangible book value to the internal financial forecasts.

 Earnings Per Share Multiples

Discount Rate	10.0x	11.0x	12.0x	13.0x	14.0x	15.0x
11.0%	$5.36	$5.89	$6.43	$6.97	$7.50	$8.04
12.0%	$5.11	$5.62	$6.13	$6.64	$7.15	$7.66
13.0%	$4.87	$5.36	$5.84	$6.33	$6.82	$7.31
14.0%	$4.65	$5.11	$5.58	$6.04	$6.50	$6.97
15.0%	$4.43	$4.88	$5.32	$5.76	$6.21	$6.65
16.0%	$4.23	$4.66	$5.08	$5.50	$5.93	$6.35
17.0%	$4.04	$4.45	$4.85	$5.26	$5.66	$6.07

Tangible Book Value Multiples

Discount Rate	50%	65%	75%	85%	100%	125%
11.0%	$3.54	$4.61	$5.32	$6.02	$7.09	$8.86
12.0%	$3.38	$4.39	$5.07	$5.74	$6.76	$8.45
13.0%	$3.22	$4.19	$4.83	$5.48	$6.44	$8.05
14.0%	$3.07	$4.00	$4.61	$5.22	$6.15	$7.68
15.0%	$2.93	$3.81	$4.40	$4.99	$5.87	$7.33
16.0%	$2.80	$3.64	$4.20	$4.76	$5.60	$7.00
17.0%	$2.67	$3.48	$4.01	$4.55	$5.35	$6.69

        Sandler O'Neill also considered and discussed with the Manhattan Board how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O'Neill performed a similar analysis assuming Professional Business Bank net income varied from 25% above forecasts to 25% below forecasts. This analysis resulted in the following range of per share values for Professional Business Bank common stock, using the same price forward earnings multiples of 10.0x to 15.0x and a discount rate of 14.17% (which Sandler O'Neill calculated based on industry standard methods of adding the current risk-free rate, which is based on the 10-year Treasury yield, plus the published Ibbotson Equity Risk Premium, plus the published Ibbotson Size Premium, plus the Ibbottson Industry Premium):

Earnings Per Share Multiples

Annual Budget Variance	10.0x	11.0x	12.0x	13.0x	14.0x	15.0x
(25.0)%	$3.15	$3.47	$3.79	$4.10	$4.42	$4.73
(20.0)%	$3.37	$3.70	$4.04	$4.37	$4.71	$5.05
(15.0)%	$3.58	$3.93	$4.29	$4.65	$5.01	$5.36
(10.0)%	$3.79	$4.16	$4.54	$4.92	$5.30	$5.68
(5.0)%	$4.00	$4.40	$4.80	$5.20	$5.59	$5.99
0.0%	$4.21	$4.63	$5.05	$5.47	$5.89	$6.31
5.0%	$4.42	$4.86	$5.30	$5.74	$6.18	$6.63
10.0%	$4.63	$5.09	$5.55	$6.02	$6.48	$6.94
15.0%	$4.84	$5.32	$5.81	$6.29	$6.77	$7.26
20.0%	$5.05	$5.55	$6.06	$6.56	$7.07	$7.57
25.0%	$5.26	$5.78	$6.31	$6.84	$7.36	$7.89

        Sandler O'Neill noted that the terminal value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

        Manhattan Bancorp—Net Present Value Analysis.    Sandler O'Neill also performed an analysis that estimated the net present value per share of Manhattan Bancorp common stock under various circumstances. The analysis assumed that Manhattan Bancorp performed in accordance with projections provided by management for December 31, 2011 through December 31, 2016.

        To approximate the terminal value of Manhattan Bancorp common stock at December 31, 2016, Sandler O'Neill applied multiples of tangible book value ranging from 50% to 150%. The terminal values were then discounted to present values using different discount rates ranging from 11.0% to 17.0% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Manhattan Bancorp common stock.

        As illustrated in the following tables, the analysis indicates an imputed range of values per share of Manhattan Bancorp common stock of $0.71 to $2.81 when applying multiples of tangible book value to management's projections.

Tangible Book Value Multiples

Discount Rate	50%	75%	85%	100%	125%	150%
11.0%	$0.94	$1.41	$1.59	$1.87	$2.34	$2.81
12.0%	$0.89	$1.34	$1.52	$1.79	$2.23	$2.68
13.0%	$0.85	$1.28	$1.45	$1.71	$2.13	$2.56
14.0%	$0.81	$1.22	$1.38	$1.63	$2.04	$2.44
15.0%	$0.78	$1.17	$1.32	$1.56	$1.94	$2.33
16.0%	$0.74	$1.11	$1.26	$1.49	$1.86	$2.23
17.0%	$0.71	$1.07	$1.21	$1.42	$1.78	$2.13

        Contribution Analysis.    Sandler O'Neill reviewed the relative contributions to be made by Professional Business Bank and Manhattan Bancorp to the combined institution based on financial information of both companies as of September 30, 2011. The percentage of pro forma common shares owned was determined using the exchange ratio of 1.5740. This analysis indicated that the implied contributions to the combined entity were as follows:

Contribution Analysis

	Manhattan Bancorp	Professional Business Bank(1)
Total Assets	37.0%	63.0%
Net Loans	34.7%	65.3%
Total Deposits	34.5%	65.5%
Core Deposits	30.2%	69.8%
Total Equity	36.0%	64.0%
Tangible Common Equity	37.4%	62.6%
Nonperforming Assets	13.8%	86.2%
Pro forma common ownership	36.0%	64.0%
Stand-Alone Financial Metrics
ALLL / Gross Loans	1.7%	8.2	%(2)
LTM Net Income	$(6.4)	$2.6
Estimated 2011 Net Income	$(6.3)	$0.4
Estimated 2012 Net Income	$(2.9)	$(2.9)

(1)
Based on consolidated numbers after the CGBH merger

(2)
Adjusted to include impact of existing fair value loan mark from previous acquisition

        Pro Forma Results and Capital Ratios.    Sandler O'Neill analyzed certain potential pro forma effects of the bank merger, assuming the following: (1) 100% of the consideration to be issued to shareholders of Professional Business Bank in connection with the bank merger is in the form of common stock of Manhattan Bancorp; (2) an exchange ratio of 1.570 based on book values per share of Professional Business Bank and Manhattan Bancorp of $7.74 and $4.93, respectively; (3) the merger is completed on December 31, 2011; (4) stock options issued pursuant to awards under Professional Business Bank's 2011 Equity Stock Incentive Plan are converted into the right to receive common shares of Manhattan Bancorp; (5) financial forecasts provided by management of Professional Business Bank and Manhattan Bancorp for December 31, 2011 through December 31, 2016 are achieved; (6) a purchase accounting adjustment for credit marks equal to allowance to loan and lease losses, with no other purchase accounting adjustments; (7) core deposit intangibles of $1.2 million, straight line amortized over ten years; (8) cost savings of $4.6 million in 2012, $9.8 million in 2013, $11.4 million in 2014, $12.4 million in 2015, and $11.7 million in 2016; and (9) transaction expenses of $1.5 million, pre-tax, with 50% of Manhattan Bancorp's expenses recognized prior to closing of the bank merger; (10) pre-tax opportunity cost of cash of 0.25%; and (11) no loss of Manhattan Bancorp's net operating loss in the bank merger. The analyses indicated that for each of the years ending from December 31, 2012 to December 31, 2016, the bank merger (including transaction expenses) would be accretive to Manhattan Bancorp's projected earnings per share and at September 30, 2011 the bank merger would be modestly dilutive to Manhattan Bancorp's tangible book value per share. The analyses also indicated that on a pro forma basis at September 30, 2011, the merger would maintain Manhattan Bancorp's regulatory capital ratios significantly in excess of the guidelines for "well capitalized" status. The actual results achieved by Manhattan Bancorp after completion of the bank merger (the "combined company"), however, may vary from projected results and the variations may be material.

        Pro Forma Basis of the Combined Company—Net Present Value Analysis.    Sandler O'Neill performed an analysis that estimated the net present value per share of the combined company's common stock under various circumstances. The analysis assumed that the pro forma basis performed in accordance with the financial forecasts for the years ending December 31, 2011 through 2016 as prepared by and reviewed with senior management of Professional Business Bank and Manhattan Bancorp. To approximate the terminal value of the combined company's common stock at December 31, 2016, Sandler O'Neill applied price to forward earnings multiples of 10.0x to 15.0x and multiples of tangible book value ranging from 50% to 125%. The terminal values were then discounted to present values using different discount rates ranging from 11.0% to 17.0% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of the combined company's common stock.

        As illustrated in the following tables, the analysis indicates an imputed range of values per share of the combined company's common stock of $4.18 to $8.26 when applying the price earnings multiples to the internal financial forecasts and $2.01 to $6.61 when applying multiples of tangible book value to the internal financial forecasts.

Earnings Per Share Multiples

Discount Rate	10.0x	11.0x	12.0x	13.0x	14.0x	15.0x
11.0%	$5.51	$6.06	$6.61	$7.16	$7.71	$8.26
12.0%	$5.25	$5.78	$6.31	$6.83	$7.36	$7.88
13.0%	$5.02	$5.52	$6.02	$6.52	$7.02	$7.52
14.0%	$4.79	$5.27	$5.75	$6.23	$6.70	$7.18
15.0%	$4.57	$5.03	$5.49	$5.95	$6.40	$6.86
16.0%	$4.37	$4.81	$5.24	$5.68	$6.12	$6.56
17.0%	$4.18	$4.60	$5.01	$5.43	$5.85	$6.27

 Tangible Book Value Multiples

Discount Rate	50%	65%	75%	85%	100%	125%
11.0%	$2.64	$3.44	$3.97	$4.50	$5.29	$6.61
12.0%	$2.52	$3.28	$3.78	$4.29	$5.05	$6.31
13.0%	$2.41	$3.13	$3.61	$4.09	$4.82	$6.02
14.0%	$2.30	$2.99	$3.45	$3.91	$4.60	$5.75
15.0%	$2.20	$2.85	$3.29	$3.73	$4.39	$5.49
16.0%	$2.10	$2.73	$3.15	$3.57	$4.20	$5.25
17.0%	$2.01	$2.61	$3.01	$3.41	$4.01	$5.02

        Sandler O'Neill also considered and discussed with the Manhattan Board how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O'Neill performed a similar analysis assuming the combined company's net income varied from 25% above forecasts to 25% below forecasts. This analysis resulted in the following range of per share values for pro forma basis common stock, using the same price forward earnings multiples of 10.0x to 15.0x and a discount rate of 14.17%:

Earnings Per Share Multiples

Annual Budget Variance	10.0x	11.0x	12.0x	13.0x	14.0x	15.0x
(25.0)%	$3.57	$3.93	$4.28	$4.64	$5.00	$5.35
(20.0)%	$3.81	$4.19	$4.57	$4.95	$5.33	$5.71
(15.0)%	$4.04	$4.45	$4.85	$5.26	$5.66	$6.07
(10.0)%	$4.28	$4.71	$5.14	$5.57	$5.99	$6.42
(5.0)%	$4.52	$4.97	$5.42	$5.88	$6.33	$6.78
0.0%	$4.76	$5.23	$5.71	$6.19	$6.66	$7.14
5.0%	$5.00	$5.50	$5.99	$6.49	$6.99	$7.49
10.0%	$5.23	$5.76	$6.28	$6.80	$7.33	$7.85
15.0%	$5.47	$6.02	$6.57	$7.11	$7.66	$8.21
20.0%	$5.71	$6.28	$6.85	$7.42	$7.99	$8.56
25.0%	$5.95	$6.54	$7.14	$7.73	$8.33	$8.92

        Sandler O'Neill noted that the terminal value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

        Miscellaneous.    Sandler O'Neill acted as Manhattan Bancorp's financial advisor in connection with the bank merger and will receive a transaction fee in connection with the bank merger of $100,000, subject to the closing of the bank merger, and a $150,000 fee associated with Sandler O'Neill's rendering of a fairness opinion. Manhattan Bancorp also agreed to pay Sandler O'Neill a non-refundable monthly retainer fee in an amount equal to $10,000, of which 50% will be credited towards any fee becoming due and payable to Sandler O'Neill. Manhattan Bancorp has also agreed to reimburse Sandler O'Neill for reasonable out-of-pocket expenses incurred in connection with its engagement. Manhattan Bancorp has also agreed to indemnify Sandler O'Neill and its affiliates and their respective partners, directors, officers, employee and agents against certain expenses and liabilities, including liabilities under the securities laws.

        In the ordinary course of its broker and dealer businesses, Sandler O'Neill may purchase securities from and sell securities to Professional Business Bank and Manhattan Bancorp and their respective affiliates. Sandler O'Neill may also actively trade the debt and/or equity securities of Professional Business Bank or Manhattan Bancorp or their respective affiliates for their own accounts and for the accounts of their customers and, accordingly may at any time hold a long or short position in such securities.

  Opinion of Professional Business Bank's Financial Advisor

        Davidson was retained to act as financial advisor to Professional Business Bank in connection with the mergers and to render an opinion as to whether the exchange ratio relating to the bank merger was fair from a financial point of view to the shareholders of Professional Business Bank. At a meeting of the PBB Board held on November 16, 2011, Davidson rendered its oral opinion, subsequently confirmed in writing on November 21, 2011, to the effect that, based upon and subject to the considerations set forth in the opinion and based upon such other matters as Davidson considered relevant, the exchange ratio was fair, from a financial point of view, to the shareholders of Professional Business Bank as of the date of the opinion.

        The full text of the written opinion of Davidson, dated November 21, 2011, which sets forth the procedures followed, assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this joint proxy statement/prospectus and is incorporated herein by reference. Professional Business Bank's shareholders should read the opinion in its entirety. Davidson provided its opinion for the information and assistance of Professional Business Bank's board of directors in connection with its consideration of the mergers. The Davidson opinion is not a recommendation as to how any holder of Professional Business Bank's common stock should vote with respect to the mergers.

        In connection with rendering its opinion and performing its related financial analyses, Davidson reviewed, among other things:

  •
  a draft of the merger agreement and exhibits thereto;

  •
  certain financial statements and other historical financial and business information about Professional Business Bank and Manhattan Bancorp made available to Davidson from published sources and/or from the internal records of Professional Business Bank;

  •
  the operations of Professional Business Bank's and Manhattan Bancorp's commercial banking, mortgage, and capital markets businesses;

  •
  the current market environment generally and the banking environment in particular;

  •
  the publicly reported historical price and trading activity for Manhattan Bancorp common stock;

  •
  the relative contributions of Professional Business Bank and Manhattan Bancorp to the combined bank;

  •
  the financial terms of certain other mergers;

  •
  the pro forma financial impact of the bank merger, taking into consideration the amounts and timing of the cost savings that the managements of Professional Business Bank and Manhattan Bancorp estimate will result from the bank merger; and

  •
  such other information, financial studies, analyses and investigations, and financial, economic and market criteria as Davidson considered relevant.

        In rendering its opinion, Davidson assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to Davidson, discussed with or reviewed by or for Davidson, or publicly available, and Davidson has not assumed responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Professional Business Bank or Manhattan Bancorp, nor has Davidson been furnished with any such evaluation or appraisal. In addition, Davidson has not assumed any obligation to conduct, nor has it conducted, any physical inspection of the properties or facilities of Professional Business Bank or Manhattan Bancorp. Davidson has further relied on statements from the management of Professional Business Bank and Manhattan Bancorp that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. Davidson did not make an independent evaluation of the specific assets or liabilities including the amount of any loan, investment or other FASB141(R) mark, the collateral securing assets or liabilities (contingent or otherwise), or the collectability of such assets, nor were they furnished with any such evaluations or appraisals. Davidson has not been asked to undertake, and has not undertaken, an independent verification of any such information and has not assumed any responsibility or liability for the accuracy or completeness of it. Davidson did not make an independent evaluation of the adequacy of the allowance for loan losses of Professional Business Bank or Manhattan Bancorp nor has Davidson reviewed any individual credit files relating to Professional Business Bank or Manhattan Bancorp, and Davidson has expressed no opinion on the adequacy of the allowances for loan losses of Professional Business Bank and Manhattan Bancorp. Davidson did not make any independent evaluation of the amounts or timing of the cost savings identified to be realized as a result of the bank merger. Davidson used guidance from management of Professional Business Bank in respect to the balance of deferred tax asset(s) of Professional Business Bank and Manhattan Bancorp and did not express an opinion nor independently verify the survivability of the deferred tax asset(s) as it relates to the bank merger. Davidson has assumed that there has been no material change in Professional Business Bank's or Manhattan Bancorp's assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements provided.

        Davidson has assumed in all respects material to the analysis that Professional Business Bank and Manhattan Bancorp will remain as going concerns for all periods relevant to the analysis. It is also assumed in all respects material to the analysis that all of the representations and warranties contained in the merger agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the merger agreement will not be waived. Davidson has also assumed that there were not material changes to the merger agreement from the draft agreement dated November 21, 2011 to the final executed merger agreement.

        Davidson has assumed that, in the course of obtaining necessary regulatory or other consents or approvals (contractual or otherwise) for the transaction, no further modifications, including any divestiture requirements or amendment or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the transaction.

        In addition, Davidson has also assumed that the transaction will qualify as a tax-free reorganization. Davidson does not express any view as to, and its opinion does not address, the relative merits of the transaction as compared to any alternative business strategies that might exist for Professional Business Bank or the effect of any other transaction in which Professional Business Bank might engage. Additionally, Davidson is not expressing any opinion herein as to the fairness of the amount or nature of the compensation to be received by Professional Business Bank in the bank merger or any other related transaction by any officer, director or employee, or class of such persons, relative to the compensation to be received in the bank merger by any other shareholder of Professional Business Bank. The opinion of Davidson is necessarily based upon information available to Davidson and economic, market, financial and other conditions as they exist and can be evaluated on the date of the opinion.

        Set forth below is a summary of the material financial analyses performed by Davidson in connection with rendering its opinion. The summary of the analyses of Davidson set forth below is not a complete description of the analyses underlying its opinion, and the order in which these analyses are described below is not indicative of any relative weight or importance given to those analyses by Davidson. The following summaries of financial analyses include information presented in tabular format. You should read these tables together with the full text of the summary financial analyses, as the tables alone are not a complete description of the analyses.

        Unless otherwise indicated, the following quantitative information, to the extent it is based on market data, is based on market data as of November 15, 2011, the last trading day prior to the date on which Davidson made its presentation to Professional Business Bank's board of directors, and is not necessarily indicative of market conditions after such date.

  Contribution Analysis

        Davidson computed the relative contributions of Professional Business Bank and Manhattan Bancorp to (1) the total assets, gross loans, gross loans excluding held-for-sale loans, loan loss reserves, total deposits, noninterest bearing deposits, core deposits, non-CD deposits, common equity, tangible common equity, deferred tax assets, common equity plus deferred tax assets, tier 1 capital and risk based capital as of September 30, 2011, and (2) interest income, interest expense, net interest income, noninterest income, noninterest expense, net income and core income for the calendar year-to-date period ended September 30, 2011.

Contribution Analysis

			Contribution %
Contribution Balance Sheet	Professional Business Bank	Manhattan Bancorp	Professional Business Bank	Manhattan Bancorp
Total assets	250,069	146,765	63%	37%
Gross loans	160,809	107,740	59.9%	40.1%
Gross loans excluding held-for-sale	160,809	85,960	65.2%	34.8%
Loan loss reserves	2,563	1,834	58.3%	41.7%
Total deposits	212,091	111,575	65.5%	34.5%
Noninterest bearing deposits	64,218	50,880	55.8%	44.2%
Core deposits(1)	178,242	80,739	68.8%	31.2%
Non-CD deposits	143,548	78,181	64.7%	35.3%
Common equity	34,954	19,354	64.4%	35.6%
Tangible common equity	32,612	19,354	62.8%	37.2%
Deferred tax assets	1,813	7,404	19.7%	80.3%
Common Equity plus deferred tax assets	36,767	27,037	57.6%	42.4%
Tier 1 capital	32,433	19,300	62.7%	37.3%
Risk based capital	34,625	20,723	62.6%	37.4%
Income Statement—Year to Date
Interest income	12,367	4,402	73.7%	26.3%
Interest expense	660	775	46.0%	54.0%
Net interest income	11,707	3,627	76.3%	23.7%
Noninterest income	961	6,585	12.7%	87.3%
Noninterest expense	11,648	15,370	43.1%	56.9%
Net income	(495)	(4,624)	NM	NM
Core income(2)	(1,936)	(5,076)	NM	NM

(1)
Core deposits exclude all CDs over $250,000

(2)
Pre-tax pre-provision core income (for Professional Business Bank removes merger adjustments related to California General Bank acquisition)

Note:    All dollars in thousands

  Precedent Transactions Analysis

        Davidson analyzed publicly available information for the following three groups of precedent transactions in the commercial banking industry.

        The Strategic Affiliations precedent transactions group consisted of the following nine transactions. Criteria for the precedent transactions group was 100% stock mergers-of-equals nationwide since 2005 where pro forma ownership information was disclosed. For all precedent transactions groups the acquirer was defined as the institution that received over 50% ownership in the pro forma institution.

Nara Bancorp, Inc. (Acquirer) / Center Financial Corporation (Target)
Pamrapo Bancorp, Inc. (Acquirer) / BCB Bancorp, Inc. (Target)
CCFNB Bancorp, Inc. (Acquirer) / Columbia Financial Corporation (Target)
FNB Corporation (Acquirer) / Virginia Financial Group, Inc. (Target)
FNB Financial Services Corporation (Acquirer) / LSB Bancshares, Inc. (Target)
First Busey Corporation (Acquirer) / Main Street Trust, Inc. (Target)
UnionBancorp, Inc. (Acquirer) / Centrue Financial Corporation (Target)
FCB Bancorp (Acquirer) / National Mercantile Bancorp (Target)
ChoiceOne Financial Services, Inc. (Acquirer) / Valley Ridge Financial Corporation (Target)

        The Nationwide Mergers precedent transactions group consisted of the following five transactions. Criteria for the precedent transactions group was 100% stock transactions nationwide since 2009, with unprofitable targets that had a nonperforming assets to total assets ratio of less than 4%, where pro forma ownership information was disclosed.

Prosperity Bancshares, Inc. (Acquirer) / Texas Bankers, Inc. (Target)
Bank of Princeton (Acquirer) / MoreBank (Target)
Tower Bancorp, Inc. (Acquirer) / First Chester County Corporation (Target)
Western Liberty Bancorp (Acquirer) / Service1st Bank of Nevada (Target)
First Community Bancshares, Inc. (Acquirer) / TriStone Community Bank (Target)

        The Western Mergers precedent transactions group consisted of the following four transactions. Criteria for the precedent transactions group was 100% stock transactions in the Western U.S. (defined as California, Oregon, Washington, Montana, Idaho, Nevada, Utah, Colorado, Arizona, New Mexico, and Wyoming) since 2009, where pro forma ownership information was disclosed.

AltaPacific Bancorp (Acquirer) / Stellar Business Bank (Target)
Nara Bancorp, Inc. (Acquirer) / Center Financial Corporation (Target)
Western Liberty Bancorp (Acquirer) / Service1st Bank of Nevada (Target)
CommerceWest Bank, N.A. (Acquirer) / Discovery Bancorp (Target)

        Davidson used balance sheet and income statement information at or for the fiscal quarter immediately preceding announcement, and market data for the trading day immediately preceding announcement. All income statement information is as of the last twelve months for the quarter immediately preceding announcement. The selected multiples, statistics and ratios that were calculated and compared by Davidson. were as follows:

Acquirer pro forma ownership
Target pro forma ownership
Acquirer tangible common equity contribution
Target tangible common equity contribution
Acquirer net income contribution
Target net income contribution
Premium to targets' tangible common equity (1)
Acquirers' total assets

Targets' total assets
Acquirers' return on average assets
Targets' return on average assets
Acquirers' nonperforming assets to total assets
Targets' nonperforming assets to total assets

Precedent Transaction Analysis

	Professional Business Bank / Manhattan Bancorp	Strategic Affiliations Median	Nationwide Mergers Median	Western Mergers Median
Acquirer pro forma ownership	63.8%	51.1%	89.5%	66.1%
Target pro forma ownership	36.2%	48.9%	10.5%	33.9%
Acquirer tangible common equity contribution	62.4%	53.1%	86.7%	61.9%
Target tangible common equity contribution	37.6%	46.9%	13.3%	38.1%
Acquirer net income contribution	NM	57.0%	NM	95.8%
Target net income contribution	NM	43.0%	NM	4.2%
Premium to targets' tangible common equity(1)	(1.4)%	3.3%	(0.9)%	0.9%
Acquirers' total assets	$250,069	$661,707	$1,756,125	$255,722
Targets' total assets	$146,765	$626,303	$152,417	$191,390
Acquirers' return on average assets	(0.18)%	0.98%	0.38%	0.41%
Targets' return on average assets	(4.46)%	0.90%	(0.89)%	(1.62)%
Acquirers' nonperforming assets to total assets	4.69%	0.50%	0.54%	0.78%
Targets' nonperforming assets to total assets	1.30%	0.70%	1.28%	3.00%

(1)
Premium to targets' tangible common equity from pro forma ownership of target less tangible common equity contribution of target

Note:
Acquirer defined as institution that received over 50% ownership in the pro forma institution. Professional Business Bank is the acquirer in the bank merger

Note:
All dollars in thousands

  Exchange Ratio at Closing Analysis

        Davidson analyzed potential changes in the exchange ratio from bank merger announcement to closing due to the methodology of the exchange ratio as defined in the merger agreement. The merger agreement provides that, at the completion of the bank merger, each share of Professional Business Bank common stock outstanding immediately before the bank merger will be converted into the right to receive a number of shares of Manhattan Bancorp common stock having an aggregate book value per share as of the last day of the month preceding the month in which the closing of the bank merger occurs, equal to the book value per share of the Professional Business Bank common stock as of the same date. This exchange ratio will therefore fluctuate with changes in the book value of either Professional Business Bank or Manhattan Bancorp. Davidson conducted a sensitivity analysis on both Professional Business Bank's and Manhattan Bancorp's book value at closing, and what the resulting exchange ratio would be. Davidson compared the exchange ratio at announcement to the forecasted exchange ratios at closing using earnings and loss run rates and management guidance of Professional Business Bank's and Manhattan Bancorp's earnings for the remainder of 2011 and 2012.

  Accretion / Dilution Analysis

        Davidson performed pro forma analyses of the financial impact of the bank merger on Professional Business Bank's and Manhattan Bancorp's (1) estimated earnings per share for 2nd half of 2012 after the transaction closes and full year 2013, 2014, and 2015 and (2) estimated closing tangible book value per share, and estimated tangible book value per share at year end 2012, 2013, 2014, and 2015. The following assumptions were applied:

  the bank merger closes June 30, 2012;

  financial data as of September 30, 2011;

  combined deferred tax asset of $9.2 million is preserved in the bank merger;

  earnings were estimated from management guidance of Professional Business Bank and Manhattan Bancorp;

  Manhattan Bancorp is the issuer and Professional Business Bank is the acquirer for accounting purposes in the bank merger;

  total fair market value adjustment on Manhattan Bancorp's loan portfolio of 2.50% (including the estimated existing loan loss reserves at closing);

  pre-tax annual cost savings of $2.5 million in 2012, $5.1 million in 2013, $5.3 million in 2014, and $5.4 million in 2015;

  no revenue synergies included; and

  Professional Business Bank and Manhattan Bancorp will continue their respective policies of not paying dividends.

Accretion / Dilution Analysis

Earnings per Share	Professional Business Bank	Manhattan Bancorp
2nd half 2012	NM	NM
FY 2013	168.9%	NM
FY 2014	165.8%	NM
FY 2015	191.3%	NM

Tangible Book Value per Share
At Closing (Q2 2012)	(1.39)%	(7.17)%
FY 2012	(6.07)%	(17.04)%
FY 2013	(0.76)%	46.42%
FY 2014	5.47%	78.82%
FY 2015	13.17%	103.18%

        The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Davidson considered the results of all of the analyses and factors and did not isolate specific analyses or factors nor reach separate conclusions as to whether or not any particular analysis or factor supported its opinion; rather, Davidson made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the underlying analyses and factors. Accordingly, Davidson believes that its analyses must be considered as a whole and that selecting portions of its analyses or certain factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the processes underlying its opinion.

        In its analyses, Davidson made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions, and various other matters, many of which are beyond the control of the parties and their advisors. Furthermore, no company or transaction used in the analysis is identical to Professional Business Bank, Manhattan Bancorp or the proposed merger. Rather, the analyses of comparable companies and transactions involve complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the acquisition, public trading or other values of the companies or transactions being compared.

        Davidson prepared its analyses for purposes of providing its opinion to Professional Business Bank's board of directors as to the fairness from a financial point of view to holders of shares of Professional Business Bank common stock of the exchange ratio and to assist Professional Business Bank's board of directors in analyzing the proposed merger. The analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties and their respective advisors, none of Professional Business Bank, Manhattan Bancorp, Davidson or any other person assumes responsibility if future results are materially different from those forecasted.

        Davidson's opinion was one of many factors considered by the PBB Board in its evaluation of the mergers and should not be viewed as determinative of the views of the PBB Board with respect to the mergers or the exchange ratio.

        Davidson and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions.

        Davidson is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Davidson and its affiliates may provide such services to Professional Business Bank, Manhattan Bancorp and their respective affiliates, may actively trade the debt and equity securities (or related derivative securities) of Professional Business Bank and Manhattan Bancorp for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities. Davidson has not held any shares of Manhattan Bancorp common stock for investment accounts nor has it provided any financial or investment advisory services to Manhattan Bancorp in the past two years. Davidson has not received any financial advisory, investment banking or similar fees from Professional Business Bank during the last two years.

        Professional Business Bank selected Davidson as its financial advisor because it is a recognized investment banking firm that has substantial experience in transactions similar to the mergers. Pursuant to a letter agreement dated October 7, 2011, Professional Business Bank engaged Davidson as its financial advisor in connection with the contemplated transaction. Pursuant to the terms of the engagement letter, Professional Business Bank agreed to pay Davidson a cash fee of $75,000 concurrently with the rendering of its opinion. Professional Business Bank has also agreed to reimburse Davidson for all reasonable out-of-pocket expenses, including fees of counsel, and to indemnify Davidson and certain related persons against specified liabilities, including liabilities under the federal securities laws, relating to or arising out of its engagement. Davidson may provide investment banking services to the combined bank in the future and may receive future compensation.

Interests of Certain Persons in the Mergers

        In considering the recommendations of the boards of directors of Manhattan Bancorp and Professional Business Bank to vote for the proposal to approve the merger agreement, shareholders of Manhattan Bancorp and Professional Business Bank should be aware that members of the boards of directors and executive management and certain shareholders may be considered to have interests in the mergers that may differ from those of the shareholders of Manhattan Bancorp and Professional Business Bank. The Manhattan Board and the PBB Board were aware of these interests during their deliberations on the merits of the mergers and in making their decisions to recommend to the respective shareholders of Manhattan Bancorp and Professional Business Bank that they vote to approve the merger agreement.

  Interests of Directors and Executive Officers

  Manhattan Bancorp Management and Board of Directors Positions

        The merger agreement provides that certain members of the executive management teams of both Manhattan Bancorp and Professional Business Bank will continue to manage Manhattan Bancorp and the combined bank after the effective date of the mergers. For further information, see "—Board of Directors and Management After the Mergers" below.

  Affiliation with Fund Manager and the Funds

        John D. Flemming is a member of the board of directors of Manhattan Bancorp and Bank of Manhattan. James B. Jones is a member of the board of directors of CGB Holdings, and the Chairman of the Board of Professional Business Bank.

        Messrs. Flemming and Jones are both managing members of Fund Manager, itself the sole general partner of the Funds. The Funds are the sole shareholders of CGB Holdings. The Funds directly control approximately 44% of the outstanding shares of Manhattan Bancorp, and indirectly, through CGB Holdings, control approximately 90% of the outstanding shares of Professional Business Bank.

  Indemnification and Insurance

        The merger agreement provides that, upon completion of the mergers, Manhattan Bancorp and Bank of Manhattan will jointly and severally indemnify, defend and hold harmless, and provide advancement of expenses to, all past and present officers, directors and employees of CGB Holdings and Professional Business Bank to the same extent those persons were entitled to indemnification or advancement of expenses under Professional Business Bank's or CGB Holdings' articles of incorporation, bylaws and indemnification agreements, if any. The merger agreement also provides that Manhattan Bancorp will maintain for a period of six years after completion of the mergers the current directors' and officers' liability insurance policies maintained by Professional Business Bank.

  Interests of Fund Manager and the Funds

        The Funds collectively own approximately 44% of the common stock of Manhattan Bancorp and 90% of the common stock of Professional Business Bank through their 100% ownership of CGB Holdings. Following the consummation of the mergers, the Funds will collectively own a majority of the common stock of Manhattan Bancorp, and thus will exercise substantial control over Manhattan Bancorp and the combined bank. Based on the book value per share of the common stock of Manhattan Bancorp and Professional Business Bank at             , if the bank merger had closed in        ,

the Funds would have collectively owned approximately      % of the common stock of Manhattan Bancorp after the bank merger. As such, the Funds will have substantial influence and control over matters voted upon by shareholders of Manhattan Bancorp and will have the ability to approve transactions that may have a significant impact upon the operations of Manhattan Bancorp and the combined bank, such as the election of the directors to the board of directors of each of Manhattan Bancorp and the combined bank, mergers and sales of substantially all the assets of either Manhattan Bancorp or the combined bank, and other matters upon which shareholders of Manhattan Bancorp vote.

Board of Directors and Management of Professional Business Bank After the CGBH Merger

  Board of Directors

        The PBB Board after the CGBH merger will consist of the current directors of Professional Business Bank until their successors are duly elected and qualified or otherwise duly selected.

  Executive Management

        The senior executive officers of Professional Business Bank after the CGBH merger will consist of the current senior executive officers of Professional Business Bank. Each of these individuals will serve under his or her present employment terms and at the discretion of the PBB Board.

Board of Directors and Management of Manhattan Bancorp and the Combined Bank After the Bank Merger

  Board of Directors

        Immediately following the closing of the bank merger, Manhattan Bancorp has agreed to take such action as may be necessary to appoint such directors as are selected by the PBB Board and approved by Fund Manager to the Manhattan Board. It is currently expected that James B. Jones, Marshall Laitsch, Louis P. Smaldino and Michael A. Zoeller, each of whom currently serves on the PBB Board, will be added to the Manhattan Board promptly following the closing of the bank merger. It is also currently expected that Patrick E. Greene, Christopher J. Growney and Larry S. Murphy, each of whom currently serves on the Manhattan Board, will resign from the Manhattan Board immediately following the closing of the bank merger.

        The board of directors of the combined bank after the bank merger will consist of the current directors of Bank of Manhattan until their successors are duly elected and qualified or otherwise duly selected. It is currently expected that James B. Jones, Marshall Laitsch, Louis P. Smaldino and Michael A. Zoeller will be added to the board of directors of Bank of Manhattan, and that Patrick E. Greene, Christopher J. Growney and Larry S. Murphy will resign from the board of directors of Bank of Manhattan, after the closing of the bank merger.

  Executive Management

        Following the bank merger, Terry L. Robinson, the current President and Chief Executive Officer of Manhattan Bancorp and Bank of Manhattan, is expected initially to continue to serve as the Chief Executive Officer of Manhattan Bancorp and the combined bank, and John Nerland, the current President and Chief Banking Officer of Professional Business Bank, is expected initially to serve as President of Manhattan Bancorp and the combined bank. In addition, the other senior executive officers of Manhattan Bancorp and Bank of Manhattan are expected initially to continue to serve in their present positions with Manhattan Bancorp and the combined bank after the closing of the bank merger. Each of these individuals will serve under his or her present employment terms and at the discretion of the board of directors of Manhattan Bancorp and the combined bank, as the case may be.

        Information with respect to Mr. Nerland and the four individuals currently serving on the PBB Board who are expected to be appointed to the Manhattan Board after the bank merger is set forth below.

        John Nerland has more than 26 years of experience in lending and business banking. Mr. Nerland joined Professional Business Bank as its President and Chief Banking Officer in May 2011. Previously, from August 2007 to December 2010, he served as President and Chief Executive Officer for California Oaks State Bank, Thousand Oaks, California, until the sale of that bank in December 2010. Mr. Nerland was President and CEO of Solano Bank, Vacaville, California and Senior Executive Vice President and Chief Credit Officer of The Vintage Bank in Napa Valley, California. Both Solano Bank and The Vintage Bank were owned by North Bay Bancorp where he was an Executive Vice President from 2002-2007. Mr. Nerland also held various positions for Civic Bank of Commerce from 1999 to 2002 including Region Manager and various positions with WestAmerica Bank from 1986 to 1999, including Regional Vice President of WestAmerica's San Rafael Region. Mr. Nerland received his B.S. in finance from Arizona State University and an M.B.A. from San Francisco State University.

        James B. Jones is an Executive Vice President of Carpenter & Company, an Irvine based investment banking and consulting firm, which has served the community banking industry for over 35 years. Mr. Jones is also a managing member and founding partner of Fund Manager. Mr. Jones joined Carpenter & Company in 1992. Since 1997 he has had direct day-to-day management of the firm's de novo banking practice, acting as the firm's senior liaison to bankers, regulators, and other professionals in the process of creating new community banks. Mr. Jones also serves as a director of Plaza Bank, Irvine, California. Mr. Jones is a graduate of the University of Southern California's School of Business Administration, is a licensed California Real Estate Broker, and holds General Securities Principal and Representative licenses.

        Marshall Laitsch is a retired banking professional with more than 38 years of experience in community and regional banking in Southern California. He served as President and as a member of the board of directors for the Southern California Division of Placer Sierra Bank from 2005 until that bank was sold in 2007. Previously, Mr. Laitsch served as President and Chief Executive Officer of Sunwest Bank in Orange County and Pacific Century Bank in Los Angeles and Orange County, California. Mr. Laitsch graduated from Western Illinois University with a B.B.A. and M.B.A. in finance.

        Louis P. Smaldino was the President and owner from 1971 - 2010 of Mr. S Liquor Marts, Inc., a chain of liquor/convenience stores located in the San Gabriel Valley and throughout Southern California; he has also been the owner of Gateway Management Company, a real estate management and development company in Whittier, California, since 1986. From 1965 to 1969 Mr. Smaldino, a Certified Public Accountant, worked for the public accounting firm of Ernst and Ernst. Mr. Smaldino also served as a director from 1975 to 1982, and as President of the Temple City Chamber of Commerce during the period from 1981 to 1982. Mr. Smaldino received his Bachelor of Business Administration with a major in accounting from Loyola University, Los Angeles, California and his MBA in Finance from University of Southern California, Los Angeles.

        Michael A. Zoeller has been the President and co-owner of Riedon, Inc., an Alhambra, California-based manufacturer of wirewound, thick film and metal foil resistor products, since 1996. Previously, Mr. Zoeller served in multiple capacities at Imo Industries, Inc., both in Pasadena and San Dimas, California, serving from 1986 to 1995 as Vice President and General Manager of Imo Industries' CEC Instruments Division, and from 1983 to 1986 as the Division Manager of Engineering. From 1973 to 1983 Mr. Zoeller served in a number of technical management positions with Bell and Howell, E&IG, including Chief Engineer, Magnetic Heads; Manager, Research; and Division Manager, Engineering, ultimately serving as Vice President of Magnetic Operations from 1980 to 1983. Mr. Zoeller received a B.S. degree in Mechanical Engineering from University of Wisconsin and a Masters degree in Engineering and a Ph.D. in Engineering Science from Purdue University, West Lafayette, Indiana.

United States Federal Income Tax Consequences of the Mergers

  General

        The following discussion (including the opinions set forth herein) describes the material United States federal income tax consequences of the mergers to U.S. holders (as defined below) of Professional Business Bank common stock and CGB Holdings common stock. This discussion does not address the tax consequences to Manhattan Bancorp shareholders because they are not exchanging stock in the bank merger. This discussion does not address the tax consequences to Professional Business Bank shareholders with regard to the CGBH merger, because they are not exchanging stock in the CGBH merger. This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations of the U.S. Treasury Department and court and administrative rulings and decisions in effect on the date of this document. These laws may change, possibly with retroactive effect, and any such change could affect the continuing validity of this discussion.

        For purposes of this discussion, we use the term "U.S. holder" to mean:

  •
  a citizen or resident of the United States;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any of its political subdivisions;

  •
  a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person; or

  •
  an estate that is subject to United States federal income tax on its income regardless of its source.

        This discussion assumes that the mergers will be completed in accordance with the merger agreement and as further described in this document. Further, this discussion only addresses Professional Business Bank shareholders that hold their shares of Professional Business Bank common stock as a capital asset within the meaning of Section 1221 of the Code. Additionally, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to a Professional Business Bank common shareholder in light of such holder's particular circumstances or that may be applicable if a holder is subject to special treatment under the United States federal income tax laws, including if a holder is:

  •
  a financial institution or insurance company;

  •
  a tax-exempt organization;

  •
  an S corporation or other pass-through entity;

  •
  a mutual fund;

  •
  a dealer in securities or foreign currencies;

  •
  a trader in securities who elects the mark-to-market method of accounting for securities;

  •
  a Professional Business Bank shareholder subject to the alternative minimum tax provisions of the Code;

  •
  a Professional Business Bank shareholder who received Professional Business Bank common stock through the exercise of employee stock options or through a tax-qualified retirement plan;

  •
  a person that has a functional currency other than the U.S. dollar;

  •
  a holder of options granted under any Professional Business Bank benefit plan; or

  •
  a Professional Business Bank shareholder who holds Professional Business Bank common stock as part of a hedge, straddle or a constructive sale or conversion transaction.

        If a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds Professional Business Bank common stock, the tax treatment of a partner in that partnership will generally depend on the status of the partners and the activities of the partnership. If you are a partner of a partnership holding Professional Business Bank common stock, you should consult your tax advisor.

        In addition, tax consequences arising under state, local and foreign law or under U.S. federal laws other than U.S. federal income tax laws are not addressed in this document.

  The Mergers

        Manhattan Bancorp, Bank of Manhattan, CGB Holdings and Professional Business Bank have structured the bank merger and CGBH merger to qualify as reorganizations within the meaning of Section 368(a) of the Code. Based on customary factual assumptions, all of which must continue to be true and accurate in all material respects as of the effective times of each of the mergers, and subject to the qualifications and limitations set forth above under "—General," the mergers will each qualify as a reorganization within the meaning of Section 368(a) of the Code and that the material United States federal income tax consequences of the mergers generally applicable to the U.S. holders of Professional Business Bank common stock will include the following:

  •
  no gain or loss will be recognized by Manhattan Bancorp or Professional Business Bank as a result of the bank merger;

  •
  no gain or loss will be recognized by CGB Holdings or Professional Business Bank as a result of the CGBH merger;

  •
  a Professional Business Bank shareholder will not recognize gain or loss on the exchange of Professional Business Bank common stock solely for Manhattan Bancorp common stock, except with respect to any cash received in lieu of issuance of a fractional share of Manhattan Bancorp common stock;

  •
  a CGB Holdings shareholder will not recognize gain or loss on the exchange of CGBH common stock solely for Professional Business Bank common stock;

  •
  a Professional Business Bank shareholder's aggregate tax basis in the Manhattan Bancorp common stock received in the bank merger (including any fractional share interest deemed to be received and exchanged for cash) will equal the holder's aggregate tax basis in the Professional Business Bank common stock surrendered;

  •
  a CGB Holdings shareholder's aggregate tax basis in the Professional Business Bank common stock received in the CGBH merger will equal the holder's aggregate tax basis in the CGB Holdings common stock surrendered;

  •
  a Professional Business Bank shareholder's holding period for the Manhattan Bancorp common stock received in the bank merger (including any fractional share interest deemed to be received and exchanged for cash) will include the holder's holding period for the shares of Professional Business Bank common stock surrendered; and

  •
  a CGB Holdings shareholder's holding period for the Manhattan Bancorp common stock received in the bank merger will include the holder's holding period for the shares of CGB Holdings common stock surrendered.

  Cash Instead of Fractional Shares

        A Professional Business Bank shareholder will generally recognize capital gain or loss on any cash received instead of a fractional share of Manhattan Bancorp common stock equal to the difference between the amount of cash received and the tax basis allocated to such fractional share. Any capital gain or loss will constitute long-term capital gain or loss if the Professional Business Bank shareholder's holding period in Professional Business Bank common stock surrendered in the bank merger is greater than one year as of the date of the bank merger.

  Dissenting Shareholders

        The above discussion does not apply to Professional Business Bank shareholders or Manhattan Bancorp shareholders who properly perfect dissenters' rights. Any Professional Business Bank shareholder or Manhattan Bancorp shareholder who dissents from the merger and receives solely cash in exchange for such common stock will generally recognize capital gain or loss equal to the difference between the amount of cash received by the dissenting shareholder and the shareholder's adjusted tax basis in the common stock surrendered. Such capital gain or loss will be long-term capital gain or loss if the holder held the common stock for more than one year.

  Backup Withholding

        If you are a non-corporate holder of Professional Business Bank common stock, you may be subject to information reporting and backup withholding on any cash payments received instead of a fractional share interest in Manhattan Bancorp common stock in the bank merger (or cash payments received in the case of a dissenting shareholder). You will not be subject to backup withholding, however, if you:

  •
  furnish a correct taxpayer identification number and certify that you are not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to you following the completion of the bank merger; or

  •
  are otherwise exempt from backup withholding.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your United States federal income tax liability, provided you furnish the required information to the Internal Revenue Service.

        This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. Moreover, it does not address any non-income tax or any foreign, state or local tax consequences of the mergers. Tax matters are very complicated, and the tax consequences of the mergers to you will depend upon the facts of your particular situation. Accordingly, we strongly urge you to consult with a tax advisor to determine the particular federal, state, local or foreign income or other tax consequences to you of the mergers.

 Accounting Treatment

        In accordance with current accounting guidance, the mergers will each be accounted for using the acquisition method of accounting. Professional Business Bank will be considered the acquirer in both the CGBH merger and the bank merger based, among other factors, on the percentage ownership of the combined bank being larger for former shareholders of Professional Business Bank than those of Manhattan Bancorp. Under the acquisition method of accounting, the assets and liabilities of CGB

Holdings as of the effective time of the CGBH merger and Manhattan Bancorp as of the effective time of the bank merger will be recorded at their respective fair values and added to those of Professional Business Bank, while the recorded assets and liabilities of Professional Business Bank will be carried forward at their recorded amounts in each merger. All identifiable intangibles of CGB Holdings and Bank of Manhattan will be recorded at fair value and included as part of the net assets acquired by Professional Business Bank in each merger. In accordance with current accounting guidance, goodwill will not be amortized but will be evaluated for impairment annually. Identifiable intangibles will be amortized over their estimated lives. Financial statements of Manhattan Bancorp issued after the bank merger will reflect these fair values and will not be restated retroactively to reflect the historical financial position or results of operations of Professional Business Bank. See "Unaudited Pro Forma Combined Condensed Consolidated Financial Statements" beginning on page 88.

Regulatory Approvals

        To complete the mergers, we must obtain prior approval from the DFI, FDIC, OCC and Federal Reserve Board. We have agreed to cooperate with each other and to use all reasonable best efforts to comply promptly with applicable legal requirements to obtain required regulatory and other approvals and to complete the merger as soon as practicable. We have filed, or are in the process of filing, applications and notifications to obtain the required regulatory approvals.

        There can be no assurance that the required regulatory approvals will be obtained, that such approvals will be received on a timely basis, or that such approvals will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets or business of the combined bank following completion of the mergers.

  Federal Reserve Board Approval

        Federal Reserve Board approval of the change in the Funds' ownership of Manhattan Bancorp as a result of the bank merger must be obtained under the BHCA because, upon closing of the bank merger, the Funds are expected to acquire control of Manhattan Bancorp. In reviewing merger transactions under the BHCA, the Federal Reserve Board considers, among other factors, the competitive impact of the merger. The Federal Reserve Board also considers the financial and managerial resources of the companies and the convenience and needs of the communities to be served, as well as the companies' complying with money laundering laws. In connection with its review, the Federal Reserve Board provides an opportunity for public comment on the application for the mergers, and it is authorized to hold a public meeting or other proceeding if it determines that such hearing or proceeding would be appropriate.

        Under the Community Reinvestment Act of 1977 (the "CRA"), the Federal Reserve Board must take into account the record of performance of each party to a merger in meeting the credit needs of the entire communities, including low- and moderate-income neighborhoods, served by the companies and their subsidiaries. As of its last examination, Bank of Manhattan was rated "satisfactory" with respect to CRA compliance. Since the December 31, 2010 merger of Professional Business Bank and California General Bank, the combined post-merger Professional Business Bank has not yet been examined for CRA compliance. The former Professional Business Bank had most recently been examined for CRA compliance in late 2009, resulting in a "satisfactory" CRA rating. The pre-merger California General Bank, given its relative youth, had never been examined for CRA compliance.

  OCC, FDIC and DFI Approval

        The prior approval of the OCC and FDIC under the merger provisions of the Federal Deposit Insurance Act and of the DFI under the California Financial Code will be required to complete the contemplated mergers. In reviewing the mergers, the OCC, FDIC and the DFI will take competitive considerations into account, as well as capital adequacy, quality of management and earnings prospects, in terms of both quality and quantity.

Contemplated Capital Transaction

        Manhattan Bancorp has agreed to file a registration statement with the SEC in connection with a rights offering of Manhattan Bancorp common stock to be made to the holders of its common stock (excluding the Funds) within the latter to occur of sixty days after the completion of the mergers or thirty days following the receipt of audited financial statements of Manhattan Bancorp for the year ending December 31, 2011. Manhattan Bancorp will seek to raise up to $10,000,000 from the sale of shares of Manhattan Bancorp common stock at a per share price equivalent to the book value per share of Manhattan Bancorp common stock as of the end of the month preceding the month in which the registration statement becomes effective.

Exchange of Professional Business Bank Stock Certificates

        Promptly after the mergers are completed, if you are a Professional Business Bank shareholder, the combined bank's exchange agent will mail to you a letter of transmittal form and instructions for use in surrendering your Professional Business Bank stock certificates in exchange for the whole shares of Manhattan Bancorp common stock which you are entitled to receive under the merger agreement and payment in lieu of the issuance of any fractional shares of Manhattan Bancorp common stock which you would otherwise be entitled to receive.

        DO NOT SUBMIT YOUR PROFESSIONAL BUSINESS BANK STOCK CERTIFICATES FOR EXCHANGE UNTIL YOU RECEIVE THE TRANSMITTAL INSTRUCTIONS AND LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

        Professional Business Bank shareholders will receive statements indicating book-entry ownership of Manhattan Bancorp stock and may request stock certificates representing the number of full shares of Manhattan Bancorp stock to which they are entitled under the merger agreement. Professional Business Bank shareholders also will receive a check in the amount of any cash payment that they are entitled to receive pursuant to the merger agreement in lieu of any fractional shares of Manhattan Bancorp common stock that would have been otherwise issuable to them as a result of the bank merger, without interest. In accordance with the merger agreement, the amount of cash payable to a Professional Business Bank shareholder will be determined by multiplying the fractional number of shares that a shareholder would otherwise receive by the book value per share of Manhattan Bancorp common stock as of the last day of the month in which the closing of the bank merger occurs. Manhattan Bancorp will be entitled to deduct and withhold from any consideration payable to any Professional Business Bank shareholder such amounts as it is required to deduct and withhold under any federal, state, local or foreign tax law. If any such amounts are withheld, these amounts will be treated for all purposes of the bank merger as having been paid to the shareholders from whom they were withheld.

Treatment of Stock Options and Other Equity-Based Awards

        As of December 31, 2011, Professional Business Bank had outstanding stock options issued to employees, directors and organizers for the purchase of an aggregate of 108,159 shares of Professional Business Bank common stock that were issued pursuant to the Professional Business Bank 2011 Equity Incentive Plan or the California General Bank 2009 Stock Option Plan and 102,758 shares of Professional Business Bank common stock had been issued pursuant to awards under the Professional Business Bank 2011 Equity Incentive Plan to employees that remain subject to certain restrictions on transfer and possible forfeiture for specified vesting periods, which we refer to as Professional Business

Bank restricted shares. When the mergers are completed, each option or Professional Business Bank restricted share granted under either the 2009 Stock Option Plan of California General Bank or the 2011 Equity Incentive Plan of Professional Business Bank will be converted into an equivalent grant for shares of Manhattan Bancorp common stock, so that each option or restricted share of Professional Business Bank shall be converted into the right to receive a number of shares of Manhattan Bancorp common stock equal to the aggregate book value per share of the Manhattan Bancorp common stock equal to the book value per share of the Professional Business Bank common stock on the determination date under the merger agreement, with the corresponding adjustment in exercise price of each option.

        As of September 30, 2011, stock options for the purchase of a total of 609,677 options to purchase shares of Manhattan Bancorp common stock outstanding under Manhattan Bancorp's 2007 Equity Incentive Plan, of which 425,731 were vested and exercisable and 183,946 were unvested. The bank merger will not affect the terms of any of such stock options or performance units.

Dissenters' Rights for Professional Business Bank and Manhattan Bancorp Shareholders

        Any Professional Business Bank or Manhattan Bancorp shareholder wishing to exercise dissenters' rights is urged to consult legal counsel before attempting to exercise dissenters' rights. Failure to strictly comply with all of the procedures set forth in Chapter 13 of the California General Corporation Law (the "CGCL"), which consists of Sections 1300-1313, may result in the loss of a shareholder's statutory dissenters' rights. In such case, such shareholder will be entitled to receive shares of Manhattan Bancorp common stock as provided in the merger agreement.

        The following discussion is a summary of Sections 1300 through 1313 of the CGCL, which sets forth the procedures for Professional Business Bank and Manhattan Bancorp shareholders to dissent from the proposed merger and to demand statutory dissenters' rights of appraisal of their shares under the CGCL. The following discussion is not a complete statement of the provisions of the CGCL relating to the rights of Professional Business Bank and Manhattan Bancorp shareholders to receive payment of the fair market value of their shares and is qualified in its entirety by reference to the full text of Sections 1300 through 1313 of the CGCL, which are provided in their entirety as Annex D to this joint proxy statement/prospectus.

        All references in Sections 1300 through 1313 of the CGCL and in this summary to a "shareholder" are to the holder of record of the shares of Professional Business Bank stock or Manhattan Bancorp stock as to which dissenters' rights are asserted. A person having a beneficial interest in the shares of Professional Business Bank stock or Manhattan Bancorp stock held of record in the name of another person, such as a broker or nominee, cannot enforce dissenters' rights directly and must act promptly to cause the holder of record to follow the steps summarized below properly and in a timely manner to perfect such person's dissenters' rights.

        Chapter 13 of the CGCL provides shareholders of Professional Business Bank who do not vote "FOR" approval of the merger agreement with the right, subject to compliance with the requirements summarized below, to dissent and demand the payment of, and to be paid in cash, the fair market value of the Professional Business Bank shares owned by such shareholders as of                     , 2012, the record date for Professional Business Bank's special shareholders meeting. Furthermore, Manhattan Bancorp shareholders who do not vote "FOR" approval of the merger agreement will have the right, subject to compliance with the requirements summarized below, to dissent and demand the payment of, and to be paid in cash, the fair market value of the Manhattan Bancorp shares owned by such shareholders as of                    , 2012, the record date for Manhattan Bancorp's special shareholders meeting. In accordance with Chapter 13 of the CGCL, the fair market value of Professional Business Bank shares and Manhattan Bancorp shares will be their fair market value determined as of

November 18, 2011, the last day before the first public announcement of the terms of the mergers, exclusive of any appreciation or depreciation in the value of the shares in consequence of the mergers.

        Even though a shareholder who wishes to exercise dissenters' rights may be required to take certain actions following Professional Business Bank's or Manhattan Bancorp's special shareholders meeting, as applicable, if the merger agreement relating to the mergers is later terminated and the mergers are abandoned, no Professional Business Bank shareholder or Manhattan Bancorp shareholder will have the right to any payment from Professional Business Bank or Manhattan Bancorp, other than necessary expenses incurred in proceedings initiated in good faith and reasonable attorneys' fees incurred by reason of having taken such action. The following discussion is subject to the foregoing qualifications.

  Not Vote "FOR" the merger agreement

        Any Professional Business Bank shareholder or Manhattan Bancorp shareholder who desires to exercise dissenters' rights must not have voted his, her or its shares "FOR" approval of the merger agreement. If a Professional Business Bank shareholder or Manhattan Bancorp shareholder returns a proxy without voting instructions or with instructions to vote "FOR" approval of the merger agreement, or votes in person at the Professional Business Bank shareholders special meeting or the Manhattan Bancorp shareholders special meeting "FOR" approval of the merger agreement, his, her or its shares will be counted as votes in favor of the merger agreement and such shareholder will lose any dissenters' rights. Thus, if you wish to dissent and you execute and return a proxy in the accompanying forms, you must specify that your shares are to be voted "AGAINST" or "ABSTAIN" with respect to approval of the merger agreement.

  Written Demand for Payment

        In addition, to preserve dissenters' rights, a Professional Business Bank shareholder or Manhattan Bancorp shareholder must make a written demand for the purchase of the shareholder's dissenting shares and payment to the shareholder of their fair market value within 30 days after the date on which the notice of approval is mailed. Simply failing to vote for, or voting against, the merger agreement does not constitute a proper written demand under the CGCL. To comply with the requirements under the CGCL, the written demand must:

  •
  be received by Professional Business Bank or Manhattan Bancorp, as applicable, not later than 30 days after the date on which the notice of approval is mailed;

  •
  specify the shareholder's name and mailing address and the number and class of shares of stock held of record which the shareholder demands that Professional Business Bank or Manhattan Bancorp, as applicable, purchase;

  •
  state that the shareholder is demanding purchase of the shares and payment of their fair market value; and

  •
  state the price that the shareholder claims to be the fair market value of the shares as of November 18, 2011, which statement of fair market value constitutes an offer by the shareholder to sell the shares to Professional Business Bank or Manhattan Bancorp, as applicable, at that price.

        Any written demands for payment from Professional Business Bank shareholders should be sent to Professional Business Bank, 2700 E. Foothill Boulevard, Suite 200, Pasadena, CA 91107, Attention: Corporate Secretary. Shares of Professional Business Bank stock held by shareholders who have perfected their dissenters' rights in accordance with Chapter 13 of the CGCL and have not withdrawn their demands or otherwise lost their dissenters' rights are referred to in this summary as "dissenting shares."

        Any written demands for payment from Manhattan Bancorp shareholders should be sent to Manhattan Bancorp, 2141 Rosecrans Avenue, Suite 1100, El Segundo, California 90245, Attention: Corporate Secretary. Shares of Manhattan Bancorp stock held by shareholders who have perfected their dissenters' rights in accordance with Chapter 13 of the CGCL and have not withdrawn their demands or otherwise lost their dissenters' rights are referred to in this summary as "dissenting shares."

  Notice of Approval

        If the merger agreement is approved by the Professional Business Bank shareholders and the Manhattan Bancorp shareholders, Professional Business Bank and Manhattan Bancorp are each required within 10 days after the approval to send to those shareholders who have not voted "FOR" approval of the merger agreement a written notice of the shareholder approval, accompanied by a copy of Sections 1300, 1301, 1302, 1303, and 1304 of the CGCL, a statement of the price determined by Professional Business Bank and Manhattan Bancorp to represent the fair market value of the dissenting shares of each company as of November 18, 2011, and a brief description of the procedure to be followed if the shareholder desires to exercise dissenters' right under the CGCL. The statement of price determined by Professional Business Bank and Manhattan Bancorp to represent the fair market value of dissenting shares, as set forth in the notice of approval, will constitute an offer by Professional Business Bank or Manhattan Bancorp, as applicable, to purchase the dissenting shares at the stated price if the mergers close and the dissenting shares do not otherwise lose their status as such. Within 30 days after the date of the mailing of the notice of shareholder approval, a dissenting shareholder must submit to Professional Business Bank or Manhattan Bancorp, as applicable, or its transfer agent, for endorsement as dissenting shares, the stock certificates representing the Professional Business Bank shares or Manhattan Bancorp shares, as applicable, as to which such shareholder is exercising dissenter's rights. If the dissenting shares are uncertificated, then such shareholder must provide written notice of the number of shares which the shareholder demands that Professional Business Bank or Manhattan Bancorp, as applicable, purchase within 30 days after the date of the mailing of the notice of shareholder approval.

  Payment of Agreed upon Price

        If Professional Business Bank or Manhattan Bancorp and a dissenting shareholder agree that the shares are dissenting shares and agree on the price of the shares, the dissenting shareholder is entitled to receive the agreed price with interest at the legal rate on judgments from the date of that agreement. Payment for the dissenting shares must be made within 30 days after the later of the date of that agreement or the date on which all statutory and contractual conditions to the mergers are satisfied. Payments are also conditioned on the surrender of the certificates representing the dissenting shares.

  Determination of Dissenting Shares or Fair Market Value

        If Professional Business Bank or Manhattan Bancorp denies that shares are dissenting shares or the shareholder fails to agree with Professional Business Bank or Manhattan Bancorp, as applicable, as to the fair market value of the shares, then, within six months after notice of approval of the mergers is sent by Professional Business Bank and Manhattan Bancorp to its shareholders, any shareholder demanding purchase of such shares as dissenting shares or any interested corporation may file a complaint in the superior court in the proper California county praying the court to determine whether the shares are dissenting shares or to determine the fair market value of the holder's shares, or both, or may intervene in any action pending on such complaint. If a complaint is not filed or intervention in a pending action is not made within the specified six-month period, the dissenter's rights are lost. If the fair market value of the dissenting shares is at issue, the court will determine, or will appoint one or more impartial appraisers to determine, such fair market value.

        On the trial of the action, the court determines the issues. If the status of the shares as dissenting shares is in issue, the court first determines that issue. If the fair market value of the dissenting shares is in issue, the court determines, or appoints one or more impartial appraisers to determine, the fair market value of the shares.

        If the court appoints an appraiser or appraisers, the appraiser or appraisers shall proceed to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of the appraisers, shall make and file a report in the office of the clerk of the court. Thereafter, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

        If a majority of the appraisers fail to make and file a report within ten days after the date of their appointment or within such further time as the court allows, or if the court does not confirm the report, the court determines the fair market value of the dissenting shares. Subject to Section 1306 of the CGCL, judgment is rendered against Professional Business Bank or Manhattan Bancorp, as applicable, for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares that any dissenting shareholder who is a party, or who has intervened, is entitled to require Professional Business Bank or Manhattan Bancorp, as applicable, to purchase, with interest at the legal rate from the date on which the judgment is entered. Any party may appeal from the judgment.

        The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, is assessed or apportioned as the court considers equitable. However, if the appraisal determined by the court is more than the price offered by Professional Business Bank or Manhattan Bancorp, Professional Business Bank or Manhattan Bancorp, as applicable, will pay the costs (including, in the discretion of the court, attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date the shareholder made the demand and submitted shares for endorsement if the value awarded by the court for the shares is more than 125% of the price offered by Professional Business Bank or Manhattan Bancorp, as applicable).

  Maintenance of Dissenting Share Status

        Except as expressly limited by Chapter 13 of the CGCL, holders of dissenting shares continue to have all the rights and privileges incident to their shares until the fair market value of their shares is agreed upon or determined. A holder of dissenting shares may not withdraw a demand for payment unless Professional Business Bank or Manhattan Bancorp, as applicable, consents to the withdrawal.

        Dissenting shares lose their status as dissenting shares, and dissenting shareholders cease to be entitled to require Professional Business Bank or Manhattan Bancorp, as applicable, to purchase their shares, upon the happening of any of the following:

  •
  the mergers are abandoned;

  •
  the shares are transferred before their submission to Professional Business Bank or Manhattan Bancorp for the required endorsement;

  •
  the dissenting shareholder and Professional Business Bank or Manhattan Bancorp, as applicable, do not agree on the status of the shares as dissenting shares or do not agree on the purchase price, but neither Professional Business Bank or Manhattan Bancorp, as applicable, nor the shareholder files a complaint or intervenes in a pending action within six months after the date on which Professional Business Bank or Manhattan Bancorp, as applicable, mails a notice that its shareholders have approved the mergers; or

  •
  with Professional Business Bank's or Manhattan Bancorp's, as applicable, consent, the dissenting shareholder withdraws the shareholder's demand for purchase of the dissenting shares.

        To the extent that the provisions of Chapter 5 of the CGCL (which place conditions on the power of a California corporation to make distributions to its shareholders) prevent the payment to any holders of dissenting shares of the fair market value of the dissenting shares, the dissenting shareholders will become creditors of Professional Business Bank or Manhattan Bancorp, as applicable, for the amount that they otherwise would have received in the repurchase of their dissenting shares, plus interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors of Professional Business Bank in any liquidation proceeding, with the debt to be payable when permissible under the provisions of Chapter 5 of the CGCL.

The Merger Agreement

        The following section of this document describes the material terms of the merger agreement. This summary is qualified in its entirety by reference to the complete text of the merger agreement, as amended, which is incorporated by reference and attached as Annexes A-1 and A-2 to this document. We urge you to read the full text of the merger agreement since it, and not the following description, constitutes the agreement of Manhattan Bancorp and Professional Business Bank.

  Completion of the Mergers

        The mergers will be completed when we file agreements of merger with the California Secretary of State and the OCC, as applicable. We may, however, agree to a later time for completion of each of the mergers and specify that time in each of the agreements of merger. The closing of the bank merger will take place on the third business day following the satisfaction or waiver of the closing conditions in the merger agreement, which are described below, unless we agree to another date.

  The Mergers

        The merger agreement requires Manhattan Bancorp and Professional Business Bank to cause Bank of Manhattan and Professional Business Bank, respectively, to enter into a bank merger agreement. The merger agreement provides for the merger of Professional Business Bank with and into Bank of Manhattan, with such merger to be completed concurrently with or as soon as reasonably practicable after the merger of CGB Holdings with and into Professional Business Bank.

  Conditions to Completion of the Bank Merger

  Conditions to Both Parties' Obligations

        We may not complete the bank merger unless the following conditions are satisfied or, where legally permitted, waived:

  •
  the merger agreement must be approved by (i) the PBB Board, (ii) a majority of outstanding shares of common stock of Professional Business Bank, (ii) the boards of directors of Manhattan Bancorp and Bank of Manhattan, and (iv) a majority of the outstanding shares of common stock of Manhattan Bancorp;

  •
  we must obtain all necessary regulatory approvals of the bank merger from governmental authorities and all statutory waiting periods must have expired;

  •
  the CGBH merger shall have been completed;

  •
  no governmental authority shall have enacted, issued or enforced any statute, rule, regulation, judgment, decree, injunction or other order, either temporary, preliminary or permanent, which prohibits or makes illegal the consummation of the bank merger; and

  •
  each of Manhattan Bancorp and Professional Business Bank shall have received the written opinion of a nationally recognized investment banking firm at the time of execution of the merger agreement stating that the exchange ratio is fair to its shareholders from a financial point of view.

  Conditions to Each Party's Obligations

        Each party's obligation to complete the bank merger is also subject to the satisfaction or waiver of the following additional conditions:

  •
  a material adverse effect (as defined in the merger agreement) shall not have been suffered by Manhattan Bancorp, its subsidiaries, Professional Business Bank or CGB Holdings;

  •
  each of Manhattan Bancorp, Bank of Manhattan, Professional Business Bank and CGB Holdings shall have performed in all material respects all obligations required to be performed by them under the merger agreement; and

  •
  the representations and warranties of each of Professional Business Bank, Manhattan Bancorp, Bank of Manhattan and CGB Holdings in the merger agreement must be true and correct, subject to exceptions that would not have a material adverse effect on Manhattan Bancorp, Bank of Manhattan, Professional Business Bank or CGB Holdings, as the case may be.

        The term "material adverse effect" is defined in the merger agreement to mean, with respect to any party to the agreement, any effect, change, development or occurrence that would materially impede the ability of such party to perform its obligations under the merger agreement or otherwise materially impede the consummation of the bank merger or is material and adverse to the financial condition, assets, deposits, results of operations, prospects or business of such party, taken as a whole. However, any change or event caused by or resulting from the following will not be deemed to have a material adverse effect:

  •
  changes in laws or regulations or interpretations thereof that are generally applicable to the banking or savings industries;

  •
  changes in GAAP or regulatory accounting requirements that are generally applicable to the banking or savings industries;

  •
  changes in global, national or regional political conditions or general economic or market conditions in the U.S. and the state of California, including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, and price levels for reading volumes in the U.S. or foreign securities markets, affecting other companies in the financial services industry;

  •
  general changes in the credit markets or general downgrades in the credit markets;

  •
  actions or omissions of a party expressly required by the terms of the merger agreement or taken with the prior written consent of the other party or parties in contemplation of the bank merger;

  •
  the public announcement or consummation of the bank merger;

  •
  any failure to meet internal projections or forecasts of revenue, net income or any other measure of financial performance to be achieved in the future (but not including any underlying causes thereof);

  •
  changes in the market price of such party's common stock; or

  •
  any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, except to the extent that the effects of such change disproportionately affect such party and its subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its subsidiaries operate.

  Reasonable Best Efforts to Cause the Bank Merger to Occur

        Each of the parties to the merger agreement have agreed to use their reasonable best efforts in good faith to take all actions and to do all things necessary, proper or desirable or advisable under applicable law to permit the consummation of the bank merger as promptly as practicable and to cooperate with the other parties to the merger agreement to that end. CGB Holdings and Professional Business Bank have each agreed to use their reasonable best efforts in good faith to take all actions and do all things necessary or advisable under applicable law to permit the consummation of the merger of CGB Holdings and Professional Business Bank as promptly as practicable.

  Board Recommendation

        Manhattan Bancorp and Professional Business Bank have each agreed that its board of directors will recommend to its shareholders the approval of the merger agreement. This agreement does not prohibit the Manhattan Board from making a change in its recommendation to shareholders to approve the bank merger under the circumstances described below. The merger agreement does not, however, relieve Manhattan Bancorp or Professional Business Bank, in the event of a change in its board's recommendation, from its obligation to submit the merger agreement to its shareholders for a vote on approval of the principal terms of the bank merger.

  Acquisition Proposals

        The merger agreement contains detailed provisions prohibiting Manhattan Bancorp from seeking an alternative transaction to the bank merger. Under these "no solicitation" provisions, Manhattan Bancorp has agreed that it shall cease any written or oral discussions, negotiations or communication with any other parties that may be ongoing with respect to the possibility or consideration of any acquisition proposal, as described below, and at the request of Professional Business Bank, enforce any confidentiality or similar agreement relating to any acquisition proposal, including by requesting that the other party promptly return or destroy any confidential information previously furnished by or on behalf of Manhattan Bancorp or any of its affiliates. Furthermore, Manhattan Bancorp has agreed that it shall not, and it shall cause its directors, officers or employees or any representative retained by it or any of its subsidiaries, not to:

  •
  initiate, solicit or encourage or knowingly facilitate any inquires or the making of an acquisition proposal (including by way of furnishing information or assistance);

  •
  provide any confidential information or data to any person relating to any acquisition proposal;

  •
  participate in any discussions or negotiations regarding any acquisition proposal;

  •
  waive, terminate, modify or fail to enforce any provision of any contractual "standstill" or similar obligations of any person other than Professional Business Bank or its affiliates;

  •
  approve or recommend, propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement related to any acquisition proposal or propose to do any of the foregoing; or

  •
  make or authorize any statement, recommendation or solicitation in support of any acquisition proposal.

        The merger agreement allows for an exception to the above prohibitions in the event that:

  •
  Manhattan Bancorp receives a superior proposal (as described below) that was not solicited by it and did not otherwise result from a breach of the merger agreement; and

  •
  the Manhattan Board determines in good faith that, after receipt of advice of outside counsel, that the failure of Manhattan Bancorp to participate in discussion or negotiations with, or provide information to, the party making the superior proposal, would be in violation of its fiduciary duties under applicable law.

        In such an event, provided that Manhattan Bancorp gives notice to Professional Business Bank of its intention to do so, Manhattan Bancorp may provide information to the party making the superior proposal pursuant to a confidentiality agreement equivalent to that signed by the parties to the merger agreement and participate in discussions regarding the superior proposal.

        For purposes of the merger agreement, the term "acquisition proposal" means any inquiry, proposal or offer, filing of any regulatory application or notice (whether in draft or final form) or disclosure of an intention to do any of the foregoing relating to any:

  •
  direct or indirect acquisition or purchase of any material assets or deposits of Manhattan Bancorp or Bank of Manhattan;

  •
  direct or indirect acquisition or purchase of 20% or more of any class of equity securities of Manhattan Bancorp or Bank of Manhattan; or

  •
  merger, consolidation, business combination, recapitalization, tender offer, stock purchase, liquidation, dissolution or similar transaction involving Manhattan Bancorp or Bank of Manhattan.

        Notwithstanding the foregoing, "acquisition proposal" does not include any inquiry, proposal or offer, filing of any regulatory application or notice (whether in draft or final form) or disclosure of an intention to do any of the foregoing from any person relating to any of the following:

  •
  direct or indirect acquisition or purchase of any material assets of MCM or purchase of assets of MCM or any subsidiary of MCM;

  •
  direct or indirect acquisition or purchase of 20% or more of any class of equity securities of MCM or any subsidiary of MCM; or

  •
  merger, consolidation, business combination, recapitalization, tender offer, stock purchase, liquidation, dissolution or similar transaction involving MCM or any subsidiary of MCM.

        For purposes of the merger agreement, a "superior proposal" is a written bona fide offer made by a third party prior to receipt of requisite shareholder approval of the bank merger from the shareholders of Manhattan Bancorp to consummate an acquisition proposal, which the board of directors of Manhattan Bancorp determines, in its good faith judgment (after consultation with its financial advisor):

  •
  to be more favorable to Manhattan Bancorp shareholders from a financial point of view than the transactions contemplated by the merger agreement;

  •
  to be reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal; and

  •
  involves the acquisition of all the shares of Manhattan Bancorp common stock.

        The merger agreement permits Manhattan Bancorp to comply with Rule 14d-9 and Rule 14e-2 under the Exchange Act with regard to any acquisition proposal that it may receive. Rule 14e-2 requires that the board of directors of a company whose shares are the subject of a tender offer state its position with respect to the tender offer or that it is unable to take a position with respect to the tender offer. Rule 14d-9 requires that persons making a solicitation or recommendation in connection with a tender offer, including the subject company's board of directors, make filings with the SEC providing certain information relating to the solicitation or recommendation and the parties involved. The "no solicitation" restrictions notwithstanding, if Manhattan Bancorp receives an unsolicited bona fide written acquisition proposal, it may engage in discussions and negotiations with or provide nonpublic information to the entity or person making the acquisition proposal, subject to the terms and conditions set forth above.

        The "no solicitation" provisions of the merger agreement will not affect any of their other obligations under the merger agreement, including our respective obligations to call and hold meetings of our respective shareholders to vote on the merger agreement.

  Termination

        We may jointly agree to terminate the merger agreement at any time, whether before or after shareholder approval of the merger agreement. Either of us may also terminate the merger agreement, whether before or after approval of the merger agreement, if:

  •
  a governmental authority that must grant a material regulatory approval of the mergers denies such approval or a governmental authority permanently restrains or prohibits the mergers and, in either case, that denial or action is final and non-appealable, except that this termination right is not available to a party whose failure to comply with the merger agreement resulted in those actions by a governmental authority;

  •
  the mergers are not completed on or before June 30, 2012, or if the parties have used their reasonable best efforts in seeking approvals of governmental authorities and the mergers have not been consummated due to the delay or failure of any governmental authority to provide approvals, permits, registrations or other governmental consents required to consummate the mergers, this date shall be automatically extended to September 30, 2012 (except that this termination right is not available to a party whose failure to comply with the merger agreement resulted in the failure to complete the mergers by that date);

  •
  the other party is in breach of its representations, warranties, covenants or agreements set forth in the merger agreement and the breach would excuse the non-breaching party's obligation to complete the mergers and the breach cannot be or is not cured within the shorter to occur of (i) September 30, 2012 or (ii) within 10 days after notice of the breach is delivered by the non-breaching party; or

  •
  any regulatory approvals required to consummate the mergers contain conditions, restrictions or requirements that the board of directors of Manhattan Bancorp, Bank of Manhattan or Professional Business Bank, as the case may be, or the manager or managing member of Fund Manager, determine in good faith would materially reduce the benefits of the mergers such that such party would not have entered into the merger agreement had such conditions, restrictions or requirements been known on the date of the merger agreement.

        Additionally, the merger agreement provides that Manhattan Bancorp may terminate the merger agreement if:

  •
  neither Manhattan Bancorp nor Bank of Manhattan is in material breach of the terms of the merger agreement;

  •
  the Manhattan Board authorizes Manhattan Bancorp prior to the receipt of the approval of the requisite vote of shareholders of Manhattan Bancorp, to enter into a binding written agreement concerning a superior proposal and Manhattan Bancorp delivers Professional Business Bank and

    Fund Manager written notice to that effect, setting forth the material terms and conditions of the superior proposal, indicating that it intends to enter into such an agreement;

  •
  Professional Business Bank does not make, within ten business days of receipt of such notice, a proposal or offer that the Manhattan Board concludes in good faith (after consultation with Manhattan Bancorp's financial advisor) is no less favorable, from a financial point of view, to the shareholders of Manhattan Bancorp as the superior proposal; and

  •
  Manhattan Bancorp pays the termination fee and expense reimbursement set forth below.

        Additionally, Professional Business Bank and Fund Manager each have the right to terminate the merger agreement if a superior proposal is made by a third party after the date of the merger agreement.

        The merger agreement provides that Manhattan Bancorp may be required to pay a termination fee to Professional Business Bank of $300,000 and to reimburse Professional Business Bank, CGB Holdings and Fund Manager for out-of-pocket expenses incurred by them in connection with the merger agreement and the transactions contemplated thereby of up to $450,000 in the aggregate, as agreed upon liquidated damages and as the sole and exclusive remedy of Professional Business Bank under the merger agreement, in the event that:

  •
  the Manhattan Board fails to recommend approval of the merger agreement to the shareholders of Manhattan Bancorp or adversely alters or modifies its recommendation; and

  •
  approval of the requisite vote of shareholders of Manhattan Bancorp is not obtained, and:

  •
  Professional Business Bank is not, as of the date of such event, in material breach of the merger agreement;

  •
  Fund Manager has voted all shares of its Manhattan Bancorp common stock owned or controlled by the Funds in favor of the bank merger and merger agreement;

  •
  the representations and warranties of Professional Business Bank and CGB Holdings are true and correct in all respects as of such date;

  •
  no material adverse effect has occurred with respect to Professional Business Bank and CGB Holdings, taken as a whole, as of such date; and

  •
  Professional Business Bank and CGB Holdings have performed in all material respects all obligations required to be performed by them under the merger agreement as of such date.

        The termination and termination fee provisions described above and the provisions described in the section entitled "—Acquisition Proposals" above may discourage third parties from seeking to acquire or merge with Manhattan Bancorp or Professional Business Bank.

  Actions Pending the Merger

        Manhattan Bancorp, Bank of Manhattan, Professional Business Bank and CGB Holdings have agreed not to, and not to permit their respective subsidiaries to, conduct their respective businesses other than in the ordinary and usual course consistent with past practice, in compliance with all laws and prudent business and banking practices, or to enter into any new line of business, introduce new products or services, or change their lending, investment, underwriting or other material banking and operating policies. They have also agreed to use reasonable best efforts to preserve their business organizations, keep available the present services of their employees and preserve the goodwill of their respective customers and others with whom business relations exist.

        In addition to the above agreements regarding the conduct of business generally, each of Manhattan Bancorp, Bank of Manhattan and Professional Business Bank have agreed to specific restrictions relating to the conduct of their respective businesses, including prohibitions of the following (in each case subject to exceptions specified in the merger agreement):

  •
  declaration or payment of dividends and changes in capital stock;

  •
  entry into any transaction with a related entity, affiliate or subsidiary other than a bank or other company that is an affiliate of Fund Manager (with the exception of the CGBH merger);

  •
  issuance or sale of capital stock, voting debt or other equity interests;

  •
  amendment of their governing documents or enter into or agree to a plan of consolidation, merger, share exchange or reorganization (with the exception of the CGBH merger);

  •
  acquisition of assets or other entities;

  •
  disposition of assets in transactions outside the ordinary course of business that are individually greater than $50,000 or together with all other such transactions are greater than $100,000;

  •
  incurrence or guarantee of long-term debt;

  •
  actions that would result, or might reasonably be expected to result, in a breach of any representations and warranties in the merger agreement, in any conditions to the bank merger not being satisfied or in a violation of the merger agreement;

  •
  change in accounting methods;

  •
  change in any material tax election, amendment of any previously filed tax return or settlement or compromise of any material tax liability or refund;

  •
  change in the compensation of directors, officers and employees, or enter into or renew or amend any employment, consulting, severance, change in control, bonus, salary continuation or other similar agreement or arrangement with any director, officer or employee;

  •
  hiring any person as an employee or promote any employee, except to satisfy already existing contractual obligations or to fill vacancies;

  •
  change in any benefit plan;

  •
  capital expenditures other than in the ordinary course of business exceeding $50,000 individually or $100,000 in the aggregate;

  •
  introduction of any new marketing campaigns or sales compensation or incentive programs;

  •
  entry into derivatives contracts, except in connection with customary hedging and management by Bank of Manhattan and its affiliates of its mortgage pipeline and mortgage securities portfolio;

  •
  making, renewal or modification of any loan or other extension of credit in a manner inconsistent with the ordinary course of business;

  •
  making of any investments in real estate;

  •
  taking of any action that would cause the merger agreement to be subject to the antitakeover provisions of any state or exempt from the provisions of any such currently applicable statute; and

  •
  increase in the interest rate paid on interest-bearing deposits or certificates of deposit, except as is consistent with current policy and past practice.

  Additional Agreements

        Manhattan Bancorp, Bank of Manhattan, Professional Business Bank and CGB Holdings have agreed to cooperate with the other and to use their reasonable best efforts to:

  •
  take all actions necessary to promptly comply with all legal requirements which may be imposed on either Manhattan Bancorp or Professional Business Bank with respect to the bank merger and to consummate the bank merger as promptly as practicable; and

  •
  obtain any consent, authorization, order or approval of, or any exemption by, any governmental authority or any other third party which is required to be obtained in connection with the bank merger or the CGBH merger unless, in each case, it will require any of the parties or the combined bank to pay any amounts (other than customary filing fees) or divest any banking office, or impose any conditions that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the present or prospective consolidated financial condition, business or operating results of the combined bank after the bank merger.

        The merger agreement also contains covenants relating to cooperation between Manhattan Bancorp and Professional Business Bank in the preparation of this document and additional agreements between Manhattan Bancorp and Professional Business Bank relating to, among other things, consultation regarding transition matters, access to information, mutual notice of specified matters, communications with governmental authorities, the assumption of Professional Business Bank's outstanding debt by Manhattan Bancorp upon the completion of the bank merger, directors' and officers' insurance and related indemnification matters, public announcements and tax matters.

        Bank of Manhattan has agreed to allow employees of Professional Business Bank to participate in employee benefit plans on the same terms available to similarly situated employees of Bank of Manhattan, with full credit for purposes of eligibility and vesting for prior service and without any waiting periods, evidence of insurability or application of any pre-existing condition limitations. The parties to the merger agreement also intend that the 401K plans of Professional Business Bank and Bank of Manhattan will be consolidated as determined by Professional Business Bank and Bank of Manhattan in connection with the closing of the bank merger. Bank of Manhattan and Professional Business Bank have also agreed to cooperate and use their respective reasonable best efforts to agree to an appropriate severance and compensation policy in light of any reduction in force in connection with the bank merger.

  Representations and Warranties

        The merger agreement contains customary reciprocal representations and warranties by each party relating to, among other things:

  •
  corporate organization and similar corporate matters;

  •
  capital structure;

  •
  authorization of the merger agreement and absence of conflicts;

  •
  required consents or approvals of governmental entities;

  •
  financial statements;

  •
  compliance with applicable laws;

  •
  books and records;

  •
  legal proceedings;

  •
  taxes;

  •
  material agreements;

  •
  employee benefits;

  •
  regulatory matters;

  •
  ownership and leasehold interests in properties;

  •
  intellectual property;

  •
  fiduciary accounts;

  •
  loan portfolios and nonperforming and classified assets;

  •
  insurance;

  •
  affiliate transactions;

  •
  environmental matters; and

  •
  allowance for loan losses.

  Amendment and Waiver

        At any time prior to the closing of the mergers, the parties to the merger agreement may amend the merger agreement by a writing signed by all parties. Furthermore, any provision of the merger agreement may be waived in writing by the party benefited by the provision.

  Fees and Expenses

        Whether or not the mergers are completed, all costs and expenses incurred in connection with the merger agreement will be paid by the party incurring the expense.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

        The following unaudited pro forma combined condensed consolidated financial information and explanatory notes illustrate the effect of the bank merger on Manhattan Bancorp's financial position and results of operations based upon the our respective historical financial positions and results of operations under the acquisition method of accounting with Professional Business Bank treated as the acquirer (subsequent to the merger with CGB Holdings, Inc.). The unaudited pro forma combined condensed consolidated financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of Manhattan Bancorp and Professional Business Bank, which are incorporated by reference or included elsewhere in this joint proxy statement/prospectus.

        In accordance with GAAP, the assets and liabilities of Manhattan Bancorp will be recorded by Professional Business Bank at their estimated fair values as of the date the bank merger is completed. The unaudited pro forma combined condensed consolidated balance sheet as of September 30, 2011 assumes the bank merger took place on that date. The unaudited pro forma combined condensed consolidated income statement for the nine-month period ended September 30, 2011 and for the year ended December 31, 2010 assumes the bank merger took place on January 1, 2010.

        The pro forma financial information includes Professional Business Bank's estimated adjustments to record assets and liabilities of Manhattan Bancorp at their respective fair values. These adjustments are subject to change depending on changes in interest rates and the components of assets and liabilities as of the bank merger date and as additional information becomes available and additional analyses are performed. The final amount and allocation of the purchase price will be determined after the bank merger is completed and after completion of further analyses to determine the fair value of Manhattan Bancorp's tangible and identifiable intangible assets and liabilities as of the date the bank merger is completed. Increases or decreases in the estimated fair values of the net assets acquired as compared with the information shown in the unaudited pro forma combined condensed consolidated financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact Manhattan Bancorp's statements of income due to adjustments in yield and/or amortization of the adjusted assets or liabilities.

        Any changes to Manhattan Bancorp's stockholders' equity, including results of operations from September 30, 2011 through the date the bank merger is completed, will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

        Manhattan Bancorp anticipates that the merger with Professional Business Bank will provide the combined bank with financial benefits that include reduced combined operating expenses. The pro forma information, which is intended to illustrate the financial characteristics of the bank merger and the combined bank under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenues, or all integration costs that may be incurred and, accordingly, should not be considered a prediction of future results. It also does not necessarily reflect what the historical results of the combined bank would have been had our companies been combined during the period shown.

        The unaudited pro forma stockholders' equity and net income should not be considered indicative of the market value of Manhattan Bancorp's common stock or the actual or future results of operations of Manhattan Bancorp for any period. Actual results may be materially different than the pro forma information presented.

Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet

as of September 30, 2011

(Dollars in thousands, except per share amounts)

	Manhattan Bancorp (historical)	Professional Business Bank (historical)	Merger Adjustments(1) (unaudited)		Pro Forma Combined (unaudited)
Assets
Total cash and cash equivalents	$9,281	$7,055	$—		$16,336
Securities-available for sale, at fair value	19,752	73,231	—		92,983
Loans held for sale, at fair value	20,862	—	—		20,862
Loans held for sale, at lower of cost or fair value	918	—	—		918
Gross loans held for investment	85,960	160,801	(5,603)	B	241,158
Allowance for loan losses	(1,834)	(2,563)	1,834	B	(2,563)
Property and equipment, net	4,573	4,484	(100)	D	8,957
Other real estate owned	—	532	—		532
Federal Home Loan Bank and Federal Reserve Bank stock	1,037	2,080	—		3,117
Investment in limited partnership fund	2,575	—	—		2,575
Receivable from broker	1,036	—	—		1,036
Goodwill	—	—	3,670	F	3,670
Core deposit intangible	—	1,940	1,141	F	3,081
Accrued interest receivable and other assets	2,605	2,509	—		5,114

Total assets	146,765	250,069	942		397,776

Liabilities and Stockholders' Equity
Deposits	111,574	212,091	(134)	E	323,531
FHLB advances and other borrowings	13,020	—	—		13,020
Incentives payable	588	—	—		588
Accrued interest payable and other liabilities	2,229	3,024	—		5,253

Total liabilities	127,411	215,115	(134)		342,392
Total stockholders' equity	19,660	34,954	1,076	A	55,690
Non-controlling interest	(306)	—	—		(306)

Total equity	19,354	34,954	1,076		55,384

Total liabilities and stockholders' equity	$146,765	$250,069	$942		$397,776

Total number of shares outstanding	3,987,631	4,513,501	2,572,696	H	11,073,828
Book value per share	$4.93	$7.74			$5.00

(1)
See Note 3 of the accompanying Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements.

Unaudited Pro Forma Combined Condensed Consolidated Income Statement

for the Nine Months Ended September 30, 2011

(Dollars in thousands, except per share amounts)

	Manhattan Bancorp (historical)	Professional Business Bank (historical)	Merger Adjustments(1) (unaudited)		Pro Forma Combined (unaudited)
Interest income	$4,403	$12,367	$179	C	$16,949
Interest expense	775	660	(71)	E	1,364
Provision for loan losses	(50)	1,522	—		1,472

Net interest income after provision for loan losses	3,678	10,185	250		14,113
Non-interest income	6,585	961	—		7,546
Non-interest expense	15,370	11,648	122	G	27,140

Income before income tax provision	(5,107)	(502)	128		(5,481)
Income tax provision	24	(7)	—		17

Net income	(5,131)	(495)	128		(5,498)
Less: Net (loss) gain attributable to the non-controlling interest	(510)	(37)	37	J	(510)

Net income available to common stockholders	$(4,621)	$(458)	$91		$(4,988)

Weighted average shares outstanding—Basic	3,987,631	4,513,501	2,572,696	I	11,073,828
Weighted average shares outstanding—Diluted	3,987,631	4,513,501	2,572,696	I	11,073,828
Earnings (loss) per share—Basic	$(1.16)	$(0.11)			$(0.45)
Earnings (loss) per share—Diluted	$(1.16)	$(0.11)			$(0.45)

(1)
See Note 3 of the accompanying Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements.

Unaudited Pro Forma Combined Condensed Consolidated Income Statement

for the Year Ended December 31, 2010

(Dollars in thousands, except per share amounts)

	Manhattan Bancorp (historical)	Professional Business Bank (historical)	Merger Adjustments(1) (unaudited)		Pro Forma Combined (unaudited)
Interest income	$6,518	$2,085	$238	C	$8,841
Interest expense	1,002	619	(94)	E	1,527
Provision for loan losses	727	904	—		1,631

Net interest income after provision for loan losses	4,789	562	332		5,683
Non-interest income	7,749	4,087	—		11,836
Non-interest expense	17,231	4,406	163	G	21,800

Income before income tax provision	(4,693)	243	169		(4,281)
Income tax provision	4	3	—		7

Net income	(4,697)	240	169		(4,288)
Less: Net (loss) gain attributable to the non-controlling interest	(87)	(278)	278	J	(87)

Net income available to common stockholders	$(4,610)	$518	$(109)		$(4,201)

Weighted average shares outstanding—Basic	3,987,631	4,513,501	2,572,696	I	11,073,828
Weighted average shares outstanding—Diluted	3,987,631	4,513,501	2,572,696	I	11,073,828
Earnings (loss) per share—Basic	$(1.16)	$0.11			$(0.38)
Earnings (loss) per share—Diluted	$(1.16)	$0.11			$(0.38)

(1)
See Note 3 of the accompanying Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements.

Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements

(In thousands, except share and per share data unless otherwise stated)

NOTE 1. BASIS OF PRESENTATION

        The unaudited pro forma combined condensed consolidated financial information related to the bank merger includes the unaudited pro forma combined condensed consolidated balance sheet as of September 30, 2011, which assumes that the bank merger was completed on September 30, 2011. The unaudited pro forma combined condensed consolidated income statements for the nine-months ended September 30, 2011 and for the year ended December 31, 2010 were prepared assuming that the bank merger was completed on January 1, 2010. For the purposes of the pro forma combined condensed consolidated financial statements, the fair value of the outstanding shares of Manhattan Bancorp is currently estimated at approximately $20.7 million, which is based on a price of $5.20 per share (the fair value of Manhattan Bancorp common stock on September 30, 2011 as determined by the Funds in valuing their interest in Manhattan Bancorp) of Manhattan Bancorp common stock. The pro forma adjustments included herein reflect the conversion of Professional Business Bank common stock into Manhattan Bancorp common stock at the exchange ratio stated in the merger agreement of 1.570 of a share of Manhattan Bancorp common stock for each of the approximately 4.5 million shares of Professional Business Bank common stock outstanding as of September 30, 2011.

        The bank merger will be accounted for as an acquisition of Manhattan Bancorp by Professional Business Bank in accordance with the acquisition method of accounting as detailed in ASC 805-10 (previously SFAS No. 141(R)), Business Combinations. The acquisition method of accounting requires an acquirer to recognize the assets acquired, the liabilities assumed and any non-controlling interest in the acquiree based on their fair values as of the date of acquisition. As described in more detail in ASC 805-10, goodwill, if any, will be recognized as of the acquisition date, in the amount equal to the excess of the consideration transferred over the fair value of identifiable net assets acquired. Based on Manhattan Bancorp's preliminary purchase price allocation, goodwill of approximately $3.7 million is currently expected to be recorded in the period the bank merger is completed.

        As the bank merger is recorded using the acquisition method of accounting, all loans of Manhattan Bancorp are recorded at fair value, including adjustments for credit, and no allowance for credit losses is carried over to Professional Business Bank's balance sheet. In addition, certain anticipated nonrecurring costs associated with the bank merger, such as severance costs, accounting fees, legal and other professional fees and conversion related expenditures, are not reflected in the pro forma statements of income.

        While the recording of the acquired loans at their fair value will impact the prospective determination of the provision for loan losses and the allowance for loan losses, for purposes of the unaudited pro forma combined condensed consolidated income statements for the nine-months ended September 30, 2011, and for the year ended December 31, 2010, we assumed no adjustments to the historical amount of provision for credit losses. If such adjustments were estimated, there could be a reduction, which could be significant, to the historical amounts of provision for credit losses presented.

        The historical financial results of Manhattan Bancorp include merger and acquisition integration costs of $92,000 for the three and nine-months ended September 30, 2011 and none for the year ended December 31, 2010. These integration costs primarily consisted of legal fees and due diligence related costs.

        The historical financial results of Professional Business Bank for the nine-months ended September 30, 2011 and the year ended December 31, 2010 do not include any provisions for credit losses or professional fees associated with the bank merger.

Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements (Continued)

(In thousands, except share and per share data unless otherwise stated)

NOTE 1. BASIS OF PRESENTATION (Continued)

        The bank merger is expected to result in annual cost savings to be achieved following the consummation of the bank merger. These expected savings have not been included in the pro forma combined amounts.

NOTE 2. PRELIMINARY PURCHASE ACCOUNTING ALLOCATIONS

        The unaudited pro forma combined condensed consolidated financial information for the bank merger includes the unaudited pro forma combined condensed consolidated balance sheet as of September 30, 2011 assuming the bank merger was completed on September 30, 2011. The unaudited pro forma combined condensed consolidated income statements for the three and nine-months ended September 30, 2011 were prepared assuming the bank merger was completed on January 1, 2011, and the year ended December 31, 2010 were prepared assuming the bank merger was completed on January 1, 2010.

Fair value of outstanding Manhattan shares(1)		$20,736

Carrying value of Manhattan net assets at September 30, 2011(2)		$19,660
Loans, net	(3,769)
Premises and equipment	(100)
Core deposit intangible	1,141
Certificates of deposit	134

Total fair value adjustments		(2,594)

Fair value of net assets acquired at September 30, 2011		$17,066

Excess of consideration paid over fair value of net assets acquired (goodwill)		$3,670

The fair value is based on a price of $5.20 per share of Manhattan Bancorp common stock (fair value of Manhattan common stock as determined by the Funds valuation of its holdings of Manhattan Bancorp common stock as of September 30, 2011) and the 3,987,631 shares currently outstanding.

The carrying value of Manhattan Bancorp net assets at September 30, 2011 of $19,660 is equal to Manhattan Bancorp's total assets less liabilities at that date.

NOTE 3. PRELIMINARY PRO FORMA ADJUSTMENTS

        A.    Adjustment to equity reflects the acquisition of Professional Business Bank by the issuance of approximately 7.1 million shares of Manhattan Bancorp common stock, which was calculated by multiplying Professional Business Bank's approximately 4.5 million shares outstanding as of September 30, 2011 by the merger exchange ratio of 1.570.

        B.    The fair value of the loan portfolio being acquired from Manhattan Bancorp is estimated by Professional Business Bank to be less than the net book value of the related assets. Based on management's judgment, we applied an approximate 6.5% discount to Manhattan Bancorp's loan portfolio that is held for investment to estimate the fair value at September 30, 2011.

Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements (Continued)

(In thousands, except share and per share data unless otherwise stated)

NOTE 3. PRELIMINARY PRO FORMA ADJUSTMENTS (Continued)

        This adjustment reflects our estimates of both market rate differential and the potential adjustments required by FASB ASC 310-30, Receivables—Loans and Debt Securities Acquired with Deteriorated Credit Quality. Because the acquired loans are recorded at fair value at the acquisition date, there is no carryover of Manhattan Bancorp's allowance for loan losses of approximately $1.8 million.

        In accordance with GAAP, subsequent to the effective date Manhattan Bancorp will record the fair value difference pertaining to market rate differential into interest income over the weighted average remaining term of the loan portfolio, which is estimated to be approximately ten years. In addition, the fact that the loans acquired with deteriorated credit quality are recorded at fair value at acquisition date could result in a reduction in the amount of loan loss provision expense required on these loans in the future.

        C.    The loan fair value adjustment pertaining to market rate differential will be recognized over the estimated weighted average remaining life of the loan portfolio of approximately ten years. The accretion for the first 12 months after the effective date is estimated to be approximately $238,000 before tax.

        D.    The fair value of premises and equipment being acquired from Manhattan Bancorp is estimated by Professional Business Bank to be below the book value of such assets primarily due to the improvements made by Manhattan Bancorp for its headquarters branch. The depreciation in value of the properties is expected to primarily be from the depreciation in value of leasehold improvements.

        E.    The fair value of certificate of deposit liabilities is estimated by Professional Business Bank to be above the face amount of such deposits. In accordance with GAAP, subsequent to the effective date, Manhattan Bancorp will record amortization to the face amount in interest expense over the remaining term of the deposits. The amortization for the first 12 months after the effective date is estimated to be approximately $94,000 as 70% of the deposits are estimated to mature within one year.

        F.     Adjustment to other assets includes a core deposit intangible of $1.1 million and goodwill of $2.9 million. A core deposit intangible arises from a financial institution or a financial institution branch having a deposit base comprised of funds associated with stable customer relationships. These customer relationships provide a cost benefit to the acquiring institution since the associated customer deposits typically are at lower interest rates and can be expected to be retained on a long-term basis. Deposit customer relationships have value due to their favorable interest rates in comparison to market rates for alternative funding sources with expected lives comparable to expected lives of the core deposits. The discounted cash flow method is based upon the principle of future benefits; economic value tends to be based on anticipated future benefits as measured by cash flows expected to occur in the future. In determining this value, Manhattan Bancorp and Professional Business Bank have considered recently completed transactions and the overall value assigned to the DDA, NOW, Money Market and Savings approximated 1.5% as a result of the cost of these deposits being lower than the cost of comparable alternative funding sources. This presentation assumes amortization on a straight-line basis over seven years, which approximates $163,000 for the first year.

        G.    An adjustment to non-interest expense was made to amortize $44,000, $122,000, and $163,000 of the core deposit intangible for the nine-months ended September 30, 2011 and the year ended December 31, 2010, respectively.

Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements (Continued)

(In thousands, except share and per share data unless otherwise stated)

NOTE 3. PRELIMINARY PRO FORMA ADJUSTMENTS (Continued)

        H.    The amount of pro forma combined total shares outstanding is calculated by adding Manhattan Bancorp's 3,987,631 historical shares outstanding at September 30, 2011 and Professional Business Bank's pro forma equivalent shares, which were calculated by multiplying Professional Business Bank's 4,513,501 historical shares outstanding at September 30, 2011 by the merger exchange ratio of 1.570.

        I.     The amount of pro forma combined weighted average shares outstanding is calculated by adding Manhattan Bancorp's 3,987,631 historical weighted average shares outstanding for the nine-months ended September 30, 2011 and the twelve months ended December 31, 2010 to the shares issued in connection with bank merger, which were calculated by multiplying Professional Business Bank's 4,513,501 historical shares outstanding at September 30, 2011 by the merger exchange ratio of 1.570. All options outstanding at these dates were anti-dilutive, so the same number of weighted averages shares outstanding is used to compute basic and diluted earnings per share.

        J.     An adjustment was made to eliminate the noncontrolling interest in CGB Holdings, pre-CalGen Merger.

DESCRIPTION OF MANHATTAN BANCORP CAPITAL STOCK

        As a result of the bank merger, Professional Business Bank shareholders will become shareholders of Manhattan Bancorp. Your rights as shareholders of Manhattan Bancorp will be governed by the CGCL, the articles of incorporation, as amended, and the bylaws of Manhattan Bancorp. The following description of the material terms of Manhattan Bancorp's capital stock, including the common stock to be issued in the bank merger, reflects the anticipated state of affairs upon completion of the bank merger.

 General

        Manhattan Bancorp's authorized capital stock consists of 30,000,000 shares of common stock, no par value, and 10,000,000 shares of preferred stock, no par value. As of the record date for the Manhattan Bancorp special meeting,            shares of Manhattan Bancorp common stock and no shares of preferred stock were outstanding.

        In addition, as of the record date,            shares of Manhattan Bancorp common stock were reserved for issuance upon conversion or exercise of outstanding stock options and awards.

        Manhattan Bancorp anticipates that there will be            shares of Manhattan Bancorp common stock and            shares of preferred stock outstanding at the effective time of the bank merger.

        Manhattan Bancorp's capital stock, both common and preferred, constitutes non-withdrawable capital and is not insured by the FDIC. All of the outstanding shares of Manhattan Bancorp common and preferred stock are, and the shares of Manhattan Bancorp common stock issued in connection with the bank merger will be, fully paid and nonassessable.

        Because Manhattan Bancorp is a holding company, the rights of Manhattan Bancorp to participate in any distribution of assets of any subsidiary, including Bank of Manhattan, upon its liquidation or reorganization or otherwise (and thus the ability of Manhattan Bancorp's shareholders to benefit indirectly from such distribution) would be subject to the prior claims of creditors of that subsidiary, except to the extent that Manhattan Bancorp itself may be a creditor of that subsidiary with recognized claims. Claims on Manhattan Bancorp's subsidiaries by creditors other than Manhattan Bancorp will include substantial obligations with respect to deposit liabilities and purchased funds.

Manhattan Bancorp Common Stock

        Each share of Manhattan Bancorp common stock has the same relative rights as, and is identical in all respects with, each other share of Manhattan Bancorp common stock.

  Voting Rights

        Holders of Manhattan Bancorp common stock are entitled to one vote per share on all matters requiring shareholder action (except as described below in connection with the election of directors) and are vested with all of the voting power except as the Manhattan Board has provided, or may provide in the future, with respect to preferred stock or any other class or series of preferred stock that the Manhattan Board may hereafter authorize.

        Holders of Manhattan Bancorp common stock have cumulative voting rights for the election of directors. This means that a shareholder has the right to vote the number of shares owned by him or her for as many candidates as there are directors to be elected, or to cumulate his or her shares and give one candidate as many votes as the number of directors multiplied by the number of shares owned shall equal, or to distribute them on the same principle among as many candidates as he or she deems appropriate. In any election of directors, the candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, are elected as directors.

        Any action that may be taken at any meeting of the shareholders may be taken without a meeting, without a vote and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Except for the election of a director by written consent to fill a vacancy, directors may be elected by written consent only by the unanimous written consent of all shares entitled to vote for the election of directors. In the case of an election of a director by written consent to fill a vacancy, any such election requires the consent of a majority of the outstanding shares entitled to vote for the election of directors.

  Dividends

        Holders of Manhattan Bancorp common stock may receive dividends when, as and if declared by the Manhattan Board out of funds legally available for the payment of dividends, subject to any restrictions imposed by regulatory authorities and the payment of any preferential amounts to which any class of preferred stock may be entitled. Manhattan Bancorp presently intends to follow a policy of retaining earnings, if any, for the purpose of increasing its net worth and reserves. Accordingly, it is anticipated that no cash dividends will be declared in the foreseeable future, and no assurance can be given that Manhattan Bancorp's earnings will permit the payment of dividends of any kind in the future. The future dividend policy of Manhattan Bancorp will be subject to the discretion of the Manhattan Board and will depend upon a number of factors, including future earnings, financial condition, liquidity, and general business conditions. Manhattan Bancorp's ability to pay dividends is subject to statutory and regulatory limitations applicable to Manhattan Bancorp or to Bank of Manhattan.

        As a bank holding company, Manhattan Bancorp's ability to pay dividends is affected by the ability of its subsidiaries to pay dividends to Manhattan Bancorp. Bank of Manhattan is a national banking association and is subject to restrictions under both federal and state laws and regulations which limit its ability to transfer funds to Manhattan Bancorp through cash dividends or through intercompany loans or advances. Pursuant to 12 U.S.C. 60(b), the approval of the OCC is required, if the total of all dividends declared by a national bank in any calendar year shall exceed the total of its net profits for that year combined with its net profits for the two preceding years, less any required transfers to surplus or a fund for the retirement of any preferred stock. The OCC has adopted guidelines, which set forth factors to be considered by a national bank in determining the payment of dividends. A national bank, in assessing the payment of dividends, is to evaluate the bank's capital position, its maintenance of an adequate allowance for loan and lease losses, and the need to review or develop a comprehensive capital plan, complete with financial projections, budgets and dividend guidelines. Therefore, the payment of dividends by a national bank is also governed by its ability to maintain minimum required capital levels and an adequate allowance for loan and lease losses. Additionally, pursuant to 12 U.S.C. 1818(b), the OCC may prohibit the payment of any dividend that would constitute an unsafe and unsound banking practice.

        Manhattan Bancorp's ability and the ability of any non-bank subsidiary of Manhattan Bancorp to pay dividends may also be limited by applicable state law. For example, the CGCL prohibits Manhattan Bancorp from paying dividends on its common stock unless: (i) its retained earnings, immediately prior to the dividend payment, equals or exceeds the amount of the dividend or (ii) immediately after giving effect to the dividend the sum of its assets (exclusive of goodwill and deferred charges) would be at least equal to 125% of its liabilities and its current assets would be at least equal to its current liabilities, or, if the average of its earnings before taxes on income and before interest expense of the two preceding fiscal years was less than the average of its interest expense of the two preceding fiscal years, at least equal to 125% of its current liabilities.

  Liquidation Preference

        Holders of Manhattan Bancorp common stock are not entitled to a liquidation preference in respect of those shares. Upon liquidation, dissolution or winding up of Manhattan Bancorp, the holders of Manhattan Bancorp common stock would be entitled to share ratably in all assets remaining after the payment of all liabilities of Manhattan Bancorp and of all preferential amounts to which any preferred stock may be entitled.

  Other Matters

        The holders of Manhattan Bancorp common stock have no preemptive or other subscription rights. Manhattan Bancorp common stock is not subject to call or redemption.

  Restrictions on Ownership of Manhattan Bancorp Common Stock

        The BHCA requires any "bank holding company" (as defined in that Act) to obtain the approval of the Federal Reserve Board prior to acquiring more than 5% of Manhattan Bancorp's outstanding common stock. Any corporation or other company that becomes a holder of 25% or more of Manhattan Bancorp's outstanding common stock, or 5% or more of Manhattan Bancorp's common stock under certain circumstances, would be subject to regulation as a bank holding company under the BHCA. In addition, any person other than a bank holding company may be required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of Manhattan Bancorp's outstanding common stock under the Change in Bank Control Act of 1978.

Preferred Stock

        Manhattan Bancorp may issue up to 10,000,000 shares of preferred stock with such designations, powers, preferences and rights as the Manhattan Board may from time to time determine. The Manhattan Board can, without shareholder approval, issue preferred stock in one or more series with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. Furthermore, those shares that may be issued in the future may have other rights, including economic rights senior to Manhattan Bancorp common stock, and, as a result, could have a material adverse effect on the market value of Manhattan Bancorp's common stock.

Anti-Takeover Provisions

        Provisions of the CGCL, federal banking regulations and the articles of incorporation and bylaws of Manhattan Bancorp may delay, defer or prevent a change of control of Manhattan Bancorp and/or limit the price that certain investors may be willing to pay in the future for shares of Manhattan Bancorp's common stock.

  California Corporations Code

        Under the CGCL, most business combinations, including mergers, consolidations and sales of substantially all of the assets of a California corporation, must be approved by the vote of the holders of at least a majority of the outstanding shares of common stock and any other affected class of stock of such corporation. The articles or bylaws of a California corporation may, but are not required to, set a higher standard for approval of such transactions. The CGCL also provides certain restrictions on business combinations involving interested parties.

  Banking Regulations

        The BHCA and the Change in Bank Control Act, together with Federal regulations, require that, depending on the particular circumstances, either regulatory approval must be obtained or notice must be furnished to the appropriate regulatory agencies and not disapproved prior to any person or entity acquiring "control" of a national bank, such as Bank of Manhattan. These provisions may prevent a merger or acquisition that would be attractive to shareholders and could limit the price investors would be willing to pay in the future for Manhattan Bancorp's common stock.

  Advance Notice Provisions for Shareholder Nominations and Shareholder Proposals

        Nominations for directors may be made by the Manhattan Board or by any holder of record of any outstanding class of capital stock of Manhattan Bancorp entitled to vote for the election of directors. Nominations for directors, other than those approved by the Manhattan Board, must be made in writing and must be received by the president of Manhattan Bancorp not more than 60 days prior to any meeting of shareholders, and no more than 10 days after the date the notice of such meeting is sent to shareholders; provided, however, that if only 10 days' notice of the meeting is given to shareholders, such notice of intention to nominate must be received by the president of Manhattan Bancorp not later than the time fixed in the notice of the meeting for the opening of the meeting.

  Blank Check Preferred Stock

        Subject to certain limitations, the Manhattan Board has the authority to designate the rights and preferences of, and issue one or more series of, preferred stock without shareholder approval. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.

COMPARISON OF RIGHTS OF SHAREHOLDERS OF MANHATTAN BANCORP AND PROFESSIONAL BUSINESS BANK

        The rights of Professional Business Bank's shareholders are currently governed by the CGCL and the Articles of Incorporation and Bylaws of Professional Business Bank. The rights of Manhattan Bancorp's shareholders are currently governed by the CGCL and the Articles of Incorporation, as amended, and bylaws of Manhattan Bancorp. If the bank merger is completed, shareholders of Professional Business Bank will become shareholders of Manhattan Bancorp, and their rights will be governed by the CGCL, the Articles of Incorporation of Manhattan Bancorp and Manhattan Bancorp's bylaws.

        The table below summarizes the material differences between the rights of Professional Business Bank's shareholders and those of Manhattan Bancorp's shareholders pursuant to the CGCL and their respective constitutive documents as they are currently in effect. While Manhattan Bancorp and Professional Business Bank believe that the summary table includes the material differences between the rights of their respective shareholders prior to the bank merger, this summary does not include a complete description of all the differences between the rights of Manhattan Bancorp's shareholders and those of Professional Business Bank's shareholders, nor does it include a complete description of the specific rights of the respective shareholders discussed. The inclusion of differences in the rights of these shareholders in the table is not intended to indicate that all of such differences should necessarily be considered material by you or that other differences that you may consider equally important do not exist.

Authorized Capital Stock

Manhattan Bancorp	Professional Business Bank
The authorized capital stock of Manhattan Bancorp consists of 30,000,000 shares of common stock, no par value per share, and 10,000,000 shares of preferred stock, no par value. Manhattan Bancorp's articles of incorporation authorizes the Manhattan Board, without shareholder approval, to issue the preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of each series of preferred stock.	The authorized capital stock of Professional Business Bank consists of 20,000,000 shares of common stock and 10,000,000 shares of serial preferred stock. Professional Business Bank's articles of incorporation authorizes the PBB Board, without shareholder approval, to issue the serial preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of each series of preferred stock.

Number and Classes of Board of Directors

Manhattan Bancorp	Professional Business Bank
The Manhattan Board has eleven board seats, but currently has ten board members due to a vacancy on the board. The bylaws of Manhattan Bancorp provide that the number of directors may be no less than seven and no more than thirteen, with the exact number to be fixed by a bylaw or amendment thereof, or by resolution or vote by a majority of the shares entitled to vote. The Manhattan Board is not divided into classes having different terms of office.	The PBB Board has eight members. The bylaws of Professional Business Bank provide that the number of directors may be no less than eight and no more than fifteen, with the exact number of directors to be fixed by a bylaw or amendment thereof, or by resolution or vote by a majority of the shares entitled to vote. The PBB Board is not divided into classes having different terms of office.

 Cumulative Voting

Manhattan Bancorp	Professional Business Bank
The CGCL generally requires that cumulative voting be available to shareholders in the election of directions, with certain exceptions. Manhattan Bancorp's shareholders are permitted to cumulate their votes in the election of directors.	The CGCL generally requires that cumulative voting be available to shareholders in the election of directions, with certain exceptions. Professional Business Bank's shareholders are permitted to cumulate their votes in the election of directors.

Removal of Directors

Manhattan Bancorp	Professional Business Bank
The bylaws of Manhattan Bancorp provide that the Manhattan Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony. Furthermore, any or all of the directors may be removed, with or without cause, if such removal is approved by the holders of a majority of the outstanding shares entitled to vote; provided, however, that no director may be removed if the votes cast against removal of the director would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast and either the number of directors elected at the most recent special meeting of shareholders or, if greater, the number of directors for whom removal is being sought, were then being elected.	The bylaws of Professional Business Bank provide that the Professional Business Bank board of directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony. Furthermore, any or all of the directors may be removed, with or without cause, if such removal is approved by holders of a majority of the outstanding shares entitled to vote; provided, however, that no director may be removed if the votes cast against removal of the director would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast and either the number of directors elected at the most recent special meeting of shareholders or, if greater, the number of directors for whom removal is being sought, were then being elected.

Vacancies on the Board of Directors

Manhattan Bancorp	Professional Business Bank
Manhattan Bancorp's bylaws provide that subject to the rights of any preferred shareholders, and except for a vacancy created by the removal of a director, vacancies on the Manhattan Board may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director. A vacancy created by the removal of a director may be filled only by a person elected by a majority of the shareholders entitled to vote at a meeting at which a quorum is present or by the unanimous written consent of the holders of the outstanding shares entitled to vote at such a meeting. The shareholders of Manhattan Bancorp may elect a director at any time to fill any vacancy not filled by the directors.	Professional Business Bank's bylaws provide that subject to the rights of any preferred shareholders, and except for a vacancy created by the removal of a director, vacancies on the PBB Board may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director. A vacancy created by the removal of a director may be filled only by a person elected by a majority of the shareholders entitled to vote at a meeting at which a quorum is present or by the unanimous written consent of the holders of the outstanding shares entitled to vote at such a meeting. The shareholders of Professional Business Bank may elect a director at any time to fill any vacancy not filled by the directors.

 Meetings of Shareholders

Manhattan Bancorp	Professional Business Bank
Manhattan Bancorp's bylaws provide that meetings of shareholders are to be held any place designated by the Manhattan Board. Annual meetings are to be held each year on a date and time designated by the Manhattan Board, which must be within fifteen months after the last annual meeting. Special meetings of shareholders may be called by the Manhattan Board or by request of shareholders owning in the aggregate 10% or more of Manhattan Bancorp's outstanding common stock entitled to vote at such meeting.	Professional Business Bank's bylaws provide that meetings of shareholders are to be held any place within the state of California designated by the PBB Board or by the written consent of all persons entitled to vote thereat and not present at the meeting. Annual meetings are to be held each year on a date and time designated by the PBB Board, which must be within fifteen months after the last annual meeting. Special meetings of shareholders may be called at any time by the chairman of the board of directors, the president, the board of directors or shareholders holding in the aggregate 10% or more of the outstanding shares entitled to vote.

Notice of Shareholder Proposals and Director Nominations

Manhattan Bancorp	Professional Business Bank
Manhattan Bancorp's bylaws provide that in order for shareholders to nominate a director, notice by such shareholder must be received by the President of Manhattan Bancorp not more than sixty days prior to any meeting of shareholders, nor more than ten days after the date the notice of such meeting is sent to shareholders, provided that if only ten days' notice of the meeting is given to shareholders, such notice of intention to nominate must be received by the President of Manhattan Bancorp no later than the time fixed in the notice for the opening of the meeting.	Professional Business Bank's bylaws provide that in order for shareholders to make a proposal for action or nominate a director, notice by such shareholder must be received by Professional Business Bank not less than 120 days in advance of the date Professional Business Bank's proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders. In the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, notice by the shareholder must be received by Professional Business Bank not later than the close of business on the later of 120 days prior to such annual meeting or 7 days after the date the notice of such meeting is sent to shareholders.

 Payment of Dividends

Manhattan Bancorp	Professional Business Bank
The CGCL permits the payment of dividends to shareholders if Manhattan Bancorp's retained earnings equal at least the amount of the proposed dividend. If Manhattan Bancorp does not have sufficient retained earnings available for the proposed dividend, it may pay a dividend to its shareholders, if immediately after giving effect to the dividend, the sum of its assets (not including goodwill and deferred charges) would be at least equal to 125% of its liabilities (not including deferred taxes, deferred income and other deferred liabilities) and its current assets would be at least equal to its current liabilities or, if the average of its earnings before taxes on income and before interest expense for the two preceding fiscal years was less than the average of its interest expense for the two preceding fiscal years, at least equal to 125% of its current liabilities. Furthermore, as a bank holding company, Manhattan Bancorp's ability to declare dividends depends primarily on the dividends it receives from Bank of Manhattan and its other subsidiaries. The dividend practice of Manhattan Bancorp's subsidiaries, like the dividend practice of Manhattan Bancorp, will depend upon each such subsidiary's earnings, financial position, current and anticipated cash requirements and other factors deemed relevant by such subsidiary's board of directors at the time. The ability of Bank of Manhattan to pay cash dividends is subject to 12 U.S.C. 56, which states that no bank may pay dividends from its capital; all dividends must be paid out of net profits then on hand, after deducting for expenses including losses and bad debts. The payment of dividends out of net profits of a national bank is further limited by 12 U.S.C. 60(a), which prohibits a bank from declaring a dividend on its shares of common stock until the surplus fund equals the amount of capital stock, or if the surplus fund does not equal the amount of capital stock, until one-tenth of the bank's net profits of the preceding half-year, in the case of quarterly or semi-annual dividends, or the preceding two consecutive half-year periods, in the case of annual dividends, are transferred to the surplus fund before each dividend is declared.	The CGCL permits the payment of dividends to shareholders if Professional Business Bank's retained earnings equal at least the amount of the proposed dividend. If Professional Business Bank does not have sufficient retained earnings available for the proposed dividend, it may pay a dividend to its shareholders, if immediately after giving effect to the dividend, the sum of its assets (not including goodwill and deferred charges) would be at least equal to 125% of its liabilities (not including deferred taxes, deferred income and other deferred liabilities) and its current assets would be at least equal to its current liabilities or, if the average of its earnings before taxes on income and before interest expense for the two preceding fiscal years was less than the average of its interest expense for the two preceding fiscal years, at least equal to 125% of its current liabilities. Furthermore, under the California Financial Code, Professional Business Bank is permitted to pay a dividend in the following circumstances: (i) without the consent of either the DFI or Professional Business Bank's shareholders, in an amount not exceeding the lesser of (a) the retained earnings of Professional Business Bank; or (b) the net income of Professional Business Bank for its last three fiscal years; (ii) with the prior approval of the DFI, in an amount not exceeding the greatest of: (a) the retained earnings of Professional Business Bank; (b) the net income of Professional Business Bank for its last fiscal year; or (c) the net income for Professional Business Bank for its current fiscal year; and (iii) with the prior approval of the DFI and Professional Business Bank's shareholders in connection with a reduction of its contributed capital. Finally, under federal law, Professional Business Bank is prohibited from paying any dividends if after making such payment it would fail to meet any of its minimum regulatory capital requirements.

Manhattan Bancorp	Professional Business Bank
Pursuant to 12 U.S.C. 60(b), the approval of the OCC is required, if the total of all dividends declared by a national bank in any calendar year shall exceed the total of its net profits for that year combined with its net profits for the two preceding years, less any required transfers to surplus or a fund for the retirement of any preferred stock. The OCC has adopted guidelines indicating that a national bank, in assessing the payment of dividends, should evaluate the bank's capital position, its maintenance of an adequate allowance for loan and lease losses, and the need to review or develop a comprehensive capital plan, complete with financial projections, budgets and dividend guidelines. Thus, the payment of dividends by a national bank is also governed by its ability to maintain minimum required capital levels and an adequate allowance for loan and lease losses. Additionally, pursuant to 12 U.S.C. 1818(b), the OCC may prohibit the payment of any dividend that would constitute an unsafe and unsound banking practice. Shareholders of Manhattan Bancorp are entitled to receive dividends only when and if declared by the Manhattan Board.

Appraisal and Dissenters' Rights

Manhattan Bancorp	Professional Business Bank
Under the CGCL, Manhattan Bancorp shareholders have appraisal and dissenters' rights, including in connection with the bank merger, only under certain circumstances.	Under the CGCL, Professional Business Bank shareholders have appraisal and dissenters' rights, including in connection with the bank merger, only under certain circumstances.

Indemnification and Liability Exculpation of Directors and Officers

Manhattan Bancorp	Professional Business Bank
Manhattan Bancorp's articles of incorporation authorizes Manhattan Bancorp to provide indemnification of agents, including directors, for breach of duty to Manhattan Bancorp and its shareholders. Manhattan Bancorp's bylaws provide that an agent, including a director, of Manhattan Bancorp may be indemnified against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred by such person having been made or threatened, to the fullest extent provided for under the CGCL.	Professional Business Bank's articles of incorporation provide for indemnification of directors and officers in excess of the indemnification provided under the CGCL, subject to certain exceptions. Professional Business Bank's articles of incorporation provide for the elimination of director liability for monetary damages to the maximum extent allowed by California law.

Anti-Takeover Statutes

Manhattan Bancorp	Professional Business Bank
The CGCL does not provide for any specific anti-takeover provisions.	The CGCL does not provide for any specific anti-takeover provisions.

 MARKET FOR PROFESSIONAL BUSINESS BANK COMMON STOCK

        There is currently no trading market for the common stock of Professional Business Bank. The common stock of Professional Business Bank is not listed on any exchange or market, nor is it reported on the Nasdaq OTC Bulletin Board or on the "pink sheets." There are currently no market makers who make a market in the common stock of Professional Business Bank. Professional Business Bank is not aware of any trades in its common stock other than as follows. In August 2010, a former executive officer of Professional Business Bank sold an aggregate of 41,000 shares of common stock at a price of $7.50 per share in a private transaction to one of the directors of Professional Business Bank and in June 2011, another former executive officer of Professional Business Bank sold 7,500 shares of common stock at a price of $7.50 per share in a private transaction to a director of Professional Business Bank.

Holders

        As of December 28, 2011, there were 66 holders of record of the common stock of Professional Business Bank.

Equity Compensation Plan Information

        The following table shows, as of December 31, 2010, each category of equity compensation of Professional Business Bank along with (i) the number of securities to be issued upon the exercise of outstanding options, warrants and rights, (ii) the weighted-average exercise price of the outstanding options, warrants and rights, and (iii) the remaining number of securities available for future issuance under the plans, excluding stock options currently outstanding.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of additional securities available for future grant under equity compensation plans
Equity compensation plans approved by shareholders	131,185	$10.00	294,181
Equity compensation plans not approved by shareholders	—	—	—
Total	131,185	$10.00	294,181

DIVIDEND POLICY OF PROFESSIONAL BUSINESS BANK

        Shareholders are entitled to receive dividends when and if declared by the PBB Board. Professional Business Bank has not declared or issued any cash dividends since commencing operations in March 2009. The PBB Board presently intends to continue its current policy of retaining earnings to increase net worth and reserves. Accordingly, Professional Business Bank does not anticipate paying any cash dividends for the foreseeable future, and no assurance can be given that its earnings will permit the payment of dividends of any kind.

        Pursuant to the terms of the merger agreement, Professional Business Bank has agreed that, prior to the effective time of the bank merger, without the prior written consent of Manhattan Bancorp, that it will not make, declare, pay or set aside for payment any dividend in respect of any shares of its capital stock.

        Under the California Financial Code, Professional Business Bank is permitted to pay a dividend in the following circumstances: (i) without the consent of either the DFI or Professional Business Bank's shareholders, in an amount not exceeding the lesser of (a) the retained earnings of Professional Business Bank; or (b) the net income of Professional Business Bank for its last three fiscal years; (ii) with the prior approval of the DFI, in an amount not exceeding the greatest of: (a) the retained earnings of Professional Business Bank; (b) the net income of Professional Business Bank for its last fiscal year; or (c) the net income for Professional Business Bank for its current fiscal year; and (iii) with the prior approval of the DFI and Professional Business Bank's shareholders in connection with a reduction of its contributed capital.

        Under federal law, Professional Business Bank is prohibited from paying any dividends if after making such payment it would fail to meet any of its minimum regulatory capital requirements.

 BENEFICIAL OWNERSHIP OF PROFESSIONAL BUSINESS BANK

        The following table lists, as of January 6, 2012, the number of shares of Professional Business Bank's common stock owned by (i) each person or entity known to Professional Business Bank to be the beneficial owner of more than 5% of the outstanding shares of such common stock; (ii) each of Professional Business Bank's officers and directors; and (iii) all of Professional Business Bank's officers and directors as a group. Information relating to beneficial ownership of Professional Business Bank's common stock by Professional Business Bank's principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days of January 6, 2012. Under SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

        The percentages below are calculated based on 4,616,259 shares of Professional Business Bank's common stock issued and outstanding as of January 6, 2011. Unless otherwise indicated, the beneficial owners listed below may be contacted at Professional Business Bank's corporate headquarters located at 2700 E. Foothill Boulevard, Suite 200, Pasadena, CA 91107.

Name	Number of Shares Owned		Percent of Outstanding Shares
Carpenter Fund Manager GP, LLC(1) 5 Park Plaza, Suite 950 Irvine, California 92614	4,150,067	(2)	89.6%
David T. Blankenhorn	0		*	%
Charles D. Kenny	0		*	%
James B. Jones	4,150,067	(3)	89.6%
Marshall Laitsch	0		*	%
Mary Lynn D. Lenz	0		*	%
Beatrice Proo	17,300	(4)	*	%
Louis P. Smaldino	86,700	(5)	1.9%
Michael A. Zoeller	36,200	(6)	*
John Nerland	0		*	%
Robert A. Hunt	0		*	%
Michael V. Tyminski	0		*
Margie Christ	0		*	%
Directors and executive officers as a group (12 persons)	4,290,267		92.3%

*
The percentage of shares beneficially owned does not exceed 1% of the class.

(1)
These shares are owned of record by CGB Holdings. CGB Holdings is owned collectively by three investment funds: Carpenter Community BancFund, L.P.; Carpenter Community BancFund-A, L.P.; and Carpenter Community BancFund-CA, L.P. Fund Manager is the general partner of these three investment funds and, as such makes all investment decisions for each of the funds.

Includes options to purchase 13,400 shares held by Fund Manager exercisable within 60 days of January 6, 2012.

(2)
Includes 4,150,067 shares beneficially owned by Fund Manager, of which entity Mr. Jones is one of five Managing Members and over which shares Mr. Jones has shared voting and investment power.

Includes options held by Ms. Proo to purchase 2,300 shares exercisable within 60 days of January 6, 2012.

Includes options held by Mr. Smaldino to purchase 8,200 shares exercisable within 60 days of January 6, 2012.

Includes options held by Mr. Zoeller to purchase 6,200 shares exercisable within 60 days of January 6, 2012.

 SELECTED FINANCIAL DATA AND MANAGEMENT'S DISCUSSION AND
ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF
PROFESSIONAL BUSINESS BANK

Selected Financial Data For CGB Holdings, Inc.

        The selected financial data presents historical consolidated financial information, including share and per share information for CGB Holdings and its subsidiaries, as described below. The selected financial and other data as of and for the year ended December 31, 2010 is derived in part from the audited consolidated financial statements of CGB Holdings presented elsewhere in this joint proxy statement/prospectus. The selected financial and other data as of December 31, 2009 and for the period from March 9, 2009 (commencement of operations) to December 31, 2009 is derived in part from the audited financial statements of California General Bank, the majority owned subsidiary of CGB Holdings. There was no audit performed on the consolidated financial statements of CGB Holdings for 2009; however, the activity at CGB Holdings was minimal in 2009 and consisted of $55,000 in professional fees and the loss recorded from the majority-owned subsidiary. As a result, the results of operations for California General Bank for the period ended December 31, 2009 would not have been materially different if the financial information and other data related to CGB Holdings had been presented in the table below. The selected financial and other data presented as of and for the nine-months ended September 30, 2011 and 2010 is derived from the unaudited consolidated financial statements of CGB Holdings presented elsewhere herein. The results of operations for the nine-months ended September 30, 2011 are not necessarily indicative of the results of operations to be expected for the entire year.

        CGB Holdings acquired approximately 80% of the issued and outstanding shares of California General Bank on March 9, 2009. Therefore, the 2009 financial information below includes the results of operations for CGB Holdings' subsidiary bank from the period beginning March 9, 2009 (commencement of operations) to December 31, 2009. On December 31, 2010, CGB Holdings, Inc. acquired 100% of the outstanding stock of Professional Business Bank and merged Professional Business Bank into its majority-owned subsidiary, California General Bank. The surviving bank was California General Bank (referred to herein as the "CalGen Merger"); however, the newly merged bank was subsequently re-named Professional Business Bank. The selected financial data as of and for the nine-months ended September 30, 2011 includes the results of operations of the CGB Holdings, post-merger. The selected financial data as of and for the nine-months ended September 30, 2010 includes the results of operations of CGB Holdings, pre-merger, and, therefore, the results are significantly different from the 2011 results. The selected financial data as of December 31, 2009 and for the period from March 9, 2009 (commencement of operations) to December 31, 2009 presents the results of operations of California General Bank (pre-merger), a de novo bank. The selected financial data related to the balance sheet of CGB Holdings as of December 31, 2010 includes the post-CalGen Merger effect combined balance sheets of the CalGen Merger. The results of operations for the year ended December 31, 2010 primarily include the operations of California General Bank because the

CalGen Merger took place on December 31, 2010. When referring to the entity that did not survive the CalGen Merger, we sometimes refer to "pre-merger Professional Business Bank."

	As of and For the Nine-months ended September 30,		As of and For the Year/Period Ended December 31,
	(Dollars in Thousands, except per share data)
	2011	2010	2010	2009
Income Statement:
Interest income	$12,367	$1,445	$2,085	$483
Interest expense	660	479	620	140
Net interest income before provision for loan losses	11,707	989	1,465	343
Provision for loan losses	1,522	901	904	274
Noninterest income	961	43	4,087	26
Noninterest expense	11,526	2,888	4,406	2,790
Income (loss) before provision for income taxes	(502)	(2,780)	242	(2,695)
Provision for income taxes	(7)	2	3	1
Net income (loss)	(495)	(2,782)	239	(2,696)
Share Data:
Earnings (loss) per share:
Basic	(1.34)	(16.32)	1.42	(16.09)
Diluted	(1.34)	(16.32)	1.42	(16.09)
Weighted average common shares outstanding:
Basic	369,044	167,500	168,723	167,500
Diluted	392,520	167,500	392,520	167,500
Balance Sheets:
Total assets	250,069	63,804	328,922	45,879
Investment securities	10,322	5,940	13,504	7,063
Loans, net	158,238	31,102	210,686	16,618
Total deposits	212,091	49,812	275,467	29,535
Borrowings	—	—	12,000	—
Total stockholders' equity	34,954	13,110	38,742	15,785

	As of and For the Nine-months Ended September 30,		As of and For the Year/Period Ended December 31,
	(Dollars in Thousand, except per share data)
	2011	2010	2010	2009
Performance Ratios:
Return on average equity(1)	(1.90)%	(21.74)%	1.71%	(19.51)%
Return on average assets(2)	(0.18)%	(4.71)%	0.40	(11.42)
Net interest spread(3)	5.83%	1.84%	2.09	0.89
Net interest margin(4)	6.00%	2.33%	2.55	1.96
Efficiency ratio(5)	86.95%	194.09%	71.39	781.51
Net loans to total deposits at period end	74.61%	62.44%	76.48%	56.27
Dividend payout ratio	—	—	—	—
Capital Ratios (Professional Business Bank only):
Average stockholders' equity to average total assets	12.49%	21.66%	23.20%	58.52%
Tier 1 capital to average assets	12.83%	20.54%	50.00%	43.40%
Tier 1 capital to total risk-weighted assets	18.20%	31.35%	15.08%	62.31%
Total capital to total risk-weighted assets	19.46%	32.62%	15.74%	63.46%
Asset Quality Ratios:
Nonperforming loans to total loans(6)	7.30%	—%	11.20%	—%
Nonperforming assets to total loans and other real estate owned(7)	7.60%	—%	11.20%	—%
Net loan charge-offs (recoveries) to average total loans	0.08%	(0.08)%	(0.08)%	0.33%
Allowance for loan losses to gross loans at end of period	1.59%	3.64%	0.59%	1.50%
Allowance for loan losses to nonperforming loans	25.38%	—%	4.97%	—%

(1)
Net income divided by average stockholders' equity.

(2)
Net income divided by average total assets.

(3)
Represents the weighted average yield on interest-earning assets less the weighted average cost of interest-bearing liabilities.

(4)
Represents net interest income as a percentage of average interest-earning assets.

(5)
Represents the ratio of noninterest expense to the sum of net interest income before provision for loan losses and total noninterest income excluding securities gains and losses.

(6)
Nonperforming loans consist of nonaccrual loans, loans past due 90 days or more and restructured loans.

(7)
Nonperforming assets consist of nonperforming loans (see footnote 6 above) and other real estate owned.

Management's Discussion And Analysis Of Financial Condition And Results Of Operations Of CGB Holdings, Inc.

        This discussion presents the analysis of CGB Holdings' management of the financial condition and results of operations of CGB Holdings as of December 31, 2010 and 2009 and for the year ended December 31, 2010 and for the period from March 9, 2009 (commencement of operations) to December 31, 2009 and as of and for each of the nine-months ended September 30, 2011 and September 30, 2010. This discussion is designed to provide shareholders with a more comprehensive review of the operating results and financial position than could be obtained from an examination of the financial statements alone. The discussion should be read in conjunction with the consolidated financial statements of CGB Holdings and California General Bank, and the respective notes related thereto which appear elsewhere in this joint proxy statement/prospectus.

        Since the CalGen Merger became effective on December 31, 2010, all of the discussion and financial disclosure and tables relating to the period ended December 31, 2009 and the nine-months ended September 30, 2010 include only the operations of CGB Holdings prior to the CalGen Merger. Due to the significance of the CalGen Merger to CGB Holdings, the discussion of the comparable annual and nine months periods contained in this discussion and analysis should not be construed as indicating any trend.

        Statements contained in this document that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 as amended, including CGB Holdings' expectations, intentions, beliefs, or strategies regarding the future. All forward-looking statements concerning economic conditions, rates of growth, rates of income or values as may be included in this document are based on information available to CGB Holdings on the date noted, and CGB Holdings assumes no obligation to update any such forward-looking statements. It is important to note that CGB Holdings' actual results could materially differ from those in such forward-looking statements. Factors that could cause actual results to differ materially from those in such forward-looking statements are fluctuations in interest rates, inflation, government regulations, economic conditions and competitive product and pricing pressures in the geographic and business areas in which CGB Holdings conducts its operations.

  General

        CGB Holdings recorded a ($495,000) net loss, ($1.13) basic and diluted loss per share, for the nine-months ended September 30, 2011 compared to a ($2.7) million net loss, ($16.61) basic and diluted loss per share for the nine-months ended September 30, 2010. The $2.2 million reduction in net loss is attributable to a $10.9 million increase in net interest income and a $0.1 million increase in non interest income, offset by a $8.7 million increase in non interest expense and $621,000 increase in the provision for loan losses.

        CGB Holdings recorded net income of $239,000, $1.42 basic and diluted earnings per share, for the year ended December 31, 2010 compared to a $(2.7) million net loss, $(16.09) basic and diluted loss per share for the year ended December 31, 2009. The increase in net income for the year ended December 31, 2010 relative to 2009 is primarily attributable to a $4.1 million bargain purchase gain recorded in connection with the acquisition of pre-merger Professional Business Bank. Net interest income increased $1.1 million year-over-year with non interest expense increasing $1.5 million over the same period.

        Total assets decreased from $329 million at December 31, 2010 to $250 million at September 30, 2011, a decrease of $63 million, or 20%. Net loans decreased from $211 million at December 31, 2010 to $158 million at September 30, 2011, a decrease of $53 million, or 25%. Net deposits decreased from $276 million at December 31, 2010 to $212 million at September 30, 2011, a decrease of $64 million, or 23% of which $44 million was related to the maturity of brokered and wholesale deposits, with the remainder being the run off of non-relationship based higher rate time deposits previously attracted by pricing promotions.

  Critical Accounting Policies

        CGB Holdings' consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States. The financial information contained within these statements is, to a significant extent, financial information that is based on approximate measures of the financial effects of transactions and events that have already occurred. Based on its consideration of accounting policies that involve the most complex and subjective decisions and assessments, management has identified its most critical accounting policy to be that related to the allowance for loan losses. CGB Holdings' allowance for loan loss methodologies incorporate a variety of risk considerations, both quantitative and qualitative, in establishing an allowance for loan loss that management believes is appropriate at each reporting date. Although CGB Holdings' management believes the level of the allowance as of September 30, 2011 and December 31, 2010 is adequate to absorb losses inherent in that segment of the loan portfolio not reported using ASC 310-30 accounting, a decline in the local economy or other adverse factors may result in losses that cannot reasonably be anticipated at this time. See "Critical Accounting Policies—Allowance for Loan Losses," below.

  Allowance for Loan Losses

        The allowance for loan losses represents management's best estimate of losses inherent in the existing loan portfolio not subject to ASC 310-30 accounting. The allowance for loan losses is increased by the provision for loan losses charged to expense and reduced by loans charged off or charged down, net of recoveries. The provision for loan losses is determined based on management's assessment of several factors: reviews and evaluation of specific loans, changes in the nature and volume of the loan portfolio, current economic conditions and the related impact on specific borrowers and industry groups, historical loan loss experiences, the level of classified and nonperforming loans and the results of regulatory examinations. Refer to "Financial Condition—Allowance for Loan Losses," below, for a full discussion of CGB Holdings' methodology of assessing the adequacy of the allowance for loan losses.

  Acquired Loans

        Acquired loans are valued as of acquisition date in accordance with ASC 805, Business Combinations. Loans purchased with evidence of credit deterioration since origination for which it is probable that all contractually required payments will not be collected are accounted for under ASC 310-30, Receivables—Loans and Debt Securities Acquired with Deteriorated Credit Quality. CGB Holdings elected to account for a significant majority of eligible acquired loans within the scope of ASC 310-30 using the same methodology.

        Under ASC 805 and ASC 310-30, loans are recorded at fair value at acquisition date, factoring in credit losses expected to be incurred over the life of the loan and prevailing market interest rates on the acquisition date. Accordingly, an allowance for loan losses is not carried over or recorded as of the acquisition date. In situations where loans have similar risk characteristics, loans are aggregated into pools to estimate cash flows under ASC 310-30. A pool is accounted for as a single asset with a single yield, cumulative loss rate and cash flow expectation.

        The cash flows expected over the life of the pools are regularly re-estimated using an internal cash flow model that projects cash flows and calculates the carrying values of the pools, expected yields to maturity, effective interest income and impairment, if any, based on the contracted future cash flows net of expected payment defaults.

        Under ASC 310-30, the excess of the expected cash flows at acquisition over the fair value is considered to be the accretable yield and is recognized as interest income over the life of the loan or pool. The excess of the contractual cash flows over the expected cash flows is considered to be the non-accretable difference. Subsequent to the acquisition date, any increases in projected cash flow over those expected at purchase date in excess of fair value are recorded as an increase in the accretable yield on a prospective basis. Any subsequent decreases in projected cash flow over those expected at purchase date are recognized as an impairment charge in the current period.

  Core Deposit Intangible Asset

        The core deposit intangible asset is evaluated for impairment at each reporting date to determine whether events or circumstances warrant an impairment charge and a reduction in the remaining period of amortization.

  Results of Operations

  Basis of Presentation

        All references to the "period ended December 31, 2009" in the "Results of Operations" section included herein refer to the period from March 9, 2009 (commencement of operations) to December 31, 2009.

  Net Interest Income

        CGB Holdings' earnings depend largely upon its net interest income, which is the difference between the income received from its loan portfolio and other interest-earning assets and the interest paid on deposits and other liabilities. The net interest income, when expressed as a percentage of average total interest-earning assets, is referred to as the net interest margin. CGB Holdings' net interest income is affected by the change in the level and the mix of interest-earning assets and interest-bearing liabilities, referred to as volume changes. CGB Holdings' net interest income is also affected by changes in the yields earned on assets and rates paid on liabilities. Interest rates charged on CGB Holdings' loans are affected principally by the demand for such loans, the supply of money available for lending purposes and competitive factors. Those factors are, in turn, affected by general economic conditions and other factors beyond CGB Holdings' control, such as federal economic policies, the general supply of money in the economy, legislative tax policies, governmental budgetary matters and the actions of the Federal Reserve Board. Interest rates on deposits are affected primarily by rates charged by competitors.

        Interest income increased $1.6 million, or 332%, to $2.1 million for the year ended December 31, 2010 as compared to $0.48 million for the period ended December 31, 2009. Interest income increased $10.9 million, or 654%, to $12.3 million for the nine-month period ended September 30, 2011 compared to $1.47 million for the same period in 2010. Interest expense increased to $0.620 million for the year ended December 31, 2010 compared to $0.140 million for the period ended December 31, 2009, an increase of $0.480 million, or 343%. Interest expense increased to $0.659 million for the nine-month period ended September 30, 2011 compared to $0.479 million for the same period in 2010, an increase of $0.180 million, or 38%. Net interest income before provision for loan losses was $1.47 million for the year ended December 31, 2010 compared to $0.343 million for the period ended December 31, 2009 and $11.7 million for the nine-month period ended September 30, 2011 compared to $0.989 million for the same period in 2010. The increase in interest income was primarily due to the $204 million and $36 million increase in average interest-earning assets for the nine-month period ended September 30, 2011 and the year ended December 31, 2010 respectively compared to the same periods in the prior year. The increase in interest expense was primarily due to the $134 million and $31 million increase in average interest-bearing liabilities for the nine-month period ended

September 30, 2011 and the year ended December 31, 2010 respectively compared to the same periods in the prior year.

        The increases to interest-earning assets and interest-bearing liabilities at December 31, 2010 as compared to December 31, 2009 is primarily the result of the acquisition of pre-merger Professional Business Bank on December 31, 2010. Average loans increased $159 million, or 663%, to $183 million during the nine-month period ending September 30, 2011 compared to an average balance of $24 million for the period ending September 30, 2010. Principally all of the increase was related to the acquisition of loans from pre-merger Professional Business Bank. Average interest-bearing deposits increased $134 million, or 344%, to $173 million for the nine-month period ending September 30, 2011 compared to $39 million for the nine-month period ending September 30, 2010. Principally all of the increase relates to the acquisition of pre-merger Professional Business Bank.

  Net Interest Margin

        Net interest income, when expressed as a percentage of average total interest-earning assets, is referred to as the net interest margin. The net interest margin was 4.88% and 2.37% for the nine-month periods ended September 30, 2011 and 2010, respectively. The margins for the years ended December 31, 2010 and 2009 were 2.55%, and 1.59%, respectively. The increase in net interest margin for the year ending December 31, 2010 compared to the period ended December 31, 2009 resulted from a decline in market interest rates.

        The following tables show CGB Holdings' average balances of assets, liabilities and stockholders' equity; the amount of interest income and interest expense; the average yield or rate for each category of interest-earning assets and interest-bearing liabilities; and the net interest spread and the net interest margin for the periods indicated:

Distribution, Yield and Rate Analysis of Net Income

	For the Nine-months ended September 30,
	2011			2010
	Average Balance	Interest Income/ Expense	Average Rate/Yield(1)	Average Balance	Interest Income/ Expense	Average Rate/Yield(1)
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Loans, net(2)	$183,004	$11,922	8.69%	$24,216	$1,176	6.51%
Federal funds sold	53,387	94	0.24%	8,233	15	0.24%
Investment securities	10,905	249	3.05%	6,905	77	1.49%
Equity stocks—FRB and FHLB	2,176	5	0.31%	531	21	5.29%
Interest Earning Deposits in Other Financial Institutions	10,746	97	1.19%	16,047	178	1.48%

Total interest-earning assets	260,218	12,367	6.34%	55,932	1,467	3.52%
Noninterest earning assets:
Cash and due from banks	9,993			2,521
Bank premises and equipment, net	4,322			1,064
Accrued interest receivable	549			116
Other assets	5,234			239
Allowance for Loan Losses	(1,443)			(808)
Total noninterest earning assets	$18,655			$3,132

Total assets	$278,873			$59,064

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
Money market and NOW accounts	61,736	138	0.30%	18,208	177	1.30%
Savings	7,612	7	0.12%	46	0	0.53%
Time certificates of deposit in denominations of $100,000 or more	58,028	287	0.67%	14,589	203	1.86%
Other time certificates of deposit	45,233	228	0.68%	6,331	99	2.09%

Total interest-bearing deposits	172,609	660		39,174	479

Total liabilities	172,613	660	0.51%	39,178	479	1.64%

Noninterest bearing liabilities:
Demand deposits	68,097			4,798
Other liabilities	3,336			782

Total noninterest bearing liabilities	71,433			5,580

Stockholders' equity	34,827			14,306
Total liabilities and stockholders' equity	$278,873			$59,064

Net interest income		$11,707			$988
Net interest spread(3)			5.83%			1.88%
Net interest margin(4)			6.00%			2.37%
Ratio of average interest-earning assets to average interest-bearing liabilities			1.51%			1.43%

(1)
Average rates/yields for these periods have been annualized.

(2)
Loans are net of the allowance for loan losses and deferred fees. Unamortized deferred loan fees were approximately $8,000 and $34,000 for the nine-months ended September 30, 2011 and 2010, respectively

(3)
Represents the weighted average yield on interest-earning assets less the weighted average cost of interest-bearing liabilities

(4)
Represents the net interest income (before provision for loan losses) as a percentage of average interest-earning assets

 Distribution, Yield and Rate Analysis of Net Income

	For the Year/Period Ended December 31,
	2010			2009
	Average Balance	Interest Income/ Expense	Average Rate/Yield(1)	Average Balance	Interest Income/ Expense	Average Rate/Yield(1)
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Loans, net(2)	$26,297	$1,704	6.48%	$5,881	$336	7.00%
Federal funds sold	7,451	17	0.23	2,667	5	0.23
Investment securities	6,603	98	1.48	7,575	70	1.13
Deposits in Banks	16,540	240	1.45	4,771	44	1.13
Equity stocks—FRB	512	26	5.08	579	28	5.92
Total interest-earning assets	57,403	2,085	3.63	21,473	483	2.76
Noninterest earning assets:
Cash and due from banks	2,369			5,997
Bank premises and equipment, net	1,033			1,228
Accrued interest receivable	121			56
Other assets	337			173
Allowance for Loan Losses	(900)
Total noninterest earning assets	2,960			7,454
Total assets	60,363			28,927

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
Money market and NOW accounts	18,405	210	1.14	6,076	84	1.69
Savings	46	1	0.43	59	1	0.62
Time certificates of deposit in denominations of $100,000 or more	15,310	274	1.79	2,406	45	2.29
Other time certificates of deposit	6,415	135	2.11	582	10	2.10
Total interest-bearing deposits	40,176	620		9,123	140
Total liabilities	40,179		1.54	9,127		1.87
Noninterest bearing liabilities:
Demand deposits	5,328			2,439
Other liabilities	851			432
Total noninterest bearing liabilities	6,179			2,871
Stockholders' equity	14,005			16,929
Total liabilities and stockholders' equity	$60,363			$28,927

Net interest income		$1,465			$343
Net interest spread(3)			2.09			0.89
Net interest margin(4)			2.55			1.96
Ratio of average interest-earning assets to average interest-bearing liabilities			1.43			2.35

(1)
Average rates/yields for these periods have been annualized.

(2)
Loans are net of the allowance for loan losses and deferred fees. Unamortized deferred loan fees were approximately $8,000 and $34,000 for the nine-months ended September 30, 2011 and 2010, respectively

(3)
Represents the weighted average yield on interest-earning assets less the weighted average cost of interest-bearing liabilities

(4)
Represents the net interest income (before provision for loan losses) as a percentage of average interest-earning assets

        The following tables set forth, for the periods indicated, the dollar amount of changes in interest earned and paid for interest-earning assets and interest-bearing liabilities and the amount of change attributable to changes in average daily balances (volume) or changes in interest rates (rate). The variances attributable to both the volume and rate changes have been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amount of the changes in each:

Rate/Volume Analysis of Net Interest Income

	Year/Period Ended December 31, 2010 vs. 2009				Nine-months ended September 30, 2011 vs. 2010
	Increases (Decreases) Due to Change In				Increases (Decreases) Due to Change In
	Volume	Rate	Rate/ Volume	Total	Volume	Rate	Rate/ Volume	Total
	(Dollars in Thousands)
Increase (Decrease) in Interest Income:
Federal funds sold	$9	$1	$2	$12	—	$14	$80	$94
Interest-bearing deposits in financial institutions	109	25	62	196	(63)	(48)	16	(95)
Investment securities	(9)	42	(5)	28	45	81	47	172
Equity Investments	(3)	1	0	(2)	65	(20)	(61)	(16)
Loans(1)	1,136	53	179	1,367	7,598	418	2,750	10,767

Total	1,241	123	238	1,601	7,645	445	2,832	10,922

Increase (Decrease) in Interest Expense:
Money market deposits and NOW	170	(15)	(30)	126	423	(136)	(326)	(39)
Savings deposits	0	0	0	0	31	0	(24)	7
Time deposits of $100,000 or more	247	(3)	(16)	228	604	(131)	(390)	84
Time deposits under $100,000	100	2	23	125	608	(67)	(412)	129
Other borrowings	—	—	—	—	—	—	—	—

Total	517	(16)	(23)	478	1.667	(334)	(1,152)	181

Total change in net interest income	$724	$139	$261	$1.122	$5,978	$779	$3,984	$10,741

  Provision for Loan Losses

        Credit risk assumption is inherent in the business of making loans. CGB Holdings sets aside an allowance for loan losses through charges to net income when required to bring the total allowance for loan losses to a level deemed appropriate for the risk in the loan portfolio. The charges are shown on the income statements as provisions for loan losses, and specifically identifiable and quantifiable losses are immediately charged off against the allowance. The procedures for monitoring the adequacy of the allowance, as well as detailed information concerning the allowance itself, are included below under "Allowance for Loan Losses."

  Noninterest Income

        CGB Holdings generates noninterest income primarily from service fees on deposit accounts and other service charges and fees. Total noninterest income increased $4.1 million, or 15,619%, to $4.1 million in 2010 compared to $26,000 in 2009 primarily due to the $4.1 million bargain purchase gain recorded upon the acquisition of pre-merger Professional Business Bank. During the nine-month period ending September 30, 2011 noninterest income increased $0.1 million, or 2134.9%, compared to the same period in 2010 primarily due to increased deposit fees associated with the larger deposit base due to the acquisition of pre-merger Professional Business Bank.

  Noninterest Expense

        Noninterest expense, which is comprised primarily of salaries and employee benefits, occupancy and other operating expenses, increased 306% to $11.5 million for the nine-months ended September 30, 2011, compared to $2.8 million for the same period in 2010. CGB Holdings' total noninterest expense increased to $4.4 million in 2010, compared with $2.8 million in 2009.

        The following table sets forth the breakdown of noninterest expense for the periods indicated:

Noninterest Expense

	For the Nine Months Ended September 30,				For the Year/Period Ended December 31,
	2011		2010		2010		2009
	Amount	Percent of Total	Amount	Percent of Total	Amount	Percent of Total	Amount	Percent of Total
	(Dollars in Thousands)
Salaries and employee benefits	$5,430	47%	$1,644	58%	$2,168	49%	$1,455	52%
Occupancy	1,099	10	323	11	458	10	438	16
Professional Fees	1,773	15	312	11	850	19	260	9
Data processing	654	6	122	4	285	7	209	8
Advertising and Business Development	281	2	67	2	95	2	58	2
Other expenses	2,289	20	371	14	550	13	370	13

Total noninterest expense	$11,526	$100%	$2,839	$100%	$4,406	100%	$2,790	100%

As a percentage of average earning assets	4.33%		5.08%		7.30%		12.99%
Efficiency ratio	86.95%		194.09%		71.39%		781.51%

        Salary and employee benefits increased $3.8 million, or 230%, and $713,000, or 49%, for the nine-months ended September 30, 2011 and the year ended December 31, 2010, respectively, compared to the same periods in prior years. Virtually all of the increase for the nine-month period ended September 30, 2011 related to the acquisition of pre-merger Professional Business Bank.

        Occupancy costs increased $776,000, or 240%, for the nine-months ended September 30, 2011 compared to the same period in 2010 primarily due to the acquisition of pre-merger Professional Business Bank which added three branch facilities to Professional Business Bank, two of which (Glendale and Pasadena) are leased under operating leases. Occupancy costs increased $20,000, or 5% in 2010 compared to 2009 due to rental increases incorporated into existing lease agreements.

        Professional fees increased $1.5 million, or 468%, for the nine-months ended September 30, 2011 compared to the same period in 2010 due to legal, consulting and other professional fees incurred to manage CGB Holdings' non-performing assets and to facilitate the integration of Professional Business Bank with pre-merger Professional Business Bank. The 2010 year-over-year increase of $590,000, or 227%, reflects increased legal and other costs associated with the acquisition of pre-merger Professional Business Bank.

        Data Processing costs increased $532,000, or 436%, for the nine-months ended September 30, 2011 compared to the same period in 2010 primarily due to the acquisition of Pre-Merger Pro Bus which significantly increased CGB Holdings' information technology needs along with the associated costs of outsourcing the management of CGB Holdings' information technology function. Additionally, the decision to outsource resulted in multiple special projects to enhance existing software and systems, further increasing data processing costs. The $76,000, or 36% increase in data processing costs in 2010 compared to 2009 was primarily due to the full year of operations in 2010 as opposed to the abbreviated year in 2009, as CGB Holdings commenced operations in March 2009.

        Advertising and business development costs for the nine-month period September 30, 2011 increased $214,000, or 319%, compared to the same period in 2010, primarily due to an expanded advertising program associated with the branding of the combined bank under the Professional Business Bank name. Advertising and business development costs for 2010 increased $37,000, or 64%, compared to 2009, due to increased efforts to establish Professional Business Bank's name in the local community subsequent to the March 2009 opening.

        FDIC insurance costs for the nine-month period ended September 30, 2011 increased $135,000, or 237%, compared to the same period in 2010 primarily due to the increased deposit base associated with the acquisition of pre-merger Professional Business Bank, which held $228 million of deposits on the acquisition date. FDIC insurance costs in 2010 increased 125% due to deposit growth relative to 2009. Other noninterest expenses for the nine- month period ended September 30, 2011 increased $1.9 million, or 515%, compared to the same period in 2010 primarily due to core deposit intangible amortization and impairment costs of $319,000, a $465,000 provision for unfunded commitments and severance and retention costs of $501,000. Other noninterest expenses increased $110,000, or 30%, during 2010 compared to 2009 due to 2010 being CGB Holdings' first full year of operations.

  Provision for Income Taxes

        For the nine-months ended September 30, 2011 and 2010, the provisions (benefit) for income taxes were $(7,000) and $2,000 respectively, representing effective tax rates of (1.4)% and (0.1)%, respectively. For the year/period ended December 31, 2010 and 2009, the provisions for income taxes were $3,000 and $1,000, respectively, representing effective tax rates of 1.2% and 0.0%, respectively.

        CGB Holdings has a full valuation allowance on deferred tax assets as a result of losses in 2009 and pre-merger Professional Business Bank's loss history prior to acquisition. The ability of CGB Holdings to reverse all or part of the existing deferred tax valuation allowance is dependent on CGB Holdings' ability to generate taxable income in future years.

  Market Risk/Interest Rate Risk Management

        Market risk is the risk of loss from adverse changes in market prices or rates. CGB Holdings' market risk arises primarily from interest rate risk inherent in its lending, investment and deposit taking activities. CGB Holdings' profitability is affected by fluctuations in interest rates. A sudden and substantial change in interest rates may adversely impact CGB Holdings' earnings to the extent that the interest rates borne by assets and liabilities do not change at the same speed, to the same extent or on the same basis. To that end, management actively monitors and manages its interest rate risk exposure.

        Asset and liability management is concerned with the timing and magnitude of the repricing of assets and liabilities. It is the policy of CGB Holdings to contain risks associated with interest rate movements within tolerances approved by its board of directors. In general, management's strategy is to match asset and liability balances within maturity categories to contain CGB Holdings' exposure to earnings variations and variations in the combined value of assets and liabilities as interest rates change over time.

        Interest Rate Risk.    Interest rate risk occurs when assets and liabilities re-price at different times as interest rates change. Generally speaking, the rates of interest that CGB Holdings earns on its assets, and pays on its liabilities, are established contractually for specified periods of time. Market interest rates change over time and if a financial institution cannot quickly adapt to interest rate changes, it may be exposed to volatility in earnings. For instance, if CGB Holdings were to fund long-term fixed rate assets with short-term variable rate deposits, and interest rates were to rise over the term of the assets, the short-term variable deposits would rise in cost, adversely affecting net interest income. Similar risks exist when rate sensitive assets (for example, prime rate-based loans) are funded by longer-term fixed rate liabilities in a falling interest rate environment.

        Gap analysis measures the repricing timing mismatches between assets and liabilities. The interest rate sensitivity gap is determined by subtracting the amount of liabilities from the amount of assets that reprice during a particular time interval. A liability sensitive position results when more liabilities than assets reprice or mature within a given period. Conversely, an asset-sensitive position results when more assets than liabilities reprice within a given period. As of September 30, 2011, CGB Holdings was asset-sensitive, with a one-year gap of $39.7 million or 15.9% of total assets. As more of CGB Holdings' assets than liabilities will reprice over a one year horizon, CGB Holdings will realize higher net interest income in a rising rate environment and lower net interest income in a falling rate environment with all other conditions remaining constant.

        The following table sets forth the interest rate sensitivity of CGB Holdings' interest-earning assets and interest-bearing liabilities as of September 30, 2011 using the interest rate sensitivity gap ratio. For purposes of the following table, an asset or liability is considered rate-sensitive within a specified period when it can be repriced or matures within its contractual terms. Actual payment patterns may differ from contractual payment patterns.

	Within 3 months	After Three Months But Within One Year	After One Year But Within Three Years	After Three Years	Non-Rate Sensitive	Total
Assets:
Excess balances at the Federal Reserve Bank	$57,455	—	—	—	—	$57,455
Interest-earning deposits	6,322	2,847	381	—	—	9,550
Investment securities	339	1,940	506	7,090	—	9,875
FHLB stock	2,020	—	—	—	—	2,020
Total loans	61,914	35,533	44,624	8,784	10,504	161,359
Other assets	—	—	—	—	9,810	9,810

	$128,050	$40,320	$45,511	$15,874	$20,314	$250,069

Liabilities and equity
Demand deposits	—	—	—	—	67,584	67,584
Money market savings and NOW deposits	75,914	—	—	—		75,914
Time deposits	18,740	34,024	15,597	184		68,545
Non-interest bearing liabilities and equity	—	—	—	—	38,026	38,026

	$94,654	$34,024	$15,597	$184	105,610	$250,069

Interest rate sensitivity gap	$33,396	$6,296	$29,914	$15,690		$—
Cumulative interest rate sensitivity gap	$33,396	$39,692	$69,606	$85,296
Ratios based on total assets
Interest rate sensitivity gap	13.37%	2.52%	11.98%	6.28%
Cumulative interest rate sensitivity gap	13.37%	15.89%	27.87%	34.15%
Total assets	$250,069

 Liquidity and Capital Resources

        Liquidity.    Liquidity is CGB Holdings' ability to maintain sufficient cash flow to meet obligations as they come due and to fund loan demands and to take advantage of investment opportunities as they arise. CGB Holdings' liquidity sources include deposit growth and principal and interest payments on loans and securities. Cash at correspondent banks and in CGB Holdings' excess balance account at the Federal Reserve totaled $67.0 million at September 30, 2011, or 26.8% of CGB Holdings' total assets. To supplement its primary sources of liquidity, CGB Holdings maintains contingent funding sources, which include a secured borrowing facility through the Federal Home Loan Bank ("FHLB") of San Francisco. FHLB borrowings can be structured over various terms ranging from overnight to ten years. As of September 30, 2011 there were no outstanding borrowings on the FHLB line. CGB Holdings has the potential to borrow up to 25% of its total assets. Based on this limitation and loans and securities pledged as of September 30, 2011, the availability on the credit line approximated $33 million at September 30, 2011.

        CGB Holdings also has the ability to access the Federal Reserve Board's "Discount Window" for additional secured borrowing should the need arise. As of September 30, 2011 $5.4 million is available under this secured line

        Capital Resources.    Stockholders' equity as of September 30, 2011 was $35.0 million, compared to $38.7 million and $15.8 million as of December 31, 2010 and 2009, respectively. The current year loss is the primary contributor to decreased capital levels in 2011. The primary sources of increases in capital in 2010 were the acquisition of pre-merger Professional Business Bank on December 30, 2010 and the retention of earnings including the $4.1 million bargain purchase gain. Stockholders' equity is also affected by increases (decreases) in unrealized losses on securities classified as available-for-sale. CGB Holdings is committed to maintaining capital at a level sufficient to assure shareholders, customers and regulators that CGB Holdings is financially sound and able to support its growth from its retained earnings. CGB Holdings is subject to risk capital regulations adopted by the federal banking regulators. These guidelines are used to evaluate capital adequacy and are based primarily on an institution's asset risk profile and off-balance sheet exposures. The risk-based capital guidelines assign risk weightings to assets both on and off-balance sheet and place increased emphasis on common equity in the capital structure. According to the regulations, institutions whose Tier I capital risk-based capital ratio, total risk-based capital ratio and leverage ratio meet or exceed 6%, 10%, and 5%, respectively, are generally deemed to be "well capitalized." Based on these guidelines, Professional Business Bank's Tier 1 and total risk based capital ratios as of September 30, 2011 were 18.20% and 19.46%, respectively, compared to 15.08% and 15.74%, respectively, as of December 31, 2010; and 62.31% and 63.46%, respectively as of December 31, 2009. Professional Business Bank's leverage ratios were 12.83% as of September 30, 2011, compared to 50.00% and 43.40% as of December 31, 2010 and 2009, respectively. All of Professional Business Bank's capital ratios were above the minimum regulatory requirements for a "well capitalized" institution. The following table presents Professional Business Bank's capital ratios at September 30, 2011:

			Amount of Capital Required
	Actual		For Capital Adequacy Purposes		To be Well-Capitalized Under Prompt Corrective Provision
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital to risk-weighted assets	$34,625	19.46%	$14,231	8.00%	$17,789	10.00%
Tier 1 capital, to risk-weighted assets	32,383	18.20%	7,116	4.00%	10,673	6.00%
Tier 1 capital, to average assets	32,383	12.83%	10,097	4.00%	12,621	5.00%

  Contractual Obligations

        At the end of 2010, Professional Business Bank had contractual obligations for the following payments, and period due:

	Payments Due by Period
Contractual Obligations	Total	Less Than 1 Year	1 - 3 Years	3 - 5 Years	More than 5 Years
Total obligations:
Operating lease obligations	$2,340	$598	$1,440	$199	$103

  Impact of Inflation

        The impact of inflation on a financial institution differs significantly from such impact on other companies. Banks, as financial intermediaries, have assets and liabilities that tend to move in concert with inflation both as to interest rates, yields and value. A bank can reduce the impact of inflation if it can manage its interest rate sensitivity gap. Professional Business Bank attempts to structure its mix of financial instruments and manage its interest rate sensitivity gap in order to contain the potential adverse effects of inflation or other market forces on its net interest income within policy tolerances and therefore its earnings and capital. See "—Market Risk/Interest Rate Risk Management."

  Financial Condition

  Summary

        Since March 9, 2009 (commencement of operations) CGB Holdings has experienced significant growth in total assets, loans and deposits primarily as the result of the December 31, 2010 acquisition of pre-merger Professional Business Bank. Total assets decreased to $250 million as of September 30, 2011, compared to $322 million and $46 million as of December 31, 2010 and 2009, respectively, representing a total increase during the period of December 31, 2009 to September 30, 2011 of 443%. Total loans, net, decreased to $158 million as of September 30, 2011, compared to $211 million and $17 million as of December 31, 2010 and 2009, respectively, representing a total increase during the period of December 31, 2009 to September 30, 2011 of 829%. Total deposits decreased to $212 million as of September 30, 2011, compared to $276 million and $30 million as of December 31, 2010 and 2009, respectively, representing a total increase during the period December 31, 2009 to September 30, 2011 of 607%.

  Loan Portfolio

        CGB Holdings' loan portfolio represents the largest single portion of Professional Business Bank's assets, substantially greater than the investment portfolio or any other asset category. The quality and diversification of Professional Business Bank's loan portfolio are important considerations when reviewing CGB Holdings' results of operations.

        The September 30, 2011 loan portfolio declined in all categories when compared to December 31, 2010. The negative growth is attributable to CGB Holdings' focus on reducing classified assets.

        The December 31, 2010 loan portfolio grew significantly in all categories when compared December 31, 2009. The growth principally due to the acquisition of pre-merger Professional Business Bank on December 31, 2010.

        The following table sets forth the composition of Professional Business Bank's loan portfolio as of the dates indicated:

	As of September 30.		As of December 31,
	2011		2010		2009
	Amount	Percent of Total	Amount	Percent of Total	Amount	Percent of Total
Real estate:
Construction	$5,112	3.17%	$11,937	5.60%	$380	2.24%
Commercial and other	123,247	76.34	140,363	66.24	10,455	61.67
Commercial and industrial	29,943	18.62	48,365	22.82	6,082	35.87
Consumer	2,507	1.57	11,230	5.34	37	0.22

Other
Total gross loans	160,809	100%	211,895	100%	16,954	100%
Less:
Allowance for loan losses	2,563		1,178		254
Deferred loan fees	8		31		82

Total net loans	158,238		210,686		16,618

        Off-Balance Sheet Commitments.    During the ordinary course of business, CGB Holdings will provide various forms of credit lines to meet the financing needs of its customers. These commitments to provide credit represent an obligation of CGB Holdings to its customers which is not represented in any form within the balance sheets of CGB Holdings. These commitments represent a credit risk to CGB Holdings.

        The effect on CGB Holdings' revenues, expenses, cash flows and liquidity from the unused portion of the commitments to provide credit cannot be reasonably predicted because there is no guarantee that the lines of credit will ever be used.

        There were $20.6 million in unfunded commitments at September 30, 2011, $21.7 million as of December 31, 2010 and $9.8 as of December 31, 2009.

        For more information regarding CGB Holdings' off-balance sheet arrangements, see Note 12 to CGB Holdings' audited financial statements herein.

        Loan Maturities and Sensitivity to Changes in Interest Rates.    The following table shows the maturity distribution and repricing intervals of CGB Holdings' outstanding loans as of September 30, 2011. In addition, the table shows the distribution of such loans between those with variable or floating interest rates and those with fixed or predetermined interest rates. The table includes nonaccrual loans of $10.0 million, and excludes unearned income and deferred fees totaling $8,000.

 Loan Maturities and Repricing Schedule

	As of September 30, 2011
	Within One Year	After One By Within Five Years	After Five Years	Total
	(Dollars in Thousands)
Real estate:
Construction	$0	$0	$5,112	$5,112
Commercial	43,802	49,042	30,210	123,247
Commercial and industrial	15,582	8,199	6,355	29,943
Consumer	1,725	782	0	2,507

Other
Total	$61,109	$58,023	$41,677	$160,809

Loans with variable (floating) interest rates	$54,610	$33,943	$33,646	$122,199
Loans with predetermined (fixed) interest rates	$6,499	$24,080	$8,031	$38,610

  Nonperforming Assets

        Nonperforming assets are comprised of loans on nonaccrual status, loans 90 days or more past due but not on nonaccrual status, loans restructured where the terms of repayment have been renegotiated resulting in a reduction or deferral of interest or principal, and other real estate owned ("OREO"). Management generally places loans on nonaccrual status when they become 90 days past due, unless they are both fully secured and in process of collection. Loans may be restructured by management when a borrower has experienced some change in financial status causing an inability to meet the original repayment terms, where CGB Holdings believes the borrower will eventually overcome those circumstances and repay the loan in full. OREO consists of real property acquired through foreclosure or similar means that management intends to offer for sale.

        Management's classification of a loan as nonaccrual or restructured is an indication that there is reasonable doubt as to the full collectibility of principal or interest on the loan. At this point, CGB Holdings stops recognizing income from the interest on the loan and reverses any uncollected interest that had been accrued but unpaid. If the loan deteriorates further due to a borrower's bankruptcy or similar financial problems, unsuccessful collection efforts or a loss classification by regulators or auditors, the remaining balance of the loan is then charged off. These loans may or may not be collateralized, but collection efforts are continuously pursued.

        Nonperforming loans as a percentage of total loans were 7.30%, 11.20% and 0.00% as of September 30, 2011, December 31, 2010 and December 31, 2009, respectively.

        The following table provides information with respect to the components of CGB Holdings' nonperforming assets as of the dates indicated:

	As of September 30,	As of December 31,
	2011	2010	2009
Nonaccrual loans:
Real estate:
Construction	$5,076	$3,206	0
Commercial	1,424	8,930	0
Commercial and industrial	3,200	3,803	0
Consumer	84	529	0
Other	—	—	0

Total	9,784	16,468	0
Loans 90 days or more past due (as to principal or interest) and still accruing:	1,065	2,620	0

Total	10,849	19,088	0
Restructured loans:(1)
Real estate:
Construction	—	2,621	0
Commercial	43	2,014	0
Commercial and industrial	843	—	0
Consumer	—	—	0
Other	—	—	0

Total	886	4,635	0

Total nonperforming loans	11,735	23,723	0
Other real estate owned	532	0	0

Total nonperforming assets	$12,267	$23,723	0
Nonperforming loans as a percentage of total loans(2)	7.30%	11.20%
Nonperforming assets as a percentage of total loans and other real estate owned	7.60%	11.20%
Allowance for loan losses to nonperforming loans	21.84%	4.97%

(1)
A "restructured loan" is one the terms of which were renegotiated to provide a reduction or deferral of interest or principal because of a deterioration in the financial position of the borrower.

(2)
Total loans are gross of the allowance for loan losses, and net of deferred fees.

  Potential Problem Loans

        As of September 30, 2011, management was not aware, nor had any serious doubts, of possible credit problems of borrowers that would result in such borrowers not complying with existing repayment terms.

  Allowance for Loan Losses

        The allowance for loan losses reflects management's judgment of the level of allowance adequate to provide for probable losses inherent in the loan portfolio, exclusive of the loans accounted for under SOP-03-3. On a quarterly basis, management assesses the overall adequacy of the allowance for loan losses, utilizing a disciplined and systematic approach which includes: (1) reviewing to determine if a loan is impaired and/or collateral dependent. To the extent that individually reviewed loans per the requirements of the FAS 114 are impaired and exhibit collateral deficits, specific valuation allowances equal to the deficient amounts is established. (2) assessing homogeneous loan pools including historical default probability and loss given default. Adjustments are then made utilizing forward-looking qualitative factors.

        The table below summarizes the activity in CGB Holdings' allowance for loan losses for the periods indicated:

Allowance for Loan Losses

	As of and For the Nine Months Ended September 30,		As of and For the Year/Period Ended December 31,
	2011	2010	2010	2009
Balances:
Average total loans outstanding during period	$165,084	$30,607	$26,297	$5,999

Total loans outstanding at end of period	$160,809	$32,277	$198,342	$16,954

Allowance for Loan Losses:
Balance at beginning of period	$1,178	$254	$254	$0
Loans Charged off:
Real estate:
Construction	0	0	0	0
Commercial	0	0	0	0
Commercial and industrial	1,545	0	0	20
Consumer	145	0	0	0
Other	0	0	0	0

Total charge-offs	1,690	0	0	20

Recoveries:
Real estate:
Construction	51	0	0	0
Commercial	34	0	0	0
Commercial and industrial	1,225	20	20	0
Commercial:
Consumer	243	0	0	0
Other	0	0

Total recoveries	1,553	20	20	0

Net loans charged off (recoveries)	137	(20)	(20)	20

Provision for loan losses	1,522	901	904	274

Balance at end of period	$2,563	$1,175	$1,178	$254

Ratios:
Net loans charged off (recoveries) to average total loans	0.08%	(0.07)%	(.08)%	0.33%
Allowance for loan losses to average total loans	1.55%	3.84%	4.48%	4.23%
Allowance for loan losses to gross loans at end of period	1.59%	3.64%	0.59%	1.50%
Allowance for loan losses to total nonperforming loans	21.84%	0	4.97%	—%
Net loans charged off (recoveries) to allowance for loan losses at end of period	5.35%	(1.70)%	(1.70)%	7.87%
Net loans charged off (recoveries) to provision for loan losses	9.00%	(2.22)%	(2.21)%	7.30%

        On December 31, 2010, CGB Holdings acquired pre-merger Professional Business Bank, which included loans at a fair value of $164 million. In accordance with accounting for business combinations, the loans were recorded at fair value and as a result, no allowance for loan losses was initially recorded at the date of acquisition related to the $164 million in loans. In addition, the allowance for loan losses at September 30, 2010 (pre CalGen Merger) was 3.84%, as compared to 1.59% at September 30, 2011 (post-CalGen Merger). A significant majority of the loans acquired were recorded in accordance with ASC 310-30, Accounting for Loans or Certain Securities Acquired in a Transfer, formerly known as Statement of Position (SOP) 09-3, and included a non-accretable yield to absorb the amount of contractually required payments for principal and interest that exceeded the undiscounted cash flows expected at acquisition.

        On March 31, 2011, the nonperforming loans that were originally transferred to CGB Asset Management Co., Inc., and included in the consolidated financial statements of CGB Holdings in connection wit the CalGen Merger were sold to the Carpenter Community Bancfunds. This is the primary reason for the decrease in nonperforming loans from $19.1 million at December 31, 2010 to $10.8 million at September 30, 2011.

Allocation of the Allowance for Loan Losses

	As of and for the nine-months ended September 30, 2011		As of and for the year/period ended December 31, 2010
	Amount	Percent of loans in each category to total loans	Amount	Percent of loans in each category to total loans
Balance at End of Period Applicable to :
Commercial & Industrial	$1,537	18.63%	$748	40.69%
Real Estate Construction	464	3.17%	—	—
Real Estate Commercial	479	76.64%	429	59.21%
Consumer	83	1.56%	1	0.10%

	2,563	100%	1.178	100%

        Management is committed to maintaining the allowance for loan losses at a level that is considered to be commensurate with estimated and known risks in the portfolio. Although the adequacy of the allowance is reviewed quarterly, management performs an ongoing assessment of the risks inherent in the portfolio. Real estate is the principal collateral for CGB Holdings' loans. As of September 30, 2011, management believed the allowance to be adequate based on its assessment of the estimated and known risks in the portfolio. However, no assurance can be given that economic conditions that adversely affect our service areas or other circumstances will not be reflected in increased provisions for loan losses in the future.

  Investment Portfolio

        The main objectives of CGB Holdings' investment portfolio are to support a sufficient level of liquidity while providing means to manage interest rate risk, and to generate an adequate level of interest income without taking undue risks.

        CGB Holdings' entire investment portfolio is classified as available for sale with the net unrealized gain or loss, net of income tax effect, presented as a separate component of shareholders' equity. At each reporting period, investment securities are assessed to determine whether there is an other-than-temporary impairment. Such impairment, if any, is required to be recognized in current earnings rather than as a separate component of shareholders' equity. Realized gains and losses on sales of securities are recognized in earnings at the time of sale and are determined on a specific-identification basis. Purchase premiums and discounts are recognized in interest income using the effective-yield method over the terms of the securities. For mortgage-backed securities ("MBS"), the amortization or accretion is based on estimated average lives of the securities. The lives of these securities can fluctuate based on the amount of prepayments received or losses realized on the underlying collateral value of the securities.

        The following table summarizes the amortized cost, fair value and distribution of Professional Business Bank's investment securities as of the dates indicated:

	As of September 30.		As of December 31.
	2011		2010		2009
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Available for Sale:
U.S. government agencies securities	$1,538	$1,540	$2,600	$2,604	$5,030	$5,057
U.S. treasuries			2,000	2,002	1,998	2,006
Residential mortgage backed securities	2,208	2,254	2,769	2,767	—	—
Securities issued by states and subdivisions in the U.S.	6,129	6,528	6,131	6,131	—	—

Total available for sale	$9,875	$10,322	$13,500	$13,504	$7,028	$7,063

        As of September 30, 2011, $7.8 million of the market value of investment securities were pledged to secure borrowings.

        The following table summarizes, as of September 30, 2011, the maturity characteristics of the investment portfolio, by investment category. Expected remaining maturities may differ from remaining contractual maturities because obligors may have the right to prepay certain obligations with or without penalties.

Investment Maturities and Repricing Schedule

	As of September 30, 2011
	Within One Year		After One But Within Five Years		After Five But Within Ten Years		After Ten Years		Total
	Amount	Weighted Average Yield	Amount	Weighted Average Yield	Amount	Weighted Average Yield	Amount	Weighted Average Yield	Amount	Weighted Average Yield
	(Dollars in Thousands)
Available for Sale:
U.S. Government agencies securities	$1,540	0.303%	$—		$—		—		$1,540	0.303%
U.S. Treasuries
Mortgage backed securities	179	1.945%	—		2,075	2.967%	—		2,254	2.996%
Securities issued by states and subdivisions in the U.S.					1,669	2.773%	4,859	3.504%	6,528	3.145%
Total available for sale investment securities	$1,719	0.230%	—		$3,744		$4,859	3.504%	$10,322	2.743%

  Deposits

        Deposits are CGB Holdings' primary source of funds. Total deposits as of September 30, 2011 were $212 million, compared to $276 million and $30 million as of December 31, 2010 and 2009, respectively. The $64 million, or 23%, decrease in deposits at September 30, 2011 as compared to December 31, 2010 resulted principally from time deposit maturities, including $43 million in maturities of wholesale CD's and $22 million in runoff of customer time deposits, consisting primarily of high rate promotional CD's. This runoff is part of management's overall liquidity strategy to reduce the level of higher-cost, non-relationship time deposit balances in light of CGB Holdings' liquidity position. The increase in overall deposits at December 31, 2010 compared to 2009 was the result of the acquisition of pre-merger Professional Business Bank, which increased overall deposits $246.4 million, contributing 834% of the year-over-year growth.

        The following tables summarize the distribution of average daily deposits and the average daily rates paid for the periods indicated:

Average Deposits

	For the Nine-months ended September 30,				For the Year/Period Ended December 31,
	2011		2010		2010		2009
	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate
	(Dollars in Thousands)
Demand, noninterest-bearing	$68,097	0.00%	$4,798	0.00%	$5,328	0.00%	$2,439	0.00%
Money market and NOW accounts	61,736	0.30	18,208	1.31%	18,405	1.46%	6,076	1.37%
Savings	7,612	0.12	46	0.54%	46	0.04%	59	0.05%
Time certificates of deposit in denominations of $100,000 or more	58,028	0.67	14,589	1.88%	15,310	2.01%	2,406	1.72%
Other time certificates of deposit	45,233	0.68	6,331	2.11%	6,415	2.21%	582	1.80%

Total deposits	$172,609	0.52%	$39,174	1.65%	$45,504	1.59%	$11,562	1.17%

        The following table sets forth the scheduled maturities of Professional Business Bank's time deposits in denominations of $100,000 or greater as of the dates indicated:

Maturities of Time Deposits of $100,000 or More
As of September 30, 2011
(Dollars in Thousands)

Six months or less	$22,930
Over six months through nine months	3,835
Over nine months through twelve months	3,759
Over twelve months	3,324

Total	$33,848

 OTHER PROPOSALS TO BE CONSIDERED AT THE MANHATTAN BANCORP
SPECIAL MEETING

Manhattan Bancorp Proposal 2: Adjournment of the Special Meeting

        If there are not sufficient votes to constitute a quorum or to approve the merger agreement at the time of Manhattan Bancorp's special meeting, the merger agreement cannot be approved unless the special meeting is adjourned to a later date or dates to permit further solicitation of proxies. To allow proxies that Manhattan Bancorp received at the time of the special meeting to be voted for an adjournment, if deemed necessary, Manhattan Bancorp has submitted the question of adjournment to its shareholders as a separate matter for their consideration. If it is deemed necessary to adjourn the special meeting, no notice of the adjourned meeting is required to be given to Manhattan Bancorp's shareholders (unless the adjournment is for more than 45 days or if a new record date is fixed), other than an announcement at the meeting of the place and time to which the meeting is adjourned.

 OTHER PROPOSALS TO BE CONSIDERED AT THE PROFESSIONAL BUSINESS BANK
SPECIAL MEETING

Professional Business Bank Proposal 2: Adjournment of the Special Meeting

        If there are not sufficient votes to constitute a quorum or to approve the merger agreement at the time of Professional Business Bank's special meeting, the merger agreement cannot be approved unless the special meeting is adjourned to a later date or dates to permit further solicitation of proxies. To allow proxies that Professional Business Bank has received at the time of the special meeting to be voted for an adjournment, if deemed necessary, Professional Business Bank has submitted the question of adjournment to its shareholders as a separate matter for their consideration. If it is deemed necessary to adjourn the special meeting, no notice of the adjourned meeting is required to be given to Professional Business Bank's shareholders (unless the adjournment is for more than 45 days or if a new record date is fixed), other than an announcement at the meeting of the place and time to which the meeting is adjourned.

 LEGAL MATTERS

        The validity of the Manhattan Bancorp common stock to be issued in connection with the bank merger will be passed upon for Manhattan Bancorp by Manatt, Phelps & Phillips, LLP. Certain U.S. federal income tax consequences relating to the bank merger may also be passed upon for Manhattan Bancorp by Manatt, Phelps & Phillips, LLP and for Professional Business Bank by King, Holmes, Paterno & Berliner.

EXPERTS

        The consolidated financial statements of Manhattan Bancorp incorporated into this joint proxy statement/prospectus by reference to the Manhattan Bancorp Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of Vavrinek, Trine, Day & Co., LLP, independent registered public accountants, given on the authority of that firm as experts in accounting and auditing.

        The financial statements of CGB Holdings as of and for the year ended December 31, 2010 included in this joint proxy statement/prospectus have been so included in reliance on the report of McGladrey & Pullen, LLP, an independent auditor, given on the authority of said firm as experts in auditing and accounting. The financial statements of California General Bank, N.A. as of December 31, 2009 and for the period of March 9, 2009 (commencement of operations) to December 31, 2009 included in this joint proxy statement/prospectus have been so included in reliance on the report of Hutchinson and Bloodgood LLP, an independent auditor, given on the authority of said firm as experts in auditing and accounting.

OTHER MATTERS

        No matters other than the matters described in this joint proxy statement/prospectus are anticipated to be presented for action at the special meetings or at any adjournment or postponement of the special meetings.

SHAREHOLDER PROPOSALS

        If a shareholder of Manhattan Bancorp intends to present a shareholder proposal at Manhattan Bancorp's 2012 annual meeting, the proposal must have been received by Manhattan Bancorp's secretary no later than December 17, 2011 to be eligible for inclusion in Manhattan Bancorp's proxy statement and form of proxy for that meeting. Such proposals will be subject to the requirements of the proxy rules adopted under the Exchange Act, Manhattan Bancorp's articles of incorporation and bylaws and California law.

        To be considered for presentation at the 2012 annual meeting, but not for inclusion in Manhattan Bancorp's proxy statement and form of proxy for that meeting, shareholder proposals must be received by Manhattan Bancorp's secretary no later than 60 days prior to the annual meeting of shareholders in 2012, and no more than 10 days after the date the notice of such meeting is sent to shareholders pursuant to Section 3.5(a) of Article III of Manhattan Bancorp's bylaws. However, if only 10 days' notice of the meeting is given to shareholders, such notice of intention to submit a proposal for consideration at the annual meeting of shareholders in 2012 must be received by the President of Manhattan Bancorp no later than the time fixed in the notice of the meeting for the opening of the meeting.

 WHERE YOU CAN FIND MORE INFORMATION

Manhattan Bancorp

        Manhattan Bancorp has filed with the SEC a registration statement under the Securities Act of 1933 that registers the distribution to Professional Business Bank shareholders of the shares of Manhattan Bancorp common stock to be issued in connection with the bank merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes the prospectus of Manhattan Bancorp in addition to being a proxy statement for Manhattan Bancorp and Professional Business Bank shareholders. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Manhattan Bancorp and Manhattan Bancorp common stock.

        You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

        The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like Manhattan Bancorp, who file electronically with the SEC. The address of the site is http://www.sec.gov. The reports and other information filed by Manhattan Bancorp with the SEC are also available at Manhattan Bancorp's website at http://www.thebankofmanhattan.com. The website addresses of the SEC and Manhattan Bancorp are included as inactive textual references only. Except as specifically incorporated by reference into this joint proxy statement/prospectus, information on those websites is not part of this joint proxy statement/prospectus.

        The SEC allows Manhattan Bancorp to incorporate by reference information in this joint proxy statement/prospectus. This means that Manhattan Bancorp can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information that is included directly in this joint proxy statement/prospectus.

        This joint proxy statement/prospectus incorporates by reference the documents listed below that Manhattan Bancorp previously filed with the SEC. They contain important information about Manhattan Bancorp and its subsidiaries and their financial condition.

Manhattan Bancorp Filings (SEC File Number 000-50245)	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2010
Proxy Statement on Schedule 14A	Filed on April 18, 2011
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2011, June 30, 2011 and September 30, 2011
Current Reports on Form 8-K
Filed on January 4, 2011, January 31, 2011, May 2, 2011, June 1, 2011, July 29, 2011, August 29, 2011, August 31, 2011, October 12, 2011, November 23, 2011 and January 20, 2012 (other than the portions of those documents, including items 2.02 and 7.01 and related exhibits, not deemed to be filed)
The description of Manhattan Bancorp common stock set forth in the Registration Statement on Form 8-A, and any amendment or report filed for the purpose of updating this description	Filed on September 13, 2010

        In addition, Manhattan Bancorp also incorporates by reference additional documents that it files with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this joint proxy statement/prospectus and the date of the Manhattan Bancorp and Professional Business Bank special meetings. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

        Documents incorporated by reference are available from Manhattan Bancorp without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this joint proxy statement/prospectus. You can obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing, by email or by telephone at the appropriate address below:

        Manhattan Bancorp
        2141 Rosecrans Avenue, Suite 1100
        El Segundo, California 90245
        Attention: Corporate Secretary
        Telephone: (310) 606-8000
        Email: bcote@bankmanhattan.com

        Shareholders requesting documents must do so by            , 2012 to receive them before the special meeting. If you request any incorporated documents from Manhattan Bancorp, Manhattan Bancorp will mail them to you by first class mail, or another equally prompt means, within one business day after receiving your request.

Professional Business Bank

        Professional Business Bank does not have a class of securities registered under Section 12 of the Exchange Act, is not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, and accordingly does not file documents and reports with the SEC. The historical consolidated financial statements of Professional Business Bank are included elsewhere in this proxy statement/prospectus.

        We have not authorized anyone to give any information or make any representation about the mergers or our companies that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that Manhattan Bancorp has incorporated into this joint proxy statement/prospectus by reference. Neither the delivery of this joint proxy statement/prospectus to shareholders nor any distribution of Manhattan Bancorp stock in the merger or otherwise pursuant to this joint proxy statement/prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this joint proxy statement/prospectus by reference or in our affairs since the date of this joint proxy statement/prospectus.

        The information contained in this joint proxy statement/prospectus with respect to Manhattan Bancorp was provided solely by Manhattan Bancorp, the information contained in this joint proxy statement/prospectus with respect to Professional Business Bank was provided solely by Professional Business Bank, and the pro forma financial information contained in this joint proxy statement/prospectus was prepared jointly by Manhattan Bancorp and Professional Business Bank.

        This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this joint proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction.

CGB Holdings, Inc.

Consolidated Balance Sheet (Unaudited)

September 30, 2011

(Dollars in Thousands)

Assets
Cash and Cash Equivalents
Cash and due from banks	$7,055
Interest-earning deposits in other financial institutions	56,985

Total cash and cash equivalents	64,040

Interest-Earning Deposits in Other Financial Institutions	5,924
Investment Securities Available for Sale	10,322
Loans, net	158,238
Premises and Equipment, net	4,484
Other Real Estate Owned	532
Federal Home Loan Bank and Other Bank Stocks, at cost	2,080
Core Deposit Intangible, net of amortization of $396	1,940
Accrued Interest Receivable and Other Assets	2,509

$250,069

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Demand, noninterest-bearing	$64,268
Savings, NOW and money market	79,281
Time deposits under $100,000	34,694
Time deposits $100,000 or more	33,848

Total deposits	212,091

Accrued interest payable and other liabilities	3,024

Total liabilities	215,115

Stockholders' Equity
Common Stock, $.0001; 750,000 shares authorized; 357,500 shares issued and outstanding	36
Additional Paid-in Capital	35,939
Accumulated Deficit	(3,905)
Noncontrolling Interest	2,648
Accumulated Other Comprehensive Income	236

Total stockholders' equity	34,954

$250,069

See Notes to Consolidated Financial Statements (Unaudited).

CGB Holdings, Inc.

Consolidated Statements of Income (Unaudited)

For the Nine Months Ended September 30, 2011 and 2010

(Dollars in Thousands)

	2011	2010
Interest income:
Loans	$11,922	$1,176
Investment securities	249	269
Other	196	—

Total interest income	12,367	1,445

Interest expense, deposits	660	479

Net interest income	11,707	966
Provision for loan losses	1,522	901

Net interest income after provision for loan losses	10,185	65

Noninterest income:
Service charges and other	839	21
Gain on recovery of acquired loans	—	—
Other income	122	21

Total noninterest income	961	42

Noninterest expense:
Salaries and employee benefits	5,430	1,644
Occupancy and equipment expenses	1,098	323
Other expenses	5,120	872

Total noninterest expense	11,648	2,839

(Loss) before income taxes	(502)	(2,732)
Provision for income taxes	(7)	1

Net loss	(495)	(2,733)
Less consolidated net (loss) attributable to noncontrolling interest in subsidiary	37	508

Consolidated net loss attributable to controlling interest	$(458)	$(2,225)

See Notes to Consolidated Financial Statements (Unaudited).

CGB Holdings, Inc.

Consolidated Statements of Cash Flows (Unaudited)

For the Nine Months Ended September 30, 2011 and 2010

(Dollars in Thousands)

	2011	2010
Cash Flows From Operating Activities
Net (loss)	$(458)	$(2,733)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	361	173
Net amortization of investment securities premiums and discounts	177	228
Amortization of core deposit intangible	396	—
Provision for loan losses	1,522	901
Share-based compensation expense	64	50
Net (increase) decrease in deferred fees and costs	23	(40)
Net (increase) in accrued interest and other assets	378	(29)
Net increase (decrease) in accrued interest and other liabilities	(145)	364

Net cash provided by (used in) operating activities	1,562	(1,086)

Cash Flows From Investing Activities
Proceeds from maturities and principal paydowns on securities	3,448	4,000
Purchase of available-for-sale securities	—	(3,097)
Decrease in interest bearing deposits	11,419	—
Change in FRB and FHLB stock	280	(50)
(Increase) decrease in loans	39,040	(15,385)
Disposition/additions of premises and equipment	(143)	(8)
Transfer of subsidiary, cash paid	(1,868)	—

Net cash provided by (used in) investing activities	52,176	(14,540)

Cash Flows From Financing Activities
Net (decrease) increase in deposits	(63,876)	20,276

Increase (decrease) in cash and cash equivalents	(10,138)	4,650
Cash and Cash Equivalents
Beginning of period	74,178	20,218
End of period	$64,040	$24,868

Supplemental Disclosures of Cash Flow Information
Interest paid	$649	$464

Change in unrealized gain (loss) on securities	$261	$9

Transfer of Loans to OREO	$532	$—

See Notes to Consolidated Financial Statements (Unaudited).

CGB Holdings, Inc.

Consolidated Statements of Cash Flows (Unaudited)

For the Nine Months Ended September 30, 2011 and 2010

(Dollars in Thousands)

Supplemental Schedule of Noncash Investing and Financing Activities
Transfer of assets of subsidiary:
Cash	$1,868
Other assets, primarily loans	13,780

Other liabilities	(86)

Preferred stock	$(12,000)

Common shares exchanged	$3,562

CGB Holdings, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

        The accompanying unaudited consolidated financial statements and notes thereto conform to practices within the banking industry and include all of the information and disclosures required by accounting principles generally accepted in the United States of America for interim financial reporting. The results of operations for the nine months ended September 30, 2011 and 2010 are not necessarily indicative of the results for the full year. These financial statements should be read in conjunction with the financial statements, accounting policies and financial notes thereto included in CGB Holdings' consolidated financial statements for the fiscal year ended December 31, 2010. In the opinion of management, the accompanying unaudited consolidated financial statements reflect all adjustments (consisting only of normal recurring adjustments), which are necessary for a fair presentation of financial results for the interim periods presented.

        On December 31, 2010, California General Bank acquired 100 percent of the outstanding common stock of Professional Business Bank and immediately changed the name of the merged bank to Professional Business Bank. During 2010 California General Bank converted from a national to a state-chartered bank in anticipation of the merger. In connection with the merger, CGB Holdings also formed CGB Asset Management, Inc., a wholly owned subsidiary, in order to hold certain troubled assets acquired in the merger. CGB Asset Management, Inc. was subsequently transferred to Carpenter Community Bancfunds in March 2011 through an exchange of common stock. This transfer resulted in a decrease in additional paid-in capital of approximately $3.6 million.

        A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

  Nature of Business

        CGB Holdings, through its majority-owned subsidiary, Professional Business Bank, provides a full range of banking services to its commercial and consumer customers. Professional Business Bank is headquartered in Pasadena, California in the San Gabriel Valley of Los Angeles County, California. Professional Business Bank currently operates from four full service locations, with the main office and branch office in Pasadena and one branch office in each of Montebello and Glendale, all in the San Gabriel Valley of Los Angeles County. Professional Business Bank's primary source of revenue is providing loans to customers, who are predominately small and medium-sized businesses and individuals.

  Principles of Consolidation

        The consolidated financial statements include the accounts of CGB Holdings, Inc. and its majority-owned subsidiary, Professional Business Bank. Noncontrolling interest amounts relating to CGB Holdings' majority- owned subsidiary are included within net income attributable to the noncontrolling interest caption in its consolidated balance sheet. All intercompany balances and transactions have been eliminated in consolidation.

  Use of Estimates

        The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at

CGB Holdings, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

NOTE 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates susceptible to significant change in the near term include the evaluation of the allowance for loan losses, deferred tax assets, the fair value of assets and liabilities and the estimated cash flows related to accretable and non-accretable portions of loans, as more fully described in Note 3.

  Cash and Cash Equivalents:

        For purposes of reporting cash flows, cash and cash equivalents include cash, due from banks and federal funds sold. Interest-bearing deposits in financial institutions that have an original maturity of 90 days or less are considered cash equivalents.

  Cash and Due from Banks

        Banking regulations require that banks maintain a percentage of their deposits as reserves in cash or on deposit with the Federal Reserve Bank. Professional Business Bank was in compliance with all reserve requirements as of September 30, 2011.

        Professional Business Bank maintains amounts due from banks, which may exceed federally insured limits. Professional Business Bank has not experienced any losses in such accounts.

  Investment Securities

        Investment securities are classified as available-for-sale and recorded at fair value. Unrealized gains or losses on available-for-sale securities are excluded from net income and reported as a separate component of other comprehensive income included in stockholders' equity. Premiums or discounts on available-for-sale securities are amortized or accreted into income using the interest method. Realized gains or losses on sales of available-for-sale securities are recorded using the specific identification method.

        Management evaluates securities for other-than-temporary impairment ("OTTI") at least on a quarterly basis and more frequently when economic or market conditions warrant such evaluation. Declines in the fair value of individual available-for-sale securities below their cost that are other-than-temporary result in write-downs of the individual securities to their fair value. In estimating other-than-temporary impairment losses, management considers the length of time and the extent to which the fair value has been less than cost, the financial condition and near-term prospects of the issuer, and the intent and ability of Professional Business Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. If it is probable that the issuer of the security will be unable to pay all amounts due according to the contractual terms of the debt security, then OTTI will be recognized and the security will be written down to fair value.

        If Professional Business Bank intends to sell an impaired security, Professional Business Bank records an other-than-temporary loss in an amount equal to the entire difference between fair value and amortized cost. If a security is determined to be other-than-temporarily impaired, but Professional Business Bank does not intend to sell the security, only the credit portion of the estimated loss is recognized in earnings, with the other portion of the loss recognized in other comprehensive income.

CGB Holdings, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

NOTE 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Acquired Loans from Transaction on December 31, 2010

        Acquired loans from the transaction accounted for as a business combination include both nonperforming loans with evidence of credit deterioration since their origination date and performing loans with no such credit deterioration. Professional Business Bank is accounting for a significant majority of all the loans acquired in the transaction in accordance with Accounting Standards Codification ("ASC") 310-30, formerly known as Statement of Position (SOP) 03-3, Accounting for Loans or Certain Securities Acquired in a Transfer.

        At the date of acquisition Professional Business Bank recorded the loans at their fair value. In accordance with ASC 310-30, Professional Business Bank has pooled the performing loans purchased that have also demonstrated credit deterioration at the date of purchase. The loans were aggregated into these pools based on common risk characteristics.

        The difference between the undiscounted cash flows expected to be collected at acquisition and the investment in the loan, or the "accretable yield," is recognized as interest income on a level-yield method over the life of the loan. Contractually required payments for interest and principal that exceed the undiscounted cash flows expected at acquisition, or the "non-accretable difference," are not recognized as a yield adjustment, loss accrual or valuation allowance. Increases in expected cash flows subsequent to the initial investment are recognized prospectively through adjustment of the yield on the loan over its remaining life. Decreases in expected cash flows are recognized as impairment. If CGB Holdings does not have the information necessary to reasonably estimate cash flows to be expected, it may use the cost recovery method or cash basis method of income recognition. Valuation allowances on these impaired loans reflect only losses incurred after the acquisition (meaning the present value of all cash flows expected at acquisition that ultimately are not to be received).

  Originated Loans

        Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding unpaid principal balances reduced by any charge-offs or specific valuation accounts and net of any deferred fees or costs. Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan. Interest on loans is recognized over the terms of the loans and is calculated using the simple-interest method on principal amounts outstanding.

        Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans. The accrual of interest on loans is discontinued when principal or interest is past due 90 days based on the contractual terms of the loan or when, in the opinion of management, there is reasonable doubt as to collectability. When loans are placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period interest income. Income on nonaccrual loans is subsequently recognized only to the extent that cash is received and the loan's principal balance is deemed collectible. Interest accruals are resumed on such loans only when they are brought current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to all principal and interest.

CGB Holdings, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

NOTE 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Allowance for Loan Losses

        The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that collectability of the principal is unlikely. Subsequent recoveries, if any, are credited to the allowance.

        The allowance is an amount that management believes will be adequate to absorb estimated losses relating to specifically identified loans, as well as probable credit losses inherent in the balance of the loan portfolio, based on an evaluation of the collectability of existing loans and prior loss experience and peer bank loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review Professional Business Bank's allowance for loan losses and may require Professional Business Bank to make additions to the allowance based on their judgment about information available to them at the time of their examinations.

        The allowance consists of two primary components, specific reserves related to impaired loans and general reserves for inherent losses related to loans that are not impaired. For such loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan are lower than the carrying value of that loan. The general component covers non-impaired loans and is based on historical loss experience and peer bank loss experience adjusted for qualitative factors.

        A loan is impaired when it is probable, based on current information and events, Professional Business Bank will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. Impaired loans are measured on an individual basis for commercial and construction loans based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. The amount of impairment, if any, and any subsequent changes are included in the allowance for loan losses.

        All loans on nonaccrual status are considered to be impaired; however, not all impaired loans are on nonaccrual status. Impaired loans on accrual status are loans that continue to pay as agreed and continued payments are likely in the future. Factors that contribute to a performing loan being classified as impaired include payment status, collateral value, probability of collecting scheduled payments, delinquent taxes and debts to other lenders that cannot be serviced out of existing cash flow.

        A troubled debt restructuring is a loan which Professional Business Bank, for reasons related to a borrower's financial difficulties, grants a concession to a borrower that Professional Business Bank would not otherwise consider. The loan terms which have been modified or restructured due to a borrower's financial difficulty include, but are not limited to, a reduction in the state interest rate, an extension of the maturity at an interest rate below market, a reduction in the face amount of the debt, and a reduction in the accrued interest or extension, deferral, renewal or rewrite. Under Statement of Financial Accounting Standards ("SFAS") No. 114 (ASC 310, Receivables), troubled debt restructurings

CGB Holdings, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

NOTE 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

are considered impaired loans and are evaluated for the amount of impairment, with the appropriate allowance for loan loss adjustment.

  Transfers and Servicing of Financial Assets

        Professional Business Bank adopted authoritative guidance under ASC Topic 860, Transfers and Servicing, on January 1, 2010, with no significant impact on Professional Business Bank's financial statements. Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from Professional Business Bank, (2) the transferee obtains the right to pledge or exchange the assets it received, and no condition both constrains the transferee from taking advantage of its right to pledge or exchange and provides more than a modest benefit to the transferor, and (3) Professional Business Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets. In addition, for transfers of a portion of financial assets (for example, participations of loans receivables), the transfer must meet the definition of a "participating interest" in order to account for the transfer as a sale. Following are characteristics of a "participating interest:"

  Pro-rata ownership in an entire financial asset.

  From the date of transfer, all cash flows received from entire financial assets are divided proportionally among the participating interest holders in an amount equal to their share of ownership.

  The rights of each participating interest holder have the same priority, and no participating interest holder's interest is subordinated to the interest of another participating interest holder. That is, no participating interest holder is entitled to receive cash before any other participating interest holder under its contractual rights as a participating interest holder.

  No party has the right to pledge or exchange the entire financial asset unless all participating interest holders agree to pledge or exchange the entire financial asset.

        Professional Business Bank accounts for transfers and servicing of financial assets by recognizing the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished.

  Other Real Estate Owned

        Real estate acquired through, or in lieu of, loan foreclosures is held for sale and initially recorded at fair value less cost to sell, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less costs to sell. Subsequent write-downs to fair value are charged to earnings.

  Premises and Equipment

        Premises and equipment are carried at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives, which range from three to ten years for furniture, equipment and computer equipment. Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the improvements or the remaining lease term, whichever is shorter.

CGB Holdings, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

NOTE 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Investment in Federal Home Loan Bank Stock

        Professional Business Bank is a member of the FHLB of san Francisco and, as such, is required to maintain a minimum investment in stock of the FHLB that varies with the level of loans eligible to be pledged and advances outstanding with the FHLB. The stock is bought from and sold to the FHLB based upon its $100 par value. The stock does not have a readily determinable fair value and, as such, is classified as restricted stock, carried at cost and evaluated for impairment in accordance with ASC 942-325-35. In accordance with this guidance, the stock's value is determined by the ultimate recoverability of the par value rather than by recognizing temporary declines. The determination of whether the par value will ultimately be recovered is influenced by criteria such as (a) the significance of the decline in net assets of the of the FHLB as compared to the capital stock amount and length of time this situation has persisted, (b) commitments by the FHLB to make payments required by law or regulation and the level of such payments in relation to the operating performance, (c) the impact of legislative and regulatory changes on the customer base of the FHLB and (d) the liquidity position of the FHLB. No impairment losses have been recorded during the nine months ended September 30, 2011.

  Advertising Costs

        Professional Business Bank expenses the costs of advertising in the period incurred.

  Income Taxes

        Deferred income taxes are computed using the asset and liability method, which recognizes a liability or asset representing the tax effects, based on current tax law, of future deductible or taxable amounts attributable to events that have been recognized in the financial statements. A valuation allowance is established to reduce the deferred tax asset to the level at which it is "more likely than not" that the tax asset or benefits will be realized. Realization of tax benefits of deductible temporary differences and operating loss carryforwards depends on having sufficient taxable income of an appropriate character within the carryforward periods. Due to Professional Business Bank's recent operating losses, management has determined that a full valuation allowance on its deferred tax assets is necessary.

        The Financial Accounting Standards Board (FASB) issued guidance on accounting for uncertainty in income taxes. Professional Business Bank adopted this new guidance for the period ended December 31, 2010. Management believes that all tax positions taken to date are highly certain and, accordingly, no accounting adjustment has been made to the financial statements. Interest and penalties related to uncertain tax positions are recorded as part of income tax expense.

  Core Deposit Intangible

        Core deposit intangible assets are amortized over seven years. Professional Business Bank evaluates the remaining useful lives of its core deposit intangible assets each reporting period to determine whether events and circumstances warrant a revision to the remaining period of amortization. If the estimate of an intangible asset's remaining useful life is changed, the remaining carrying amount of the intangible asset is amortized prospectively over that revised remaining useful life.

CGB Holdings, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

NOTE 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Financial instruments

        In the ordinary course of business, Professional Business Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded.

  Comprehensive Income

        The Comprehensive Income Topic of the FASB ASC establishes standards for the reporting and display of comprehensive income in the financial statements. Other comprehensive income (loss) refers to revenues, expenses, gains and losses that generally accepted accounting principles recognize as changes in value to an enterprise but are excluded from net income. Professional Business Bank's comprehensive income as of September 30, 2011 consists of net income and changes in fair value of its available-for-sale securities.

  Earnings Per Share

        Basic earnings per share (EPS) excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. At September 30, 2011, there were no awards outstanding which were considered common stock equivalents for diluted EPS purposes as they would be anti-dilutive as a result of operating losses incurred.

	Loss per Share Nine Months Ended
	September 30, 2011	September 30, 2010
Net loss attributable to controlling interest	$(458)	$(2,225)

Basic and diluted weighted-average shares outstanding	369,044	167,500

Loss per share	$(1.24)	$(13.28)

  Fair Value Measurement

        Applicable accounting guidance establishes a fair value hierarchy based on the valuation inputs used to measure fair value and clarifies assumptions about risk and the effect of a restriction on the sale or use of an asset.

        Fair value is defined in the accounting standards as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Accounting standards also establish a fair value hierarchy, which requires an entity to maximize the use

CGB Holdings, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

NOTE 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes the following three levels of inputs that may be used to measure fair value:

  Level 1:    Quoted prices (unadjusted) or identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

  Level 2:    Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

  Level 3:    Significant unobservable inputs that reflect a Bank's own assumptions about the assumptions that market participants would use in pricing an asset or liability.

        See Note 10 for additional information.

  Stock-Based Compensation

        Professional Business Bank is required to recognize the cost of employee services received in exchange for awards of stock options, or other equity instruments, based on the grant-date fair value of those awards. This cost is recognized over the period in which an employee is required to provide services in exchange for the award, generally the vesting period.

  Recent Accounting Pronouncements

        On January 21, 2010, the FASB issued Accounting Standards Update (ASU) 2010-06, Fair Value Measurements and Disclosures (FASB ASC Topic 820): Improving Disclosures about Fair Value Measurements. The ASU described amendments that require new disclosures and clarify existing disclosure requirements about fair value measurement, originally issued as SFAS No. 157, Fair Value Measurements. The ASU was effective for interim and annual reporting periods beginning after December 15, 2009, except for disclosures about purchases, sales, issuances and settlements in the rollforward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. Management is evaluating the impact of this guidance on Professional Business Bank's financial position and results of operations.

        In July 2010, the FASB issued ASU 2010-20, Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses, which amends ASC Topic 310, Receivables, by requiring more robust and disaggregated disclosure about the credit quality of an entity's loans and its allowance for loan losses. These new disclosures will significantly expand the existing requirements and are focused on providing transparency regarding an entity's exposure to credit losses. For nonpublic entities, the effective date is for annual reporting periods ending on or after December 15, 2011. Management is evaluating the impact of this guidance on Professional Business Bank's financial position and results of operations.

CGB Holdings, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

NOTE 2. INVESTMENT SECURITIES

        Following is a summary of Professional Business Bank's available-for-sale securities as of September 30, 2011:

	Amortized Cost	Gross Unrealized Holding Gain	Gross Unrealized Holding Loss	Fair Value	Total Percent
Investment securities available for sale:
U.S. government agency securities	$1,538	$2	$—	$1,540	15%
Residential mortgage-back securities	2,208	46	—	2,254	22%
Securities issued by state and subdivisions in the U.S.	6,129	399	—	6,528	63%

	$9,875	$447	$—	$10,322	100%

        The amortized cost and fair value of available-for-sale securities as of September 30, 2011, by contractual maturities, is as follows:

	Amortized Cost	Fair Value
Due in one year or less	$1,538	$1,540
Due after one year through five years	—	—
Due after five years through 15 years	3,620	3,743
Due after 15 years	4,717	5,039

	$9,875	$10,322

        Professional Business Bank pledges securities for various purposes, and securities totaling $7.8 million are pledged as of September 30, 2011. There were no investment securities with continuous unrealized losses greater than 12 months at September 30, 2011. Although mortgage-backed securities have contractual maturities through 2033, the expected maturity will differ from the contractual maturities because borrowers or issuers may have the right to prepay such obligations without penalties.

NOTE 3. LOANS AND ALLOWANCE FOR LOAN LOSSES

        Professional Business Bank's loan portfolio consists primarily of loans to borrowers within Southern California. Although Professional Business Bank seeks to avoid concentrations of loans to a single industry or based upon a single class of collateral, real estate and real estate-associated businesses are among the principal industries in Professional Business Bank's market area, and as a result, Professional Business Bank's loan and collateral portfolios are, to some degree, concentrated in those industries.

        Commercial real estate loans represent 76 percent of total loans as of September 30, 2011. Professional Business Bank continues to experience declines in current valuations for real estate supporting its loan collateral in 2011. If real estate values continue to decline and as updated appraisals are received, Professional Business Bank may have to increase its allowance for loan losses appropriately.

CGB Holdings, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

NOTE 3. LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

        The following table sets forth the composition of Professional Business Bank's loan portfolio as of September 30, 2011.

Real estate:
Construction	$5,112
Commercial and other	123,247
Commercial and industrial	29,943
Consumer	2,507

Total gross loans	160,809
Deferred fees	8
Allowance for loan losses	2,563

Net loans	$158,238

        At September 30, 2011, the carrying amount of acquired loans is $122,294 and the contractual balance is $170,872.

        The excess of cash flows expected to be collected over the initial fair value of acquired loans is referred to as accretable yield and is accreted into interest income over the estimated life of the acquired loans using the effective yield method. The accretable yield will change due to:

  Estimate of the remaining life of acquired loans which may change the amount of future interest income

  Estimate of the amount of contractually required principal and interest payments over the estimated life that will not be collected (the non-accretable difference)

  Indices for acquired loans with variable rates of interest

        The following table reflects changes in accretable yield of acquired loans for the period ended September 30, 2011:

Balance at December 31, 2010	$28,092
Additions(1)	5,507
Accretion	(3,342)
Reclassification from non-accretable to accretable	14,200

Balance at September 30, 2011	$44,457

(1)
Additions included above reflect increases in expected cash flows based on management's cash flow assumptions which include an expectation that acquired loans maturing within a 60 month period from the reporting date will renew at the current estimated market rate for an addition 60 month period. The renewal assumption appreciably increases expected interest cash flows, and therefore accretable yield, compared to the cash flows originally estimated at acquisition, which did not include a renewal assumption. However, this change will not have a significant impact on our expected yield on these acquired loans.

CGB Holdings, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

NOTE 3. LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

        After nine months of historical performance of the acquired loan portfolio, the credit quality is performing better than originally estimated. Approximately 23 percent of the acquired loans with credit deterioration were paid off during the nine month period ending September 30, 2011. Acquired loans with no evidence of credit deterioration also performed better than originally estimated. Increased interest yield associated with acquired loan payoffs totaled $2.3 million at September 30, of which $2.0 million resulted from discounted payoffs of acquired loans with evidence of credit deterioration with the remaining $300 thousand associated with the payoff of a pool of loans acquired with no evidence of credit deterioration at acquisition. The better than expected performance of acquired loans resulted in a decrease to the non-accretable difference which will result in increased interest income recognition over the remaining life of the loans.

        The following table reflects changes in the allowance for loan losses for acquired loans for the period ended September 30, 2011:

Allowance for loan losses on acquired loans at December 31, 2010	$—
Provision for loan losses on acquired loans	962

Allowance for loan losses on acquired loans at September 30, 2011	$962

        The allowance on acquired loans relates specifically to two impaired loans totaling $4.8 million which were not accounted for on a pooled basis. The impaired loan information is included in the impaired loan table contained in this footnote.

        A summary of the changes in the allowance for loan losses during the nine months ended September 30 follows:

	2011	2010
Beginning balance, January 1	$1,178	$254
Additions to the allowance charged to expense	1,522	901
Recoveries on loans charged off	1,553	20

	4,253	1,175
Less loans charged off	1,690	—

Ending balance, September 30	$2,563	$1,175

CGB Holdings, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

NOTE 3. LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

        The following is a summary of the investment in impaired loans, the related allowance for loan losses, income recognized thereon and information pertaining to nonaccrual and past due loans as of September 30, 2011.

Recorded investment in impaired loans with no allocated reserves	$4,028
Recorded investment in impaired loans with allocated reserves	5,425

Total impaired loans	$10,010

Related allowance for loan losses	$1,504

Average recorded investment in impaired loans	$7,885

Interest income recognized for cash payments	$15

Total loans on nonaccrual	$9,984

Total loans past due 90 days or more and still accruing	$1,065

        Professional Business Bank had eight commercial and industrial loans with a recorded investment of $3.8 million and two commercial real estate loans with a recorded investment of $4.9 million classified as troubled debt restructured at September 30, 2011. Interest income of $15 thousand and $0 was recorded during the nine month periods ended September 30, 2011 and 2010, respectively.

NOTE 4. PREMISES AND EQUIPMENT

        A summary of premises and equipment as of September 30, 2011 follows:

Land and buildings	$3,282
Leasehold improvements	933
Furniture, fixtures and equipment	1,709

5,924
Less accumulated depreciation and amortization	(1,695)

$4,229

        The main Pasadena branch is leased under an operating lease that expires in April 2014. The lease provides for an additional five-year option to renew. The Glendale branch is leased under an operating lease that expires in June 2013. The lease provides for two five-year options to renew. The Irvine branch is leased under an operating lease that expires in June 2014. The East Pasadena branch is leased under an operating lease that expires June 2016. Certain of these leases include provisions for periodic rent increases as well as payment by the lessee of certain operating expenses.

        Total rental expense was approximately $437 thousand and $131 thousand for the nine months ended September 30, 2011 and 2010, respectively.

CGB Holdings, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

NOTE 5. DEPOSITS

        At September 30, 2011, the scheduled maturities of time deposits are as follows:

Due in one year or less	$52,812
Due from one year to three years	15,609
Due after three years	121

$68,542

NOTE 6. BORROWING ARRANGEMENTS

        Professional Business Bank has financing availability with the FHLB secured by certain of its loans and investment securities. As of September 30, 2011, this line had total financing availability of approximately $33 million, of which none is outstanding at period-end. Interest rates are determined at the time of each borrowing.

        Professional Business Bank may also borrow up to $5.8 million overnight and $3 million letter of credit from its correspondent bank upon receipt of acceptable collateral. As of September 30, 2011, no amounts were outstanding under this arrangement.

NOTE 7. OTHER EXPENSES

        Other expenses for the nine months ended September 30, are comprised of the following:

	2011	2010
Data processing	$654	$122
Professional fees	1,906	312
Marketing and business development	281	67
Insurance	105	17
Regulatory expenses, primarily FDIC insurance assessment	226	78
Loan and collection expense	227	63
Amortization of core deposit intangible	396	—
Provision for losses on unfunded commitments	363	—
Office supplies	184	28
Other expense	778	185

	$5,120	$872

NOTE 8. RELATED-PARTY LOANS

        There were no loans outstanding to directors, officers or their related interests as of September 30, 2011.

NOTE 9. REGULATORY MATTERS

        Professional Business Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on Professional Business Bank's financial statements. Under capital adequacy

CGB Holdings, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

NOTE 9. REGULATORY MATTERS (Continued)

guidelines and the regulatory framework for prompt corrective action, Professional Business Bank must meet specific capital guidelines that involve quantitative measures of Professional Business Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. Professional Business Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

        Quantitative measures established by regulation to ensure capital adequacy require Professional Business Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of September 30, 2011, that Professional Business Bank meets all capital adequacy requirements to which it is subject.

        As of September 30, 2011, Professional Business Bank believes it is well-capitalized under the regulatory framework for prompt corrective action (there are no conditions or events since that notification that management believes have changed Professional Business Bank's category). To be categorized as well-capitalized, Professional Business Bank must maintain minimum ratios as set forth in the table below. The following table also sets forth Professional Business Bank's actual capital amounts and ratios as of September 30, 2011:

	Amount of Capital Required
	Actual		For Capital Adequacy Purpose		To be Well-Capitalized Under Prompt Corrective Provision
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital to risk-weighted assets	$34,625	19.46%	$14,231	8.00%	$17,789	10.00%
Tier 1 capital, to risk-weighted assets	32,383	18.20%	7,116	4.00%	10,673	6.00%
Tier 1 capital, to average assets	32,383	12.83%	10,097	4.00%	12,621	5.00%

        The California Financial Code provides that a bank may not make a cash distribution to its shareholders in excess of the lesser of Professional Business Bank's undivided profits or Professional Business Bank's net income for its last three fiscal years less the amount of any distribution made by Professional Business Bank's shareholders during the same period.

NOTE 10. FAIR VALUE MEASUREMENTS

        The table below represents balances of assets measured and presented in the balance sheet at September 30, 2011, at fair value on a recurring basis:

		Fair Value Measurements Using
	Total	Quoted Prices in Active Markets With Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Securities available for sale	$10,322	$—	$10,322	$—

CGB Holdings, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

NOTE 10. FAIR VALUE MEASUREMENTS (Continued)

  Investment Securities

        The fair value of Level 2 investment securities is the market value based on market prices provided by an independent third-party pricing service whose methodologies are based on broker-provided pricings.

        The following is a description of valuation methodologies used for financial assets recorded at fair value on a nonrecurring basis:

  Collateral-Dependent Impaired Loans

        Professional Business Bank does not record loans at fair value on a recurring basis. However, from time to time, fair value adjustments are recorded on these loans to reflect partial write-downs, through charge-offs or specific reserve allowances that are based on the current appraised or market-quoted value of the underlying collateral. Fair value estimates for collateral-dependent impaired loans are obtained from real estate brokers or other third-party consultants (Level 3).

  Other Real Estate Owned

        The value assigned, in the quoted prices in active markets column, represent fair value of the properties as established by recently conducted appraisal of the property. The carrying values represent the actual sales contracts from an all-cash purchase price from third party buyers to purchase the property.

	Assets Measured at Fair Value on a Nonrecurring Basis
	Carrying Value	Quoted Prices in Active Markets With Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$3,945	$—	$—	$3,945
Other real estate owned	532	—	—	532

	$4,477	$—	$—	$4,477

  Fair Value of Financial Instruments

        The following disclosure of the carrying amount and estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, as codified in ASC 825-10, Disclosures about Fair Value of Financial Instruments. The estimated fair value amounts have been determined by Professional Business Bank using available market information and appropriate valuation methodologies. However, considerable judgment is required to develop the estimates of fair value. Accordingly, the estimates presented below are not necessarily indicative of the amounts Professional Business Bank could have realized in a current market exchange as of September 30, 2011. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

CGB Holdings, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

NOTE 10. FAIR VALUE MEASUREMENTS (Continued)

        The table below presents the carrying amounts and estimated fair values of financial instruments at September 30, 2011:

	Carrying Amount	Fair Value
Financial assets:
Cash and cash equivalents	$64,040	$64,040
Interest-bearing deposits in other financial institutions	5,924	5,924
Investment securities	10,322	10,322
Loans, net	158,238	159,373
FHLB stock and other Bank stock	2,080	2,080
Accrued interest receivable	249	249
Financial liabilities:
Noninterest-bearing demand deposit accounts	64,268	64,268
Savings, NOW and money market accounts	79,281	79,281
Time deposit accounts	68,542	68,192
Accrued interest payable	108	108

  Cash and Cash Equivalents

        The carrying amounts reported in the balance sheet for cash and due from banks, interest-bearing deposits in other banks and federal funds sold approximate their fair value.

  Loans

        For variable-rate loans that reprice frequently and have experienced no significant change in credit risk, fair value is based on carrying value. Fair value for all other loans is estimated based on discounted cash flows, using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality and for the same remaining maturities. Prepayments prior to the repricing date are not expected to be significant. Loans are expected to be held to maturity and any unrealized gains or losses are not expected to be realized.

  Deposit Liabilities

        Fair value disclosed for demand deposits equals their carrying amounts, which represent the amount payable on demand. The carrying amounts for variable-rate money market accounts and certificates of deposit approximate their fair value at the reporting date.

        The fair value for fixed-rate certificates of deposit which have a remaining maturity of less than 12 months approximates their fair value. For the fixed-rate certificates greater than 12 months, the fair value is estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregate expected monthly maturities on time deposits. Early withdrawal of fixed-rate certificates of deposit is not expected to be significant.

  Accrued Interest Receivable and Payable

        The fair values of accrued interest receivable and payable approximate their carrying amounts.

CGB Holdings, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

NOTE 10. FAIR VALUE MEASUREMENTS (Continued)

  Fair Value of Commitments

        The estimated fair value of fee income on letters of credit at September 30, 2011 is insignificant. Loan commitments on which the committed interest rate is less than the current market rate are also insignificant at September 30, 2011.

  Interest Rate Risk

        Professional Business Bank assumes interest rate risk as a result of its normal customer business activity. The fair value of Professional Business Bank's financial instruments will change with movements in interest rate levels, spreads between interest rate indices, or implied future interest rate volatility. These changes may be either favorable or unfavorable to Professional Business Bank. Management attempts to match interest rate repricing maturities of assets and liabilities to contain is adverse exposure within limits specified in its Interest Rate Risk Management policy. To the extent that customer business creates an excessive adverse risk exposure, management will moderate that risk by adjusting the tenor of fixed income investments and / or wholesale financings. Management measures interest rate risk in terms of predicted changes in forecasted Net Interest Income and the estimated Fair Value of assets and liabilities should the yield curve shift above or below its curve level.

NOTE 11. SUBSEQUENT EVENT

        On November 22, 2011, Professional Business Bank announced it entered into a definitive merger agreement with Bank of Manhattan, Manhattan Bancorp and CGB Holdings, Inc., the bank holding company and 92 percent shareholder of Professional Business Bank.

Independent Auditor's Report

To the Board of Directors
CGB Holdings, Inc.
Pasadena, CA

        We have audited the accompanying consolidated balance sheet of CGB Holdings, Inc. and subsidiaries (the Company) as of December 31, 2010, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey & Pullen, LLP
Pasadena, CA May 20, 2011

CGB Holdings, Inc. and Subsidiaries

Consolidated Balance Sheet

December 31, 2010

Assets
Cash and Due From Banks	$21,038,209
Interest-Earning Deposits in Other Financial Institutions	53,140,000

Total cash and cash equivalents	74,178,209
Interest-Earning Deposits in Other Financial Institutions	17,343,340
Investment Securities Available for Sale	13,504,020
Loans, net	210,685,668
Premises and Equipment, net	4,447,527
Federal Home Loan Bank and Other Bank Stocks, at cost	2,359,200
Core Deposit Intangible	2,336,418
Accrued Interest Receivable and Other Assets	4,067,864

$328,922,246

Liabilities and Stockholders' Equity
Liabilities
Deposits:
Demand, noninterest-bearing	$71,361,301
Savings, NOW and money market	69,460,384
Time deposits under $100,000	53,545,575
Time deposits $100,000 or more	81,100,221

Total deposits	275,467,481
Borrowings	12,000,000
Accrued interest payable and other liabilities	2,713,009

Total liabilities	290,180,490

Commitments and Contingencies
Stockholders' Equity
Common stock, $.0001 par value; 750,000 shares authorized; 392,520 shares issued and outstanding	39
Additional paid-in capital	39,538,377
Accumulated deficit	(3,453,923)
Noncontrolling interest	2,658,742
Accumulated other comprehensive (loss)	(1,479)

Total stockholders' equity	38,741,756

$328,922,246

See Notes to Consolidated Financial Statements.

CGB Holdings, Inc. and Subsidiaries

Consolidated Statement of Income

Year Ended December 31, 2010

Interest income:
Loans	$1,703,493
Investment securities	338,191
Other	43,238

Total interest income	2,084,922

Interest expense:
Deposits	619,846
Borrowings	117

Total interest expense	619,963

Net interest income	1,464,959
Provision for loan losses	903,787

Net interest income after provision for loan losses	561,172

Noninterest income:
Bargain purchase gain	4,057,299
Service charges and other	29,945

Total noninterest income	4,087,244

Noninterest expense:
Salaries and employee benefits	2,167,560
Occupancy and equipment expenses	458,377
Other expenses	1,780,031

Total noninterest expense	4,405,968

Income before income taxes	242,448
Provision for income taxes	3,315

Net income	239,133
Less: consolidated net (loss) attributable to noncontrolling interest in subsidiary	(278,937)

Consolidated net income attributable to controlling interest	$518,070

See Notes to Consolidated Financial Statements.

CGB Holdings, Inc. and Subsidiaries

Consolidated Statement of Changes in Stockholders' Equity

Year Ended December 31, 2010

						Accumulated Other Comprehensive Income (Loss)
		Common Stock
	Comprehensive Income (Loss)			Additional Paid-In Capital	Accumulated Deficit		Non-controlling Interest
		Shares	Amount					Total
Balance, December 31, 2009		167,500	$17	$16,987,430	$(3,971,993)	$28,159	$2,935,919	$15,979,532
Issuance of common stock		225,020	22	22,501,978	—	—	—	22,502,000
Stock-based compensation		—	—	48,969	—	—	4,460	53,429
Comprehensive income:
Unrealized loss on investment securities, net of taxes of $22,000	$(32,338)	—	—	—	—	(29,638)	(2,700)	(32,338)
Net income	239,133	—	—	—	518,070	—	(278,937)	239,133

Comprehensive income	$206,795

Balance, December 31, 2010		392,520	$39	$39,538,377	$(3,453,923)	$(1,479)	$2,658,742	$38,741,756

See Notes to Consolidated Financial Statements.

CGB Holdings, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

Year Ended December 31, 2010

Cash Flows From Operating Activities
Net income	$239,133
Adjustments to reconcile net income to net cash (used in) operating activities:
Bargain purchase gain	(4,057,299)
Depreciation	212,521
Net amortization of investment securities premiums and discounts	53,523
Loss on disposition of premises and equipment	31,850
Provision for loan losses	903,787
Share-based compensation expense	53,429
Net increase in deferred fees and cost	(49,904)
Net increase in accrued interest and other assets	(1,539,831)
Net increase in accrued interest and other liabilities	598,332

Net cash (used in) operating activities	(3,554,459)

Cash Flows From Investing Activities
Proceeds from maturities and principal paydowns on securities	4,523,158
Purchases of available-for-sale securities	(3,096,867)
Net increase in interest-earning deposits in other financial institutions	(13,592,840)
Net increase in loans	(31,072,055)
Purchase of premises and equipment	(9,771)
Proceeds from redemption of Federal Home Loan Bank stock	243,500
Proceeds from redemption of Federal Reserve Bank stock	110,150
Net cash acquired in acquisition	50,562,877

Net cash provided by investing activities	7,668,152

Cash Flows From Financing Activities
Net increase in deposits	17,399,929
Proceeds from borrowings	12,000,000
Proceeds from issuance of common stock	22,502,000

Net cash provided by financing activities	51,901,929

Increase in cash and cash equivalents	56,015,622
Cash and Cash Equivalents
Beginning of period	18,162,587

End of period	$74,178,209

Supplemental Disclosures of Cash Flow Information
Interest paid	$590,691

Taxes paid	$1,600

Supplemental Schedule of Noncash Investing and Financing Activities
Acquisition of Professional Business Bank:
Cash purchase price	$11,364,372

Interest-bearing deposits in other financial institutions	$1,500,000
Investment securities available for sale	7,951,760
Loans	164,291,852
Premises and equipment	3,563,767
Core deposit intangible	2,336,418
Other assets	4,019,379

Total assets	$183,663,176

Deposits	$228,482,576
Accrued expenses and other liabilities	1,686,178

Total liabilities	$230,168,754

Bargain purchase gain	$4,057,299

Cash and cash equivalents acquired, net of cash paid	$50,562,877

See Notes to Consolidated Financial Statements.

CGB Holdings, Inc. and Subsidiaries

Notes to Audited Consolidated Financial Statements

NOTE 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Business

        CGB Holdings, Inc., through its majority-owned subsidiary, Professional Business Bank, provides a full range of banking services to its commercial and consumer customers.

        On December 31, 2010, California General Bank acquired 100 percent of the outstanding common stock of Professional Business Bank and immediately changed the name of the merged bank to Professional Business Bank. During 2010 California General Bank converted from a national to a state-chartered bank in anticipation of the merger. In connection with the merger, CGB Holdings, Inc. also formed CGB Asset Management, Inc., a wholly owned subsidiary, in order to hold certain troubled assets acquired in the merger. (See Note 2.)

        Professional Business Bank is a full-service commercial bank with six branches in the cities of Pasadena, Glendale, Montebello, Huntington Beach and Irvine, California, engaged primarily in commercial and real estate lending to small and midsized businesses.

  Summary of Professional Business Bank's Significant Accounting Policies

        Basis of presentation:    The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and conform to general practices within the banking industry.

        Principles of consolidation:    The consolidated financial statements include the accounts of CGB Holdings, Inc., its majority-owned subsidiary, Professional Business Bank, and its wholly owned subsidiary, CGB Asset Management, Inc. (collectively referred to as "CGB Holdings"). Noncontrolling interest amounts relating to CGB Holdings' majority-owned subsidiary are included within net income attributable to the noncontrolling interest caption in its consolidated statement of income and within the noncontrolling interest caption in its consolidated balance sheet. All intercompany balances and transactions have been eliminated in consolidation.

        Use of estimates:    In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates susceptible to significant change in the near term include the allowance for loan losses, deferred tax assets and the fair value of assets and liabilities.

        Business combinations:    CGB Holdings applies the acquisition method of accounting for business combinations. Under the acquisition method, the acquiring entity in a business combination recognizes 100 percent of the assets acquired and liabilities assumed at their acquisition date fair values. Management utilizes valuation techniques appropriate for the asset or liability being measured in determining these fair values. Any excess of the purchase price over amounts allocated to assets acquired, including identifiable intangible assets, and liabilities assumed is recorded as goodwill. When amounts allocated to assets acquired and liabilities assumed are greater than the purchase price, a bargain purchase gain is recognized. Acquisition-related costs are expensed as incurred. CGB Holdings incurred $135,628 in acquisition-related costs for the year ended December 31, 2010. In addition, Carpenter Community Bank Funds incurred $350,000 in acquisition-related costs during the year ended

CGB Holdings, Inc. and Subsidiaries

Notes to Audited Consolidated Financial Statements (Continued)

NOTE 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

December 31, 2010. Both CGB Holdings and Carpenter Community Bank Funds were reimbursed for these expenses through a reduction of proceeds paid to the former shareholders of Professional Business Bank.

        Cash, cash equivalents and cash flows:    For purposes of reporting cash flows, cash and cash equivalents include cash, due from banks and interest-earning deposits in other financial institutions.

        Concentration of credit risk and cash and due from banks:    Banking regulations require that banks maintain a percentage of their deposits as reserves in cash or on deposit with the Federal Reserve Bank. Professional Business Bank was in compliance with all reserve requirements as of December 31, 2010.

        CGB Holdings maintains amounts due from banks, which may exceed federally insured limits. CGB Holdings has not experienced any losses in such accounts.

        Investment securities:    Investment securities are classified as available-for-sale and recorded at fair value. Unrealized gains or losses on available-for-sale securities are excluded from net income and reported as a separate component of other comprehensive income included in stockholders' equity. Premiums or discounts on available-for-sale securities are amortized or accreted into income using the interest method. Realized gains or losses on sales of available-for-sale securities are recorded using the specific identification method.

        Management evaluates securities for OTTI at least on a quarterly basis and more frequently when economic or market conditions warrant such evaluation. Declines in the fair value of individual available-for-sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. In estimating other-than-temporary impairment losses, management considers the length of time and the extent to which the fair value has been less than cost, the financial condition and near-term prospects of the issuer, and the intent and ability of Professional Business Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. If it is probable that the issuer of the security will be unable to pay all amounts due according to the contractual terms of the debt security, then OTTI will be recognized and the security will be written down to fair value.

        If CGB Holdings intends to sell an impaired security, CGB Holdings records an other-than-temporary loss in an amount equal to the entire difference between fair value and amortized cost. If a security is determined to be other-than-temporarily impaired, but CGB Holdings does not intend to sell the security, only the credit portion of the estimated loss is recognized in earnings, with the other portion of the loss recognized in other comprehensive income.

        Acquired loans from transaction on December 31, 2010:    Acquired loans from the transaction accounted for as a business combination (see Note 2) include both nonperforming loans with evidence of credit deterioration since their origination date and performing loans with no such credit deterioration. CGB Holdings is accounting for a significant majority of the loans, including loans with evidence of credit deterioration acquired in the transaction in accordance with ASC 310-30, Accounting for Loans or Certain Securities Acquired in a Transfer, formerly known as Statement of Position (SOP) 03-3.

CGB Holdings, Inc. and Subsidiaries

Notes to Audited Consolidated Financial Statements (Continued)

NOTE 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        At the date of acquisition, CGB Holdings recorded the loans at their fair value. In accordance with ASC 310-30, CGB Holdings has pooled performing loans at the date of purchase. The loans were aggregated into pools based on common risk characteristics.

        The difference between the undiscounted cash flows expected to be collected at acquisition and the investment in the loan, or the "accretable yield," is recognized as interest income on a level-yield method over the life of the loan. Contractually required payments for interest and principal that exceed the undiscounted cash flows expected at acquisition, or the "non-accretable difference," are not recognized as a yield adjustment, loss accrual or valuation allowance. Increases in expected cash flows subsequent to the initial investment are recognized prospectively through adjustment of the yield on the loan over its remaining life. Decreases in expected cash flows are recognized as impairment. If CGB Holdings does not have the information necessary to reasonably estimate cash flows to be expected, it may use the cost recovery method or cash basis method of income recognition. Valuation allowances on these impaired loans reflect only losses incurred after the acquisition (meaning the present value of all cash flows expected at acquisition that ultimately are not to be received).

        Originated loans:    Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding unpaid principal balances reduced by any charge-offs, net of deferred loan fees, unearned discounts, fair value valuation allowances and net of allowance for loan losses or specific valuation accounts and net of any deferred fees or costs. Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan. Interest on loans is accrued daily and recognized over the terms of the loans and is calculated using the simple-interest method based on principal amounts outstanding.

        Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans. Generally, the accrual of interest on loans is discontinued when principal or interest is past due 90 days based on the contractual terms of the loan or when, in the opinion of management, there is reasonable doubt as to collectability. When loans are placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period interest income. Income on nonaccrual loans is subsequently recognized only to the extent that cash is received and the loan's principal balance is deemed collectable. Interest accruals are resumed on such loans only when they are brought current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectable as to all principal and interest.

        Allowance for loan losses:    The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that collectability of the principal is unlikely. Subsequent recoveries, if any, are credited to the allowance.

        The allowance is an amount that management believes will be adequate to absorb estimated losses relating to specifically identified loans, as well as probable credit losses inherent in the balance of the loan portfolio, based on an evaluation of the collectability of existing loans, prior loss experience and peer bank loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect the borrower's ability to pay. While management uses the

CGB Holdings, Inc. and Subsidiaries

Notes to Audited Consolidated Financial Statements (Continued)

NOTE 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review CGB Holdings' allowance for loan losses and may require CGB Holdings to make additions to the allowance based on their judgment about information available to them at the time of their examinations.

        The allowance consists of two primary components, specific reserves related to impaired loans and general reserves for inherent losses related to loans that are not impaired. For such loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan are lower than the carrying value of that loan. The general component covers nonimpaired loans and is based on historical loss experience and peer bank loss experience adjusted for qualitative factors.

        A loan is impaired when it is probable, based on current information and events, CGB Holdings will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. Impaired loans are measured on an individual basis for commercial and construction loans based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. The amount of impairment, if any, and any subsequent changes are included in the allowance for loan losses.

        All loans on nonaccrual status are considered to be impaired; however, not all impaired loans are on nonaccrual status. Impaired loans on accrual status are loans that continue to pay as agreed. Factors that contribute to a performing loan being classified as impaired include payment status, collateral value, probability of collecting scheduled payments, delinquent taxes and debts to other lenders that cannot be serviced out of existing cash flow.

        A troubled debt restructuring is a loan which CGB Holdings, for reasons related to a borrower's financial difficulties, grants a concession to a borrower that CGB Holdings would not otherwise consider. The loan terms which have been modified or restructured due to a borrower's financial difficulty include, but are not limited to, a reduction in the stated interest rate, an extension of the maturity at an interest rate below market, a reduction in the face amount of the debt, and a reduction in the accrued interest or extension, deferral, renewal or rewrite. Under SFAS No. 114 (ASC 310, Receivables), troubled debt restructurings are considered impaired loans and are evaluated for the amount of impairment, with the appropriate allowance for loan loss adjustment.

        Transfers of financial assets:    CGB Holdings adopted authoritative guidance under ASC Topic 860, Transfers and Servicing, on January 1, 2010 with no significant impact on CGB Holdings' financial statements. Transfers of financial assets are accounted for as sales only when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when: (1) the assets have been isolated from CGB Holdings, (2) the transferee obtains the right to pledge or exchange the assets it received, and no condition both constrains the transferee from taking advantage of its right to pledge or exchange and provides more than a modest benefit to the transferor, and (3) CGB Holdings does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets. In addition, for transfers of a portion of financial assets (for example, participations of

CGB Holdings, Inc. and Subsidiaries

Notes to Audited Consolidated Financial Statements (Continued)

NOTE 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

loan receivables), the transfer must meet the definition of a "participating interest" in order to account for the transfer as a sale. Following are the characteristics of a participating interest:

  •
  Pro rata ownership in an entire financial asset.

  •
  From the date of the transfer, all cash flows received from entire financial assets are divided proportionately among the participating interest holders in an amount equal to their share of ownership.

  •
  The rights of each participating interest holder have the same priority, and no participating interest holder's interest is subordinated to the interest of another participating interest holder. That is, no participating interest holder is entitled to receive cash before any other participating interest holder under its contractual rights as a participating interest holder.

  •
  No party has the right to pledge or exchange the entire financial asset unless all participating interest holders agree to pledge or exchange the entire financial asset.

        CGB Holdings accounts for transfers and servicing of financial assets by recognizing the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished.

        OREO:    Real estate acquired through, or in lieu of, loan foreclosures is held for sale and initially recorded at fair value less cost to sell, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less costs to sell. Subsequent write-downs to fair value are charged to earnings. CGB Holdings has $1,447,000 of OREO at December 31, 2010, which is included within the accrued interest receivable and other assets line item on the balance sheet.

        Premises and equipment:    Premises and equipment are carried at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives, which range from three to 10 years for furniture, equipment and computer equipment and 40 years for buildings. Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the improvements or the remaining lease term, whichever is shorter.

        Investment in Federal Home Loan Bank stock:    Professional Business Bank is a member of the FHLB of San Francisco and, as such, is required to maintain a minimum investment in stock of the FHLB that varies with the level of loans eligible to be pledged and advances outstanding with the FHLB. The stock is bought from and sold to the FHLB based upon its $100 par value. The stock does not have a readily determinable fair value and, as such, is classified as restricted stock, carried at cost and evaluated for impairment in accordance with ASC 942-325-35. In accordance with this guidance, the stock's value is determined by the ultimate recoverability of the par value rather than by recognizing temporary declines. The determination of whether the par value will ultimately be recovered is influenced by criteria such as (a) the significance of the decline in net assets of the FHLB as compared to the capital stock amount and the length of time this situation has persisted, (b) commitments by the FHLB to make payments required by law or regulation and the level of such payments in relation to the operating performance, (c) the impact of legislative and regulatory changes

CGB Holdings, Inc. and Subsidiaries

Notes to Audited Consolidated Financial Statements (Continued)

NOTE 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

on the customer base of the FHLB and (d) the liquidity position of the FHLB. No impairment losses have been recorded during the year ended December 31, 2010.

        Core deposit intangible:    Core deposit intangible assets are amortized over seven years. CGB Holdings evaluates the remaining useful lives of its core deposit intangible assets each reporting period to determine whether events and circumstances warrant a revision to the remaining period of amortization. If the estimate of an intangible asset's remaining useful life is changed, the remaining carrying amount of the intangible asset is amortized prospectively over the revised remaining useful life.

        Income taxes:    CGB Holdings files a consolidated federal and a combined state income tax return. Pursuant to a tax sharing agreement, CGB Holdings is responsible for payment of taxes to the taxing authorities. The subsidiaries (including Professional Business Bank) are required to pay CGB Holdings an amount equal to their separate federal and state tax liability, computed as if each subsidiary filed separate income tax returns.

        Deferred income taxes are computed using the asset and liability method, which recognizes a liability or asset representing the tax effects, based on current tax law, of future deductible or taxable amounts attributable to events that have been recognized in the financial statements. A valuation allowance is established to reduce the deferred tax asset to the level at which it is more likely than not that the tax asset or benefits will be realized. Realization of tax benefits of deductible temporary differences and operating loss carryforwards depends on having sufficient taxable income of an appropriate character within the carryforward periods. Due to CGB Holdings' operating losses, management has determined that a full valuation allowance on its deferred tax assets is necessary.

        The FASB issued guidance on accounting for uncertainty in income taxes. Management believes that all tax positions taken to date are highly certain and, accordingly, no accounting adjustment has been made to the financial statements. Interest and penalties related to uncertain tax positions are recorded as part of income tax expense.

        Advertising costs:    CGB Holdings expenses the costs of advertising in the period incurred.

        Financial instruments:    In the ordinary course of business, CGB Holdings has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded.

        Comprehensive income:    The Comprehensive Income Topic of the FASB ASC establishes standards for the reporting and display of comprehensive income in the financial statements. Other comprehensive income (loss) refers to revenues, expenses, gains and losses that generally accepted accounting principles recognize as changes in value to an enterprise but are excluded from net income. CGB Holdings' comprehensive income as of December 31, 2010 consists of net income and changes in fair value of its available-for-sale investment securities.

        Fair value measurement:    Applicable accounting guidance establishes a fair value hierarchy based on the valuation inputs used to measure fair value and clarifies assumptions about risk and the effect of a restriction on the sale or use of an asset.

CGB Holdings, Inc. and Subsidiaries

Notes to Audited Consolidated Financial Statements (Continued)

NOTE 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Fair value is defined in the accounting standards as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Accounting standards also establish a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes the following three levels of inputs that may be used to measure fair value:

  Level 1:    Quoted prices (unadjusted) or identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

  Level 2:    Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

  Level 3:    Significant unobservable inputs that reflect a company's own assumptions about the assumptions that market participants would use in pricing an asset or liability.

        See Note 15 for additional information.

        Stock-based compensation:    CGB Holdings is required to recognize the cost of employee services received in exchange for awards of stock options, or other equity instruments, based on the grant-date fair value of those awards. This cost is recognized over the period in which an employee is required to provide services in exchange for the award, generally the vesting period.

        Recent accounting pronouncements:    On January 21, 2010, the FASB issued Accounting Standards Update ("ASU") 2010-06, Fair Value Measurements and Disclosures (FASB ASC Topic 820): Improving Disclosures about Fair Value Measurements. The ASU describes amendments that require new disclosures and clarify existing disclosure requirements about fair value measurement, originally issued as FASB Statement No. 157, Fair Value Measurements. The ASU was effective for interim and annual reporting periods beginning after December 15, 2009, except for disclosures about purchases, sales, issuances and settlements in the rollforward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. Management is evaluating the impact of this guidance on CGB Holdings' financial position and results of operations.

        In July 2010, the FASB issued ASU 2010-20, Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses, which amends ASC Topic 310, Receivables, by requiring more robust and disaggregated disclosure about the credit quality of an entity's loans and its allowance for loan losses. These new disclosures will significantly expand the existing requirements and are focused on providing transparency regarding an entity's exposure to credit losses. For nonpublic entities, the effective date is for annual reporting periods ending on or after December 15, 2011. Management is evaluating the impact of this guidance on CGB Holdings' financial position and results of operations.

        Subsequent events:    CGB Holdings has evaluated subsequent events for potential recognition and disclosure through May 20, 2011, the date on which the financial statements were available to be issued.

CGB Holdings, Inc. and Subsidiaries

Notes to Audited Consolidated Financial Statements (Continued)

NOTE 2. MERGER OF PROFESSIONAL BUSINESS BANK INTO CALIFORNIA GENERAL BANK AND RELATED NAME CHANGE

        At December 31, 2010, three Carpenter Community Bank Funds collectively owned in excess of 99.99 percent of the common stock of CGB Holdings, Inc. On December 29, 2010, these funds purchased 225,000 common shares of CGB Holdings, Inc. for $100 per share, or $22,500,000 in the aggregate, increasing their collective CGB Holdings, Inc. ownership position to 392,500 common shares of the total 392,520 shares outstanding at year-end. In connection with the purchase of 225,000 common shares, CGB Holdings, Inc. issued $112,500 of warrants which allow the purchaser to purchase one share of common stock per warrant at a price of $100 per share over a period of five years.

        On December 29, 2010, CGB Holdings, Inc. purchased 906,667 shares of California General Bank common stock for $7.50 per share or $6,800,003. On December 31, 2010, CGB Holdings, Inc. purchased an additional 1,580,000 shares of California General Bank common stock in exchange for 100 percent of the common stock of Professional Business Bank held by CGB Holdings, Inc. The effect of these California General Bank common stock acquisitions by CGB Holdings, Inc. increased its common stock ownership interest from 81.4 percent to 91.7 percent of all outstanding California General Bank common shares at December 31, 2010.

        Upon its receipt of the common stock of Professional Business Bank, California General Bank merged the two banks, with the California General Bank charter being the surviving charter. At the same time, Professional Business Bank adopted the Professional Business Bank name. The merger with the former Professional Business Bank added five full-service branches. Management believes that the potential for the combined performance exceeds that which each entity could accomplish independently.

        In addition, on December 31, 2010, CGB Holdings, Inc. purchased 100 percent of the common stock of CGB Asset Management, Inc. through an investment of $3,500,000. Simultaneously, Carpenter Community Bank Funds invested $6,000,000 in a senior note issued by CGB Asset Management, Inc. Also on December 31, 2010, CGB Asset Management, Inc. issued $5,775,000 and $225,000 in senior notes to Belvedere Capital Fund II, LP and SoCal Bancorporation (former Professional Business Bank shareholders), respectively.

        On December 31, 2010, Professional Business Bank sold $13,533,000 in loans at fair value and $1,447,000 in OREO at fair value to CGB Asset Management, Inc. Professional Business Bank received $15,000,000, and accordingly, no gain or loss was recognized. On March 30, 2011, the ownership of CGB Asset Management, Inc. was transferred from CGB Holdings, Inc. to Carpenter Community Bank Funds through an exchange of common stock.

        The total consideration paid by CGB Holdings, Inc. to the former Professional Business Bank shareholders was $7,064,000, $1,064,000 of which was paid in cash and $6,000,000 paid in the form of the aforementioned senior note issued by CGB Asset Management, Inc. This represented approximately $0.241 per share total remuneration paid to former Professional Business Bank common shareholders. CGB Holdings, Inc. also paid $4,300,000 to acquire and retire claims by creditors of SoCal Bancorporation and obtain the creditors' respective releases from liability.

        The excess of the estimated fair value of the net assets acquired by California General Bank over the purchase price was $4,057,299, which was recorded as a bargain purchase gain. The assets acquired included a core deposit intangible of $2,336,418, which is being amortized over a period of seven years

CGB Holdings, Inc. and Subsidiaries

Notes to Audited Consolidated Financial Statements (Continued)

NOTE 2. MERGER OF PROFESSIONAL BUSINESS BANK INTO CALIFORNIA GENERAL BANK AND RELATED NAME CHANGE (Continued)

in proportion to the related benefits. No amortization expense was recognized in 2010. The assets and liabilities of Professional Business Bank accounted for at fair value that required either a third-party or an internal valuation analysis included the core deposit intangible, loans, investment securities, land and a building, contractual lease obligations, deposits and borrowings as of December 31, 2010. Balances considered to be at fair value at the date of acquisition were cash and cash equivalents, other assets (interest receivable) and other liabilities (interest payable).

        The following table is a condensed balance sheet showing the fair values of the assets acquired and the liabilities assumed and recognized at the acquisition date by Professional Business Bank:

Assets:
Cash and cash equivalents	$61,927,249
Interest-earning deposits in other financial institutions	1,500,000
Investment securities available for sale	7,951,760
Loans	164,291,852
Premises and equipment	3,563,767
Other assets	4,019,379
Core deposit intangible	2,336,418

245,590,425

Liabilities:
Deposits	228,482,576
Other liabilities	1,686,178

230,168,754

Bargain purchase gain	4,057,299

Total purchase price	$11,364,372

        Management considers the fair value estimates related to loans above to be preliminary. Consistent with accounting guidance, management will finalize its acquisition accounting prior to one year from the date of the transactions.

NOTE 3. INVESTMENT SECURITIES

        The amortized cost and estimated fair value of available-for-sale securities at December 31, 2010 are summarized as follows:

Note 3 Investment Securities	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Treasury securities	$1,999,772	$2,338	$—	$2,002,110
U.S. government agency securities	2,600,761	3,307	—	2,604,068
Municipal securities	6,130,635	—	—	6,130,635
Mortgage-backed securities, residential	2,768,997	5,819	(7,609)	2,767,207

	$13,500,166	$11,463	$(7,609)	$13,504,020

CGB Holdings, Inc. and Subsidiaries

Notes to Audited Consolidated Financial Statements (Continued)

NOTE 3. INVESTMENT SECURITIES (Continued)

        There were no investment securities with continuous unrealized losses greater than 12 months at December 31, 2010.

        The amortized cost and fair value of available-for-sale securities as of December 31, 2010, by contractual maturities, are shown below:

Maturity Distribution	Amortized Cost	Fair Value
Due in one year or less	$2,999,907	$3,005,552
Due after one year through five years	1,600,626	1,600,626
Due after five years through 15 years	4,133,890	4,132,099
Due after 15 years	4,765,743	4,765,743

	$13,500,166	$13,504,020

        Although mortgage-backed securities have contractual maturities through 2033, the expected maturity will differ from the contractual maturities because borrowers or issuers may have the right to prepay such obligations without penalties.

        CGB Holdings pledges securities for various purposes, and securities totaling $7,249,162 are pledged as of December 31, 2010. There were no sales of securities during the year ended December 31, 2010.

NOTE 4. LOANS AND ALLOWANCES FOR LOAN LOSSES

        CGB Holdings' loan portfolio consists primarily of loans to borrowers within Southern California. Although CGB Holdings seeks to avoid concentrations of loans to a single industry or based upon a single class of collateral, real estate and real estate-associated businesses are among the principal industries in CGB Holdings' market area, and as a result, CGB Holdings' loan and collateral portfolios are, to some degree, concentrated in those industries. CGB Holdings' loan policy requires that sufficient collateral, which consists primarily of real estate, be obtained as necessary to meet CGB Holdings' relative risk criteria for each borrower.

        Commercial real estate loans represent 66 percent of total loans as of December 31, 2010. A substantial decline in the performance of the economy in general or a continued decline in real estate values in CGB Holdings' primary market area in particular could have an adverse impact on collectability, increase the level of real estate-related nonperforming loans, or have other adverse effects, which alone or in the aggregate could have a material adverse effect on the financial condition of CGB Holdings.

CGB Holdings, Inc. and Subsidiaries

Notes to Audited Consolidated Financial Statements (Continued)

NOTE 4. LOANS AND ALLOWANCES FOR LOAN LOSSES (Continued)

        The composition of CGB Holdings' loans at December 31, 2010 is as follows:

Loans:
Construction	$11,937,233
Commercial real estate	140,362,954
Commercial and industrial	48,365,195
Residential real estate	7,895,275
Consumer	3,334,473

Total loans	211,895,130
Deferred loan fees	(31,675)
Allowance for loan losses	(1,177,787)

Net loans	$210,685,668

Loans receivable consisted of the following at December 31, 2010.
Acquired performing loans	$162,742,914
Acquired nonperforming loans	15,101,938
Originated loans	34,050,278

Total loans	$211,895,130

        The following provides additional information related to the acquired loans in 2010. The estimated contractual payments in the tables below include the estimated impact of prepayments on the loans purchased. These same prepayments are also utilized in estimating the total expected cash flows to be collected.

        Acquired performing loans in 2010:

	Estimated Contractual Payments	Accretable Yield	Non-accretable Yield	Estimated Fair Value
Balance, December 31, 2010	$204,265,395	$(26,525,810)	$(14,996,671)	$162,742,914

        Acquired nonperforming loans in 2010:

	Estimated Contractual Payments	Accretable Yield	Non-accretable Yield	Estimated Fair Value
Balance, December 31, 2010	$20,872,561	$(1,566,518)	$(4,204,105)	$15,101,938

        Approximately 71 percent of the loans acquired in 2010 were classified as commercial real estate loans (based on estimated fair value on the acquisition date).

        There has been no significant credit deterioration on all acquired loans since the acquisition date. Accordingly, no provision for loan losses has been recorded for acquired loans as of December 31, 2010.

CGB Holdings, Inc. and Subsidiaries

Notes to Audited Consolidated Financial Statements (Continued)

NOTE 4. LOANS AND ALLOWANCES FOR LOAN LOSSES (Continued)

        Allowance for loan losses:    A summary of the changes in the allowance for loan losses during the year ended December 31, 2010 follows:

Allowance at beginning of year	$254,000
Provision charged to expense	903,787
Recoveries on loans charged off	20,000

Allowance at end of year	$1,177,787

        Impaired and restructured loans:    The following is a summary of the investment in impaired loans, the related allowance for loan losses, income recognized thereon and information pertaining to nonaccrual and past due loans as of December 31, 2010:

Recorded investment in impaired loans with no allocated reserves	$—
Recorded investment in impaired loans with allocated reserves	1,365,919

Total impaired loans	$1,365,919

Related allowance for loan losses on impaired loans	$408,948

Average recorded investment in impaired loans	$113,827

Interest income recognized for cash payments	$—

Total loans on nonaccrual	$16,467,776

Total loans past 90 days or more and still accruing interest	$2,620,881

        As of December 31, 2010, primarily all of CGB Holdings' impaired loans are real estate-secured loans. As of December 31, 2010, $1,365,919 of CGB Holdings' impaired loans had specific valuation allowance. CGB Holdings experienced significant declines in current valuations for real estate supporting its loan collateral in 2010. If real estate values continue to decline, and as updated appraisals are received, CGB Holdings may have to increase its allowance for loan losses appropriately.

        As of December 31, 2010, CGB Holdings was not committed to lend additional funds on these impaired loans.

NOTE 5. PREMISES AND EQUIPMENT

        A summary of premises and equipment as of December 31, 2010 follows:

Land	$1,510,617
Building	1,759,383
Leasehold improvements	955,959
Furniture and equipment	1,599,112

5,825,071
Less accumulated depreciation and amortization	(1,377,544)

$4,447,527

CGB Holdings, Inc. and Subsidiaries

Notes to Audited Consolidated Financial Statements (Continued)

NOTE 5. PREMISES AND EQUIPMENT (Continued)

        Depreciation and amortization expense related to premises and equipment for the year ended December 31, 2010 amounted to $212,521.

        CGB Holdings leases office space under various non-cancelable operating lease agreements that expire on various dates through June 2016 and contain provisions for periodic rent increases, options to renew as well as payment by the lessee of certain operating expenses.

        Future minimum rental commitments under non-cancelable operating leases for premises for the remaining years of the leases are as follows:

Years Ending December 31,	Amount
2011	$598,420
2012	566,574
2013	549,522
2014	323,934
2015	199,115
Thereafter	102,536

$2,340,101

        Total rental expense was approximately $174,579 for the year ended December 31, 2010.

NOTE. 6. DEPOSITS

        At December 31, 2010, the scheduled maturities of time deposits are as follows:

Due in one year or less	$100,961,550
Due from one to three years	33,388,545
Due after three years	295,701

$134,645,796

NOTE 7. BORROWING ARRANGEMENTS

        CGB Holdings has financing availability with the FHLB secured by certain of its loans and investment securities. As of December 31, 2010, this line had total financing availability of approximately $28,873,000. CGB Holdings had no outstanding borrowings at December 31, 2010. Interest rates are determined at the time of each borrowing.

        CGB Holdings has a borrowing facility with the Federal Reserve Bank with a total borrowing capacity of approximately $4,828,000 at December 31, 2010. CGB Holdings pledged investment securities with market values of approximately $5,428,000 as collateral for potential borrowings. CGB Holdings had no outstanding borrowings as of December 31, 2010.

        As discussed in Note 2, Carpenter Community Bank Funds and certain former shareholders of Professional Business Bank each originally contributed $6,000,000 notes payable to CGB Asset Management, Inc., of which the entire amount is outstanding at December 31, 2010. The borrowings require mandatory quarterly principal payments due within 15 days of each quarter end and accrue interest at 10 percent per annum. As a condition of the merger, CGB Holdings was informed by its

CGB Holdings, Inc. and Subsidiaries

Notes to Audited Consolidated Financial Statements (Continued)

NOTE 7. BORROWING ARRANGEMENTS (Continued)

regulator that the notes would be required to be converted to preferred stock that would qualify as Tier 1 capital under the regulations and policies of the Federal Reserve Board within 60 days of the close of the merger. CGB Holdings converted the notes to preferred stock within the required time period.

        At December 31, 2010, future maturities of the notes payable, prior to conversion, are as follows:

Years Ending December 31,	Amount
2011	$6,000,000
2012	6,000,000

$12,000,000

NOTE 8. EMPLOYEE BENEFIT PLAN

        CGB Holdings has a 401(k) plan. Under this plan, eligible employees may defer a portion of their salaries. CGB Holdings made a contribution of $34,000 to the plan for the year ending December 31, 2010.

NOTE 9. INCOME TAXES

        The following is a summary of the components of the deferred tax accounts at December 31, 2010:

Deferred tax assets:
Net operating loss carryforwards	$1,995,287
Startup and organizational expenses	451,315
Allowance for loan losses	461,961
Stock compensation costs	127,379
Other	410,669

3,446,611
Valuation allowance	(1,741,654)

Total deferred tax assets	1,704,957

Deferred tax liabilities:
Bargain purchase gain	(1,672,386)
Unrealized gain on investment securities available for sale	(1,599)
Other	(30,972)

Total deferred tax liabilities	(1,704,957)

Net deferred tax assets	$—

CGB Holdings, Inc. and Subsidiaries

Notes to Audited Consolidated Financial Statements (Continued)

NOTE 9. INCOME TAXES (Continued)

        A reconciliation of the statutory rate for the effective income tax rate for the year ended December 31, 2010 is as follows:

Federal income tax expense (benefit) at statutory rate	35.0%
State franchise tax, net of federal benefit	0.5%
Permanent differences	34.5%
Change in valuation allowance	(70.6)%

Net deferred tax assets	(0.6)%

        CGB Holdings is subject to federal income tax and California franchise tax. Federal income tax returns for the periods ended December 31, 2008, 2009 and 2010 are open to audit by the federal and California state authorities. There was no penalty or interest expense recorded for the period ended December 31, 2010. CGB Holdings does not expect the total amount of unrecognized tax benefits to significantly increase or decrease within the next 12 months.

        CGB Holdings has net operating loss carryforwards which can be utilized to offset future taxable income. These carryforwards total approximately $4,885,000 for federal and $4,676,000 for California purposes and expire completely in 2030.

NOTE. 10. OTHER EXPENSES

        Other expenses for the year ended December 31, 2010 are composed of the following:

Professional fees	$919,024
Data processing	284,939
Office and administrative	90,441
Correspondent banking fees	18,385
Insurance	20,476
Marketing and business promotion	95,490
FDIC assessment	78,037
Other	273,239

$1,780,031

NOTE 11. RELATED-PARTY TRANSACTIONS

        There were no loans outstanding to directors, officers or their related interests as of December 31, 2010.

        In connection with the merger, Professional Business Bank will provide loan servicing, loan collection, accounting and managerial support to CGB Holdings, Inc. and CGB Asset Management, Inc. Professional Business Bank will be compensated for its services using a reimbursement formula designed to cover Professional Business Bank's total cost, including direct and indirect costs, and provide a modest profit margin. Due to the timing of the merger, there were no servicing activities in 2010.

CGB Holdings, Inc. and Subsidiaries

Notes to Audited Consolidated Financial Statements (Continued)

NOTE 12. COMMITMENTS AND CONTINGENCIES

        Financial instruments with off-balance-sheet risk:    In the ordinary course of business, CGB Holdings enters into financial commitments to meet the financing needs of its customers. These financial commitments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk not recognized in CGB Holdings' financial statements.

        CGB Holdings' exposure to loan loss in the event of nonperformance on commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. CGB Holdings uses the same credit policies in making commitments as it does for loans reflected in the financial statements.

        As of December 31, 2010, CGB Holdings had the following outstanding financial commitments whose contractual amount represents credit risk:

Commitments to extend credit	$20,790,257
Standby letters of credit	913,744

$21,704,001

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total amounts do not necessarily represent future cash requirements. CGB Holdings evaluates each client's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by CGB Holdings is based on management's credit evaluation of the customer. The majority of CGB Holdings' commitments to extend credit and standby letters of credit are secured by real estate.

        Contingencies:    In the ordinary course of business, CGB Holdings is involved in various litigation. In the opinion of management, based upon the advice of CGB Holdings' legal counsel, the disposition of such litigation will not have a material effect on CGB Holdings' consolidated financial statements.

NOTE 13. STOCK OPTION PLAN

        Professional Business Bank adopted a stock option plan (the Plan) for organizers, officers and employees of Professional Business Bank in 2009. Under the terms of the Plan, officers and key employees may be granted both nonqualified and incentive stock options, and directors and other consultants, who are not also an officer or employee, may only be granted nonqualified stock options. The Plan provides for a maximum number of shares that may be awarded to eligible employees and directors not to exceed 425,366 shares. Stock options are granted at a price not less than 100 percent of the fair market value of the stock on the date of grant. Stock options expire no later than 10 years from the date of the grant, and all equity-based awards generally vest over five years. Certain options granted to organizers who supplied "risk" capital to fund pre-opening operations vested immediately upon grant in March 2009. Professional Business Bank recognized stock-based compensation costs of $53,429 in 2010.

CGB Holdings, Inc. and Subsidiaries

Notes to Audited Consolidated Financial Statements (Continued)

NOTE 13. STOCK OPTION PLAN (Continued)

        A summary of the status of Professional Business Bank's stock option plan as of December 31, 2010 and changes during the period ending thereon is presented below:

	Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term
Outstanding beginning of period	178,400	$10.00
Granted	5,000	10.00
Exercised	—
Forfeited or expired	(52,215)	10.00

Outstanding at end of period	131,185		8.20

Options exercisable	76,997	10.00	8.20

Vested and expected to vest	54,188	10.00

        The weighted-average grant date fair value of options granted during 2010 was $3.40. Options vested and expected to vest in future years had no intrinsic value at December 31, 2010. Intrinsic value is based on the excess of the market price of Professional Business Bank's stock over the weighted-average exercise price.

        As of December 31, 2010, there was $147,000 of total unrecognized compensation cost related to the outstanding stock options that will be recognized over a weighted-average period of 3.2 years.

        The estimated fair value of the options granted during 2010 and prior years was calculated using the Black-Scholes options pricing model. Volatility is based on the historical volatility of the peer bank's stock over the expected life of the award. Professional Business Bank uses historical data to estimate option exercise and employee termination within the valuation model; separate groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The expected term of options granted is derived from historical data and represents the period of time that options granted are expected to be outstanding; the range given below results from certain groups of employees exhibiting different behavior. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The fair value of each stock option granted in 2010 was estimated on the date of grant using the following weighted-average assumptions:

Expected dividends	—
Weighted-average volatility	22.50%
Risk-free interest rate	4.20%
Expected term (in years)	5.6
Forfeiture rate	—

CGB Holdings, Inc. and Subsidiaries

Notes to Audited Consolidated Financial Statements (Continued)

NOTE 14. REGULATORY MATTERS

        On December 31, 2010, Professional Business Bank was acquired by CGB Holdings, Inc. and thereafter directly invested in its subsidiary bank, California General Bank. Upon receipt of this investment, California General Bank adopted the Professional Business Bank name. CGB Holdings, Inc.'s acquisition of Professional Business Bank, together with its subsequent merger into California General Bank, was approved by the Federal Reserve Bank of San Francisco, the FDIC and the DFI.

        As part of its regulatory application, CGB Holdings, Inc. committed to achieve a weighted classified asset ratio of less that 15 percent at the transaction consummation date pursuant to the Federal Reserve Bank specified calculation instructions and to convert $12 million of secured notes issued by CGB Asset Management, Inc. to financial instruments that qualify as equity capital under U.S. generally accepted accounting principles and approved in advance as such by the Federal Reserve Bank. Management believes both of these commitments have been satisfied.

        Regulatory approvals also included the following continuing stipulations:

  Professional Business Bank requires prior regulatory approval for any major deviation or material change from the application business plan during the three years following bank merger consummation.

  Professional Business Bank Tier 1 Leverage Capital Ratio is maintained at not less than 9 percent during the three years following bank merger consummation.

  Proposed additional senior executive officers or members of the Board of Directors are submitted for prior approval and/or non-objection at least 30 days prior to proposed employment or Board election plan during the three years following the bank merger consummation.

        Professional Business Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on Professional Business Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Professional Business Bank must meet specific capital guidelines that involve quantitative measures of Professional Business Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. Professional Business Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Professional Business Bank is also subject to the regulatory framework for Prompt Corrective Action (PCA) rules.

        Quantitative measures established by regulation to ensure capital adequacy require Professional Business Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2010, that Professional Business Bank meets all capital adequacy requirements to which it is subject.

        As of December 31, 2010, Professional Business Bank believes it is well capitalized under the regulatory framework for prompt corrective action (there are no conditions or events since that notification that management believes have changed Professional Business Bank's category). To be categorized as well-capitalized, Professional Business Bank must maintain minimum ratios as set forth

CGB Holdings, Inc. and Subsidiaries

Notes to Audited Consolidated Financial Statements (Continued)

NOTE 14. REGULATORY MATTERS (Continued)

in the table below. The following table also sets forth Professional Business Bank's actual capital amounts and ratios as of December 31, 2010 (dollar amounts in thousands):

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio %	Amount	Ratio %	Amount	Ratio %
Total capital (to risk-weighted assets)	$33,829	15.7%	$17,193	8.0%	$21,492	10.0%
Tier 1 capital (to risk-weighted assets)	32,416	15.1%	8,597	4.0%	12,895	6.0%
Tier 1 capital (to average assets)	32,416	50.0%	2,593	4.0%	3,242	5.0%

        The December 31, 2010 Tier 1 capital ratio (to average assets) in the above table is temporarily inflated due to the prescribed use of average assets for the ratio denominator. As California General Bank is the surviving entity of the two merged banks, only its assets are recognized for this merger date calculation. If calculated using December 31 assets of the combined banks, Tier 1 capital ratio would have been 10.36 percent, which management believes is more representative.

        The California Financial Code provides that a bank may not make a cash distribution to its shareholders in excess of the lesser of Professional Business Bank's undivided profits or Professional Business Bank's net income for its last three fiscal years less the amount of any distribution made by Professional Business Bank's shareholders during the same period.

NOTE 15. FAIR VALUE MEASUREMENTS

        The table below represents balances of assets measured and presented in the balance sheet at December 31, 2010, at fair value on a recurring basis:

	Assets Measured at Fair Value on a Recurring Basis
Item	Carrying Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Investment securities available for sale	$13,504,020	$—	$13,504,020	$—

        Investment securities:    The fair value of Level 2 investment securities is the market value based on market prices provided by an independent third-party pricing service whose methodologies are based on broker-provided pricings.

        Collateral-dependent impaired loans:    CGB Holdings does not record loans at fair value on a recurring basis. However, from time to time, fair value adjustments are recorded on these loans to reflect partial write-downs, through charge-offs or specific reserve allowances that are based on the current appraised or market-quoted value of the underlying collateral. Fair value estimates for collateral-dependent impaired loans are obtained from real estate brokers or other third-party consultants (Level 3). The fair value of noncollateral-dependent loans is estimated using a discounted cash flow model.

CGB Holdings, Inc. and Subsidiaries

Notes to Audited Consolidated Financial Statements (Continued)

NOTE 15. FAIR VALUE MEASUREMENTS (Continued)

        The following is a description of valuation methodologies used for financial assets recorded at fair value on a nonrecurring basis:

	Assets Measured at Fair Value on a Nonrecurring Basis
Item	Carrying Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Collateral-dependent impaired loans	$66,394	$—	$—	$66,394

Cash flow-dependent impaired loans	$1,299,525	$—	$—	$1,299,525

        Fair value of financial instruments:    The following disclosure of the carrying amount and estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, as codified in ASC 825-10, Disclosures about Fair Value of Financial Instruments. The estimated fair value amounts have been determined by CGB Holdings using available market information and appropriate valuation methodologies. However, considerable judgment is required to develop the estimates of fair value. Accordingly, the estimates presented below are not necessarily indicative of the amounts CGB Holdings could have realized in a current market exchange as of December 31, 2010. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

        The table below presents the carrying amounts and estimated fair values of financial instruments at December 31, 2010:

	Carrying Amount	Fair Value
Financial assets:
Cash and cash equivalents	$74,178,209	$74,178,209
Interest-earning deposits in other financial institutions	17,343,340	17,343,340
Investment securities	13,504,020	13,504,020
Loans	210,685,668	209,791,902
FHLB stock and other Bank stock	2,359,200	2,359,200
Accrued interest receivable	1,033,632	1,033,632
Financial liabilities:
Noninterest-bearing demand	71,361,301	71,361,301
Savings, NOW and money market	69,460,384	69,460,384
Time deposit accounts	134,645,796	134,830,796
Borrowings	12,000,000	12,000,000
Accrued interest payable	218,450	218,450

        Cash and cash equivalents:    The carrying amounts reported in the balance sheet for cash and due from banks, interest-earning deposits in other banks and federal funds sold approximate their fair value.

CGB Holdings, Inc. and Subsidiaries

Notes to Audited Consolidated Financial Statements (Continued)

NOTE 15. FAIR VALUE MEASUREMENTS (Continued)

        Loans:    For variable-rate loans that reprice frequently and have experienced no significant change in credit risk, fair value is based on carrying value. Fair value for all other loans is estimated based on discounted cash flows, using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality and for the same remaining maturities. Prepayments prior to the repricing date are not expected to be significant. Loans are expected to be held to maturity and any unrealized gains or losses are not expected to be realized.

        Deposit liabilities:    Fair value disclosed for demand deposits, including savings, NOW and money market accounts, equals their carrying amounts, which represent the amount payable on demand. The carrying amounts for variable-rate money market accounts and certificates of deposit approximate their fair value at the reporting date.

        The fair value for fixed-rate certificates of deposit which have a remaining maturity of less than 12 months approximates their fair value. For the fixed-rate certificates greater than 12 months, the fair value is estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregate expected monthly maturities on time deposits. Early withdrawal of fixed-rate certificates of deposit is not expected to be significant.

        Accrued interest receivable and payable:    The fair values of accrued interest receivable and payable approximate their carrying amounts.

        Borrowings:    The fair value for borrowings is estimated using rates currently available for similar borrowings with similar credit risk, and for remaining maturities, including CGB Holdings' own credit risk associated with the ability to repay the loan.

        Fair value of commitments:    The estimated fair value of fee income on letters of credit at December 31, 2010 is insignificant. Loan commitments on which the committed interest rate is less than the current market rate are also insignificant at December 31, 2010.

        Interest rate risk:    CGB Holdings assumes interest rate risk as a result of its normal customer business activity. The fair value of CGB Holdings' financial instruments will change with movements in interest rate levels, spreads between interest rate indices, or implied future interest rate volatility. These changes may be either favorable or unfavorable to CGB Holdings. Management attempts to match interest rate repricing maturities of assets and liabilities to contain its adverse exposure within limits specified in its Interest Rate Risk Management policy. To the extent that customer business creates an excessive adverse risk exposure, management will moderate that risk by adjusting the tenor of fixed income investments and/or wholesale financings. Management measures interest rate risk in terms of predicted changes in forecasted net interest income and the estimated fair value of assets and liabilities should the yield curve shift above or below its current level.

NOTE 16. SUBSEQUENT EVENTS

        On January 26, 2011, Professional Business Bank's Board of Directors approved the closure of Professional Business Bank's two Orange County branches subject to required regulatory approvals and notice to branch customers. Regulatory approvals have been received and customers have been given notice of May 31, 2011 as the closing date. Both branches' deposits, totaling $16.1 million on December 31, 2010, will be transferred to Professional Business Bank's Montebello branch.

To the Board of Directors and Stockholders of
California General Bank, N.A.
Pasadena, California

        We have audited the accompanying balance sheet of California General Bank, N.A. as of December 31, 2009, and the related statements of operations, changes in stockholders' equity, and cash flows for the period of March 9, 2009 (commencement of operations) to December 31, 2009. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of California General Bank, N.A. as of December 31, 2009, and the results of its operations and cash flows for the period of March 9, 2009 to December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ Hutchinson and Bloodgood LLP

March 22, 2010

California General Bank, N.A.

Balance Sheet

December 31, 2009

Assets
Cash and cash equivalents
Cash and due from banks	$2,899,768
Interest-bearing deposits in banks	15,067,819

Total cash and cash equivalents	17,967,587
Time deposits in banks	2,250,500
Securities available for sale	7,062,813
Stock investment, restricted	514,050
Loans, net	16,618,299
Premises and equipment, net	1,138,748
Accrued interest receivable and other assets	327,495

$45,879,492

Liabilities and Stockholders' Equity
Liabilities
Deposits:
Noninterest-bearing demand	$4,506,683
Interest-bearing demand	454,113
Money market and savings	12,671,860
Time	11,901,873

29,534,529
Accrued interest payable and other liabilities	560,450

30,094,979

Commitments and contingencies (Note 10)
Stockholders' equity
Common stock, $5 stated value; authorized 10,000,000 shares; issued and outstanding 2,026,834 shares	10,134,170
Additional paid-in capital	10,426,993
Accumulated deficit	(4,811,243)
Accumulated other comprehensive income	34,593

15,784,513

$45,879,492

The Notes to Financial Statements are an integral part of these Financial Statements.

California General Bank, N.A.

Statement of Operations

For the Period of March 9, 2009 (Commencement of Operations) to December 31, 2009

Interest income
Interest and fees on loans	$335,117
Interest on deposits in banks	44,207
Dividends on stock investments	28,098
Interest on securities available for sale	70,462
Interest on federal funds sold	4,676

Total interest income	482,560
Interest expense
Interest expense on deposits	139,895

Net interest income	342,665
Provision for loan losses	274,000

Net interest income after provision for loan losses	68,665

Other operating income
Service charges and fees	6,323
Gain on sale of securities available for sale	11,638
Other	7,664

25,625

Other operating expenses
Salaries and employee benefits	1,454,767
Occupancy	248,414
Depreciation and amortization expense	189,500
Legal and professional	260,204
Data processing	208,545
Business promotion and advertising	57,633
Auto and transportation	5,541
Other	365,116

2,789,720

Loss before provision for income taxes	(2,695,430)
Provision for income taxes	800

Net loss	$(2,696,230)

Net loss per share—basic and diluted	$(1.33)

The Notes to Financial Statements are an integral part of these Financial Statements

California General Bank, N.A.

Statement of Changes in Stockholders' Equity

For the Period of March 9, 2009 (Commencement of Operations) to December 31, 2009

	Common Stock				Accumulated Other Comprehensive Income
			Additional Paid-in Capital	Accumulated Deficit
	Shares	Amount				Total
Proceeds from issuance of common stock	2,026,834	$10,134,170	$10,134,170	$—	$—	$20,268,340
Net pre-opening expenses incurred during development stage	—	—	—	(2,115,013)	—	(2,115,013)
Comprehensive loss:
Net loss from March 9, 2009 to December 2009	—	—	—	(2,696,230)	—	(2,696,230)
Change in unrealized gain on securities available for sale	—	—	—	—	34,593	34,593

Total comprehensive loss	—	—	—	—	—	(2,661,637)
Stock-based compensation	—	—	292,823	—	—	292,823

Balance, December 31, 2009	2,026,834	$10,134,170	$10,426,993	$(4,811,243)	$34,593	$15,784,513

The Notes to Financial Statements are an integral part of these Financial Statements.

California General Bank, N.A.

Statement of Cash Flows

For the Period of March 9, 2009 (Commencement of Operations) to December 31, 2009

Cash Flows From Operating Activities
Net loss	$(2,696,230)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of deferred loan fees, net	(18,960)
Provision for loan losses	274,000
Amortization of securities available for sale, net	38,180
Depreciation and amortization of premises and equipment	189,500
Stock-based compensation expense	292,823
Realized gain on sales of securities available for sale	(11,638)
Change in:
Accrued interest receivable and other assets	(262,886)
Accrued interest payable and other liabilities	(208,176)

Net cash used in operating activities	(2,403,387)

Cash Flows From Investing Activities
Net change in time deposits in banks	(2,250,500)
Net increase in loans	(16,873,340)
Activity in securities available for sale Purchases	(10,065,462)
Maturities, prepayments and calls	997,328
Sales	2,013,373
Purchase of stock investments	(608,100)
Redemptions of stock investments	94,050
Additions to premises and equipment	(173,753)

Net cash used in investing activities	(26,866,404)

Cash Flows From Financing Activities
Net increase in deposits	29,534,529
Repayment of risk capital raised during developmental stage	(1,745,000)
Proceeds from issuance of common stock	20,268,340
Repayment of pre-opening borrowings	(875,000)

Net cash provided by financing activities	47,182,869

Net increase in cash and cash equivalents	17,913,078
Cash and Cash Equivalents
Beginning	54,509

Ending	$17,967,587

Supplemental Disclosure of Cash Flow Information
Cash paid for:
Interest	$141,680
Income taxes	$2,696
Non-cash activities:
Net change in unrealized holding gain on securities available for sale	$34,593

The Notes to Financial Statements are an integral part of these Financial Statements

NOTE 1. NATURE OF BANKING ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

  Nature of Banking Activities

        California General Bank, N.A. is a national bank organized on October 9, 2007. California General Bank began operations on March 9, 2009 with the opening of its office located in Pasadena, California. California General Bank is a full-service commercial bank engaged primarily in commercial and real estate lending to customers with businesses domiciled in the Southern California region.

        Expenses incurred from the date of organization to the commencement of operations were related to the organization, advertising and promotion of California General Bank. Expenses, net of interest earned, during the development stage were charged to accumulated deficit on March 9, 2009 with the permission of the OCC. A summary of the net expenses incurred during the development stage follows:

Salaries and benefits	$825,191
Promotion and advertising	34,971
Rent	428,906
Legal and professional fees	617,120
Other expenses	248,873

2,155,061
(40,048)

Less interest income	$2,115,013

  Subsequent Events

        California General Bank has evaluated subsequent events for recognition and disclosure through March 22, 2010, which is the date the financial statements were available to be issued.

  Summary of California General Bank's Significant Accounting Policies

        Use of estimates: The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the allowance against the deferred tax asset.

        Cash and cash equivalents: For the purpose of the statement of cash flows, cash and cash equivalents include cash due from banks, federal funds sold and interest-bearing deposits with financial institutions, which have an original maturity of less than three months.

        Time deposits in banks: Time deposits in banks mature within one year and are carried at cost.

        Securities available for sale: Securities classified as available for sale are securities that California General Bank intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of California General Bank's assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors. Securities available for sale are carried at fair value. Unrealized gains or losses, net of the related deferred tax effect, are reported as other comprehensive income or loss. The amortization of premiums and accretion of discounts, computed by the interest method over their contractual lives, are recognized in interest income. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

NOTE 1. NATURE OF BANKING ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Declines in the fair value of securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers: (1) the length of time and extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of California General Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

        Loans: Loans that management has the intent and ability to hold for the foreseeable future are stated at the amount of unpaid principal, adjusted for deferred income and costs, and an allowance for loan losses.

        The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb estimated losses on existing loans that may become uncollectible based on evaluation of the collectibility of loans and prior loan loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect the borrower's ability to pay. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic or other conditions. Due to the concentration in real estate secured loans, the value of collateral is heavily dependent upon real estate values in the Southern California region. Therefore, a decrease in real estate values in this region could have a negative impact on California General Bank's allowance for loan losses. In addition, regulatory agencies, as an integral part of their examination process, periodically review California General Bank's allowance for loan losses and may require California General Bank to make additions to the allowance based on their judgment about information available to them at the time of their examinations.

        The allowance consists of specific and general components. The specific component relates to loans that are classified as either doubtful, substandard or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers nonclassified loans and is based on historical loss experience adjusted for qualitative factors.

        California General Bank determines a loan to be delinquent when payments have not been made according to contractual terms, typically evidenced by nonpayment of a monthly installment by the due date. The accrual of interest on a loan is discontinued at the time the loan is 90 days delinquent unless the credit is well secured and in the process of collection.

        A loan is impaired when it is probable the creditor will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. The amount of impairment, if any, and any subsequent changes are included in the allowance for loan losses. Loans for which the terms have been modified and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and are classified as impaired. Troubled debt restructurings are measured at the present value of estimated future cash flows using the loan's effective rate at inception.

NOTE 1. NATURE OF BANKING ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Interest and fees on loans: Interest on loans is accrued daily on the outstanding balances. Accrual of interest is discontinued on a loan when management believes, after considering collection efforts and other factors, that the borrower's financial condition is such that collection of interest is doubtful. When interest accrual is discontinued, all unpaid accrued interest is reversed. The interest on these loans is accounted for on the cash-basis or cost-recovery method until qualifying for return to accrual. Loans are returned to accrual status when all principal and interest amounts contractually due are brought current and future payments are reasonably assured.

        Loan origination fees and certain direct loan origination costs are being deferred with the net amount amortized as an adjustment of the related loan's yield using the straight line method for lines of credit and the interest method for all other loans. In addition, premiums and discounts on loans purchased are amortized as an adjustment of the related loan's yield using the interest method. California General Bank amortizes these amounts generally over the contractual life of the loan.

        Premises and equipment: Premises and equipment are stated at cost less accumulated depreciation. Depreciation of premises and equipment is computed on the straight-line method over the estimated useful lives of the assets. Improvements to leased property are amortized over the lesser of the term of the lease or life of the improvements.

        Income taxes: Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards. Deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

        California General Bank uses a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Benefits from tax positions are recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold are recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold are derecognized in the first subsequent financial reporting period in which that threshold is no longer met.

        Earnings (loss) per share: The basic earnings (loss) per share ratio excludes dilution and is computed by dividing income or loss available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings (loss) of the entity. California General Bank had a net loss for 2009 and therefore basic and diluted loss per share are the same. Weighted average number of shares outstanding used in the computation of basic and diluted loss per share was 2,026,834 in 2009.

NOTE 1. NATURE OF BANKING ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Stock-based compensation: The cost relating to stock-based compensation is measured at the grant-date fair value of the equity instruments issued. Cost is recognized over the period the employee is required to provide services for the award. California General Bank uses the Black-Scholes option pricing model to estimate the fair value of stock options.

        Other off-balance-sheet instruments: In the ordinary course of business, California General Bank enters into off-balance-sheet financial instruments consisting of commitments to extend credit, commercial letters of credit, standby letters of credit and credit card commitments. Such financial instruments are recorded in the financial statements when they are funded.

        New accounting pronouncements: In August 2009, the Financial Accounting Standards Board (the "FASB") issued ASU No. 2009-05, Fair Value Measurements and Disclosures (Topic 820)—Measuring Liabilities at Fair Value. This ASU provides amendments for fair value measurements of liabilities. It provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more techniques. ASU 2009-05 also clarifies that when estimating a fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. ASU 2009-05 is effective for the periods beginning after October 1, 2009. Management is assessing the impact of ASU 2009-05 on the financial condition, results of operations, and disclosures.

        In June 2009, the FASB issued ASU No. 2009-01 (formerly Statement No. 168), Topic 105—Generally Accepted Accounting Principles—FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. The Codification is the single source of authoritative nongovernmental U.S. GAAP. The Codification does not change current GAAP, but is intended to simplify user access to all authoritative GAAP by providing all the authoritative literature related to a particular topic in one place. All existing accounting standard documents are superseded and all other accounting literature not included in the Codification is considered non-authoritative. The Codification is effective for interim or annual reporting periods ending after September 15, 2009. Management has made the appropriate changes to GAAP references in the financial statements.

        In June 2009, the FASB issued Statement No. 166, Accounting for Transfers of Financial Assets, an amendment of FASB Statement No. 140 (SFAS No. 166). SFAS 166 amends the de-recognition accounting and disclosure guidance relating to SFAS 140. SFAS 166 eliminates the exemption from consolidation for qualifying special purpose entities QSPEs. It also amends the accounting rules relating to the sale of loans, including the sale of SBA-guaranteed loans. SFAS 166 is effective as of the beginning of the first annual reporting period that begins after November 15, 2009. Management is assessing the impact of SFAS 166 on the financial condition, results of operations, and disclosures.

        In May 2009, the FASB issued ASC 855 (formerly Statement No. 165), Subsequent Events. ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued. ASC 855 is effective for interim or annual periods ending after June 15, 2009. Management has adopted the provisions of ASC 855 and this change is reflected in Note 1 under the heading "Subsequent Events."

        In April 2009, the FASB issued ASC 320 (formerly Staff Position FAS 115-2, FAS 124-2 and EITF 99-20-2), Recognition and Presentation of Other-Than-Temporary-Impairment. ASC 320 (i) changes existing guidance for determining whether an impairment of debt securities is other than temporary and (ii) replaces the existing requirement that the entity's management assert it has both the intent and ability to hold an impaired security until recovery with a requirement that management assert: (a) it

NOTE 1. NATURE OF BANKING ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

does not have the intent to sell the security; and (b) it is more likely than not it will not have to sell the security before recovery of its cost basis. Under ASC 320, declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses to the extent the impairment is related to credit losses. The amount of impairment related to other factors is recognized in other comprehensive income. ASC 320 is effective for interim and annual periods ending after June 15, 2009. The adoption of ASC 320 in the second quarter of 2009 did not have an impact on California General Bank's financial statements.

        In April 2009, the FASB issued ASC 820 (formerly FSP FAS 157-4), Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly. ASC 820 affirms the objective of fair value when a market is not active, clarifies and includes additional factors for determining whether there has been a significant decrease in market activity, eliminates the presumption that all transactions are distressed unless proven otherwise, and requires an entity to disclose a change in valuation technique. ASC 820 is effective for interim and annual periods ending after June 15, 2009. California General Bank adopted the provisions of ASC 820 on April 1, 2009. The provisions of ASC 820 did not have an impact on Bank's financial condition and results of operations.

NOTE 2. CASH AND CASH EQUIVALENTS

        All cash in correspondent banks as of December 31, 2009 is fully insured under the FDIC's Temporary Liquidity Guarantee Program.

NOTE 3. SECURITIES

  Securities Available for Sale

        Amortized cost and fair value of securities available for sale as of December 31, 2009 are summarized as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Treasury note	$1,998,341	$7,909	$—	$2,006,250
U.S. agency securities	5,029,879	26,684	—	5,056,563

	$7,028,220	$34,593	$—	$7,062,813

        California General Bank recognized a gain on the sale of available-for-sale securities of $11,638 during the period of March 9, 2009 to December 31, 2009.

        The amortized cost and fair value of securities available for sale as of December 31, 2009 by contractual maturities are shown below.

	Amortized Cost	Fair Value
Due within one year	$4,029,152	4,043,750
Due after one through five years	2,999,068	3,019,063

	$7,028,220	7,062,813

NOTE 3. SECURITIES (Continued)

        The U.S. Treasury note with a fair value of $2,006,250 as of December 31, 2009, was pledged as collateral to the FRB for an unfunded borrowing line.

  Stock Investment

        California General Bank, as a member of the FRB system, is required to maintain an investment in capital stock of the FRB in the amount equal to 6% of its capital. At December 31, 2009, California General Bank had a $514,050 investment in FRB stock, which was carried at cost, since the fair value is not readily determinable.

NOTE 4. LOANS

        The composition of California General Bank's loan portfolio at December 31, 2009 is as follows:

Commercial	$6,082,158
Real estate	10,834,362
Installment	37,358

Total loans	16,953,878
Deferred loan origination fees net of costs	(81,579)
Allowance for loan losses	(254,000)

$16,618,299

        California General Bank emphasizes commercial and real estate lending to small businesses and individuals in the greater San Gabriel Valley and Los Angeles County market areas. A significant portion of California General Bank's loan portfolio, including commercial loans, is secured by real estate in the greater Los Angeles area. The commercial loans are broadly diversified by industry, with no significant concentrations. California General Bank had no direct financing leases as of December 31, 2009. The types of real estate loans are detailed in the following table as of December 31, 2009. Included in this table are residential construction loans totaling $379,598 at December 31, 2009:

One to four residential	3,554,579
Residential income	968,480
Office/retail and mixed use	6,311,303

$10,834,362

        California General Bank's lending policy requires that each loan meet stringent underwriting criteria, including project/business viability, adequate cash flow to service debt, strict capital and leverage capacity of the borrower and strong collateral values. Management believes that California General Bank's underwriting guidelines, including collateral requirements, have minimized California General Bank's exposure to credit risk.

        No loans were pledged at December 31, 2009.

NOTE 4. LOANS (Continued)

        Changes in the allowance for loan losses are as follows for the period of March 9, 2009 to December 31, 2009:

Balance, beginning	$—
Provisions for loan losses	274,000
Loans charged off	(20,000)

Balance, ending	$254,000

        California General Bank had no impaired loans, non-accrual loans, or loans 90 days past due and still accruing as of December 31, 2009 or during the period then ended.

NOTE 5. PREMISES AND EQUIPMENT

        Premises and equipment at December 31, 2009 consist of the following:

	Estimated Useful Lives
Equipment and furnishings	3-7 years	$530,997
Leasehold improvements	7-10 years	797,251

		1,328,248
Less accumulated depreciation		189,500

		$1,138,748

        Depreciation expense related to premises and equipment for the period of March 9, 2009 to December 31, 2009 amounted to $189,500.

NOTE 6. DEPOSITS

        The maturity schedule of time deposits as of December 31, 2009 is as follows:

3 months or less	2,953,542
Over 3 months through 6 months	103,073
Over 6 months through 12 months	1,376,866
Over 12 months through 30 months	7,468,392

$11,901,873

        The aggregate amount of jumbo certificates of deposit, each with a denomination of $100,000 or greater, was approximately $8,698,500 at December 31, 2009.

        At December 31, 2009, there were no deposits received from related parties.

NOTE 7. STOCK OPTIONS

        California General Bank adopted a stock option plan in 2009 for organizers, officers and employees of California General Bank. Exercise prices may not be less than 100% of the fair market value of the common stock at the date of the grant. Generally, in each year following the date of grant, 20% of the options become exercisable. Under the stock option plan, as of December 31, 2009, there are 425,366 options authorized, of which 176,997 are outstanding, leaving 248,369 available for future issuance. California General Bank granted a total of 67,950 options to organizers who supplied "risk" capital to the organizing group to fund pre-opening operations. These non-qualified options vested 100% upon date of grant in March 2009. After 10 years from grant, all unexercised options will expire. Options that are canceled or have expired after 10 years are no longer available for future grant.

        The activity of options granted is shown below:

		2009
	Shares	Weighted Average Exercise Price
Options outstanding, beginning of period	—	$10.00
Options granted	178,400	10.00
Options forfeited	(1,403)	10.00
Options exercised	—	10.00

Options outstanding, December 31, 2009	176,997	10.00

Options exercisable at December 31, 2009	67,950

Weighted average fair value of options granted during the period	$3.40

        Options vested and options expected to vest in future years had no intrinsic value as of December 31, 2009. Intrinsic value is based on the excess of the market price of California General Bank's stock ($10.00 per share on December 31, 2009) over the weighted average exercise price of $10.00 per option.

        Notwithstanding options granted in the future, the estimated pre-tax compensation expense related to options outstanding at December 31, 2009 for each of the future years ending December 31 is as follows:

2010	$74,150
2011	$74,150
2012	$74,150
2013	$74,150
2014	$12,360

        Future expense related to stock option awards would be impacted by new awards and/or modifications, repurchases exercise and cancellations of existing awards.

        The fair value of each option granted during the period ended December 31, 2009 was estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions:

Dividend yield	0.00%
Risk-free rate	4.20%
Volatility	22.5%
Expected lives	6.6 years

NOTE 7. STOCK OPTIONS (Continued)

        Expected volatility is based on the average historic volatility of the KBW, Nasdaq, and SNL bank indices over five to ten year trading horizons. The risk-free interest rates match the rates on U.S. Treasury bonds with maturities similar to the expected lives of the options. Expected lives are based on assumptions regarding anticipated employee turnover and anticipated rates of exercise. No cash dividends are projected, which is consistent with California General Bank's business plan.

        All of the options granted during 2009 were granted at an exercise price of $10.00 per share.

        Activity in non-vested options during the period of March 9, 2009 to December 31, 2009 is as follows:

	Number of Options	Weighted Average Grant Date Fair Value Per Option
Granted	178,400	$10.00
Vested	(67,950)	$10.00
Forfeited	(1,403)	$10.00
Non-vested options, December 31, 2009	109,047	$10.00

NOTE 8. INCOME TAXES

        The provision for income taxes for the period ended December 31, 2009 consisted solely of the minimum state tax. The tax benefits related to the net losses incurred since organization in October 2007 were not recognized, as realization of the tax benefits is dependent on California General Bank's ability to generate future taxable income, which is uncertain.

        Deferred taxes are a result of differences between income tax accounting rules and accounting principles generally accepted in the United States of America with respect to income and expense recognition. The following is a summary of the components of the net deferred tax asset at December 31, 2009:

Deferred tax assets:
Pre-opening expenses		$485,345
Accrual to cash adjustments		134,706
Allowance for loan losses		105,240
Stock-based compensation		105,390
Net operating loss carryforward		1,206,064

		2,036,745
Valuation allowance		(1,986,153)

		50,592

Deferred tax liabilities:
Depreciation		36,355
Unrealized gain on securities		14,237

		50,592

Net deferred tax asset	$

NOTE 8. INCOME TAXES (Continued)

        Realization of the deferred tax asset is dependent on California General Bank's ability to generate future taxable income. The valuation allowance at December 31, 2009 reflects management's judgment that utilization of the temporary deductible differences in future years is uncertain.

        At December 31, 2009, California General Bank has net operating loss carryforwards of approximately $2,967,000 for federal income tax purposes and $2,759,000 for California franchise tax purposes. The federal and state net operating loss carryforwards, to the extent unused, will expire in 2029.

NOTE 9. AVAILABLE LINES OF CREDIT

        California General Bank had a secured line of credit with the FRB in the approximate amount of 99% of the fair value of the pledged U.S. Treasury note of $2,006,250, or approximately $1,986,200 as of December 31, 2009. No funds were borrowed against the line at December 31, 2009.

        California General Bank also had an unsecured line of credit with Pacific Coast Banker's Bank of approximately $3,000,000. No funds were borrowed against this line at December 31, 2009.

NOTE 10. COMMITMENTS AND CONTINGENCIES

Contingencies

        In the normal course of business, California General Bank may become involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the financial statements.

Financial Instruments with Off-Balance-Sheet Risk

        California General Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets.

        California General Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit written is represented by the contract amount of those instruments. California General Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Commitments to Extend Credit

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. California General Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by California General Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held may vary but primarily represents real estate and business assets.

        Bank's exposure to off-balance-sheet risk as of December 31, 2009 was comprised of $9,768,085 commitments to extend credit, all of which were at variable rates.

NOTE 10. COMMITMENTS AND CONTINGENCIES (Continued)

Lease Commitments and Rent Expense

        California General Bank leases its premises under a non-cancelable operating lease that expires on June 30, 2016, with a single option to renew for a five year term. The following schedule reflects the total future minimum rental payments for the non-cancelable period:

Years Ending December 31,
2010	$171,900
2011	177,000
2012	182,100
2013	188,100
2014	194,000
Thereafter	301,650

$1,214,750

        Rent expense for the period of March 9, 2009 to December 31, 2009 totaled approximately $167,000. Rent expense during the development period totaled approximately $429,000.

        As a condition of the lease, California General Bank has provided a Letter of Credit to the lessor of $150,000 to be exercisable only in the event of nonpayment of the monthly lease payments, bankruptcy or nonrenewal of the Letter of Credit. In order to obtain the Letter of Credit, California General Bank was required to cash secure the Letter of Credit with a $157,500 deposit. The deposit, a 1-year time deposit, earns interest at 0.55%. The Letter of Credit will be renewed for additional one year terms through September 2013 as follows:

October 2010 to September 2011	$125,000
October 2011 to September 2012	$100,000
October 2012 to September 2013	$75,000

NOTE 11. COMPREHENSIVE INCOME

        Accounting principles generally accepted in the United States of America require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income. Gains and losses on available-for-sale securities are included in net income as the gains or losses are realized upon sale of the securities.

        The components of other comprehensive income and related tax effects are as follows for the period ended December 31, 2009:

Unrealized holding gain on securities available for sale	$46,231
Reclassification adjustments for gain realized in income	(11,638)

Net unrealized gain	34,593
Tax effect	—

Net of tax amount	$34,593

NOTE 12. RELATED PARTY TRANSACTIONS

        In the ordinary course of business, certain officers and directors and the companies with which they are associated have deposits with California General Bank. Related party deposits amounted to $5,453,211 at December 31, 2009. In California General Bank's opinion, all such deposit relationships with these parties are made on substantially the same terms and conditions, including interest rates and maturities, as those prevailing at the time of comparable transactions with any other persons.

NOTE 13. EMPLOYEE BENEFIT PLAN

        California General Bank has a 401(k) profit sharing plan that is available to substantially all employees. Employee contributions are voluntary. Employees may defer up to the maximum allowed limit.

        California General Bank matches participants' contributions at a rate of 100% up to the first 3%, plus 50% of participants' contributions that exceed 3% but does not exceed 5% of compensation. Participant's contributions are limited to 6% of the annual salary. California General Bank's plan expense for the period ended December 31, 2009 amounted to $26,535. This amount is included as a component of salaries and employee benefits in the accompanying statements of operations.

NOTE 14. FAIR VALUE

  Fair Value of Financial Instruments

        The carrying amounts and estimated fair values of financial instruments at December 31, 2009 are as follows:

	Carrying Amount	Estimated Fair Value
Financial Assets:
Cash and cash equivalents	$17,967,587	$17,967,587
Time deposits in banks	2,250,500	2,249,946
Securities available for sale	7,062,813	7,062,813
Stock investments	514,050	514,050
Loans	16,618,299	16,700,434
Accrued interest receivable	91,500	91,500
Financial Liabilities:
Noninterest-bearing demand deposits	4,506,683	4,506,683
Interest-bearing demand, money market and savings deposits	13,125,973	13,125,973
Time deposits	11,901,873	11,910,506
Accrued interest payable	39,366	39,366

        The following methods and assumptions were used to estimate the fair value of financial instruments:

        Cash and Cash Equivalents: The carrying amounts reported in the balance sheets approximate fair value for cash and due from banks, federal funds sold, and interest-bearing deposits with other financial institutions.

        Time Deposits in Banks: Fair value is estimated using a discounted cash flow calculation that applies interest rates currently being offered on time deposits to a schedule of aggregate expected monthly maturities on time deposits in banks.

NOTE 14. FAIR VALUE (Continued)

        Securities: Fair values for securities, excluding stock investments, are based on quoted market prices. The carrying value of stock investments approximates fair value based on the redemption provisions.

        Loans: For variable-rate loans that reprice frequently and that have experienced no significant change in credit risk, fair value is based on carrying value. Fair value for fixed rate loans and variable rate loans with infrequent repricing or repricing limits is estimated based on discounted cash flows using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality. Prepayments prior to the repricing date are not expected to be significant. Loans are expected to be held to maturity and any unrealized gains or losses are not expected to be realized.

        Deposits: The fair values of demand deposits, money market accounts, savings accounts and variable rate certificates of deposit approximate their carrying amounts at the reporting date. Fair value for fixed-rate certificates of deposit is estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregate expected monthly maturities on time deposits. Early withdrawal of fixed-rate certificates of deposit is not expected to be significant.

        Accrued Interest Receivable and Payable: The carrying amounts of accrued interest receivable and payable approximate fair value.

        Loan Commitments: The fair value of loan commitments is not considered material.

  Fair Value Measurements Using Fair Value Hierarchy

        California General Bank has adopted ASC 820, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. ASC 820 applies only to fair value measurements already required or permitted by other accounting standards and does not impose requirements for additional fair value measures.

        ASC 820 establishes a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

        Level 1 inputs are quoted prices (unadjusted) for identical assets or liabilities in active markets.

        Level 2 inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in inactive markets, inputs that are observable for the asset or liability (such as interest rates, prepayment speeds, credit risks, etc.), or inputs that are derived principally from or corroborated by observable market data by correlation or by other means.

        Level 3 inputs are unobservable and reflect an entity's own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

        The following section describes the valuation methodologies used for assets measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy. California General Bank had no liabilities measured at fair value at December 31, 2009.

NOTE 14. FAIR VALUE (Continued)

  Fair Value Measured on a Recurring Basis

        The table below presents the balance of assets whose fair values are measured on a recurring basis at December 31, 2009:

	Fair Value Measurements Using
	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Securities available for sale	$—	$7,062,813	$—

        Securities available for sale consist of a U.S. Treasury note and U.S. government agency securities. The fair value of California General Bank's securities available for sale are determined using Level 2 inputs, which are derived from readily available pricing sources and third-party pricing services for identical or comparable instruments, respectively.

  Fair Value Measured on a Nonrecurring Basis

        Certain assets are required to be measured at fair value on a nonrecurring basis; that is, the assets are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). California General Bank had no assets measured at fair value on a non-recurring basis at December 31, 2009.

NOTE 15. REGULATORY CAPITAL

  Regulatory Capital Requirements

        California General Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory—and possibly additional discretionary—actions by regulators that, if undertaken, could have a direct material effect on California General Bank's financial statements. Under prompt corrective action regulations, California General Bank must meet specific capital guidelines that involve quantitative measures of California General Bank's assets, liabilities and certain off-balance-sheet items. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

        Quantitative measures established by regulation to ensure capital adequacy require California General Bank to maintain minimum amounts and ratios set forth in the table below. In addition, as a condition of approval by the FDIC, California General Bank is required to maintain a Tier 1 capital to assets leverage ratio at not less than 10% throughout the first three years of operation. Management believes, as of December 31, 2009, that California General Bank meets all capital adequacy requirements to which it is subject.

        As of December 31, 2009, the most recent notification of the OCC categorized California General Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, California General Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the following table. There are no conditions or events since the most recent notification that management believes have changed California General Bank's category.

NOTE 15. REGULATORY CAPITAL (Continued)

        Capital amounts and ratios for California General Bank as of December 31, 2009 are presented in the following table.

			Amount of Capital Required
	Actual		To Be Adequately Capitalized		To Be Well Capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital (to risk-weighted assets)	$16,040,920	63.46%	$2,022,177	8.00%	$2,527,721	10.00%
Tier 1 capital (to risk-weighted assets)	15,749,920	62.31%	1,011,069	4.00%	1,516,602	6.00%
Tier 1 capital (to average assets)	15,749,920	43.40%	1,451,605	4.00%	1,814,507	5.00%

  Restrictions on Dividends

        Banking laws and regulations limit the amount of dividends that may be paid without prior approval of California General Bank's regulatory agency.

 Annex A-1

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

DATED AS OF NOVEMBER 21, 2011

AMONG

CARPENTER FUND MANAGER GP, LLC

MANHATTAN BANCORP

BANK OF MANHATTAN, N.A.

CGB HOLDINGS, INC.

AND

PROFESSIONAL BUSINESS BANK

Page
ARTICLE I CERTAIN DEFINITIONS		A-1-1
1.01	Certain Definitions	A-1-1
ARTICLE II THE BANK MERGER AND RELATED MATTERS		A-1-7
2.01	Bank Merger; Surviving Entity	A-1-7
2.02	The CGBH Merger; Surviving Entity	A-1-8
2.03	Filing of Merger Agreements	A-1-8
2.04	Conversion of Common Stock and PBB Equity Awards in Bank Merger	A-1-9
2.05	Per Share Merger Consideration; Exchange Procedures	A-1-9
ARTICLE III ACTIONS PENDING THE BANK MERGER		A-1-10
3.01	Mutual Forbearances	A-1-10
ARTICLE IV REPRESENTATIONS AND WARRANTIES		A-1-13
4.01	Disclosure Schedules	A-1-13
4.02	Representations and Warranties of CGBH and PBB	A-1-13
4.03	Representations and Warranties of MNHN and Manhattan	A-1-27
ARTICLE V COVENANTS		A-1-41
5.01	Reasonable Best Efforts	A-1-41
5.02	Regulatory Filings	A-1-41
5.03	Press Releases	A-1-41
5.04	Access; Information	A-1-41
5.05	Acquisition Proposals	A-1-42
5.06	SEC Filings	A-1-43
5.07	Notification of Certain Matters	A-1-44
5.08	Consents	A-1-44
5.09	Antitakeover Statutes	A-1-44
5.10	No Acceleration of Stock Options	A-1-44
5.11	Employee Matters	A-1-45
5.12	Indemnification and Insurance	A-1-46
5.13	Severance Payment Policy	A-1-46
5.14	Rights Offering	A-1-46
5.15	The Credit Agreement	A-1-46

A-1-i

Page
ARTICLE VI CONDITIONS TO CONSUMMATION OF THE TRANSACTION		A-1-46
6.01	Conditions to Each Party's Obligation to Effect the Transactions Contemplated Hereby	A-1-46
6.02	Conditions to Obligations of CGBH, PBB and Fund Manager	A-1-47
6.03	Conditions to Obligation of MNHN and Manhattan	A-1-47
ARTICLE VII TERMINATION		A-1-48
7.01	Termination	A-1-48
7.02	Liabilities and Remedies; Liquidated Damages	A-1-50
ARTICLE VIII MISCELLANEOUS		A-1-51
8.01	Survival	A-1-51
8.02	Waiver; Amendment	A-1-51
8.03	Counterparts	A-1-51
8.04	Governing Law	A-1-51
8.05	Expenses	A-1-51
8.06	Notices	A-1-51
8.07	Entire Understanding; No Third-Party Beneficiaries	A-1-52
8.08	Severability	A-1-52
8.09	Enforcement of the Agreement	A-1-52
8.10	Interpretation	A-1-53
8.11	Assignment	A-1-53
8.12	Alternative Structure	A-1-53
EXHIBIT A—CGBH MERGER AGREEMENT
EXHIBIT B—BANK MERGER AGREEMENT

A-1-ii

        This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of November 21, 2011, is made by and among Carpenter Fund Manager GP, LLC, a Delaware limited liability company ("Fund Manager"), Manhattan Bancorp, a California corporation ("MNHN"), Bank of Manhattan, N.A., a national banking association headquartered in El Segundo, California ("Manhattan"), CGB Holdings, Inc., a Delaware corporation ("CGBH"), and Professional Business Bank, a California chartered commercial bank headquartered in Pasadena, California ("PBB").

RECITALS

        A.    MNHN is the record and beneficial owner of 100% of the issued and outstanding capital stock of Manhattan.

        B.    CGBH is the record and beneficial owner of approximately 92% of the issued and outstanding PBB Common Stock.

        C.    Fund Manager is the general partner of Carpenter Community BancFund, L.P., Carpenter Community BancFund-A, L.P. and Carpenter Community BancFund-CA, L.P. (collectively, the "Fund"). The Fund is the record and beneficial owner of 100% of the issued and outstanding CGBH Common Stock and the record and beneficial owner of approximately 44% of the issued and outstanding MNHN Common Stock.

        D.    As a preliminary manner, CGBH will merge with and into PBB (the "CGBH Merger").

        E.    Following the CGBH Merger, the parties hereto wish to provide for the terms and conditions of a business combination in which, in exchange for the merger consideration as set forth herein, PBB will be merged with and into Manhattan with Manhattan as the surviving entity (the "Bank Merger").

        F.     The parties intend that the transactions set forth in this Agreement be treated for federal income tax purposes as a reorganization described in Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

        G.    The respective Boards of Directors of CGBH, MNHN, Manhattan and PBB, as well as the manager or managing member of the Fund Manager, have determined that it is in the best interests of their respective companies and their shareholders to consummate the transactions provided for herein.

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

        1.01    Certain Definitions.    The following terms are used in this Agreement with the meanings set forth below:

        "Acquisition Proposal" has the meaning set forth in Section 5.05.

        "Affiliate" of any Person or entity, except where the context otherwise requires, means any shareholder or Person or entity controlling, controlled by under common control with such Person or entity, or any director, officer or key executive of such entity, or any individual related to such a Person by blood, marriage or adoption. For purposes of this definition, "control," when used with respect to any Person or entity, means the power to direct the management and policies of such person or entity, directly or indirectly, whether through ownership of voting securities, by contracting or otherwise; and the terms "controlling" and "controlled" have meanings that correspond to the foregoing.

        "Agreement" means this Agreement and Plan of Merger and Reorganization, as amended or modified from time to time in accordance with Section 8.02.

A-1-1

        "Bank Merger" has the meaning set forth in the recitals to this Agreement.

        "Bank Merger Agreement" has the meaning set forth in Section 2.03(b).

        "Bank Secrecy Act" means the Bank Secrecy Act of 1970, as amended.

        "Book Value Per Share of the MNHN Common Stock" means the book value of a share of MNHN Common Stock as of the end of the month preceding the month in which the Closing Date occurs determined in accordance with GAAP, but without including any Transaction Expenses.

        "Book Value Per Share of the PBB Common Stock" means the book value of a share of PBB Common Stock as of the end of the month preceding the month in which the Closing Date occurs determined in accordance with GAAP, but without including any Transaction Expenses.

        "Burdensome Condition" has the meaning set forth in Section 7.01(e).

        "Business Day" means Monday through Friday of each week, except a legal holiday recognized as such by the U. S. Government or any day on which banking institutions in the State of California are authorized or obligated to close.

        "Credit Agreement" means the Credit Agreement, dated July 25, 2011, among Fund Manager, MNHN and the lenders listed therein, as amended by an Amendment to Credit Agreement dated November 21, 2011.

        "CGBH" has the meaning set forth in the preamble to this Agreement.

        "CGBH Common Stock" means the issued and outstanding common stock of CGBH.

        "CGBH Merger" has the meaning set forth in the recitals to this Agreement.

        "CGBH Merger Agreement" has the meaning set forth in Section 2.03(a).

        "CGBH Merger Effective Time" has the meaning set forth in Section 2.03(a).

        "CGCL" means the California General Corporation Law, as amended.

        "Closing" has the meaning set forth in Section 6.01.

        "Closing Date" means the date on which the Effective Time occurs.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Community Reinvestment Act" means the Community Reinvestment Act of 1977, as amended.

        "Confidentiality Agreement" has the meaning set forth in Section 5.04(c).

        "Consents" has the meaning set forth in Section 5.08.

        "Consent Fees" has the meaning set forth in Section 5.08.

        "Control Transaction" means the acquisition by purchase, merger, consolidation, sale, assignment, lease, transfer or otherwise, in one transaction or any related series of transactions, of a majority of the voting power of the outstanding securities of a party hereto or all or substantially all of the assets of a party hereto.

        "D&O Insurance" has the meaning set forth in Section 5.12(b).

        "Derivatives Contracts" has the meaning set forth in Section 4.02(t)(ii).

        "Determination Date" shall be the last day of the month preceding the month in which the Closing Date occurs.

        "DFI" means the California Department of Financial Institutions.

A-1-2

        "Disclosure Schedule" has the meaning set forth in Section 4.01.

        "Dissenting Shares" has the meaning set forth in Section 2.05(d).

        "DOL" has the meaning set forth in Section 4.02(p)(i).

        "Effective Time" has the meaning set forth in Section 2.03(b).

        "Environmental Laws" has the meaning set forth in Section 4.02(r).

        "Equal Credit Opportunity Act" means the Equal Credit Opportunity Act, as amended.

        "Equity Investment" means (i) an Equity Security; and (ii) an ownership interest in any company or other entity, any membership interest that includes a voting right in any company or other entity, any interest in real estate, and any investment or transaction which in substance falls into any of these categories even though it may be structured as some other form of investment or transaction.

        "Equity Security" means any stock, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, or voting-trust certificate; any security convertible into such a security; any security carrying any warrant or right to subscribe to or purchase any such security; and any certificate of interest or participation in, temporary or interim certificate for, or receipt for any of the foregoing.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" has the meaning set forth in Section 4.02(p)(iii).

        "Exchange Act" means the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        "Exchange Agent" has the meaning set forth in Section 2.05(a).

        "Exchange Ratio" has the meaning set forth in Section 2.05(a).

        "Fair Housing Act" means the Fair Housing Act, as amended.

        "FDIC" means the Federal Deposit Insurance Corporation.

        "Federal Reserve Act" means the Federal Reserve Act, as amended.

        "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

        "FHLB" means the Federal Home Loan Bank of San Francisco.

        "FINRA" means the Financial Industry Regulatory Authority.

        "Form S-4" has the meaning set forth in Section 5.06(a).

        "Fund" has the meaning set forth in the recitals to this Agreement.

        "Fund Manager" has the meaning set forth in the preamble to this Agreement.

        "GAAP" means generally accepted accounting principles and practices as in effect from time to time in the United States.

        "Governmental Authority" means any federal, state, local or foreign court, administrative agency or commission or other governmental authority or instrumentality or self-regulatory organization, including, without limitation, the DFI, FDIC, Federal Reserve Board, FINRA and the OCC.

        "Hazardous Substance" has the meaning set forth in Section 4.02(r).

        "Home Mortgage Disclosure Act" means the Home Mortgage Disclosure Act, as amended.

        "Insurance Policies" has the meaning set forth in Section 4.02(z).

A-1-3

        "IRS" has the meaning set forth in Section 4.02(p)(i).

        "Liens" means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance.

        "Loans" has the meaning set forth in Section 3.01(t).

        "Manhattan" has the meaning set forth in the preamble to this Agreement.

        "Manhattan Articles" means the Articles of Association of Manhattan, as amended.

        "Manhattan Board" means the Board of Directors of Manhattan.

        "Manhattan Bylaws" means the Bylaws of Manhattan, as amended.

        "Manhattan Loan Property" has the meaning set forth in Section 4.03(q).

        "Material Adverse Effect" means with respect to any party, any effect, change, development or occurrence that (i) is material and adverse to the financial condition, assets, deposits, results of operations, prospects or business of such party, taken as a whole; provided that a Material Adverse Effect shall not be deemed to include any effect on the referenced party which is caused by (A) changes in laws and regulations or interpretations thereof that are generally applicable to the banking or savings industries; (B) changes in GAAP or regulatory accounting principles that are generally applicable to the banking or savings industries; (C) changes in global, national or regional political conditions or general economic or market conditions in the United States and the State of California, including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, and price levels or trading volumes in the United States or foreign securities markets) affecting other companies in the financial services industry; (D) general changes in the credit markets or general downgrades in the credit markets; (E) actions or omissions of a party expressly required by the terms of this Agreement or taken with the prior written consent of the other party or parties in contemplation of the transactions contemplated hereby; (F) the public announcement or consummation of the transactions contemplated hereby; (G) any failure, in and of itself, to meet internal projections or forecasts of revenue, net income or any other measure of financial performance to be achieved in the future (but not including any underlying causes thereof); (H) changes in the market price of such party's common stock; or (I) any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism; except to the extent that the effects of such change disproportionately affect such party and its subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its subsidiaries operate; or (ii) would materially impede the ability of such party to perform its obligations under this Agreement or otherwise materially impede the consummation of the transactions contemplated hereby.

        "Material Contract" or "Material Contracts" has the meaning set forth in Section 4.02(n)(i).

        "MCM Extraordinary Transaction" has the meaning set forth in Section 5.05.

        "MNHN" has the meaning set forth in the preamble to this Agreement.

        "MNHN Articles" means the Articles of Incorporation of MNHN, as amended.

        "MNHN Benefit Plan" has the meaning set forth in Section 4.03(p)(i).

        "MNHN Board" means the Board of Directors of MNHN.

        "MNHN Board Recommendation" has the meaning set forth in Section 5.06(b).

        "MNHN Bylaws" means the Bylaws of MNHN, as amended.

        "MNHN Common Stock" means the common stock of MNHN.

        "MNHN Employees" has the meaning set forth in Section 4.03(p)(i).

A-1-4

        "MNHN Equity Awards" means options or restricted stock awards issued under the MNHN Equity Plans.

        "MNHN Equity Plans" means the 2007 Stock Option Plan and 2010 Equity Incentive Plan of MNHN.

        "MNHN Financial Statements" means (i) the audited consolidated statements of financial condition (including related notes and schedules, if any) of MNHN as of December 31, 2010 and 2009 and the consolidated statements of operations, stockholder's equity and cash flows (including related notes and schedules, if any) of MNHN for each of the three years ended December 31, 2010 and 2009, (ii) the consolidated statements of financial condition (including related notes and schedules, if any) of MNHN as of September 30, 2011 and the consolidated statements of operations, stockholder's equity and cash flows (including related notes and schedules, if any) of MNHN for the nine months ended September 30, 2011, and (iii) the consolidated statements of financial condition of MNHN (including related notes and schedules, if any) and the consolidated statements of operations, stockholder's equity and cash flows (including related notes and schedules, if any) of MNHN with respect to the monthly, quarterly and annual periods ending subsequent to September 30, 2011.

        "MNHN Shareholders Meeting" has the meaning set forth in Section 5.06(b).

        "MNHN Subsidiary" means each Subsidiary of MNHN.

        "MNHN Tax Affiliate" has the meaning set forth in Section 4.03(r)(xvii).

        "National Labor Relations Act" means the National Labor Relations Act, as amended.

        "OCC" means the Office of the Comptroller of the Currency.

        "OREO" means other real estate owned.

        "Party" means Fund Manager, MNHN, Manhattan, CGBH and PBB.

        "PBB" has the meaning set forth in the preamble to this Agreement.

        "PBB Articles" means the Articles of Incorporation of PBB, as amended.

        "PBB Benefit Plan" or "PBB Benefit Plans" has the meaning set forth in Section 4.02(p)(i).

        "PBB Board" means the Board of Directors of PBB.

        "PBB Bylaws" means the Bylaws of PBB, as amended.

        "PBB Common Stock" means the common stock of PBB.

        "PBB Employees" has the meaning set forth in Section 4.02(p)(i).

        "PBB Equity Awards" means options or restricted stock awards issued under the PBB Equity Plans.

        "PBB Equity Plans" means the 2009 Stock Option Plan of California General Bank and the 2011 Equity Incentive Plan of PBB.

        "PBB Financial Statements" means (i) the audited statements of financial condition (including related notes and schedules, if any) of PBB as of December 31, 2010 and 2009 and the statements of operations, stockholder's equity and cash flows (including related notes and schedules, if any) of PBB for each of the three years ended December 31, 2010 and 2009, (ii) the statements of financial condition (including related notes and schedules, if any) of PBB as of September 30, 2011 and the statements of operations, stockholder's equity and cash flows (including related notes and schedules, if any) of PBB for the nine months ended September 30, 2011, and (iii) the statements of financial condition of PBB (including related notes and schedules, if any) and the statements of operations,

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stockholder's equity and cash flows (including related notes and schedules, if any) of PBB with respect to the monthly, quarterly and annual periods ending subsequent to September 30, 2011.

        "PBB Loan Property" has the meaning set forth in Section 4.02(r).

        "PBB Shareholders Meeting" has the meaning set forth in Section 5.06(b).

        "PBB Tax Affiliate" has the meaning set forth in Section 4.02(s)(xviii).

        "Pension Plan" has the meaning set forth in Section 4.02(p)(ii).

        "Per Share Merger Consideration" has the meaning set forth in Section 2.05(a).

        "Person" means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization.

        "Pre-Merger Period" has the meaning set forth in Section 4.02(s)(xviii).

        "Previously Disclosed" with regard to a Party means information set forth in its Disclosure Schedule; provided, however, that disclosure in any section of such Disclosure Schedule shall apply only to the indicated section of this Agreement except to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is relevant to another section of this Agreement.

        "Proxy Statement" has the meaning set forth in Section 5.06.

        "Representatives" has the meaning set forth in Section 5.05.

        "Requisite Shareholder Approval" means the approval of the Agreement and Bank Merger by a majority of the outstanding shares of MNHN Common Stock.

        "Rights" means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments of any character that obligate the Person to sell, purchase, issue or dispose of any of its capital stock or other ownership interests or other securities representing the right to purchase or otherwise receive any of its capital stock or other ownership interests.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        "Sponsored Entity" shall have the meaning set forth in Section 3.01(s).

        "Subsidiary" has the meaning ascribed to such term in Rule l-02 of Regulation S-X of the SEC.

        "Superior Proposal" has the meaning set forth in Section 7.01(f)(i).

        "Tax" and "Taxes" mean (i) any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), custom duties, capital stock, franchise, profits, net worth, margin, capital production, withholding, social security (or similar excises), unemployment, disability, ad valorem, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether or not disputed, by any Governmental Authority responsible for imposition of any such tax (domestic or foreign), (ii) liability for the payment of any amount of the type described in clause (i) as a result of being or having been on or before the Closing Date a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability to a Governmental Authority is determined or taken into account with reference to the liability of any other Person, and (iii) liability for the payment of any amount as a result of being party to any tax sharing agreement or with respect to the payment of any amount of the type described in (i) or (ii) as a result of any existing express or implied obligation (including an indemnification obligation).

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        "Tax Returns" means any return (including any amended return), declaration or other report (including elections, declarations, claims for refund, schedules, estimates and information returns) with respect to any Taxes (including estimated taxes).

        "Termination Fee" shall have the meaning set forth in Section 7.02(b).

        "Transaction Expenses" means the expenses of MNHN, Manhattan, and PBB related to the transactions contemplated by this Agreement, inclusive of all investment banking, financial advisory, finders, brokers, placement agent, permit, registration, legal, accounting, all loan and other third-party due diligence, printing, mailing, employee severance, change-in-control, accelerated benefit or similar payments and data processing termination or conversion costs, and including insurance premium costs incurred under Section 5.12(b) and Consent Fees.

        "USA PATRIOT Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended.

ARTICLE II

THE BANK MERGER AND RELATED MATTERS

        2.01    Bank Merger; Surviving Entity.

          (a)    The Bank Merger.    As soon as practicable following the CGBH Merger, subject to the terms and conditions of this Agreement, and pursuant to the provisions of the National Bank Act and the rules and regulations of the OCC at the Effective Time, PBB shall be merged with and into Manhattan with Manhattan as the surviving entity.

          (b)    Surviving Entity.    Upon the consummation of the Bank Merger, the separate corporate existence of PBB shall cease and Manhattan shall continue as the surviving entity under the laws of the United States. From and after the Effective Time, Manhattan, as the surviving entity of the Bank Merger, shall possess all of the properties and rights and be subject to all of the liabilities and obligations of Manhattan and PBB. The Parties presently intend that some or all of the former offices of PBB will continue to be operated under the "Professional Business Bank" name as a division of Manhattan to the extent permitted by applicable law.

          (c)    Articles of Association and Bylaws of the Surviving Entity.    The Articles of Association and Bylaws of Manhattan, as in effect immediately prior to the Effective Time, shall be the Articles of Association and Bylaws of Manhattan, as the surviving corporation of the Bank Merger, until either is thereafter amended in accordance with applicable law.

          (d)    Principal Office.    The location of the principal office of Manhattan, as the surviving entity of the Bank Merger, shall be 2141 Rosecrans Avenue, Suite 1160, El Segundo, California 90245, until changed in accordance with applicable law.

          (e)    Directors and Officers of the Surviving Entity.    The directors and officers of Manhattan immediately prior to the Effective Time shall be the directors and officers of Manhattan, as the surviving corporation of the Bank Merger, until their respective successors shall be duly elected and qualified or otherwise duly selected.

          (f)    Directors and Officers of MNHN.    Immediately following the Effective Time, the Board of Directors of MNHN shall take such action as may be necessary to appoint such directors selected by the PBB Board and approved by the Fund Manager to the Board of MNHN.

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        2.02    The CGBH Merger; Surviving Entity.

          (a)    The CGBH Merger.    Subject to the terms and conditions of this Agreement, in accordance with the CGCL, prior to the Effective Time, CGBH shall merge into PBB with PBB as the surviving entity.

          (b)    Surviving Entity.    Upon consummation of the CGBH Merger, the separate corporate existence of CGBH shall terminate. From and after the CGBH Merger, PBB as the surviving entity of the CGBH Merger, shall possess all the properties and rights and be subject to all the liabilities and obligations of CGBH and PBB.

          (c)    Articles and Bylaws of Surviving Entity.    The Articles of Incorporation and Bylaws of PBB, as in effect immediately prior to the CGBH Merger, shall be the Articles of Incorporation and Bylaws of PBB, as the surviving entity in the CGBH Merger, until either is thereafter amended in accordance with applicable law.

          (d)    Principal Office.    The location of the principal office of PBB as the surviving entity of the CGBH Merger shall be 2700 East Foothill Boulevard, Suite 200, Pasadena, California 91107.

          (e)    Directors and Officers of Surviving Entity.    The officers and directors of PBB immediately prior to the CGBH Merger Effective Time shall be the officers and directors of PBB, as the surviving entity of the CGBH Merger, until their respective successors shall be duly elected and qualified or otherwise duly selected.

          (f)    Effect of CGBH Merger.    In connection with the CGBH Merger, each share of CGBH Common Stock outstanding immediately prior to the CGBH Merger shall be converted into one share of PBB Common Stock and all the shares of common stock of PBB owned by CGBH immediately prior to the CGBH Merger shall be canceled without consideration. As a result of the CGBH Merger, immediately upon the CGBH Merger Effective Time, the shareholders of CGBH immediately before the CGBH Merger Effective Time shall become the shareholders of PBB immediately, and each share of PBB Common Stock shall, without any action on the part of holders of PBB Common Stock, represent one share of PBB Common Stock.

          (g)    Stock Split.    Prior to the CGBH Merger Effective Time, CGBH shall take such action as may be necessary to split or reconstitute the number of outstanding shares of CGBH Common Stock to equal the number of outstanding shares of PBB Common Stock owned by CGBH.

        2.03    Filing of Merger Agreements.     (a) The CGBH Merger.    As soon as practicable, but in no event later than the last calendar day of the calendar month in which each of the other conditions to the Bank Merger has been satisfied or waived (other than those conditions that by their nature are to be satisfied at Closing), or such other date as Manhattan and PBB shall agree, CGBH and PBB will file, or cause to be filed, with the California Secretary of State the Merger Agreement in substantially the form attached hereto as Exhibit A (the "CGBH Merger Agreement"). The CGBH Merger shall become effective at the time the CGBH Merger Agreement is filed with the California Secretary of State (the "CGBH Merger Effective Time").

          (b)    The Bank Merger.    Following the CGBH Merger Effective Time, Manhattan and PBB will file, or cause to be filed, with the OCC the Bank Merger Agreement in substantially the form attached hereto as Exhibit B (the "Bank Merger Agreement"), and such certificates and other documents as Manhattan and PBB may deem reasonably necessary or appropriate for the Bank Merger. The Bank Merger Agreement and certificates and other documents shall in each case be in the form required by and executed in accordance with the applicable provisions of the National Bank Act. The Bank Merger shall become effective at the time requested by Manhattan in connection with the filing of the Bank Merger Agreement with the OCC (the "Effective Time").

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        2.04    Conversion of Common Stock and PBB Equity Awards in Bank Merger     (a) PBB Common Stock.    At the Effective Time, each outstanding share of PBB Common Stock shall be converted into the right to receive the Per Share Merger Consideration.

          (b)    PBB Equity Awards.    Unless otherwise agreed by the parties hereto, as of the Effective Time, notwithstanding anything to the contrary in the PBB Equity Plans or in any individual award agreement thereunder, by virtue of the Bank Merger and without any action on the part of the holders thereof, each option or restricted stock grant under a PBB Equity Plan that is outstanding immediately prior to the Effective Time (collectively, the "PBB Equity Awards") shall be converted into an equivalent grant for shares of MNHN Common Stock in accordance with the Exchange Ratio, with a corresponding adjustment in exercise price of each option. PBB shall not seek to accelerate the vesting of any PBB Equity Awards under the PBB Equity Plans that do not currently accelerate by their own terms without the prior approval of MNHN.

        2.05    Per Share Merger Consideration; Exchange Procedures.     (a)    Per Share Merger Consideration.    At the Closing, MNHN shall deliver to an independent exchange agent to be selected by MNHN and reasonably acceptable to PBB (the "Exchange Agent") shares of MNHN Common Stock in an amount such that each share of PBB Common Stock may be converted into the right to receive the Per Share Merger Consideration. The "Per Share Merger Consideration" as of the date hereof, based on the book value per share of the PBB Common Stock and MNHN Common Stock at September 30, 2011, is 1.5740 shares of MNHN Common Stock for each share of PBB Common Stock (the "Exchange Ratio"). The Exchange Ratio shall be adjusted prior to the Effective Time so that each share of PBB Common Stock shall be converted in the Bank Merger into the right to receive a number of shares of MNHN Common Stock with an aggregate Book Value Per Share of the MNHN Common Stock equal to the Book Value Per Share of the PBB Common Stock as of the Determination Date.

          (b)    Exchange of Shares.    MNHN shall prepare a transmittal letter acceptable to PBB and MNHN which shall be mailed to PBB's shareholders of record as of the date of the Closing Date not later than five Business Days after the Closing Date directing PBB's shareholders to surrender their PBB share certificates to the Exchange Agent in exchange for the Per Share Merger Consideration. MNHN or the Exchange Agent shall accept PBB share certificates upon compliance with such reasonable terms and conditions as MNHN or the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. PBB share certificates shall be appropriately endorsed or accompanied by such instruments of transfer as MNHN or the Exchange Agent may reasonably require. Each outstanding PBB share certificate, other than those representing Dissenting Shares, shall until duly surrendered to MNHN or the Exchange Agent be deemed to evidence the right to receive the Per Share Merger Consideration payable in respect of the shares represented thereby.

          (c)    No Further Rights.    After the Effective Time, holders of PBB share certificates shall cease to have rights with respect to PBB Common Stock or PBB Common Stock previously represented by such PBB share certificates, and their sole rights (other than the holders of PBB share certificates representing Dissenting Shares) shall be to exchange such PBB share certificates for the Per Share Merger Consideration. After the Effective Time, there shall be no further transfer of PBB share certificates on the records of PBB, and if such PBB share certificates are presented to PBB for transfer, they shall be canceled against delivery of the Per Share Merger Consideration. Neither MNHN nor the Exchange Agent shall be obligated to deliver any merger consideration pursuant to this Article II to any former holder of PBB Common Stock until such holder surrenders the PBB share certificates as provided herein. Neither the Exchange Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of PBB Common Stock represented by any PBB share certificate for any merger consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. MNHN and the Exchange Agent shall be entitled to rely upon the stock transfer books of PBB to establish the

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  identity of those persons entitled to receive merger consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any PBB share certificate, MNHN or the Exchange Agent shall be entitled to deposit the Per Share Merger Consideration in respect thereof in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

          (d)    Dissenting Shares.    Any shares of MNHN Common Stock or PBB Common Stock held by a Person who dissents from the Bank Merger in accordance with the provisions of the CGCL shall be herein called "Dissenting Shares." Notwithstanding any other provision of this Agreement, any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to applicable law. The Per Share Merger Consideration for any Dissenting Share shall be held by MNHN pending the determination as to the rights of any Dissenting Share to consideration under applicable laws.

ARTICLE III

ACTIONS PENDING THE BANK MERGER

        3.01    Mutual Forbearances.     From the date hereof and until the Effective Time, except as expressly contemplated or permitted by this Agreement, required by a Governmental Authority of competent jurisdiction or as Previously Disclosed, without the prior written consent of the other party, neither PBB or CGBH on the one hand, nor MNHN and Manhattan on the other, will or shall permit their respective Subsidiaries to:

          (a)    Ordinary Course.    Conduct their respective businesses other than in the ordinary and usual course consistent with past practice and in compliance with all laws and prudent business and banking practices or fail to use reasonable best efforts to preserve its business organization, keep available the present services of its employees and preserve for each other the goodwill of their respective customers and others with whom business relations exist.

          (b)    Capital Stock.    Except in connection with the CGBH Merger, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of stock or any Rights or permit any shares of stock to become subject to grants of employee or director stock options or other Rights other than pursuant to stock options previously granted and outstanding as of the date hereof under their respective existing stock option or other equity incentive plan existing on the date hereof, (ii) adjust, split, combine or reclassify any capital stock, or (iii) directly or indirectly redeem, purchase or otherwise acquire, any shares of capital stock or equity interests or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of capital stock or equity interests.

          (c)    Dividends.    Except in connection with the CGBH Merger, make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on, any shares of capital stock.

          (d)    Acquisitions.    Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice), including by merger or consolidation or by investment in a partnership or joint venture, all or any portion of the assets, business, securities (other than in the ordinary course of maintaining the parties' respective investment portfolios), deposits or properties of any other entity.

          (e)    Governing Documents.    Amend its Articles, the Bylaws or any of its governing documents or, except for the CGBH Merger in the case of PBB and CGBH, enter into a plan of

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  consolidation, merger, share exchange or reorganization with any Person, or a letter of intent or agreement in principle with respect thereto.

          (f)    Accounting Methods.    Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by changes in laws or regulations or GAAP.

          (g)    Adverse Actions.    Take any action: (i) that is intended or may reasonably be expected to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time or (y) any of the conditions to the transactions contemplated hereby set forth in this Agreement not being satisfied or (ii) take any action or fail to take any action which would reasonably be expected to materially and adversely impair or delay consummation of the transactions contemplated hereby beyond the time period contemplated by this Agreement.

          (h)    Compensation; Employment Agreements; Etc.    Enter into or renew or, except as otherwise provided herein, amend any employment, consulting, severance, change in control, bonus, salary continuation or other similar agreements or arrangements with any director, officer or employee of any Party or grant any salary or wage increase or award any incentive or other bonus payment or increase any employee benefit (including incentive or bonus payments), except (i) for other changes that are required by applicable law, (ii) to satisfy contractual obligations existing as of the date hereof as Previously Disclosed, and (iii) any compensation paid by Manhattan to mortgage loan officers.

          (i)    Hiring.    Hire any person as an employee or promote any employee, except (i) to satisfy contractual obligations existing as of the date hereof as Previously Disclosed or (ii) to fill any vacancies arising after the date hereof and whose employment is terminable at the will of the employing party, and who are not subject to or eligible for any severance or similar benefits or payments that would become payable as a result of the transactions contemplated hereby or consummation thereof.

          (j)    Benefit Plans.    Except as set forth in this Agreement, enter into, establish, adopt, amend or terminate, or make any contributions to any Benefit Plan, or take any action to accelerate the vesting or exercisability of any compensation or benefits payable thereunder, except (i) as may be required by applicable law or (ii) to satisfy contractual obligations existing as of the date hereof as Previously Disclosed.

          (k)    Dispositions.    Other than dispositions of OREO, sell, transfer, mortgage, license, encumber or otherwise dispose of or discontinue any of its assets, rights, deposits, business or properties in a transaction outside the ordinary course of business consistent with past practice that (i) individually is greater than $50,000 or (ii) together with all other such transactions is greater than $100,000; provided, however, no such transactions shall be permitted with an Affiliate of a Party, except as Previously Disclosed, and except that mortgage transfers or mortgage securities transfers by any MNHN Subsidiaries shall be permitted. In addition, the foregoing restrictions will not apply to any sale or other disposition of a classified asset owned by PBB at a value at or above its book value as of the date hereof; provided, Manhattan is given at least 24 hours notice prior to PBB's entering into a binding agreement to sell such asset of the material proposed terms of such and given the opportunity to express its views respecting the transaction.

          (l)    Capital Expenditures.    Make any capital expenditures other than as Previously Disclosed and other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $50,000 individually or $100,000 in the aggregate.

          (m)    Contracts.    Except as otherwise permitted under this Agreement, enter into, cancel, fail to renew or terminate any Material Contract or amend or modify in any material respect any of its existing Material Contracts.

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          (n)    Claims.    Enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which PBB is or becomes a party after the date of this Agreement, which settlement, agreement or action involves payment by PBB of an amount which exceeds $50,000 and/or would impose any material restriction on the business of PBB or create precedent for claims that are reasonably likely to be material to PBB.

          (o)    Banking Operations.    Enter into any new line of business; introduce any new products or services; change its lending, investment, underwriting, pricing, servicing, risk and asset liability management and other material banking and operating policies in any material respect, except as required by applicable law, regulation or policies imposed by any Governmental Authority, or the manner in which its investment securities or loan portfolio is classified or reported; or file any application or enter into any contract with respect to the opening, relocation or closing of, or open, relocate or close, any branch, office servicing center or other facility.

          (p)    Marketing.    Introduce any material new marketing campaigns or any new sales compensation or incentive programs or arrangements.

          (q)    Derivatives Contracts.    Enter into any Derivatives Contract, except in connection with the customary hedging and management by Manhattan and its affiliates of its mortgage pipeline and mortgage and mortgage securities portfolio.

          (r)    Indebtedness.    Incur any indebtedness for borrowed money (other than deposits, escrow balances, federal funds purchased, Federal Home Loan Bank advances, or cash management accounts, in each case in the ordinary course of business consistent with past practice); or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than with respect to the collection of checks and other negotiable instruments in the ordinary course of business consistent with past practice.

          (s)    Investment Securities.    (i) Acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) any (A) Equity Investment, or (B) debt security other than in the ordinary course of business consistent with past practice; provided, that such restriction shall not apply to any debt investment, including any mortgage-related security, acquired by any MNHN Subsidiary in a riskless principal capacity, or by any limited partnership, limited liability company, business trust or similar entity sponsored and managed or advised by a MNHN Subsidiary (a "Sponsored Entity") consistent with the investment parameters of such Sponsored Entity, or the maintaining of any Equity Investment by a MNHN Subsidiary in any Sponsored Entity.

          (t)    Loans.    (i) Make, renew or otherwise modify any loan, loan commitment, letter of credit or other extension of credit originated or to be originated by any Party or MNHN Subsidiary (collectively, "Loans") in a manner that is inconsistent with the ordinary course of business of such Party or inconsistent with such Party's lending policies and procedures in effect as of the date of this Agreement; or (ii) take any action that would result in any discretionary release of collateral or guarantees or otherwise restructure the respective amounts set forth in clause (i) above.

          (u)    Investments in Real Estate.    Make any investment or commitment to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice).

          (v)    Tax Elections.    Except as expressly contemplated by this Agreement, make or change any material Tax election, settle or compromise any material Tax liability, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of a material amount of Taxes, enter into any closing agreement with respect to any material amount of Taxes or

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  surrender any right to claim a material Tax refund, adopt or change any method of accounting with respect to Taxes, or file any amended Tax Return.

          (w)    Antitakeover Statutes.    Take any action (i) that would cause this Agreement or the transactions contemplated hereby to be subject to the provisions of any state antitakeover law or state or territorial law that purports to limit or restrict business combinations or the ability to acquire or vote shares or (ii) to exempt or make not subject to the provisions of any state antitakeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any Person or any action taken thereby, which Person or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom.

          (x)    Inter-company Transactions.    Except for the CGBH Merger and the payment of principal and interest on pre-existing obligations as Previously Disclosed, enter into any transaction, commitment, arrangement or other activity with a related entity, Affiliate or Subsidiary other than a bank or other company that is an Affiliate of Fund Manager.

          (y)    Interest on Deposits.    Increase the rate of interest paid on interest-bearing deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with past practices.

          (z)    Commitments.    Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

        Notwithstanding anything to the contrary contained herein, the provisions of Section 3.01 shall not apply to any actions undertaken by Manhattan Capital Markets LLC and its Subsidiaries in connection with an MCM Extraordinary Transaction, provided that such transaction does not or could not be reasonably expected to have a Material Adverse Effect on MNHN or Manhattan or the residential mortgage business conducted by Manhattan.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

        4.01    Disclosure Schedules.     On or prior to the date hereof, CGBH and PBB have delivered to Manhattan and MNHN and Manhattan have delivered to PBB a schedule (each a "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 4.02 or 4.03 or to one or more of its covenants contained in Article III or Article V; provided, however, that the mere inclusion of an item in a Disclosure Schedule as an exception to a representation, warranty or covenant shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that, absent such inclusion in the Disclosure Schedule, such item is or would be reasonably likely to result in a Material Adverse Effect.

        4.02    Representations and Warranties of CGBH and PBB.     Subject to Sections 4.01, CGBH and PBB hereby represent and warrant to MNHN and Manhattan as follows:

          (a)    Organization, Standing and Authority.    PBB is duly organized and validly existing as a California banking corporation under the laws of the State of California. PBB is duly licensed or qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so licensed or qualified, except where the failure to be so licensed or qualified would not have nor reasonably be expected to have a Material Adverse Effect on PBB. PBB has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted. The deposit accounts of PBB are insured by the FDIC, in the manner and to the maximum extent provided by applicable law, and PBB has paid all deposit

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  insurance premiums and assessments required by applicable laws and regulations. The copies of the PBB Articles and PBB Bylaws and the similar organizational documents of PBB which have previously been made available to Manhattan are true, complete and correct copies of such documents as in effect on the date of this Agreement. The minute books of PBB contain true, complete and correct records in all material respects of all meetings and other material corporate actions held or taken by its board of directors (including committees of their respective boards of directors), as well as the shareholders of PBB through the date hereof.

          (b)    PBB Capital Stock.    The authorized capital stock of PBB consists of 20,000,000 shares of PBB Common Stock, of which 4,513,501 shares were issued and outstanding as of the date hereof, and 10,000,000 shares of PBB preferred stock of which no shares outstanding. As of the date hereof, no shares of PBB Common Stock were held in treasury by PBB or otherwise directly or indirectly owned by PBB. The outstanding shares of PBB Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of PBB Common Stock have been issued in violation of the preemptive rights of any Person. As of the date hereof, PBB had reserved for future issuance 427,153 shares of PBB Common Stock under the PBB Equity Plans for the benefit of employees and directors of PBB pursuant to which PBB Equity Awards covering 210,917 shares of PBB Common Stock are outstanding, including restricted stock awards that are subject to various forfeiture or vesting requirements covering 102,758 shares of PBB Common Stock, which shares have not been issued but will be issued following the date hereof subject to the forfeiture and vesting requirements of such awards. Except as set forth in this Section, there are no shares of PBB Common Stock reserved for issuance, there are no Rights issued or outstanding with respect to PBB Common Stock and PBB does not have any commitment to authorize, issue or sell any PBB Common Stock or Rights. No bonds or debentures have been issued by PBB. The Disclosure Schedule sets forth with respect to all PBB Equity Awards outstanding, the name of the holder of each such option, the date of grant of, number of shares represented by, exercise price, vesting schedule and expiration of, each such option.

          (c)    Organization, Standing and Authority.    CGBH is a Delaware corporation that is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. PBB is a duly organized and validly existing national banking association organized under the laws of the United States. Each of CGBH and PBB is duly licensed or qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so licensed or qualified, except where failure to be so licensed or qualified would not materially impair its ability to perform its obligations under this Agreement or otherwise materially impede the consummation of the transactions contemplated hereby. Each of CGBH and PBB has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

          (d)    CGBH Capital Stock.    The authorized capital stock of CGBH consists of 750,000 shares of CGBH Common Stock, of which 357,500 shares were issued and outstanding as of the date hereof, and 100,000 shares of preferred stock of which no shares are outstanding. As of the date hereof, no shares of CGBH Common Stock were held in treasury by CGBH or otherwise directly or indirectly owned by CGBH. The outstanding shares of CGBH Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of CGBH Common Stock have been issued in violation of the preemptive rights of any Person. There are no shares of CGBH Common Stock reserved for issuance, there are no Rights issued or outstanding with respect to CGBH Common Stock and CGBH does not have any commitment to authorize, issue or sell any CGBH Common Stock or Rights other than warrants

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  to purchase 112,500 shares of CGBH Common Stock which CGBH shall cause to be cancelled prior to the CGBH Merger Effective Time. No bonds or debentures have been issued by CGBH.

          (e)    Subsidiaries.    Except for securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, and stock in the FHLB, PBB does not own beneficially, directly or indirectly, any Equity Securities or similar interests of any Person or any interest in a partnership or joint venture of any kind. CGBH owns 4,136,667 shares of PBB Common Stock representing approximately 92% of the total outstanding shares of PBB Common Stock, and options to purchase an additional 13,400 shares of PBB Common Stock.

          (f)    Corporate Power.    PBB and CGBH each have the corporate power and authority to carry on their respective businesses as now being conducted and to own all of their properties and assets; and CGBH and PBB each have the corporate power and authority to execute, deliver and perform their obligations under this Agreement and to consummate the transactions contemplated hereby, in each case, subject to receipt of all necessary approvals of Governmental Authorities.

          (g)    Corporate Authority.    Subject to the approval of the shareholders of CGBH and PBB of the CGBH Merger and the shareholders of PBB, Manhattan and MNHN of the Bank Merger, this Agreement and the transactions contemplated hereby have been authorized and approved by all necessary corporate action of CGBH and PBB on or prior to the date hereof and will remain in full force and effect through the Closing. No other corporate or shareholder action is necessary or required to authorize and approve this Agreement or the transactions contemplated hereby. PBB and CGBH have duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by MNHN and Manhattan, this Agreement is a valid and legally binding obligation of PBB, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

          (h)    Regulatory Approvals; No Defaults.

              (i)  No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by CGBH or PBB in connection with the execution, delivery or performance by CGBH or PBB of this Agreement or to consummate the transactions contemplated hereby, except as Previously Disclosed and except for filings of applications or notices with, and approvals or waivers by, the DFI and FDIC, in connection with the CGBH Merger, and the OCC in connection with the Bank Merger. The Federal Reserve Board must also approve the acquisition of additional shares of MNHN by the Fund and Fund Manager in connection with the Bank Merger.

             (ii)  Subject to receipt, or the making, of the consents, approvals, waivers, filings and registrations referred to in the preceding paragraph and the expiration of related waiting periods, the execution, delivery and performance of this Agreement by CGBH and PBB, and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, code, ordinance, rule or regulation or any judgment, decree, injunction, order, governmental permit or license, or agreement, indenture or instrument of CGBH or PBB or to which PBB or CGBH or any of their respective properties is subject or bound, (B) constitute a breach or violation of, or a default under, the PBB Articles or the PBB Bylaws or comparable charter documents of CGBH or (C) require any consent or approval under any such law, code, ordinance, rule, regulation,

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    judgment, decree, injunction, order, governmental permit or license, agreement, indenture or instrument.

          (i)    No Conflict.    The execution and delivery by CGBH and PBB of this Agreement and the consummation of the transactions provided for in this Agreement (A) do not violate any provision of the PBB Articles or PBB Bylaws, the comparable charter documents of CGBH, any provision of federal or state law or any governmental rule or regulation (assuming receipt of the required approval of any Governmental Entity and receipt of the requisite shareholder approvals) and (B) except as set forth in Section 4.02(g) of the Disclosure Schedule, do not require any consent of any person under, conflict with or result in a breach of, or accelerate the performance required by any of the terms of, any debt instrument, lease, license, covenant, agreement or understanding to which PBB or any of its Subsidiaries or CGBH is a party or by which any of them is bound or any order, ruling, decree, judgment, arbitration award or stipulation to which PBB or any of its Subsidiaries or CGBH is subject, or constitute a default thereunder or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon any of the properties or assets of PBB or any of its Subsidiaries or CGBH, that could be reasonably expected to have a Material Adverse Effect on PBB.

          (j)    Financial Statements; Material Adverse Effect.

              (i)  PBB has previously delivered or made available to Manhattan accurate and complete copies of the PBB Financial Statements. The statements of financial condition of PBB as of December 31, 2010 and the statements of operations, stockholders' equity and cash flows for each of the year ended December 31, 2010 are accompanied by the audit report of McGladrey & Pullen, LLP. The statements of financial condition of PBB as of December 31, 2009 and the statements of operations, stockholders' equity and cash flows for the year ended December 31, 2009 are accompanied by the audit report of Hutchinson Bloodgood LLP. The PBB Financial Statements fairly present or, with respect to those as of any date or for any period ending after the date of this Agreement, will fairly present, the financial condition of PBB as of the respective dates set forth therein, and the results of operations, changes in stockholders' equity and cash flows of PBB for the respective periods or as of the respective dates set forth therein.

             (ii)  The PBB Financial Statements have been or will be, as the case may be, prepared in accordance with GAAP consistently applied during the periods involved, except as stated therein. The audits of PBB have been conducted in accordance with generally accepted auditing standards of the United States of America.

            (iii)  Except as Previously Disclosed, since January 1, 2011, PBB has not incurred any liability other than in the ordinary course of business consistent with past practice.

            (iv)  Except as Previously Disclosed, since January 1, 2011, (A) PBB has conducted its business in the ordinary and usual course consistent with past practice, (B) PBB has not taken nor permitted or entered into any contract with respect to, or otherwise agreed or committed to do or take, any of the actions set forth in Section 3.01 hereof between December 31, 2010 and the date hereof, and (C) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 4.02 or otherwise), has had or is reasonably likely to have a Material Adverse Effect with respect to PBB.

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             (v)  Except as Previously Disclosed, no agreement pursuant to which any loans or other assets have been or shall be sold by PBB entitled the buyer of such loans or other assets, to cause PBB to repurchase such loan or other asset or the buyer to pursue any other form of recourse against PBB. All cash, stock or other dividends or any other distribution with respect to the capital stock of PBB that has been declared, set aside or paid since December 31, 2010 has been Previously Disclosed. Since December 31, 2010, no shares of capital stock of PBB have been purchased, redeemed or otherwise acquired, directly or indirectly, by PBB and no agreements have been made by PBB to do any of the foregoing.

          (k)    Legal Proceedings.    Except as Previously Disclosed, no litigation, arbitration, claim or other proceeding before any court or governmental agency is pending against CGBH or PBB, individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect with respect to PBB or CGBH, and, to the knowledge of PBB and CGBH, no such litigation, arbitration, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, arbitration, claim or other proceeding. None of PBB or CGBH, or any of their properties is a party to or subject to any order, judgment, decree or regulatory restriction that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect with respect to PBB.

          (l)    Regulatory Matters.

              (i)  CGBH and PBB have duly filed with the appropriate Governmental Authorities in substantially correct form the monthly, quarterly and annual reports required to be filed by them under applicable laws and regulations, and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations, and CGBH and PBB have previously delivered or made available to Manhattan accurate and complete copies of all such reports. Except as Previously Disclosed, in connection with the most recent examination of PBB by the appropriate Governmental Authorities, PBB was not required to correct or change any action, procedure or proceeding which PBB believes in good faith has not been now corrected or changed, other than corrections or changes which, if not made, either individually or in the aggregate, would not have a Material Adverse Effect on PBB.

             (ii)  Neither PBB nor its properties is a party to or is subject to any order, decree, directive, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, nor has PBB adopted any policies, procedures or board resolutions at the request or suggestion of, any Governmental Authority. PBB has paid all assessments made or imposed by any Governmental Authority.

            (iii)  Except as Previously Disclosed, no Governmental Authority has initiated since December 31, 2010 or has pending any proceeding, enforcement action or, to the knowledge of PBB, investigation or inquiry into the business, operations, policies, practices or disclosures of PBB (other than normal examinations conducted by a Governmental Authority in the ordinary course of the business of PBB), or, to the knowledge of PBB, threatened any of the foregoing.

            (iv)  The most recent regulatory rating given to PBB as to compliance with the Community Reinvestment Act is "Satisfactory." Since the last regulatory examination of PBB with respect to Community Reinvestment Act compliance, PBB has not received any complaints as to Community Reinvestment Act compliance.

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          (m)    Compliance With Laws.    Except as Previously Disclosed, each of PBB and CGBH:

              (i)  is and at all times since December 31, 2010 has been in material compliance with all applicable federal, state, local and foreign statutes, laws, codes, regulations, ordinances, rules, judgments, injunctions, orders, decrees or policies and/or guidelines of any Governmental Authority applicable thereto or to the employees conducting such businesses, including, without limitation, Sections 23A and 23B of the Federal Reserve Act and regulations pursuant thereto, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act, the USA PATRIOT Act, all other applicable fair lending laws and other laws relating to discriminatory business practices;

             (ii)  has and at all times since December 31, 2010 has had all permits, licenses, franchises, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities (and has paid all fees and assessments due and payable in connection therewith) that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted, except where the failure to obtain such item or take such action could not be reasonably expected to have a Material Adverse Effect on PBB; all such permits, licenses, franchises, certificates of authority, orders and approvals are in full force and effect and, to the knowledge of PBB, no suspension or cancellation of any of them is threatened;

            (iii)  has not received, since December 31, 2010, any notification or communication from any Governmental Authority (A) asserting that PBB is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to the knowledge of PBB, do any grounds for any of the foregoing exist).

            (iv)  has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of its financial statements, (y) has designed disclosure controls and procedures to ensure that material information is made known to the management of PBB on no less than a quarterly basis, and (z) has disclosed, based on its most recent evaluation prior to the date hereof, to its auditors (A) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect its ability to record, process, summarize and report financial data and have identified for its auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls; and

             (v)  has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable state and federal law and regulation and common law.

          (n)    Material Contracts; Defaults.

              (i)  Except as Previously Disclosed, PBB is not a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (A) with respect to the employment of any of its directors, officers, employees or consultants that cannot be terminated at will by PBB upon thirty (30) days written notice and without a payment in excess of $50,000, (B) which would entitle any present or former director, officer, employee or agent of PBB to indemnification from PBB, other than as provided under applicable law or pursuant to bylaw provisions, (C) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC), (D) which is an agreement (including data

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    processing, software programming, consulting and licensing contracts) not terminable on 60 days or less notice and involving the payment or value of more than $50,000 per annum, (E) which is with or to a labor union or guild (including any collective bargaining agreement), (F) which relates to the incurrence of indebtedness (other than deposit liabilities, advances and loans from the FHLB, and sales of securities subject to repurchase, in each case, in the ordinary course of business), (G) which grants any Person a right of first refusal, right of first offer or similar right with respect to any material properties, rights, assets or business of PBB, (H) which involves the purchase or sale of assets with a purchase price of $50,000 or more in any single case or $100,000 in all such cases, other than purchases and sales of investment securities and loans in the ordinary course of business consistent with past practice, (I) which is a consulting agreement, license or service contract (including data processing, software programming and licensing contracts and outsourcing contracts) which involves the payment of $50,000 or more in annual fees, (J) which provides for the payment by PBB of payments upon a change of control thereof, (K) which is a lease for any real or material personal property owned or presently used by PBB, (L) which materially restricts the conduct of any business by PBB or limits the freedom of PBB to engage in any line of business in any geographic area (or would so restrict PBB after consummation of the transactions contemplated hereby) or which requires exclusive referrals of business or requires PBB to offer specified products or services to their customers or depositors on a priority or exclusive basis, or (M) which is with respect to, or otherwise commits PBB to do, any of the foregoing (collectively, "Material Contracts").

             (ii)  Each Material Contract is valid and binding on PBB and is in full force and effect (other than due to the ordinary expiration thereof) and, to the knowledge of PBB, is valid and binding on the other parties thereto. Neither PBB, nor, to the knowledge of PBB, any other parties thereto, is in material default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. Except as provided in this Agreement, no power of attorney or similar authorization given directly or indirectly by PBB is currently outstanding.

            (iii)  All outstanding loans from PBB to its officers and directors or officers and directors of its Affiliates have been Previously Disclosed, and there has been no default on, or forgiveness or waiver of, in whole or in part, any such loan during the two years immediately preceding the date hereof.

          (o)    No Brokers.    Other than PBB's engagement of D. A. Davidson & Company, no action has been taken by PBB that would give rise to any valid claim against any party hereto for a brokerage commission, advisory or investment banking fees, finder's fee or other like payment with respect to the transactions contemplated hereby.

          (p)    Employee Benefit Plans.

              (i)  All benefit and compensation plans, agreements, programs, policies and arrangements covering current or former employees of PBB (the "PBB Employees") and current or former directors or independent contractors of PBB including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA, and severance, employment, change in control, fringe benefit, deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans, agreements, programs, policies or other arrangements (the "PBB Benefit Plans"), have been Previously Disclosed to Manhattan. True and complete copies of (A) all PBB Benefit Plans including, but

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    not limited to, any trust instruments and insurance contracts forming a part of any PBB Benefit Plans and all amendments thereto; (B) the most recent annual report (Form 5500), together with all schedules, as required, filed with the Internal Revenue Service ("IRS") or Department of Labor (the "DOL"), as applicable, and any financial statements and opinions required by Section 103(e)(3) of ERISA with respect to each PBB Benefit Plan; (C) for each PBB Benefit Plan which is a "top-hat" plan, a copy of filings with the DOL; (D) the most recent determination letter issued by the IRS (or prototype plan sponsor IRS opinion letter upon which PBB may rely) for each PBB Benefit Plan that is intended to be "qualified" under Section 401(a) of the Code; (E) the most recent summary plan description and any summary of material modifications, as required, for each PBB Benefit Plan; (F) the most recent actuarial report, if any relating to each PBB Benefit Plan; (G) the most recent actuarial valuation, study or estimate of any retiree medical and life insurance benefits plan or supplemental retirement benefits plan; and (H) the most recent summary annual report for each PBB Benefit Plan required to provide summary annual reports by Section 104 of ERISA, have been provided or made available to Manhattan.

             (ii)  Each PBB Benefit Plan has been established and administered to date in all material respects in accordance with the applicable provisions of ERISA, the Code and applicable law and with the terms and provisions of all documents, contracts or agreements pursuant to which such PBB Benefit Plan is maintained. Each PBB Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS (or may rely upon a prototype plan sponsor IRS opinion letter), and PBB is not aware of any circumstances likely to result in revocation of any such favorable determination letter (or loss of reliance upon any such prototype plan sponsor IRS opinion letter) or the loss of the qualification of such Pension Plan under Section 401(a) of the Code. PBB has not received any correspondence or written or verbal notice from the IRS, DOL, any other governmental agency, any participant in or beneficiary of, a PBB Benefit Plan, or any agent representing any of the foregoing that brings into question the qualification of any such PBB Benefit Plan. There is no material pending or, to PBB's knowledge, threatened litigation relating to the PBB Benefit Plans. PBB has not engaged in a transaction with respect to any PBB Benefit Plan or Pension Plan that could subject it to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material. There are no matters pending before the IRS, DOL or other governmental agency with respect to any PBB Benefit Plan. No PBB Benefit Plan or related trust is now, or within the past three years has been, the subject of an audit, investigation or examination by a Governmental Authority.

            (iii)  No PBB Benefit Plan is subject to Title IV of ERISA, and PBB has not incurred, and does not expect to incur, any liability under Title IV of ERISA with respect to any ongoing, frozen or terminated Pension Plan, currently or formerly maintained by PBB or by any entity that is considered one employer with PBB under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). PBB has not incurred, and does not expect to incur, any liability with respect to any multiemployer plan (as defined in 4001(a)(3) of ERISA) under of Title IV of ERISA (regardless of whether based on obligations of an ERISA Affiliate). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate or will be required to be filed in connection with the transactions contemplated hereby. There has been no termination or partial termination, as defined in Section 411(d) of the Code and the regulations thereunder, of any Pension Plan.

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            (iv)  All contributions required to be made under the terms of each PBB Benefit Plan have been timely made. No Pension Plan of any ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA, and neither PBB nor any ERISA Affiliate has an outstanding funding waiver. PBB has not provided, and is not required to provide, security to any Pension Plan, including any Pension Plan of an ERISA Affiliate, pursuant to Section 401(a)(29) of the Code.

             (v)  PBB has no obligations for retiree health and life benefits under any PBB Benefit Plan, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality. PBB may amend or terminate any such PBB Benefit Plan in accordance with and to the extent permitted by their terms at any time without incurring any liability thereunder. No event or condition exists with respect to a PBB Benefit Plan that could subject PBB to a material tax under Section 4980B of the Code.

            (vi)  Except as Previously Disclosed, neither the execution of this Agreement nor consummation of the transactions contemplated hereby, either alone or in connection with a subsequent event, (A) entitle any PBB Employee or any current or former director or independent contractor of PBB to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the PBB Benefit Plans, (C) result in any breach or violation of, or a default under, any of the PBB Benefit Plans, (D) result in any payment that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future, (E) result in any payment or portion of any payment that would not be deductible by PBB under Section 162(m) of the Code when paid, or (F) require any payment of or relating to any tax obligation of any PBB Employee or any current or former director or independent contractor of PBB.

           (vii)  All required reports and descriptions (including but not limited to Form 5500 annual reports and required attachments, Forms 1099-R, summary annual reports, Forms PBGC-1 and summary plan descriptions) have been filed or distributed appropriately with respect to each PBB Benefit Plan. All required tax filings with respect to each PBB Benefit Plan have been made, and any taxes due in connection with such filings have been paid.

          (viii)  No PBB Benefit Plan is or has been funded by, associated with, or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code, a "welfare benefit fund" within the meaning of Section 419 of the Code, a "qualified asset account" within the meaning of Section 419A of the Code or a "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA.

            (ix)  Each PBB Benefit Plan which is a "nonqualified deferred compensation plan" (within the meaning of Section 409A of the Code) complies with the documentary requirements of, and has been operated in compliance with, Section 409A of the Code and the guidance issued by the IRS with respect to such plans.

          (q)    Labor Matters.    PBB is neither a party to nor bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is PBB the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel PBB to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it pending or, to PBB's knowledge, threatened, nor is PBB aware of

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  any activity involving PBB's employees seeking to certify a collective bargaining unit or engaging in other organizational activity. PBB has paid in full all wages, salaries, commissions, bonuses, benefits and other compensation due to its employees or otherwise arising under any policy, practice, agreement, plan, program, statute or other law.

          (r)    Environmental Matters.    There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations, remediation activities or governmental investigations of any nature seeking to impose on PBB, any liability or obligation arising under any Environmental Laws pending or, to the knowledge of PBB, threatened against PBB, which liability or obligation could have, individually or in the aggregate, a Material Adverse Effect on PBB. To the knowledge of PBB, there is no reasonable basis for any such proceeding, claim, action, environmental remediation or investigation that could impose any liability or obligation that could have or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on PBB. PBB is in compliance in all material respects with applicable Environmental Laws. To PBB's knowledge, no real property (including buildings or other structures) currently or formerly owned or operated by PBB, or any property in which PBB has held a security interest, Lien or a fiduciary or management role ("PBB Loan Property"), has been contaminated with, or has had any release of, any Hazardous Substance that has resulted, or would reasonably be expected to result, in a Material Adverse Effect with respect to PBB. PBB could not be deemed the owner or operator of, nor has it participated in the management regarding Hazardous Substances of, any PBB Loan Property or any property of PBB which has been contaminated with, or has had any release of, any Hazardous Substance that has resulted, or would reasonably be expected to result, in a Material Adverse Effect with respect to PBB. PBB has no liability for any Hazardous Substance disposal or contamination on any third party property. Neither PBB nor, to PBB's knowledge, any Person whose liability PBB has assumed whether contractually or by operation of law, has received any notice, demand letter, claim or request for information alleging any material violation of, or material liability under, any Environmental Law. PBB is not subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law. To PBB's knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving PBB, any currently or formerly owned or operated property, any PBB Loan Property, or, to PBB's knowledge, any Person whose liability PBB has assumed whether contractually or by operation of law, that could reasonably be expected to result in any material claims, liability or investigations against PBB, result in any material restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any PBB Loan Property or property of PBB. PBB has provided to MNHN true and correct copies of all environmental reports or studies, sampling data, correspondence and filings in its possession or reasonably available to it relating to PBB and any currently or formerly owned or operated property.

          As used herein, the term "Environmental Laws" means any federal, state, local or foreign law, statute, code, ordinance, injunction, regulation, order, decree, permit, authorization, opinion or agency or Governmental Authority requirement relating to: (A) the protection or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance, or (C) wetlands, indoor air, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance; and the term "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law, (B) any petroleum, petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials, radon or urea-formaldehyde insulation, or (C) any

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  other substance which is the subject of regulatory action by any Governmental Authority in connection with any Environmental Law.

          (s)    Tax Matters.

              (i)  PBB and CGBH have timely filed all Tax Returns, taking into account any properly granted extensions of time to file, with the appropriate taxing authorities required to have been filed, such Tax Returns are true, correct and complete in all material respects and none of such Tax Returns has been amended.

             (ii)  All Taxes required to be paid or remitted by PBB or CGBH on or before the date hereof have been so paid or remitted, including all Taxes shown as due and owing on all Tax Returns, all Taxes assessed or reassessed by any Governmental Authority, all Taxes held in trust or deemed to be held in trust for a Governmental Authority and all installments on account of Taxes for the current year or, where payment is not yet due, sufficiently reserved in the PBB Financial Statements in accordance with GAAP.

            (iii)  PBB and CGBH and their officers, directors or any employee responsible for Tax matters have complied in all material respects with all rules and regulations relating to the withholding of Taxes and the remittance of withheld Taxes in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

            (iv)  PBB and CGBH have not waived any statute of limitations in respect of their Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

             (v)  To PBB's and CGBH's knowledge, PBB and CGBH and their Subsidiaries have not engaged in any transaction that would constitute a "tax shelter," a "reportable transaction" or any transaction substantially similar to a "tax shelter" or "reportable transaction" within the meaning of Sections 6011, 6662A or 6662 of the Code and the regulations thereunder and similar state or local Tax statutes.

            (vi)  No position has been taken on any Tax Return with respect to the business or operations of PBB or CGBH for a taxable year or period for which the assessment of any Taxes with respect thereto has not expired, that is contrary to any publicly announced position of a Governmental Authority, or that is substantially similar to any position that a Governmental Authority has successfully challenged in the course of an examination of a Tax Return of PBB or CGBH.

           (vii)  The unpaid Taxes of PBB and CGBH (a) do not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect temporary difference between book and Tax income) as shown on their balance sheets dated September 30, 2011 and (b) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of PBB and CGBH in filing their Tax Returns.

          (viii)  PBB and CGBH are not currently the beneficiary of any extension of time within which to file any Tax Returns.

            (ix)  There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of PBB and CGBH or any Subsidiary.

             (x)  No Tax actions by any Governmental Authority are pending or being conducted with respect to PBB or CGBH or any Subsidiary.

            (xi)  PBB and CGBH have not received from any taxing authority (including jurisdictions in which they have has not filed Tax Returns) any (a) notice indicating an intent to open an audit or other review, (b) request for information related to Tax matters or (c) notice of deficiency or proposed adjustment for any amount of Tax, proposed, asserted or assessed by any Governmental Authority against CGBH or PBB.

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           (xii)  Except as Previously Disclosed, PBB and CGBH are not a party to or bound by any tax sharing agreement.

          (xiii)  PBB has never been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which the common parent is CGBH.

          (xiv)  PBB is not currently liable, nor does PBB have any potential liability, for the Taxes of another Person (other than PBB) (A) under Treasury Regulations Section 1.1502-6 (or comparable provision of state, local or foreign law), (B) as transferee or successor, or (C) by contract or indemnity or otherwise.

            (xv)  PBB and CGBH have never been either a "distributing corporation" or a "controlled corporation" in connection with a distribution of stock qualifying for tax-free treatment, in whole or in part, under Section 355 of the Code.

          (xvi)  PBB and CGBH have not been nor will be a "United States real property holding corporation" within the meaning of Section 897 of the Code during the five year period ending on the Closing Date.

         (xvii)  PBB has not made and will not make any distributions with respect to or in redemption of PBB capital stock except as contemplated by the CGBH Merger in contemplation of the Bank Merger or during the period beginning with the commencement of negotiations (whether formal or informal) between MNHN and its Affiliates and PBB and its Affiliates regarding the Bank Merger and ending at the Effective Time (the "Pre-Merger Period"). Neither PBB nor any person related to PBB within the meaning of Treasury Regulation Sections 1.368-1(e)(4) (a "PBB Tax Affiliate") nor any partnership in which PBB or an PBB Tax Affiliate is a partner has purchased, redeemed, or otherwise acquired, or made any distributions with respect to, any PBB capital stock prior to or in contemplation of the Bank Merger, or otherwise, as part of a plan of which the Bank Merger is a part.

        (xviii)  Immediately after the Bank Merger, at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by PBB immediately prior to the Bank Merger will continue to be held by Manhattan after the Bank Merger. For the purpose of this representation, the following assets of PBB will be treated as property held by PBB immediately prior to the Bank Merger but not held by Manhattan subsequent to the Bank Merger: (i) assets disposed of by PBB (other than assets sold to unrelated third parties for fair market value) prior to the Bank Merger and in contemplation thereof (including without limitation any asset disposed of, other than in the ordinary course of business, pursuant to a plan or intent existing during the Pre-Merger Period); (ii) assets used by PBB prior to the Effective Time to pay other expenses or liabilities incurred in connection with the Bank Merger; (iii) assets used to make payments in lieu of fractional shares or pursuant to the exercise of appraisal rights, and (iv) assets used to make distributions, redemptions or other payments in respect of the PBB capital stock or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Bank Merger, that are related thereto, or that are made during the Pre-Merger Period.

          (xix)  Neither CGBH nor PBB is not an "investment company" as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

          (t)    Risk Management Instruments.

              (i)  PBB is not a party to, nor has it agreed to enter into, a Derivatives Contract.

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             (ii)  "Derivatives Contracts" means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

          (u)    Loans; Nonperforming and Classified Assets.

              (i)  Each Loan on the books and records of PBB was made and has been serviced in all material respects in accordance with its customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and, to the knowledge of PBB, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor's rights or by general equity principles.

             (ii)  PBB has Previously Disclosed with respect to itself as of the latest practicable date prior to the date of this Agreement: (A) any Loan under the terms of which the obligor is 30 or more days delinquent in payment of principal or interest, or to the knowledge of PBB, in default of any other material provision thereof; (B) each Loan which has been classified as "substandard," "doubtful," "loss" or "special mention" (or words of similar import) by PBB, or an applicable regulatory authority (it being understood that no representation is being made that the DFI or FDIC would agree with the loan classifications established by PBB); (C) a listing of the OREO acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof; and (D) each Loan with any director or executive officer of PBB or an Affiliate of PBB.

          (v)    Properties.    All real property owned or leased by PBB and used by it for its branch operations, or otherwise used by it in the conduct of its business or otherwise owned by it, has been Previously Disclosed. With respect to such real property that is owned by PBB, PBB has good and marketable and insurable title, free and clear of all Liens, leases or other imperfections of title or survey, except (i) Liens for current taxes and assessments not yet due and payable and for which adequate reserves have been established, (ii) Liens set forth in policies for title insurance of such properties delivered to MNHN, (iii) survey imperfections set forth in surveys of such properties delivered to MNHN or (iv) as Previously Disclosed. With respect to such real property that is leased by PBB, PBB has a good and marketable leasehold estate in and to such property (except for the matters described in clauses (i)-(iv) hereof), PBB has delivered true, correct and complete copies of such lease(s), together with all amendments thereto, to MNHN, any such lease is in full force and effect and will not lapse or terminate prior to the Effective Time, neither PBB nor the landlord thereunder is in default of any of their respective obligations under any such lease and any such lease constitutes the valid and enjoyable obligations of the parties thereto, the transactions contemplated hereby will not require the consent of any landlord under any such lease, or such consent shall have been obtained, and, with respect to any mortgage, deed of trust or other security instrument which establishes a Lien on the fee interest in any real property subject to any such lease, PBB has the benefit of a non-disturbance agreement from the holder or beneficiary of such mortgage, deed of trust or other security instrument that provides that PBB's use and enjoyment of the real property subject to such lease will not be disturbed as a result of the landlord's default under any such mortgage, deed of trust or other security instrument, provided PBB is not in default of any of its obligations pursuant to any such lease beyond the expiration of any notice and cure periods. All real and personal property owned by PBB or

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  presently used by it in its business is in good condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with its past practices. PBB has good and marketable and insurable title, free and clear of all Liens to all of its material properties and assets, other than real property, except (i) pledges to secure deposits incurred in the ordinary course of its banking business consistent with past practice, (ii) such imperfections of title and encumbrances, if any, as are not material in character, amount or extent or (iii) as Previously Disclosed. All personal property which is material to PBB's business and leased or licensed by PBB is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

          (w)    Intellectual Property.    Except as Previously Disclosed, PBB owns or possesses valid and binding licenses and other rights to use all material patents, copyrights, trade secrets, trade names, service marks, trademarks and other intellectual property rights used in its businesses, free and clear of any material Liens, all of which have been Previously Disclosed by PBB, and PBB has not received any notice of conflict or allegation of invalidity with respect thereto or that asserts the intellectual property rights of others. To the knowledge of PBB, the operation of the business of PBB does not infringe or violate the intellectual property of any third party. PBB has performed in all material respects all the obligations required to be performed by it and is not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

          (x)    Fiduciary Accounts.    PBB has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws, regulations and common laws. Neither PBB nor any of its directors, officers or employees, has committed any breach of trust with respect to any fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

          (y)    Books and Records.    The books, records, systems, data and information of PBB (i) have been fully, properly and accurately maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of PBB and (ii) are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of PBB (including all means of access thereto and therefrom).

          (z)    Insurance.    PBB has Previously Disclosed all of the material insurance policies, binders, or bonds currently maintained by PBB ("Insurance Policies"). PBB is insured with reputable insurers against such risks and in such amounts as the management of PBB has reasonably determined to be prudent in accordance with industry practices; all the Insurance Policies are in full force and effect; PBB is not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

          (aa)    Allowance For Loan Losses.    PBB's allowance for loan losses is, and shall be as of the Effective Time, in compliance with PBB's existing methodology for determining the adequacy of its allowance for loan losses as well as the standards established by GAAP, the Financial Accounting Standards Board and the FDIC Statement of Policy on Allowance for Loan and Lease Losses and is adequate under all such standards.

          (bb)    Transactions With Affiliates.    Except as Previously Disclosed, there are no existing or pending transactions, nor are there any agreements or understandings, with any shareholders, directors, officers or employees of PBB or any Affiliate of PBB, relating to, arising from or affecting PBB, including without limitation, any transactions, arrangements or understandings

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  relating to the purchase or sale of goods or services, the lending of monies or the sale, lease or use of any assets of PBB, with or without adequate compensation, in any amount whatsoever.

          (cc)    Loan Participations.    PBB has Previously Disclosed a list and description of all loan participations entered into between, on the one hand, PBB and any third party which are reflected on the books and records of PBB. A true and complete copy of each document relating to each loan participation has been delivered to Manhattan.

          (dd)    Material Contracts.    Each Material Contract to which PBB or CGBH is a party, or by which it is bound, or to which it is subject, is valid and binding on PBB and CGBH and is in full force and effect (other than due to the ordinary expiration thereof) and, to the knowledge of CGBH and PBB, is valid and binding on the other parties thereto. Neither CGBH or PBB, nor, to the knowledge of CGBH or PBB, any other parties thereto, is in material default under any Material Contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which they are a party, by which their assets, business, or operations may be bound or affected, or under which they or their respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

          (ee)    Material Facts.    No statement contained in this Agreement, including the Disclosure Schedule, or any certificate furnished or to be furnished by or at the direction of PBB to MNHN, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or shall omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

        4.03    Representations and Warranties of MNHN and Manhattan.     Subject to Sections 4.01, MNHN and Manhattan hereby represent and warrant to PBB and CGBH as follows:

          (a)    Organization, Standing and Authority.    MNHN is a California corporation that is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Manhattan is duly organized and validly existing as a national banking association under the laws of the United States. MNHN, Manhattan and each other MNHN Subsidiary is duly licensed or qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so licensed or qualified, except where the failure to be so licensed or qualified would not have nor reasonably be expected to have a Material Adverse Effect on MNHN or Manhattan. Each of MNHN, Manhattan and each other MNHN Subsidiary has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted, except where the failure to have such authorizations would not have nor reasonably be expected to have a Material Adverse Effect on MNHN or Manhattan. The deposit accounts of Manhattan are insured by the FDIC, in the manner and to the maximum extent provided by applicable law, and Manhattan has paid all deposit insurance premiums and assessments required by applicable laws and regulations. The copies of the Manhattan Articles, Manhattan Bylaws, MNHN Articles and MNHN Bylaws which have previously been made available to PBB are true, complete and correct copies of such documents as in effect on the date of this Agreement. The minute books of MNHN and Manhattan contain true, complete and correct records in all material respects of all meetings and other material corporate actions held or taken by its board of directors (including committees of their respective boards of directors), as well as the shareholders of MNHN and Manhattan through the date hereof.

          (b)    MNHN Capital Stock.    The authorized capital stock of MNHN consists of 30,000,000 shares of MNHN Common Stock, of which 3,987,631 shares were issued and outstanding as of the date hereof, and of 10,000,000 shares of MNHN preferred stock of which no shares of MNHN preferred stock were issued or outstanding. As of the date hereof, no shares of MNHN Common

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  Stock were held in treasury by MNHN or otherwise directly or indirectly owned by MNHN. The outstanding shares of MNHN Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of MNHN Common Stock have been issued in violation of the preemptive rights of any Person. As of the date hereof, MNHN had reserved for future issuance 834,460 shares of MNHN Common Stock under the MNHN Equity Plans for the benefit of employees and directors of MNHN pursuant to which MNHN Equity Awards covering 587,193 shares of MNHN Common Stock are outstanding. Except as set forth in this Section, there are no shares of MNHN Common Stock reserved for issuance, there are no Rights issued or outstanding with respect to MNHN Common Stock and MNHN does not have any commitment to authorize, issue or sell any MNHN Common Stock or Rights. No bonds or debentures have been issued by MNHN. The Disclosure Schedule sets forth with respect to all MNHN Equity Awards outstanding, the name of the holder of each such award, the date of grant of, number of shares represented by, exercise price, vesting schedule and expiration of, each such award.

          (c)    Manhattan Capital Stock.    The authorized capital stock of Manhattan consists of 10,000,000 shares of Manhattan Common Stock, of which 100 shares were issued and outstanding as of the date hereof. As of the date hereof, no shares of Manhattan Common Stock were held in treasury by Manhattan or otherwise directly or indirectly owned by Manhattan. The outstanding shares of Manhattan Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of Manhattan Common Stock have been issued in violation of the preemptive rights of any Person. There are no shares of Manhattan Common Stock reserved for issuance, there are no Rights issued or outstanding with respect to Manhattan Common Stock and Manhattan does not have any commitment to authorize, issue or sell any Manhattan Common Stock or Rights. No bonds or debentures have been issued by Manhattan.

          (d)    Subsidiaries.    Except for securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, and stock in the FHLB and Federal Reserve Bank of San Francisco, MNHN does not own beneficially, directly or indirectly, any Equity Securities or similar interests of any Person or any interest in a partnership or joint venture of any kind, except for MNHN Subsidiaries Previously Disclosed.

          (e)    Corporate Power.    MNHN, Manhattan and each MNHN Subsidiary have the corporate or limited liability company or partnership power and authority to carry on their respective businesses as now being conducted and to own all of their properties and assets; and each have the power and authority to execute, deliver and perform their obligations under this Agreement and to consummate the transactions contemplated hereby, in each case, subject to receipt of all necessary approvals of Governmental Authorities and approval by the shareholders of Manhattan and MNHN of the Bank Merger.

          (f)    Corporate Authority.    Subject to the approval of the shareholders of Manhattan and MNHN of the Bank Merger, this Agreement and the transactions contemplated hereby have been authorized and approved by all necessary corporate action of MNHN and Manhattan on or prior to the date hereof. No other corporate or shareholder action is necessary or required to authorize and approve this Agreement or the transactions contemplated hereby. MNHN and Manhattan have duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by CGBH, Fund Manager and PBB, this Agreement is a valid and legally binding obligation of MNHN and Manhattan, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

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          (g)    Regulatory Approvals; No Defaults.

              (i)  No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by MNHN, Manhattan or any other MNHN Subsidiary in connection with the execution, delivery or performance by MNHN or Manhattan of this Agreement or to consummate the transactions contemplated hereby, except as Previously Disclosed and except for filings of applications or notices with, and approvals or waivers by, the DFI and FDIC, in connection with the CGBH Merger, and the OCC in connection with the Bank Merger. The Federal Reserve Board must also approve the acquisition of additional shares of MNHN by the Fund and Fund Manager in connection with the Bank Merger.

             (ii)  Subject to receipt, or the making, of the consents, approvals, waivers, filings and registrations referred to in the preceding paragraph and the expiration of related waiting periods, the execution, delivery and performance of this Agreement by MNHN and Manhattan, and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, code, ordinance, rule or regulation or any judgment, decree, injunction, order, governmental permit or license, or agreement, indenture or instrument of MNHN or Manhattan or any other MNHN Subsidiary, or to which MNHN, Manhattan, or any other MNHN Subsidiary or any of their respective properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Manhattan Articles or the Manhattan Bylaws or comparable charter documents of MNHN or any MNHN Subsidiary or (C) require any consent or approval under any such law, code, ordinance, rule, regulation, judgment, decree, injunction, order, governmental permit or license, agreement, indenture or instrument.

          (h)    No Conflict.    The execution and delivery by MNHN and Manhattan of this Agreement and the consummation of the transactions provided for in this Agreement (A) do not violate any provision of the Manhattan Articles or Manhattan Bylaws, the comparable charter documents of MNHN or any MNHN Subsidiary, any provision of federal or state law or any governmental rule or regulation (assuming receipt of the required approval of any Governmental Entity and receipt of the requisite shareholder approvals) and (B) except as set forth in Section 4.03(g) of the Disclosure Schedule, do not require any consent of any person under, conflict with or result in a breach of, or accelerate the performance required by any of the terms of, any debt instrument, lease, license, covenant, agreement or understanding to which MNHN or any of its Subsidiaries is a party or by which any of them is bound or any order, ruling, decree, judgment, arbitration award or stipulation to which MNHN or any of its Subsidiaries is subject, or constitute a default thereunder or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon any of the properties or assets of MNHN or any of the MNHN Subsidiaries, that could be reasonably expected to have a Material Adverse Effect on MNHN or Manhattan.

          (i)    Financial Statements; Material Adverse Effect.

              (i)  MNHN has previously delivered or made available to PBB and Fund Manager accurate and complete copies of the MNHN Financial Statements. The consolidated statements of financial condition of MNHN as of December 31, 2010 and 2009 and the consolidated statements of operations, stockholders' equity and cash flows for each of the years ended December 31, 2010 and 2009 are accompanied by the audit report of Vavrinek, Trine, Day & Co., LLP. The MNHN Financial Statements fairly present or, with respect to those as of any date or for any period ending after the date of this Agreement, will fairly present, the financial condition of MNHN as of the respective dates set forth therein, and the consolidated results of operations, changes in stockholders' equity and cash flows of MNHN for the respective periods or as of the respective dates set forth therein.

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             (ii)  The MNHN Financial Statements have been or will be, as the case may be, prepared in accordance with GAAP consistently applied during the periods involved, except as stated therein. The audits of MNHN have been conducted in accordance with generally accepted auditing standards of the United States of America.

            (iii)  Except as Previously Disclosed, since January 1, 2011, MNHN has not incurred any liability other than in the ordinary course of business consistent with past practice.

            (iv)  Except as Previously Disclosed, since January 1, 2011, (A) MNHN and Manhattan have conducted their businesses in the ordinary and usual course consistent with past practice, (B) MNHN and Manhattan have not taken nor permitted or entered into any contract with respect to, or otherwise agreed or committed to do or take, any of the actions set forth in Section 3.01 hereof between December 31, 2010 and the date hereof, and (C) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 4.03 or otherwise), has had or is reasonably likely to have a Material Adverse Effect with respect to MNHN or Manhattan.

             (v)  Except as Previously Disclosed, no agreement pursuant to which any loans or other assets have been or shall be sold by MNHN, Manhattan or any other MNHN Subsidiary entitled the buyer of such loans or other assets, to cause MNHN, Manhattan or any other MNHN Subsidiary to repurchase such loan or other asset or the buyer to pursue any other form of recourse against MNHN, Manhattan or any other MNHN Subsidiary. All cash, stock or other dividends or any other distribution with respect to the capital stock of MNHN that has been declared, set aside or paid since December 31, 2010 has been Previously Disclosed. Since December 31, 2010, no shares of capital stock of MNHN have been purchased, redeemed or otherwise acquired, directly or indirectly, by MNHN and no agreements have been made by MNHN to do any of the foregoing.

          (j)    Legal Proceedings.    Except as Previously Disclosed, no litigation, arbitration, claim or other proceeding before any court or governmental agency is pending against MNHN, Manhattan or any other MNHN Subsidiary, individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect with respect to MNHN or Manhattan, and, to the knowledge of MNHN and Manhattan, no such litigation, arbitration, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, arbitration, claim or other proceeding. None of MNHN or Manhattan, or any of their properties is a party to or subject to any order, judgment, decree or regulatory restriction that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect with respect to MNHN or Manhattan.

          (k)    Regulatory Matters.

              (i)  MNHN, Manhattan and all other MNHN Subsidiaries have duly filed with the appropriate Governmental Authorities in substantially correct form the monthly, quarterly and annual reports required to be filed by them under applicable laws and regulations, and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations, and MNHN and Manhattan have previously delivered or made available to PBB accurate and complete copies of all such reports. Except as Previously Disclosed, in connection with the most recent examination of Manhattan by the appropriate Governmental Authorities, Manhattan was not required to correct or change any action, procedure or proceeding which Manhattan believes in good faith has not been now corrected or changed, other than corrections or changes which, if not made, either individually or in the aggregate, would not have a Material Adverse Effect on Manhattan.

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             (ii)  Neither MNHN, Manhattan nor any other MNHN Subsidiary nor their properties is a party to or is subject to any order, decree, directive, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, nor has MNHN, Manhattan nor any other MNHN Subsidiary adopted any policies, procedures or board resolutions at the request or suggestion of, any Governmental Authority. MNHN, Manhattan and all other Manhattan Subsidiaries have paid all assessments made or imposed by any Governmental Authority.

            (iii)  Except as Previously Disclosed, no Governmental Authority has initiated since December 31, 2010 or has pending any proceeding, enforcement action or, to the knowledge of MNHN or Manhattan, investigation or inquiry into the business, operations, policies, practices or disclosures of MNHN or Manhattan (other than normal examinations conducted by a Governmental Authority in the ordinary course of the business of MNHN, Manhattan or any other MNHN Subsidiary), or, to the knowledge of Manhattan or MNHN, threatened any of the foregoing.

            (iv)  The most recent regulatory rating given to Manhattan as to compliance with the Community Reinvestment Act is "Satisfactory." Since the last regulatory examination of Manhattan with respect to Community Reinvestment Act compliance, Manhattan has not received any complaints as to Community Reinvestment Act compliance.

          (l)    Compliance With Laws.    Except as Previously Disclosed, each of MNHN, Manhattan and each other Manhattan Subsidiary:

              (i)  is and at all times since December 31, 2010 has been in material compliance with all applicable federal, state, local and foreign statutes, laws, codes, regulations, ordinances, rules, judgments, injunctions, orders, decrees or policies and/or guidelines of any Governmental Authority applicable thereto or to the employees conducting such businesses, including, without limitation, Sections 23A and 23B of the Federal Reserve Act and regulations pursuant thereto, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act, the USA PATRIOT Act, all other applicable fair lending laws and other laws relating to discriminatory business practices;

             (ii)  has and at all times since December 31, 2010 has had all permits, licenses, franchises, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities (and has paid all fees and assessments due and payable in connection therewith) that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted, except where the failure to obtain such item or take such action could not be reasonably expected to have a Material Adverse Effect on MNHN or Manhattan; all such permits, licenses, franchises, certificates of authority, orders and approvals are in full force and effect and, to the knowledge of MNHN or Manhattan, no suspension or cancellation of any of them is threatened;

            (iii)  has timely filed all reports and registrations required to be filed with the SEC under the Exchange Act or Securities Act in compliance with the requirements of the SEC;

            (iv)  has not received, since December 31, 2010, any notification or communication from any Governmental Authority (A) asserting that MNHN, Manhattan or any other MNHN Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to the knowledge of MNHN or Manhattan, do any grounds for any of the foregoing exist).

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             (v)  has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of its financial statements, (y) has designed disclosure controls and procedures to ensure that material information is made known to the management of MNHN or Manhattan on no less than a quarterly basis, and (z) has disclosed, based on its most recent evaluation prior to the date hereof, to its auditors (A) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect its ability to record, process, summarize and report financial data and have identified for its auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls; and

            (vi)  has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable state and federal law and regulation and common law.

          (m)    Material Contracts; Defaults.

              (i)  Except as Previously Disclosed, neither MNHN, Manhattan nor any other MNHN Subsidiary is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (A) with respect to the employment of any of its directors, officers, employees or consultants that cannot be terminated at will by MNHN, Manhattan or a MNHN Subsidiary upon thirty (30) days written notice and without a payment in excess of $50,000, (B) which would entitle any present or former director, officer, employee or agent of any such entity to indemnification from any such entity, other than as provided under applicable law or pursuant to bylaw provisions, (C) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC), (D) which is an agreement (including data processing, software programming, consulting and licensing contracts) not terminable on 60 days or less notice and involving the payment or value of more than $50,000 per annum, (E) which is with or to a labor union or guild (including any collective bargaining agreement), (F) which relates to the incurrence of indebtedness (other than deposit liabilities, advances and loans from the FHLB, and sales of securities subject to repurchase, in each case, in the ordinary course of business), (G) which grants any Person a right of first refusal, right of first offer or similar right with respect to any material properties, rights, assets or business of MNHN, Manhattan or any other MNHN Subsidiary, (H) which involves the purchase or sale of assets with a purchase price of $50,000 or more in any single case or $100,000 in all such cases, other than purchases and sales of investment securities and loans in the ordinary course of business consistent with past practice, (I) which is a consulting agreement, license or service contract (including data processing, software programming and licensing contracts and outsourcing contracts) which involves the payment of $50,000 or more in annual fees, (J) which provides for the payment by MNHN, Manhattan or any other MNHN Subsidiary of payments upon a change of control thereof, (K) which is a lease for any real or material personal property owned or presently used by MNHN, Manhattan or any other MNHN Subsidiary, (L) which materially restricts the conduct of any business by MNHN, Manhattan or any other MNHN Subsidiary or limits the freedom of MNHN, Manhattan or any other MNHN Subsidiary to engage in any line of business in any geographic area (or would so restrict MNHN, Manhattan or any other MNHN Subsidiary after consummation of the transactions contemplated hereby) or which requires exclusive referrals of business or requires MNHN, Manhattan or any other MNHN Subsidiary to offer specified products or services to their customers or depositors on a priority or exclusive basis, or (M) which is with

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    respect to, or otherwise commits MNHN, Manhattan or any other MNHN Subsidiary to do, any of the foregoing (collectively, "Material Contracts").

             (ii)  Each Material Contract is valid and binding on MNHN, Manhattan or any other MNHN Subsidiary which is a party to such Material Contract and is in full force and effect (other than due to the ordinary expiration thereof) and, to the knowledge of MNHN and Manhattan, is valid and binding on the other parties thereto. Neither MNHN, Manhattan nor any other MNHN Subsidiary, nor, to the knowledge of MNHN and Manhattan, any other parties thereto, is in material default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. Except as provided in this Agreement, no power of attorney or similar authorization given directly or indirectly by MNHN or Manhattan is currently outstanding.

            (iii)  All outstanding loans from Manhattan to its officers and directors or officers and directors of its Affiliates have been Previously Disclosed, and there has been no default on, or forgiveness or waiver of, in whole or in part, any such loan during the two years immediately preceding the date hereof.

          (n)    No Brokers.    Other than MNHN's engagement of Sandler O'Neill & Partners, no action has been taken by MNHN, Manhattan or any other MNHN Subsidiary that would give rise to any valid claim against any party hereto for a brokerage commission, advisory or investment banking fees, finder's fee or other like payment with respect to the transactions contemplated hereby.

          (o)    Employee Benefit Plans.

              (i)  All benefit and compensation plans, agreements, programs, policies and arrangements covering current or former employees of MNHN, Manhattan or any other MNHN Subsidiary (the "MNHN Employees") and current or former directors or independent contractors of MNHN, Manhattan or any other MNHN Subsidiary including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA, and severance, employment, change in control, fringe benefit, deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans, agreements, programs, policies or other arrangements (the "MNHN Benefit Plans"), have been Previously Disclosed to PBB. True and complete copies of (A) all MNHN Benefit Plans including, but not limited to, any trust instruments and insurance contracts forming a part of any MNHN Benefit Plans and all amendments thereto; (B) the most recent annual report (Form 5500), together with all schedules, as required, filed with the IRS or DOL, as applicable, and any financial statements and opinions required by Section 103(e)(3) of ERISA with respect to each MNHN Benefit Plan; (C) for each MNHN Benefit Plan which is a "top-hat" plan, a copy of filings with the DOL; (D) the most recent determination letter issued by the IRS (or prototype plan sponsor IRS opinion letter upon which MNHN, Manhattan or any other MNHN Subsidiary may rely) for each MNHN Benefit Plan that is intended to be "qualified" under Section 401(a) of the Code; (E) the most recent summary plan description and any summary of material modifications, as required, for each MNHN Benefit Plan; (F) the most recent actuarial report, if any relating to each MNHN Benefit Plan; (G) the most recent actuarial valuation, study or estimate of any retiree medical and life insurance benefits plan or supplemental retirement benefits plan; and (H) the most recent summary annual report for each MNHN Benefit Plan required to provide summary annual reports by Section 104 of ERISA, have been provided or made available to PBB.

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             (ii)  Each MNHN Benefit Plan has been established and administered to date in all material respects in accordance with the applicable provisions of ERISA, the Code and applicable law and with the terms and provisions of all documents, contracts or agreements pursuant to which such MNHN Benefit Plan is maintained. Each MNHN Benefit Plan which is a Pension Plan and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS (or may rely upon a prototype plan sponsor IRS opinion letter), and MNHN and Manhattan are not aware of any circumstances likely to result in revocation of any such favorable determination letter (or loss of reliance upon any such prototype plan sponsor IRS opinion letter) or the loss of the qualification of such Pension Plan under Section 401(a) of the Code. MNHN and Manhattan have not received any correspondence or written or verbal notice from the IRS, DOL, any other governmental agency, any participant in or beneficiary of, a MNHN Benefit Plan, or any agent representing any of the foregoing that brings into question the qualification of any such MNHN Benefit Plan. There is no material pending or, to Manhattan's knowledge, threatened litigation relating to the MNHN Benefit Plans. MNHN and Manhattan have not engaged in a transaction with respect to any MNHN Benefit Plan or Pension Plan that could subject it to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material. There are no matters pending before the IRS, DOL or other governmental agency with respect to any MNHN Benefit Plan. No MNHN Benefit Plan or related trust is now, or within the past three years has been, the subject of an audit, investigation or examination by a Governmental Authority.

            (iii)  No MNHN Benefit Plan is subject to Title IV of ERISA, and MNHN and Manhattan have not incurred, and do not expect to incur, any liability under Title IV of ERISA with respect to any ongoing, frozen or terminated Pension Plan, currently or formerly maintained by any of them or by any ERISA Affiliate. MNHN and Manhattan have not incurred, and neither expects to incur, any liability with respect to any multiemployer plan (as defined in 4001(a)(3) of ERISA) under of Title IV of ERISA (regardless of whether based on obligations of an ERISA Affiliate). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate or will be required to be filed in connection with the transactions contemplated hereby. There has been no termination or partial termination, as defined in Section 411(d) of the Code and the regulations thereunder, of any Pension Plan.

            (iv)  All contributions required to be made under the terms of each MNHN Benefit Plan have been timely made. No Pension Plan of any ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA, and neither MNHN, Manhattan nor any ERISA Affiliate has an outstanding funding waiver. MNHN and Manhattan have not provided, and are not required to provide, security to any Pension Plan, including any Pension Plan of an ERISA Affiliate, pursuant to Section 401(a)(29) of the Code.

             (v)  MNHN, Manhattan and other MNHN Subsidiaries have no obligations for retiree health and life benefits under any MNHN Benefit Plan, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality. MNHN and Manhattan may amend or terminate any such MNHN Benefit Plan in accordance with and to the extent permitted by their terms at any time without incurring any liability thereunder. No event or condition exists with respect to a MNHN Benefit Plan that could subject MNHN or Manhattan to a material tax under Section 4980B of the Code.

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            (vi)  Except as Previously Disclosed, neither the execution of this Agreement nor consummation of the transactions contemplated hereby, either alone or in connection with a subsequent event, (A) entitle any MNHN Employee or any current or former director or independent contractor of MNHN, Manhattan or any other MNHN Subsidiary to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the MNHN Benefit Plans, (C) result in any breach or violation of, or a default under, any of the MNHN Benefit Plans, (D) result in any payment that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future, (E) result in any payment or portion of any payment that would not be deductible by MNHN under Section 162(m) of the Code when paid, or (F) require any payment of or relating to any tax obligation of any MNHN Employee or any current or former director or independent contractor of MNHN, Manhattan or any other MNHN Subsidiary.

           (vii)  All required reports and descriptions (including but not limited to Form 5500 annual reports and required attachments, Forms 1099-R, summary annual reports, Forms PBGC-1 and summary plan descriptions) have been filed or distributed appropriately with respect to each MNHN Benefit Plan. All required tax filings with respect to each MNHN Benefit Plan have been made, and any taxes due in connection with such filings have been paid.

          (viii)  No MNHN Benefit Plan is or has been funded by, associated with, or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code, a "welfare benefit fund" within the meaning of Section 419 of the Code, a "qualified asset account" within the meaning of Section 419A of the Code or a "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA.

            (ix)  Each MNHN Benefit Plan which is a "nonqualified deferred compensation plan" (within the meaning of Section 409A of the Code) complies with the documentary requirements of, and has been operated in compliance with, Section 409A of the Code and the guidance issued by the IRS with respect to such plans.

          (p)    Labor Matters.    None of MNHN, Manhattan or any other MNHN Subsidiary is a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is any such entity the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel any such entity to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it pending or, to MNHN's or Manhattan's knowledge, threatened, nor is MNHN or Manhattan aware of any activity involving MNHN Employees seeking to certify a collective bargaining unit or engaging in other organizational activity. MNHN, Manhattan and all other MNHN Subsidiaries have paid in full all wages, salaries, commissions, bonuses, benefits and other compensation due to its employees or otherwise arising under any policy, practice, agreement, plan, program, statute or other law.

          (q)    Environmental Matters.    There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations, remediation activities or governmental investigations of any nature seeking to impose on MNHN, Manhattan or any other MNHN Subsidiary, any liability or obligation arising under any Environmental Laws pending or, to the knowledge of MNHN or Manhattan, threatened against MNHN or Manhattan, which liability or obligation could have, individually or in the aggregate, a Material Adverse Effect on MNHN or

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  Manhattan. To the knowledge of MNHN and Manhattan, there is no reasonable basis for any such proceeding, claim, action, environmental remediation or investigation that could impose any liability or obligation that could have or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on MNHN or Manhattan. MNHN, Manhattan and each other MNHN Subsidiary is in compliance in all material respects with applicable Environmental Laws. To MNHN and Manhattan's knowledge, no real property (including buildings or other structures) currently or formerly owned or operated by Manhattan, or any property in which Manhattan has held a security interest, Lien or a fiduciary or management role ("Manhattan Loan Property"), has been contaminated with, or has had any release of, any Hazardous Substance that has resulted, or would reasonably be expected to result, in a Material Adverse Effect with respect to Manhattan or MNHN. Manhattan could not be deemed the owner or operator of, nor has it participated in the management regarding Hazardous Substances of, any Manhattan Loan Property or any property of Manhattan which has been contaminated with, or has had any release of, any Hazardous Substance that has resulted, or would reasonably be expected to result, in a Material Adverse Effect with respect to Manhattan or MNHN. Manhattan has no liability for any Hazardous Substance disposal or contamination on any third party property. Neither Manhattan nor, to Manhattan's knowledge, any Person whose liability Manhattan has assumed whether contractually or by operation of law, has received any notice, demand letter, claim or request for information alleging any material violation of, or material liability under, any Environmental Law. Manhattan is not subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law. To Manhattan's knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving Manhattan, any currently or formerly owned or operated property, any Manhattan Loan Property, or, to Manhattan's knowledge, any Person whose liability Manhattan has assumed whether contractually or by operation of law, that could reasonably be expected to result in any material claims, liability or investigations against Manhattan, result in any material restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any Manhattan Loan Property or property of Manhattan. Manhattan has provided to PBB true and correct copies of all environmental reports or studies, sampling data, correspondence and filings in its possession or reasonably available to it relating to Manhattan and any currently or formerly owned or operated property.

          (r)    Tax Matters.

              (i)  MNHN, Manhattan and each other MNHN Subsidiary have timely filed all Tax Returns, taking into account any properly granted extensions of time to file, with the appropriate taxing authorities required to have been filed, such Tax Returns are true, correct and complete in all material respects and none of such Tax Returns has been amended.

             (ii)  All Taxes required to be paid or remitted by such entities on or before the date hereof have been so paid or remitted, including all Taxes shown as due and owing on all Tax Returns, all Taxes assessed or reassessed by any Governmental Authority, all Taxes held in trust or deemed to be held in trust for a Governmental Authority and all installments on account of Taxes for the current year or, where payment is not yet due, sufficiently reserved in the MNHN Financial Statements in accordance with GAAP.

            (iii)  MNHN, Manhattan and each other MNHN Subsidiary and their officers, directors or any employee responsible for Tax matters have complied in all material respects with all rules and regulations relating to the withholding of Taxes and the remittance of withheld Taxes in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

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            (iv)  Neither MNHN, Manhattan nor any other MNHN Subsidiary has waived any statute of limitations in respect of their Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

             (v)  To MNHN's and Manhattan's knowledge, MNHN and Manhattan and their Subsidiaries have not engaged in any transaction that would constitute a "tax shelter," a "reportable transaction" or any transaction substantially similar to a "tax shelter" or "reportable transaction" within the meaning of Sections 6011, 6662A or 6662 of the Code and the regulations thereunder and similar state or local Tax statutes.

            (vi)  No position has been taken on any Tax Return with respect to the business or operations of MNHN, Manhattan or any other Manhattan Subsidiary for a taxable year or period for which the assessment of any Taxes with respect thereto has not expired, that is contrary to any publicly announced position of a Governmental Authority, or that is substantially similar to any position that a Governmental Authority has successfully challenged in the course of an examination of a Tax Return of MNHN, Manhattan or any other MNHN Subsidiary.

           (vii)  The unpaid Taxes of MNHN, Manhattan and any other MNHN Subsidiary (a) do not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect temporary difference between book and Tax income) as shown on their balance sheets dated September 30, 2011 and (b) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice in filing their Tax Returns.

          (viii)  Neither MNHN, Manhattan nor any other MNHN Subsidiary are currently the beneficiary of any extension of time within which to file any Tax Returns.

            (ix)  There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of MNHN, Manhattan or any other MNHN Subsidiary.

             (x)  No Tax actions by any Governmental Authority are pending or being conducted with respect to MNHN, Manhattan or any other MNHN Subsidiary.

            (xi)  Neither MNHN, Manhattan, nor any other MNHN Subsidiary has received from any taxing authority (including jurisdictions in which they have has not filed Tax Returns) any (a) notice indicating an intent to open an audit or other review, (b) request for information related to Tax matters or (c) notice of deficiency or proposed adjustment for any amount of Tax, proposed, asserted or assessed by any Governmental Authority against MNHN, Manhattan or any other MNHN Subsidiary.

           (xii)  Except as Previously Disclosed, MNHN, Manhattan and all other MNHN Subsidiaries are not a party to or bound by any tax sharing agreement.

          (xiii)  Manhattan and each other MNHN Subsidiary has never been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which the common parent is MNHN.

          (xiv)  Neither MNHN, Manhattan or any other Manhattan Subsidiary is currently liable, nor does any such entity have any potential liability, for the Taxes of another Person (other than consolidated Subsidiaries) (A) under Treasury Regulations Section 1.1502-6 (or comparable provision of state, local or foreign law), (B) as transferee or successor, or (C) by contract or indemnity or otherwise.

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            (xv)  MNHN and Manhattan have never been either a "distributing corporation" or a "controlled corporation" in connection with a distribution of stock qualifying for tax-free treatment, in whole or in part, under Section 355 of the Code.

          (xvi)  Neither MNHN, Manhattan or any other MNHN Subsidiary have been or will be a "United States real property holding corporation" within the meaning of Section 897 of the Code during the five year period ending on the Closing Date.

         (xvii)  MNHN has not made and will not make any distributions with respect to or in redemption of MNHN capital stock except as contemplated by the CGBH Merger in contemplation of the Bank Merger or during the Pre-Merger Period. Neither MNHN nor any person related to MNHN within the meaning of Treasury Regulation Sections 1.368-1(e)(4) (a "MNHN Tax Affiliate") nor any partnership in which MNHN or an MNHN Tax Affiliate is a partner has purchased, redeemed, or otherwise acquired, or made any distributions with respect to, any MNHN capital stock prior to or in contemplation of the Bank Merger, or otherwise, as part of a plan of which the Bank Merger is a part.

        (xviii)  Neither MNHN, Manhattan or any other MNHN Subsidiary is an "investment company" as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

          (s)    Risk Management Instruments.    Except for Derivative Contracts entered into by Manhattan or other MNHN Subsidiaries in connection with the hedging of its residential mortgage pipeline and portfolio MNHN, Manhattan and other MNHN Subsidiaries are not parties to, nor have they agreed to enter into, a Derivatives Contract.

          (t)    Loans; Nonperforming and Classified Assets.

              (i)  Each Loan on the books and records of Manhattan was made and has been serviced in all material respects in accordance with its customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and, to the knowledge of Manhattan, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor's rights or by general equity principles.

             (ii)  Manhattan has Previously Disclosed with respect to itself as of the latest practicable date prior to the date of this Agreement: (A) any Loan under the terms of which the obligor is 30 or more days delinquent in payment of principal or interest, or to the knowledge of Manhattan, in default of any other material provision thereof; (B) each Loan which has been classified as "substandard," "doubtful," "loss" or "special mention" (or words of similar import) by Manhattan, or an applicable regulatory authority (it being understood that no representation is being made that the OCC would agree with the loan classifications established by Manhattan); (C) a listing of the OREO acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof; and (D) each Loan with any director or executive officer of Manhattan or an Affiliate of Manhattan.

          (u)    Properties.    All real property owned or leased by MNHN, Manhattan or any other MNHN Subsidiary and used by it for its branch operations, or otherwise used by it in the conduct of its business or otherwise owned by it, has been Previously Disclosed. With respect to such real property that is owned, such entity has good and marketable and insurable title, free and clear of all Liens, leases or other imperfections of title or survey, except (i) Liens for current taxes and assessments not yet due and payable and for which adequate reserves have been established, (ii) Liens set forth in policies for title insurance of such properties delivered to PBB, (iii) survey imperfections set forth in surveys of such properties delivered to PBB or (iv) as Previously Disclosed. With respect to such real property that is leased, the lessee has a good and marketable

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  leasehold estate in and to such property (except for the matters described in clauses (i)-(iv) hereof), Manhattan has delivered true, correct and complete copies of such lease(s), together with all amendments thereto, to PBB, any such lease is in full force and effect and will not lapse or terminate prior to the Effective Time, neither the lessee nor the landlord thereunder is in default of any of their respective obligations under any such lease and any such lease constitutes the valid and enjoyable obligations of the parties thereto, the transactions contemplated hereby will not require the consent of any landlord under any such lease, or such consent shall have been obtained, and, with respect to any mortgage, deed of trust or other security instrument which establishes a Lien on the fee interest in any real property subject to any such lease, the lessee has the benefit of a non-disturbance agreement from the holder or beneficiary of such mortgage, deed of trust or other security instrument that provides that the lessee's use and enjoyment of the real property subject to such lease will not be disturbed as a result of the landlord's default under any such mortgage, deed of trust or other security instrument, provided the lessee is not in default of any of its obligations pursuant to any such lease beyond the expiration of any notice and cure periods. All real and material personal property owned by the lessee or presently used by it in its business is in good condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with its past practices. MNHN, Manhattan and each other MNHN Subsidiary has good and marketable and insurable title, free and clear of all Liens to all of its material properties and assets, other than real property, except (i) pledges to secure deposits incurred in the ordinary course of its banking business consistent with past practice, (ii) such imperfections of title and encumbrances, if any, as are not material in character, amount or extent or (iii) as Previously Disclosed. All personal property which is material to MNHN, Manhattan and each other MNHN Subsidiary's business and leased or licensed by MNHN, Manhattan and each other MNHN Subsidiary is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

          (v)    Intellectual Property.    Except as Previously Disclosed, MNHN, Manhattan and each other MNHN Subsidiary owns or possesses valid and binding licenses and other rights to use all material patents, copyrights, trade secrets, trade names, service marks, trademarks and other intellectual property rights used in its businesses, free and clear of any material Liens, all of which have been Previously Disclosed by MNHN or Manhattan, and MNHN, Manhattan and each other MNHN Subsidiary has not received any notice of conflict or allegation of invalidity with respect thereto or that asserts the intellectual property rights of others. To the knowledge of MNHN and Manhattan, the operation of the business of MNHN, Manhattan and each other MNHN Subsidiary does not infringe or violate the intellectual property of any third party. MNHN, Manhattan and each other MNHN Subsidiary has performed in all material respects all the obligations required to be performed by it and is not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

          (w)    Fiduciary Accounts.    Manhattan and each other MNHN Subsidiary has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws, regulations and common laws. Neither Manhattan or any other MNHN Subsidiary nor any of their respective directors, officers or employees, has committed any breach of trust with respect to any fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

          (x)    Books and Records.    The books, records, systems, data and information of MNHN, Manhattan and each other MNHN Subsidiary (i) have been maintained in material compliance with applicable legal and accounting requirements, and such books and records fairly and

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  accurately reflect in all material respects all dealings and transactions and (ii) are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of MNHN, Manhattan and each other MNHN Subsidiary (including all means of access thereto and therefrom).

          (y)    Insurance.    MNHN and Manhattan have Previously Disclosed all Insurance Policies currently maintained by MNHN, Manhattan and any other MNHN Subsidiary. MNHN, Manhattan and any other MNHN Subsidiary is insured with reputable insurers against such risks and in such amounts as the management of MNHN has reasonably determined to be prudent in accordance with industry practices; all the Insurance Policies are in full force and effect; MNHN, Manhattan and any other MNHN Subsidiary is not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

          (z)    Allowance For Loan Losses.    Manhattan's allowance for loan losses is, and shall be as of the Effective Time, in compliance with Manhattan's existing methodology for determining the adequacy of its allowance for loan losses as well as the standards established by GAAP, the Financial Accounting Standards Board and the OCC Statement of Policy on Allowance for Loan and Lease Losses and is adequate under all such standards.

          (aa)    Transactions With Affiliates.    Except as Previously Disclosed, there are no existing or pending transactions, nor are there any agreements or understandings, with any shareholders, directors, officers or employees of MNHN or Manhattan or any Affiliate of MNHN, Manhattan and any other MNHN Subsidiary, relating to, arising from or affecting MNHN or Manhattan, including without limitation, any transactions, arrangements or understandings relating to the purchase or sale of goods or services, the lending of monies or the sale, lease or use of any assets of MNHN or Manhattan, with or without adequate compensation, in any amount whatsoever.

          (bb)    Loan Participations.    Manhattan has Previously Disclosed a list and description of all loan participations entered into between, on the one hand, Manhattan and any third party which are reflected on the books and records of Manhattan. A true and complete copy of each document relating to each loan participation has been delivered to PBB.

          (cc)    Material Contracts.    Each Material Contract to which MNHN, Manhattan and any other MNHN Subsidiary is a party, or by which it is bound, or to which it is subject, is valid and binding on MNHN and Manhattan and is in full force and effect (other than due to the ordinary expiration thereof) and, to the knowledge of MNHN and Manhattan, is valid and binding on the other parties thereto. Neither MNHN, Manhattan nor any other MNHN Subsidiary, nor, to the knowledge of such entity, any other parties thereto, is in material default under any Material Contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which they are a party, by which their assets, business, or operations may be bound or affected, or under which they or their respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

          (dd)    Material Facts.    No statement contained in this Agreement, including the Disclosure Schedule, or any certificate furnished or to be furnished by or at the direction of MNHN or Manhattan to PBB, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or shall omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

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          (ee)    MNHN Common Stock.    MNHN Common Stock is registered with the SEC under Section 12(g) of the Securities and Exchange Act of 1934, as amended. MNHN Common Stock is traded over the counter on the OTCBB quotation service.

ARTICLE V

COVENANTS

        5.01    Reasonable Best Efforts.     Subject to the terms and conditions of this Agreement, the Parties agree to use their reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the transactions contemplated hereby as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby, including the satisfaction of the conditions set forth in Article VI hereof, and shall cooperate fully with the other parties hereto to that end. Without limiting the generality of the foregoing, CGBH and PBB agree to use their reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable law, so as to permit the consummation of the CGBH Merger as promptly as practicable.

        5.02    Regulatory Filings.     (a) Subject to the other provisions of this Agreement, the Parties shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated hereby, including the CGBH Merger; and any initial filings with Governmental Authorities shall be made by the Party responsible therefor as soon as reasonably practicable after the execution hereof, and, assuming all requested documents, financial information and other information requested by such Party have been provided by the other Parties in a timely manner.

          (b)   Each party agrees, upon request, to furnish the other parties with all information concerning itself, its Subsidiaries (if applicable), directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other parties or any of their respective Subsidiaries (if applicable) to any third party or Governmental Authority.

        5.03    Press Releases.     The Parties shall consult with each other before issuing any press release with respect to the transactions contemplated hereby or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other parties, which shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other parties (but after such consultation, to the extent practicable under the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by law or the rules or regulations of the securities exchange on which it trades, to the extent applicable.

        5.04    Access; Information.     (a) Upon reasonable notice from a party hereto and subject to applicable laws relating to the exchange of information, each other party (other than Fund Manager) shall afford the requesting party and such party's officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties, personnel and advisors and to such other information as may reasonably request and, during such period, each party shall furnish to the other all information concerning the business, properties and personnel as may be reasonably requested.

          (b)   PBB shall cooperate, and use its commercially reasonable best efforts to cause its independent auditor to cooperate, at PBB's expense, with MNHN and its independent auditor in

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  order to enable MNHN and its Affiliates to prepare financial statements, including, without limitation, pro forma financial information, for PBB that may be required by MNHN in connection with the filing of regulatory applications with Governmental Authorities or otherwise required in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, PBB agrees that it will: (i) consent to the use or incorporation of such audited and/or reviewed financial statements in any proxy statement, prospectus or notice, periodic report or other document that it is required to be delivered to shareholders of MNHN or filed by MNHN or any of its Subsidiaries or Affiliates and (ii) execute and deliver, and cause its officers to execute and deliver (including former officers of PBB after the Closing), such "representation" letters as are customarily delivered in connection with audits and as PBB and/or MNHN's independent accountants may respectively reasonably request under the circumstances.

          (c)   All information furnished pursuant to this Section 5.04 shall be subject to the provisions of the Confidentiality Agreement, dated as of August 26, 2011, between Fund Manager, MNHN and PBB (the "Confidentiality Agreement").

          (d)   No investigation by any of the parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other parties set forth herein.

        5.05    Acquisition Proposals.     MNHN agrees that it shall, and shall cause its respective Affiliates (other than Fund Manager), directors, officers, employees, agents and representatives (including, without limitation, any investment banker, financial advisor, attorney, accountant or other representative retained by it) (all of the foregoing, collectively, "Representatives") to, immediately cease any written or oral discussions, negotiations or communication with any other parties that may be ongoing with respect to the possibility or consideration of any Acquisition Proposal, and at the request of PBB, will enforce any confidentiality or similar agreement relating to any Acquisition Proposal, including by requesting the other party to promptly return or destroy any confidential information previously furnished by or on behalf of MNHN or any Affiliate thereunder. From the date of this Agreement through the Effective Time, MNHN shall not, and shall cause its directors, officers or employees or any Representative retained by it (or any Subsidiary) not to, directly or indirectly through another Person, (i) solicit, initiate or encourage (including by way of furnishing information or assistance), or take any other action designed to facilitate or that is likely to result in, any inquiries or the making of any proposal or offer that constitutes, or is reasonably likely to lead to, any Acquisition Proposal, (ii) provide any confidential information or data to any person relating to any Acquisition Proposal, (iii) participate in any discussions or negotiations regarding any Acquisition Proposal, (iv) waive, terminate, modify or fail to enforce any provision of any contractual "standstill" or similar obligations of any Person other than PBB or its Affiliates, (v) approve or recommend, propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement related to any Acquisition Proposal or propose to do any of the foregoing, or (vi) make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal; provided, however, that in the event that (A) MNHN shall receive a Superior Proposal that was not solicited by it and did not otherwise result from a breach of this Agreement, (B) the Board of Directors of MNHN determines in good faith that, after receipt of advice of outside counsel, that the failure of MNHN to participate in discussions or negotiations with, or provide information to, the party making the Superior Proposal, would be in violation of its fiduciary duties under applicable law, and (C) MNHN gives notice to PBB of its intention to do so, MNHN may provide information to the party making the Superior Proposal pursuant to a confidentiality agreement equivalent to the Confidentiality Agreement and participate in discussions respecting the Superior Proposal. For purposes of this Agreement, the term "Acquisition Proposal" means any inquiry, proposal or offer, filing of any regulatory application or notice (whether in draft or final form) or disclosure of an intention to do any of the foregoing from any Person relating to any (x) direct or indirect acquisition or purchase of any

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material assets or deposits (as applicable) of MNHN or Manhattan, (y) direct or indirect acquisition or purchase of 20% or more of any class of Equity Securities of MNHN or Manhattan, or (z) merger, consolidation, business combination, recapitalization, tender offer, stock purchase, liquidation, dissolution or similar transaction involving MNHN or Manhattan, other than the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the parties acknowledge and agree that any inquiry, proposal or offer, filing of any regulatory application or notice (whether in draft or final form) or disclosure of an intention to do any of the foregoing from any Person relating to any (i) direct or indirect acquisition or purchase of any material assets of Manhattan Capital Markets LLC or any Subsidiary of Manhattan Capital Markets LLC, (ii) direct or indirect acquisition or purchase of 20% or more of any class of Equity Securities of Manhattan Capital Markets LLC or any Subsidiary of Manhattan Capital Markets LLC, or (iii) merger, consolidation, business combination, recapitalization, tender offer, stock purchase, liquidation, dissolution or similar transaction involving Manhattan Capital Markets LLC or any Subsidiary of Manhattan Capital Markets LLC (each such transaction, an "MCM Extraordinary Transaction") shall not be deemed an Acquisition Proposal, and that nothing in this Agreement shall be construed to limit the ability of Manhattan Capital Markets LLC and its Subsidiaries to pursue and consummate an MCM Extraordinary Transaction as long as it does not involve any other MNHN Subsidiary other than Manhattan Capital Markets, LLC and its Subsidiaries, or have a Material Adverse Effect on MNHN, Manhattan or Manhattan's mortgage origination business. MNHN agrees that any violation of this Section 5.05 by any Representative of MNHN, Manhattan or any other MNHN Subsidiary, shall be deemed a breach of this Section 5.05 by MNHN.

        5.06    SEC Filings.

          (a)   MNHN and PBB shall as promptly as practicable prepare and file with the SEC a joint proxy statement/prospectus relating to the MNHN Shareholders Meeting and PBB Shareholders Meeting (the "Proxy Statement"). MNHN shall as promptly as practicable prepare, and MNHN shall file with the SEC, a registration statement on Form S-4 (the "Form S-4") in which the Proxy Statement will be included as a prospectus, and MNHN and PBB shall each use their reasonable best efforts to cause the Form S-4 to be declared effective by the SEC as promptly as practicable after filing. The Proxy Statement, and any amendment or supplement thereto, shall, except in the case of a withdrawal or modification of the MNHN Board Recommendation expressly permitted by Section 5.06(b), include the MNHN Board Recommendation. The parties shall notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or the Form S-4 or for additional information and shall supply each other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement, the Form S-4 or the Bank Merger. If, at any time prior to the receipt of the Requisite Shareholder Approval, any event occurs with respect to PBB, MNHN or any of their respective Subsidiaries, or any change occurs with respect to other information supplied by a party for inclusion in the Proxy Statement or the Form S-4, which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Form S-4, such party shall promptly notify the other party of such event, and MNHN and PBB shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and the Form S-4 and, to the extent required by applicable Law, in disseminating the information contained in such amendment or supplement to the stockholders of MNHN. Without limiting the foregoing, MNHN shall make all necessary filings with respect to the Bank Merger under the Securities Act, the Exchange Act, applicable state blue sky laws and the rules and regulations thereunder, and shall cooperate in seeking timely to obtain any actions, consents, approvals or waivers, and in making any filings or furnishings of information, required in connection therewith (including in connection with the Proxy Statement and the Form S 4).

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          (b)   The board of directors of MNHN shall (i) promptly call and hold a meeting of the MNHN shareholders to obtain the Requisite Shareholder Approval, on the earliest practicable date (the "MNHN Shareholders Meeting"), (ii) recommend to its shareholders the approval and adoption of this Agreement and the transactions contemplated herein (the "MNHN Board Recommendation"), (iii) include the MNHN Board Recommendation in the Proxy Statement and (iv) not approve, agree to or recommend, or propose to approve, agree to or recommend, any Acquisition Proposal, except as otherwise permitted herein. MNHN Board may not withdraw, adversely alter or modify the MNHN Board Recommendation except in connection with a Superior Proposal. The Board of Directors of PBB shall promptly call and hold a meeting of the PBB shareholders to obtain approval of the Agreement, the CGBH Merger and Bank Merger by a majority of the outstanding shares of PBB Common Stock (the "PBB Shareholders Meeting").

          (c)   To the extent either party's shareholders include any Benefit Plan or trust maintained in connection therewith, the Board of Directors of such party shall cause the administrator or other applicable fiduciary for such Benefit Plan to adopt or maintain procedures for the voting of such party's common stock held by the Benefit Plan or its trust which are consistent with applicable fiduciary responsibilities and otherwise reasonably satisfactory. Except with the prior approval of the other party hereto, neither MNHN nor PBB nor any member of their respective Boards of Directors shall, at the meeting of their respective shareholders, submit any other matters for approval of its shareholders.

          (d)   Fund Manager agrees to vote all shares of PBB that the Fund receives in the CGBH Merger and all shares of MNHN Common Stock owned or controlled by the Fund in favor of the Bank Merger and shall cause all actions required under the PBB Articles of Incorporation and Bylaws to provide for PBB's approval of the Bank Merger to be taken, unless this Agreement is terminated as otherwise provided herein or MNHN or Manhattan is in breach of any of its covenants, obligations or agreements hereunder.

        5.07    Notification of Certain Matters.     Each party hereto shall give prompt notice to the other party of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to such party, (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein, or (iii) may reasonably be anticipated to lead to litigation or regulatory action that would delay or prevent the consummation of the transactions contemplated by this Agreement.

        5.08    Consents.    PBB shall use its commercially reasonable efforts to obtain and deliver to Manhattan at the Closing the waiver, approval and/or consents to assignment for all leases and other Material Contracts so identified as requiring consent on the Disclosure Schedules (the "Consents"). Any fees and charges or other consideration, however designated, that are payable in connection with any Consent are collectively referred to as "Consent Fees."

        5.09    Antitakeover Statutes.     Each of MNHN, Manhattan, CGBH, PBB and their respective Boards of Directors shall, if any state antitakeover statute or similar statute becomes applicable to this Agreement and the transactions contemplated hereby, take all action reasonably necessary to ensure that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on this Agreement and the transactions contemplated hereby.

        5.10    No Acceleration of Stock Options.     Without the prior consent of Manhattan, PBB shall not seek to accelerate the vesting of any grants under the PBB Equity Awards or the PBB Equity Plans that do not currently accelerate by their own terms in connection with the CGBH Merger or the Bank Merger, and shall take any actions that may be specified under the terms of the PBB Equity Awards or the PBB Equity Plans for preventing such acceleration. Without the prior approval of PBB, MNHN

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shall not seek to accelerate the vesting of any grants under any MNHN Equity Plans that do not currently accelerate by their own terms in connection with the Bank Merger, and shall take any actions that may be specified under the terms of the MNHN Equity Awards or the MNHN Equity Plans for preventing such acceleration.

        5.11    Employee Matters.     At the Effective Time all persons then employed by PBB shall become employees of Manhattan and shall be subject to the provisions of this Section 5.11:

          (a)   Following the Effective Time, Manhattan shall provide or make available to the Employees of PBB participation in employee benefit plans, on the same terms available to similarly situated employees of Manhattan, to the extent and in a manner consistent with Manhattan benefit plans (i) with full credit for purposes of eligibility and vesting for prior service to the extent it would have been credited by PBB for purposes of eligibility and vesting and (ii) without any waiting periods that would have been satisfied by counting service with PBB, and without any evidence of insurability or application of any pre-existing condition limitations that would not apply if the employee's service and insurance coverage with PBB had been with Manhattan and under health plans of Manhattan. For purposes of satisfying applicable deductible, co-insurance and maximum out-of-pocket expenses under the health plans of Manhattan after the Effective Time, Manhattan will cause all such health plans to credit eligible expenses incurred by the employees of PBB and their beneficiaries under similar plans of PBB, in which such expenses apply, during the portion of the applicable Manhattan health plan's benefit year in which the Effective Time occurs.

          (b)   PBB shall continue to make normal accruals, on its books for customary bonus payments to PBB officers and employees and to pay such bonuses, not to exceed the amount of accruals, in accordance with past practices. In the event that any customary bonus payments to PBB officers and employees would have been paid following the Effective Time, then Manhattan shall make such payments to the extent of the accruals at the time, in the manner and subject to the practices and limitations that normally would have existed but for the Bank Merger.

          (c)   The Parties intend that the 401K plans of PBB and Manhattan will be consolidated as determined by PBB and Manhattan in connection with the Closing.

          (d)   Nothing contained in this Agreement, express or implied, shall (i) be construed to restrict in any way the ability of any of the parties to this Agreement or any of their respective Affiliates to amend, terminate or modify any PBB Benefit Plan, MNHN Benefit Plan, or any other employee benefit plan or compensation or benefit arrangement, plan or program, (ii) be treated as an amendment or other modification of any PBB Benefit Plan, MNHN Benefit Plan, or any other employee benefit plan or compensation or benefit arrangement, plan or program, or (iii) obligate any of the parties to this Agreement or any of their respective Affiliates to adopt or maintain any employee benefit plan or other compensatory or benefits arrangement at any time; and nothing contained in this Section 5.11, express or implied, shall create or be construed to create any third-party beneficiary rights in any current or former employee, officer, director, independent contractor or other service provider of any of the parties to this Agreement or any of their respective Affiliates, any such Person's alternate payees, dependents or beneficiaries or any other Person, whether in respect of continued service, resumed service, compensation, benefits or otherwise.

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        5.12    Indemnification and Insurance.    (a) Following the Effective Time, MNHN and Manhattan will jointly and severally indemnify and hold harmless each present and former director, officer, employee and agent of CGBH or PBB against any costs or expenses (including attorney's fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring prior to the Effective Time to the fullest extent that PBB would have been permitted under California law and its Articles of Incorporation and Bylaws and any indemnification agreements entered into by PBB with such persons to indemnify such person. In connection with any obligation to indemnify hereunder, MNHN and Manhattan shall also advance expenses as incurred to the fullest extent that PBB would have been permitted or required under California law and its Articles of Incorporation and Bylaws and such indemnification agreements, provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

          (b)   PBB shall purchase extended reporting period coverage for PBB's existing officers' and directors' liability insurance ("D&O Insurance") for a period of six years after the Effective Time and the costs of such insurance shall constitute Transaction Expenses.

          (c)   The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each of the officers, directors, employees and agents of CGBH and PBB and its Subsidiaries, their heirs and their representatives.

        5.13    Severance Payment Policy.    Manhattan and PBB shall cooperate and use their respective reasonable best efforts to agree to an appropriate severance and compensation policy in light of any reduction in force in connection with the Bank Merger.

        5.14    Rights Offering.    Not later than the latter of 60 days following the closing of the Bank Merger and 30 days after the receipt of audited financial statements for MNHN for the year ending December 31, 2011, MNHN shall file a registration statement with the SEC in connection with a rights offering open to all MNHN shareholders, excluding the Fund but including all other former PBB shareholders, pursuant to which MNHN will seek to raise up to $10,000,000 from the sale of shares of MNHN Common Stock at a per share price equivalent to the Book Value Per Share of MNHN Common Stock as of the end of the month preceding the month in which the registration statement becomes effective.

        5.15    The Credit Agreement.    The Credit Agreement shall not be amended or modified, and no material provision thereof waived, without the prior written consent of PBB.

ARTICLE VI

CONDITIONS TO CONSUMMATION OF THE TRANSACTION

        6.01    Conditions to Each Party's Obligation to Effect the Transactions Contemplated Hereby.    The respective obligation of each of the parties hereto to consummate the transactions contemplated hereby (the "Closing") is subject to the fulfillment or, to the extent permitted by applicable law, written waiver by the parties hereto prior to the Closing Date, of each of the following conditions:

          (a)    Regulatory Approvals.    All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired.

          (b)    No Injunction.    No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits or makes illegal consummation of the transactions contemplated hereby.

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          (c)    Corporate Approvals.    This Agreement, the Bank Merger Agreement, and the transactions contemplated therein shall have been duly approved by (i) the Board of Directors of PBB, (ii) the affirmative vote of the holders of a majority of the outstanding shares of PBB Common Stock; (iii) the Boards of Directors of MNHN and Manhattan; and (iv) the affirmative vote of the holders of a majority of the outstanding shares of MNHN Common Stock at the meeting of shareholders duly called and held after distributing its Proxy Statement to all shareholders entitled to vote at such meeting.

          (d)    CGBH Merger.    The CGBH Merger shall have been completed.

        6.02    Conditions to Obligations of CGBH, PBB and Fund Manager.    The obligations of CGBH and Fund Manager and PBB to consummate the transactions contemplated hereby are also subject to the fulfillment or written waiver by PBB prior to the Closing Date of each of the following conditions:

          (a)    Representations and Warranties.    (i) Each of the representations and warranties of MNHN and Manhattan set forth in Section 4.03(a) and (b) shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date (unless any such representation or warranty is made only as of a specific date, in which case as of such specific date) and (ii) each of the other representations and warranties of MNHN and Manhattan set forth in this Agreement shall be true and correct in all respects (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date (unless any such representation or warranty is made only as of a specific date, in which case as of such specific date), except in the case of the foregoing clause (ii), where the failure to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect with respect to MNHN or Manhattan.

          (b)    No Material Adverse Effect.    There shall have been no Material Adverse Effect with respect to MNHN and its Subsidiaries, taken as a whole, after the date of this Agreement.

          (c)    Performance of Obligations of MNHN and Manhattan.    MNHN and Manhattan shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and PBB shall have received a certificate, dated the Closing Date, signed on behalf of MNHN and Manhattan by the Chief Executive Officer and the Chief Financial Officer of MNHN and Manhattan to such effect.

          (d)    Fairness Opinion.    PBB shall have received the written opinion of a nationally recognized investment banking firm at the time of execution of this Agreement stating the Exchange Ratio is fair to its shareholders from a financial point of view.

          (e)    Other Actions.    MNHN and Manhattan shall have furnished PBB with such certificates of their respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.01 and 6.02 as PBB may reasonably request.

        6.03    Conditions to Obligation of MNHN and Manhattan.    The obligations of MNHN and Manhattan to consummate the transactions contemplated hereby are also subject to the fulfillment or written waiver by Manhattan prior to the Closing Date of each of the following conditions:

          (a)    Representations and Warranties.    (i) Each of the representations and warranties of PBB and CGBH set forth in Sections 4.02(a) and (b) shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date (unless any such representation or warranty is made only as of a specific date, in which case as of such specific date) and (ii) each of the other representations and warranties of

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  PBB and CGBH set forth in this Agreement shall be true and correct in all respects (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date (unless any such representation or warranty is made only as of a specific date, in which case as of such specific date), except in the case of the foregoing clause (ii), where the failure to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect with respect to PBB or CGBH.

          (b)    No Material Adverse Effect.    There shall have been no Material Adverse Effect with respect to PBB and CGBH, taken as a whole, after the date of this Agreement.

          (c)    Performance of Obligations of PBB and CGBH.    PBB and CGBH shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and MNHN and Manhattan shall have received a certificate, dated the Closing Date, signed on behalf of PBB and CGBH by the Chief Executive Officer and the Chief Financial Officer of PBB and CGBH to such effect.

          (d)    Fairness Opinion.    MNHN shall have received the written opinion of a nationally recognized investment banking firm at the time of execution of this Agreement stating that the Exchange Ratio of the Bank Merger is fair to its shareholders from a financial point of view.

          (e)    FIRPTA Certificate.    PBB shall have delivered to MNHN a properly executed statement from PBB that meets the requirements of Treasury Regulations Sections 1.1445-2(c)(3) and 1.897-2(h)(1), dated as of the Closing Date and in form and substance satisfactory to MNHN.

          (f)    Other Actions.    PBB and CGBH shall have furnished MNHN with such certificates of their respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.01 and 6.03 as MNHN may reasonably request.

ARTICLE VII

TERMINATION

        7.01    Termination.    This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time:

          (a)    Mutual Consent.    By the mutual consent in writing of Manhattan and PBB.

          (b)    Breach.    Provided that the terminating party is not then in material breach of any representation, warranty, covenant or agreement contained herein, by MNHN or Manhattan, on the one hand, or PBB, on the other hand, in the event of a breach by the other Party or Parties of any representation, warranty, covenant or agreement contained herein, which breach (i) cannot be or has not been cured within the shorter to occur of: (A) September 30, 2012 or (B) ten (10) days after the giving of written notice to the breaching party or parties of such breach, and (ii) would entitle the non-breaching party or parties not to consummate the transactions contemplated hereby under Section 6.02(a), (b) or (c) or 6.03(a), (b) or (c), as the case may be.

          (c)    Delay.    By MNHN or Manhattan, on the one hand, or PBB, on the other hand, in the event that the transactions contemplated hereby are not consummated by June 30, 2012, except to the extent that the failure of the transactions contemplated hereby then to be consummated by such date results from the breach by the party or parties seeking to terminate pursuant to this Section 7.01(c) of any representation, warranty, covenant or agreement of such party or parties set forth in this Agreement; provided, however, if the parties have used their respective reasonable best efforts in seeking approvals of Governmental Authorities, such date shall be automatically

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  extended to a date not later than September 30, 2012 if the reason that the transactions contemplated hereby have not been consummated results from the delay or failure of any Governmental Authority to provide approvals, permits, registrations or other governmental consents required to consummate the transactions contemplated hereby.

          (d)    No Regulatory Approval.    By MNHN or Manhattan, on the one hand, or PBB, on the other hand, in the event the approval of any Governmental Authority required for consummation of the transactions contemplated hereby shall have been denied by final nonappealable action of such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority, provided, however, that no party or parties shall have the right to terminate this Agreement pursuant to this Section 7.01(d) if such denial shall be due to the failure of the party or parties seeking to terminate this Agreement to perform or observe the covenants of such party or parties set forth herein.

          (e)    Burdensome Condition.    By MNHN, Manhattan, PBB or Fund Manager, if any regulatory approvals required to consummate the transactions contemplated hereby contain any conditions, restrictions or requirements which the Board of Directors of MHNH, Manhattan or PBB, as the case may be, or the manager or managing member of Fund Manager, reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the transactions contemplated hereby to such a degree that such party would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof (any such condition, restriction or requirement, a "Burdensome Condition").

          (f)    Superior Proposal.

              (i)  By MNHN if (i) MNHN or Manhattan is not in material breach of any of the terms of this Agreement, (ii) the Board of Directors of MNHN authorizes MNHN prior to receipt of the Requisite Shareholder Approval, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and MNHN delivers to PBB and Fund Manager written notice to that effect, setting forth the material terms and conditions of the Superior Proposal, indicating that it intends to enter into such an agreement and (iii) PBB does not make, within ten Business Days of receipt of such notice, a proposal or offer that the Board of Directors of MNHN concludes in good faith (after consultation with MNHN's financial advisor) is no less favorable, from a financial point of view, to the shareholders of MNHN as the Superior Proposal; provided, however, that such termination shall not be effective until MNHN has made payment to PBB of the amount required to be paid pursuant to Section 7.02(d). A "Superior Proposal" means a written bona fide offer made by a third party prior to receipt of the Requisite Shareholder Approval to consummate an Acquisition Proposal that the Board of Directors of MNHN determines, in its good faith judgment (after consultation with MNHN's financial advisor), (i) to be more favorable to MNHN shareholders from a financial point of view than the transactions contemplated hereby, (ii) to be reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal, and (iii) involves the acquisition of all of the shares of MNHN Common Stock.

             (ii)  By PBB or Fund Manager, if a Superior Proposal is made by a third party after the date hereof.

          (g)   In the event a party elects to effect any termination pursuant to Section 7.01(b) through 7.01(f) above, it shall give written notice to the other party hereto specifying the basis for such termination and certifying that such termination has been approved by the vote of a majority of the members of its Board of Directors or, in the case of the Fund Manager, its manager or managing member.

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        7.02    Liabilities and Remedies; Liquidated Damages.

          (a)   In the event of a material breach by any Party of any of its covenants or agreements contained herein, any other Party shall be entitled, without terminating this Agreement, to specifically enforce the terms hereof against the breaching Party. Each Party acknowledges that there is not an adequate remedy at law to compensate the other party relating to the non-consummation of the Bank Merger. To this end, each Party, to the extent permitted by law, irrevocably waives any defense it might have based on the adequacy of a remedy at law which might be asserted as a bar to specific performance, injunctive relief or other equitable relief.

          (b)   In the event that MNHN terminates this Agreement pursuant to Section 7.01(f), then, upon termination of this Agreement, MNHN shall pay PBB in immediately available funds $300,000 (the "Termination Fee") as agreed upon liquidated damages as the sole and exclusive remedy of PBB and Fund Manager under this Agreement. In order to obtain the benefit of liquidated damages provided in this Section 7.02(b), PBB and Fund Manager shall be required to execute a waiver of their rights under Section 7.02(a) above, and shall not have taken any action to enforce any right that they might have under Section 7.02(a) above.

          (c)   In the event that (i) an Acquisition Proposal is made to MNHN or any Person shall have publicly announced an intention to make an Acquisition Proposal between the date hereof and the time of the MNHN Shareholders' Meeting; (ii) the Requisite Shareholder Approval was not obtained and PBB was not, as of the date of such action, in material breach of this Agreement; (iii) Fund Manager voted all shares of MNHN Common Stock owned or controlled by the Fund in favor of the Bank Merger and other transactions contemplated by this Agreement; and (iv) a definitive agreement relating to a Control Transaction is executed by MNHN, or a Control Transaction is consummated, in either case within 12 months after the termination of this Agreement, then upon the consummation of such Control Transaction or the execution of a definitive agreement with respect thereto, MNHN shall pay PBB in immediately available funds the Termination Fee as an agreed upon liquidated damages as the sole and exclusive remedy of PBB. There shall be no duplication of remedy under this Section 7.02(c) and 7.02(b). In order to obtain the benefit of the liquidated damages provided in this Section 7.02(c), PBB and Fund Manager shall be required to execute a waiver of their rights under Section 7.02(a) above, and shall not have taken any action to enforce any right that they might have under Section 7.02(a) above.

          (d)   In the event that (i) the Board of Directors of MNHN fails to recommend adoption of this Agreement to MNHN shareholders or adversely alters or modifies the MNHN Board Recommendation, and (ii) the Requisite Shareholder Approval is not obtained, and (A) PBB is not, as of the date of such event, in material breach of this Agreement, (B) Fund Manager shall have voted all shares of MNHN Common Stock owned or controlled by the Fund in favor of the Bank Merger and other transactions contemplated by this Agreement; and (C) the conditions in Section 6.03(a), (b) and (c) have otherwise been satisfied, then, within two Business Days of termination of this Agreement MNHN shall pay PBB in immediately available funds the Termination Fee as agreed upon liquidated damages as the sole and exclusive remedy of PBB under this Agreement. In order to obtain the benefit of liquidated damages provided in this Section 7.02(d), PBB shall be required to execute a waiver of their rights under Section 7.02(a) above, and shall not have taken any action to enforce any right that they might have under Section 7.02(a) hereof

          (e)   In the event that the Termination Fee is payable under this Section 7.02, MNHN and Manhattan shall also reimburse PBB, CGBH and Fund Manager for all of their out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated herein, including fees of accountants, financial advisors and attorneys and costs otherwise allocated to such Parties under Section 8.05, but not to exceed $450,000.

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          (f)    With respect to the liquidated damages provided in this Section, the parties hereto agree that it would be impracticable or extremely difficult to fix actual damages.

ARTICLE VIII

MISCELLANEOUS

        8.01    Survival.    No representations, warranties, agreements or covenants contained in this Agreement shall survive the Effective Time (other than agreements or covenants contained herein that by their terms are to be performed in whole or in part after the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 5.04(c) and 7.02 and, excepting Section 8.12 hereof, this Article VIII, which shall survive such termination). Notwithstanding anything in the foregoing to the contrary, no representations, warranties, agreements and covenants contained in this Agreement shall be deemed to be terminated or extinguished so as to deprive a party hereto or any of its Affiliates of any defense at law or in equity which otherwise would be available against the claims of any Person, including without limitation any shareholder or former shareholder.

        8.02    Waiver; Amendment.    Prior to the Effective Time, any provision of this Agreement may be (i) waived, by the party benefited by the provision or (ii) amended or modified at any time, by an agreement in writing among the parties hereto executed in the same manner as this Agreement.

        8.03    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

        8.04    Governing Law.     This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California (without giving effect to choice of law principles thereof).

        8.05    Expenses.     Each Party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel, provided that nothing contained herein shall limit any Party's rights to recover any liabilities or damages arising out of the other party's fraud or willful breach of any provision of this Agreement.

        8.06    Notices.     All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) or delivered by an overnight courier (with confirmation) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

        If to MNHN and Manhattan:

    Manhattan Bancorp
    2141 Rosecrans Avenue, Suite 1160
    El Segundo, CA 90425
    Attention: Terry Robinson
    Fax: (310) 606-8090

        With a copy to:

    Manatt, Phelps & Phillips
    695 Town Center Drive
    14th Floor
    Costa Mesa, CA 92626
    Attention: Joshua A. Dean, Esq.
    Fax: (714) 371-2574

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        If to PBB to:

    Professional Business Bank
    2700 East Foothill Boulevard
    Suite 200
    Pasadena, California 91107
    Attention: Mary Lynn Lenz
    Fax: (626) 683-9199

        If to Fund Manager to:

    Carpenter Fund Manager G.P., LLC
    5 Park Plaza, Suite 950
    Irvine, CA 92614
    Attention: Robert Sjogren, General Counsel
    Fax: (949) 261-0880

        In the case of any notice to PBB or Carpenter, with a copy to:

    King, Holmes, Paterno & Berliner
    1900 Avenue of The Stars, 25th Floor
    Los Angeles, CA 90067
    Attention: Keith T. Holmes Esq.
    Fax: (310) 282-8903

        8.07    Entire Understanding; No Third-Party Beneficiaries.     This Agreement and the Confidentiality Agreement represent the entire understanding of the parties hereto and thereto with reference to the transactions contemplated hereby, and this Agreement and the Confidentiality Agreement supersede any and all other oral or written agreements heretofore made. Each party to this Agreement acknowledges that, in executing and delivering this Agreement, it has relied only on the written representations, warranties and promises of the other parties hereto that are contained herein or in the other agreements executed by the parties contemporaneously herewith or, if contemplated hereby, subsequent to the execution of this Agreement, and has not relied on any oral statements of the other parties or its representatives. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        8.08    Severability.     Except to the extent that application of this Section 8.08 would have a Material Adverse Effect on a party hereto, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

        8.09    Enforcement of the Agreement.     The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In the event attorneys' fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate

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relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred therein.

        8.10    Interpretation.     When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the words "as of the date hereof" are used in this Agreement, they shall be deemed to mean the day and year first above written.

        8.11    Assignment.     No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        8.12    Alternative Structure.     Notwithstanding any provision of this Agreement to the contrary, MNHN, Manhattan and PBB may at any time modify the structure of the merger set forth herein, including to provide for a merger of Manhattan with and into PBB, provided that (i) the Per Share Merger Consideration to be paid to the holder of PBB Common Stock is not thereby changed in kind or reduced in amount as a result of such modification and (ii) such modification will not materially delay or jeopardize receipt of any required approvals of Governmental Authorities.

[Signature Page Follows]

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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

MANHATTAN BANCORP
By:	/s/ TERRY L. ROBINSON
	Name:	Terry L. Robinson
	Title:	President & Chief Executive Officer

BANK OF MANHATTAN, N.A.
By:	/s/ TERRY L. ROBINSON
	Name:	Terry L. Robinson
	Title:	President & Chief Executive Officer

CGB HOLDINGS, INC.
By:	/s/ JAMES B. JONES
	Name:	James B. Jones
	Title:	Chief Executive Officer

PROFESSIONAL BUSINESS BANK
By:	/s/ MARY LYNN D. LENZ
	Name:	Mary Lynn D. Lenz
	Title:	Chief Executive Officer

CARPENTER FUND MANAGER, GP, LLC
By:	/s/ JOHN D. FLEMMING
	Name:	John D. Flemming
	Title:	Managing Member

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Exhibit A

CGBH Merger Agreement

AGREEMENT OF MERGER

        This AGREEMENT OF MERGER, dated as of              , 201    (this "Merger Agreement"), is made and entered into by and between Professional Business Bank, a California banking corporation (the "Surviving Corporation"), and CGB Holdings, Inc., a Delaware corporation (the "Disappearing Corporation").

        A.    The Boards of Directors of Surviving Corporation and Disappearing Corporation have approved, and deem it advisable and in the best interests of Surviving Corporation, Disappearing Corporation and their respective shareholders, that Surviving Corporation and Disappearing Corporation consummate the business transaction provided for herein in which Disappearing Corporation would merge with and into Surviving Corporation (the "Merger").

        B.    Surviving Corporation, Disappearing Corporation and certain other parties have entered into an Agreement and Plan of Merger and Reorganization, dated as of November       , 2011 (the "Plan of Merger"), providing, among other things, for the execution and filing of this Merger Agreement and the consummation of the Merger.

        NOW, THEREFORE, in consideration of the premises and mutual agreements contained in this Merger Agreement and the Plan of Merger, the parties to this Merger Agreement hereby agree that Disappearing Corporation shall be merged with and into Surviving Corporation in accordance with the provisions of the laws of the State of California and upon the terms and subject to the conditions set forth as follows:

        1.    The Merger.

          (a)    Effective Time.    The Merger shall be pursuant to the provisions of, and with the effect provided in, the California General Corporation Law (the "CGCL"), and the Merger shall become effective on the date and time (the "Effective Time") a copy of this Merger Agreement is filed with the Secretary of State of the State of California.

          (b)    Effect of the Merger.    At the Effective Time, Disappearing Corporation shall be merged with and into Surviving Corporation and the separate corporate existence of Disappearing Corporation shall cease. Surviving Corporation shall be the surviving corporation in the Merger. At such time, without other transfer, all the property, rights, privileges, powers and franchises of Disappearing Corporation shall vest in Surviving Corporation, all debts, liabilities, obligations, restrictions, disabilities and duties of Disappearing Corporation shall become the debts, liabilities, obligations, restrictions, disabilities and duties of Surviving Corporation. The separate existence of the Surviving Corporation as a California corporation, with all its purposes, objects, rights, powers, privileges and franchises, shall continue unaffected and unimpaired by the Merger.

          (c)    Name.    The name of the Surviving Corporation shall be "Professional Business Bank."

        2.    Corporate Governance.

          (a)    Articles of Incorporation; Bylaws.    From and after the Effective Time and until thereafter amended in accordance with applicable law, (i) the articles of incorporation of Surviving Corporation as in effect immediately prior to the Effective Time shall be and continue to be the Articles of Incorporation of the Surviving Corporation; and (ii) the Bylaws of Surviving Corporation as in effect immediately prior to the Effective Time shall be and continue to be the Bylaws of the Surviving Corporation.

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          (b)    Board of Directors.    The directors and officers of the Surviving Corporation at the Effective Time will be the directors and officers of the Surviving Corporation until they are removed or their successors are elected and qualified.

        3.    Effect of Merger on Outstanding Shares.

          (a)    Shares of Disappearing Corporation.    At the Effective Time, by virtue of the Merger, and without any action on the part of shareholders of the common stock of Disappearing Corporation, each share of Disappearing Corporation common stock issued and outstanding immediately prior to the Effective Time shall be converted into one share of the common stock of the Surviving Corporation.

          (b)    Shares of Surviving Corporation.    All shares of the Surviving Corporation's common stock issued and outstanding immediately prior to the Effective Time shall remain outstanding, other than shares of the Surviving Corporation's common stock owned by Disappearing Corporation, which shall be cancelled.

        4.    General Provisions.

          (a)    Termination and Agreement.    The obligations of the parties to effect the Merger shall be subject to all the terms and conditions contained in the Plan of Merger. Notwithstanding shareholder approval of this Merger Agreement and the Plan of Merger, this Merger Agreement shall terminate forthwith in the event that the Plan of Merger shall be terminated as therein provided prior to the Effective Time.

          (b)    Amendment.    This Merger Agreement may be amended by Surviving Corporation and Disappearing Corporation at any time prior to the Effective Time. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          (c)    Successors and Assigns.    This Merger Agreement shall be binding upon and enforceable by the parties hereto and their respective successors, assigns and transferees, but this Merger Agreement may not be assigned by any party hereto without the written consent of the other.

          (d)    Governing Law.    This Merger Agreement has been executed in the state of California, and the laws of the state of California shall govern the validity and interpretation hereof and the performance by the parties hereto.

          (e)    Further Actions.    The parties hereto shall execute and deliver, or cause to be executed and delivered, all such deeds and other instruments, and will take or cause to be taken all further or other action as they may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of the Disappearing Corporation's property, rights, privileges, powers and franchises hereunder, and otherwise carry out the intent and purposes of this Merger Agreement.

          (f)    Counterparts.    This Merger Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[The remainder of this page is intentionally blank.]

A-1-56

        IN WITNESS WHEREOF, the parties have executed this Merger Agreement as of the date first written above.

SURVIVING CORPORATION:	PROFESSIONAL BUSINESS BANK
By:
Name:
Title:
By:
Name:
Title:
DISAPPEARING CORPORATION:	CGB HOLDINGS, INC.
By:
Name:
Title:
By:
Name:
Title:

[Signature Page to Agreement of Merger]

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Exhibit B

Bank Merger Agreement

BANK MERGER AGREEMENT

        This BANK MERGER AGREEMENT (this "Merger Agreement") is entered into as of                 , by and between Bank of Manhattan, NA ("Manhattan"), a national banking association, and Professional Business Bank ("PBB"), a California state chartered bank, as follows:

Section 1.    Outstanding Shares.

        (a)   Manhattan is a national banking association primarily regulated by the Office of the Comptroller of the Currency. Manhattan has 10,000,000 authorized shares of $5 par value common stock of which            shares are outstanding. Manhattan has no outstanding shares of preferred stock or warrants. All of the issued and outstanding shares of Manhattan are owned by its parent, Manhattan Bancorp ("MNHN"), a California corporation registered as a bank holding company.

        (b)   PBB is a California banking corporation primarily regulated by the California Department of Financial Institutions. PBB has 20,000,000 shares of common stock and 10,000,000 shares of preferred stock, of which                shares of common stock and no shares of preferred stock are outstanding.

Section 2.    The Merger.

        PBB shall be merged into Manhattan (the "Merger"). Manhattan shall be the surviving bank (the "Surviving Bank").

Section 3.    Stock.

        The Merger will become effective at         a.m. Pacific Time on            (the "Effective Time"). At the Effective Time, each outstanding share of PBB common stock shall be converted into the right to receive            shares of MNHN common stock, in accordance with Article II of the Agreement and Plan of Merger and Reorganization, by and among MNHN, Manhattan, CGB Holdings, Inc., PBB and Carpenter Fund Manager GP, LLC, dated as of November     , 2011 (the "Plan of Merger"). At the Effective Time, each option or restricted stock grant for shares of PBB common stock that is outstanding immediately prior to the Effective Time shall be converted into an equivalent grant for shares of MNHN common stock in accordance with the exchange ratio set forth above, with a corresponding adjustment in the exercise price of each such option. The Merger shall have no effect on the shares of Manhattan.

Section 4.    Articles of Association and Bylaws.

        (a)   The Articles of Association of Manhattan, as they exist at the Effective Time, shall be the Articles of Association of the Surviving Bank until the same are amended.

        (b)   The Bylaws of Manhattan, as they exist at the Effective Time, shall be the Bylaws of the Surviving Bank until the same are amended.

Section 5.    Effect of Merger.

        The effect of the Merger is as prescribed by law. All assets of PBB, as they exist at the Effective Time, shall pass to and vest in Manhattan without any conveyance or other transfer. Manhattan shall be responsible for all of the liabilities of every kind and description of PBB existing as of the Effective Time.

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 Section 6.    Officers and Directors.

        The officers and directors of Manhattan holding office at the Effective Time shall be the officers and directors of the Surviving Bank until removed as provided by law or until the election of their respective successors.

Section 7.    Acts of Merging Corporation.

        PBB, as the merging corporation, shall from time to time, as and when requested by the Surviving Bank, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out the Merger.

[Signature Page Follows]

A-1-59

        IN WITNESS WHEREOF, the parties have executed this Merger Agreement.

BANK OF MANHATTAN, NA
By:
Name:
Title:
By:
Name:
Title:
PROFESSIONAL BUSINESS BANK
By:
Name:
Title:
By:
Name:
Title:

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STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF	)

        On            , before me,                , a Notary Public in and for said County and State, personally appeared                and                , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) (is/are) subscribed to the within instrument, and acknowledged to me that (he/she/they) executed the same in (his/her/their) authorized capacity(ies), and that by (his/her/their) signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature of Notary

[SEAL]

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF	)

        On            , before me,                , a Notary Public in and for said County and State, personally appeared                and                , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) (is/are) subscribed to the within instrument, and acknowledged to me that (he/she/they) executed the same in (his/her/their) authorized capacity(ies), and that by (his/her/their) signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature of Notary

[SEAL]

A-1-61

CERTIFICATE OF APPROVAL
OF
AGREEMENT OF MERGER

                                and                         certify that:

  1.
  They are the [Title] and the [Title], respectively of BANK OF MANHATTAN, NA, a national banking association ("Manhattan").

  2.
  The Bank Merger Agreement in the form attached was duly approved by at least a majority of the Board of Directors of the association and by the shareholder of Manhattan.

  3.
  There is only one class of outstanding shares. The total number of outstanding shares entitled to vote on the Bank Merger Agreement was                        .

  4.
  The principal terms of the Bank Merger Agreement were approved by the unanimous vote of Manhattan's shareholder, which equaled or exceeded the vote required. The percentage vote required was more than 66 2/3%.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

        Dated this            day of                    at                    , California.

Name:
Title:

Name:
Title:

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 CERTIFICATE OF APPROVAL
OF
AGREEMENT OF MERGER

                                and                         certify that:

  1.
  They are the [Title] and [Title], respectively, of PROFESSIONAL BUSINESS BANK, a California banking corporation ("PBB").

  2.
  The Bank Merger Agreement in the form attached was duly approved by at least a majority of the Board of Directors and by the shareholders of PBB.

  3.
  There is only one class of outstanding shares of PBB. The total number of shares entitled to vote on the Merger was [                            ].

  4.
  The principal terms of the Bank Merger Agreement were approved by the vote of PBB's shareholders which equaled or exceeded the vote required. The percentage vote required was more than 66 2/3%.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

        Dated this            day of                    at                    , California.

Name:
Title:

Name:
Title:

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 Annex A-2

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

        This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Amendment"), dated January 18, 2012, is entered into by and among Carpenter Fund Manager GP, LLC, a Delaware limited liability company ("Fund Manager"), Manhattan Bancorp, a California corporation ("MNHN"), Bank of Manhattan, N.A., a national banking association headquartered in El Segundo, California ("Manhattan"), CGB Holdings, Inc., a Delaware corporation ("CGBH"), and Professional Business Bank, a California chartered commercial bank headquartered in Pasadena, California ("PBB").

RECITALS

        A.    Fund Manager, MNHN, Manhattan, CGBH and PBB are parties to that certain Agreement and Plan of Merger and Reorganization, dated as of November 21, 2011 (the "Merger Agreement").

        B.    The Effective Time has not yet occurred.

        C.    Subject to the terms and conditions set forth in this Amendment, the parties hereto desire to amend the Merger Agreement by entering into this Amendment.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereby agree as follows:

        1.    Definitions.     Except as otherwise provided herein, capitalized terms used in this Amendment shall have the definitions set forth in the Merger Agreement.

        2.    Amendments.

          (a)   The following is hereby added as Section 2.05(e) of the Merger Agreement:

    "(e)    No Fractional Shares.    Notwithstanding anything to the contrary contained in this Agreement, no certificates or scrip representing fractional shares of MNHN Common Stock shall be issued upon the surrender of certificates representing shares of PBB Common Stock for exchange, no dividend or distribution with respect to MNHN Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of MNHN. In lieu of the issuance of any such fractional share, MNHN shall pay to each former shareholder of PBB who otherwise would be entitled to receive such fractional share, an amount in cash (rounded to the nearest whole cent) determined by multiplying (i) the Book Value Per Share of MNHN Common Stock as of the Determination Date by (ii) the fraction of a share (after taking into account all shares of PBB Common Stock held by such shareholder at the Effective Time and rounded to the nearest one ten-thousandth when expressed in decimal form) of MNHN Common Stock to which such shareholder would otherwise be entitled to receive pursuant to Section 2.05(a). The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained-for consideration but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience that would otherwise be caused by the issuance of fractional shares."

        3.    Terms of Agreement.     Except as expressly modified hereby, all terms, conditions and provisions of the Merger Agreement shall continue in full force and effect.

        4.    Conflicting Terms.     In the event of any inconsistency or conflict between the Merger Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

        5.    Entire Agreement.     This Amendment and the Merger Agreement constitute the entire and exclusive agreement between the parties with respect to the subject matter hereof. All previous discussions and agreements with respect to this subject matter are superseded by the Merger Agreement and this Amendment. This Amendment may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

[Signature Page Follows]

A-2-2

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

MANHATTAN BANCORP
By:	/s/ TERRY L. ROBINSON
	Name:	Terry L. Robinson
	Title:	President & Chief Executive Officer
BANK OF MANHATTAN, N.A.
By:	/s/ TERRY L. ROBINSON
	Name:	Terry L. Robinson
	Title:	President & Chief Executive Officer
CGB HOLDINGS, INC.
By:	/s/ JAMES B. JONES
	Name:	James B. Jones
	Title:	President
PROFESSIONAL BUSINESS BANK
By:	/s/ MARY LYNN LENZ
	Name:	Mary Lynn Lenz
	Title:	Chief Executive Officer
CARPENTER FUND MANAGER, GP, LLC
By:	/s/ JOHN D. FLEMMING
	Name:	John D. Flemming
	Title:	Managing Member

A-2-3

 Annex B

                      November 21, 2011

Board of Directors
Manhattan Bancorp
2141 Rosecrans Avenue
Suite 1160
El Segundo, CA 90245

Ladies and Gentlemen:

        Bank of Manhattan, N.A., ("Bank of Manhattan"), Manhattan Bancorp ("MNHN") and Professional Business Bank ("PBB"), CGB Holdings, Inc., the bank holding company of PBB ("CGBH"), Carpenter Fund Manager GP, LLC, as general partner of Carpenter Community BancFund, L.P., Carpenter Community BancFund-A, L.P. and Carpenter Community BancFund-CA, L.P. (collectively, the "Funds") have entered into a definitive merger agreement dated November 21, 2011 pursuant to which PBB will merge into Bank of Manhattan, with Bank of Manhattan as the surviving entity (the "Merger"). Pursuant to the terms of the merger, each share of PBB common stock will be exchanged for a number of shares of MNHN common stock having a Book Value equal to the Book Value Per Share of PBB common stock acquired as of the end of the month preceding the month in which the closing of the Merger. Based on the Book Values of MNHN common stock and PBB common stock at September 30, 2011, each share of PBB common stock will be exchanged for 1.5740 shares of MNHN common stock (the "Exchange Ratio"). After the Merger, the former PBB shareholders will own approximately 36% of MNHN. You have advised us that prior to the Merger, the Funds, which constitute, on a combined basis, the largest shareholder group of both MNHN and CGBH, beneficially own approximately 100% of the outstanding shares of CGBH and approximately 44% of the outstanding shares of MNHN. The other terms and conditions of the Merger are more fully set forth in the Agreement, and capitalized terms used herein without definition shall have the meanings assigned to them in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of MNHN common stock.

        Sandler O'Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the Agreement; (ii) certain publicly available financial statements and other historical financial information of MNHN that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of PBB that we deemed relevant; (iv) internal financial projections for MNHN for the years ending December 31, 2011 through December 31, 2016 as prepared by and discussed with senior management of MNHN; (v) internal financial projections for PBB for the years ending December 31, 2011 through December 31, 2016 as prepared by and discussed with senior management of PBB; (vi) the publicly reported historical price and trading activity for MNHN's common stock, including a comparison of certain financial and stock market information for the MNHN and PBB with similar publicly available information for certain other commercial banks, the securities of which are publicly traded; (vii) (viii) the current market environment generally and in the commercial banking sector in particular; (ix) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of senior management of the MNHN the business, financial condition, results of operations and prospects of MNHN and held similar discussions with senior management of PBB concerning the business, financial condition, results of operations and prospects of PBB.

        In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by MNHN and PBB or that was otherwise reviewed by us and have assumed such accuracy and completeness for purposes of preparing this letter. We have further relied on the assurances of the respective managements of MNHN and PBB that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of MNHN and PBB or any of their respective subsidiaries. We did not make an independent evaluation of the adequacy of the allowance for loan losses of MNHN and PBB or the combined entity after the Merger and we have we not reviewed any individual credit files relating to MNHN and PBB. We have assumed, with your consent, that the respective allowances for loan losses for both MNHN and PBB are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

        We have assumed that there has been no material change in the respective assets, financial condition, results of operations, business or prospects of MNHN or PBB since the date of the most recent financial data made available to us. We have also assumed in all respects material to our analysis that MNHN and PBB will remain as a going concern for all periods relevant to our analyses. We express no opinion as to any of the legal, accounting and tax matters relating to the Merger and any other transactions contemplated in connection therewith.

        Our analyses and the views expressed herein are necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect our views. We have not undertaken to update, revise, reaffirm or withdraw this letter or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the value of MNHN's common stock will be when issued to PBB's shareholders or the prices at which MNHN's and PBB's securities may trade at any time.

        We will receive a fee from the Company for providing this opinion and for acting as the Company's financial advisor in connection with the Merger. MNHN has also agreed to indemnify us against certain liabilities arising out of our engagement. In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to MNHN and PBB and their affiliates. We may also actively trade the equity or debt securities of MNHN and PBB or their affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

        This letter is directed to the Board of Directors of MNHN in connection with its consideration of the Merger and does not constitute a recommendation to any shareholder of MNHN as to how such shareholder should vote at any meeting of shareholders called to consider and vote upon the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Exchange Ratio to holders of MNHN common stock and does not address the underlying business decision of MNHN to engage in the Merger, the relative merits of the Merger as compared to any other alternative business strategies that might exist for MNHN or the effect of any other transaction in which MNHN might engage. This opinion shall not be reproduced or used for used for any other purposes, without Sandler O'Neill's prior written consent. This Opinion has been approved by Sandler O'Neill's fairness opinion committee. We do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by MNHN's officers, directors, or employees, or class of such persons, relative to the compensation to be received in the Merger by any other shareholders of MNHN.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the holders of MNHN common stock from a financial point of view.

                      Very truly yours,

/s/ Sandler O'Neill & Partners, L.P. Sandler O'Neill & Partners, L.P.

B-2

 Annex C

November 21, 2011

Board of Directors
Professional Business Bank
2700 East Foothill Boulevard, Suite 200
Pasadena, CA 91107

Members of the Board:

        It is our understanding that Professional Business Bank ("PBB", or the "Company") is considering entering into an Agreement and Plan of Merger and Reorganization ("Agreement") with Bank of Manhattan, National Association ("Manhattan"), a wholly owned subsidiary of Manhattan Bancorp ("MNHN", or the "Partner"), pursuant to which the Company would merge into Manhattan (the "Merger"). Upon consummation of the Merger, each outstanding share of Company common stock, and common stock equivalents, shall be converted into the right to receive shares of MNHN common stock (the "Exchange Ratio"). The Exchange Ratio shall be determined so that each share of PBB common stock shall be converted into the right to receive a number of shares of MNHN common stock with an aggregate book value per share of the MNHN common stock equal to the book value per share of the PBB common stock as of the last day of the month preceding the month in which the closing date occurs (the "Determination Date"). Using financial data as of September 30, 2011, this equates to an Exchange Ratio of 1.574 shares of MNHN common stock received per share of PBB common stock. The transaction is structured as a tax-free 100% stock exchange and the terms and conditions of the Merger are more fully set forth in the Agreement and capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of PBB common stock.

        In arriving at our opinion, we reviewed: (i) a draft of the Agreement dated November 21, 2011, and exhibits thereto; (ii) certain financial statements and other historical financial and business information about the Company made available to us from published sources and/or from the internal records of the Company; (iii) the financial terms of certain other similar mergers; (iv) the relative contributions of the Company and the Partner to the combined company; (v) the publicly reported historical price and trading activity for the Partner's common stock; (vi) the pro forma financial impact of the Merger, taking into consideration the amounts and timing of the cost savings which the managements of Company and Partner estimate will result from the Merger; (vii) the current market environment generally and the banking industry environment in particular; and (viii) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. In addition, we have had discussions with the management and other representatives and advisors of the Company and the Partner concerning the business, financial condition, results of operations and prospects of the Company and the Partner.

        In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed responsibility for independently verifying such information of the Company or the Partner, nor have we been furnished any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of the Company or the Partner. We have further relied on the

11150 Santa Monica Blvd., Suite 350 Los Angeles, CA 90025 ~ (310) 500-3860 ~ FAX (310) 500-3861
www.davidsoncompanies.com/ecm/

assurances of the senior management of each of Company and the Partner that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to undertake, and have not undertaken, an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets or liabilities including the amount of any loan, investment or other FASB141(R) mark, the collateral securing assets or the liabilities (contingent or otherwise), or the collectability of any such assets, nor have we been furnished with any such evaluations or appraisals. We did not make an independent evaluation of the adequacy of the allowance for loan losses of the Company or the Partner nor have we reviewed any individual credit files relating to the Company or the Partner and we express no opinion on the adequacy of the allowance for loan losses of the Company or the Partner. Additionally, we did not make any independent evaluation of the amounts or timing of the cost savings identified to be realized as a result of the merger. Further, we are using guidance from management in respect to the balance of deferred tax asset(s) of the Company and the Partner and we are not expressing an opinion nor did we independently verify the survivability of the deferred tax asset(s) as it relates to the Merger. We assume there has been no material change in Company or Partner's assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements provided to us.

        We have also assumed in all respects material to our analysis that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the Agreement are not waived. We assume that there were no material changes to the Agreement from the draft Agreement on November 21, 2011 to the final executed Agreement. In addition, we have assumed that in the course of obtaining necessary regulatory or other consents or approvals (contractual or otherwise) for the Transaction, no further modifications, including any divestiture requirements or amendments, will be imposed that will have a material adverse affect on the contemplated benefits of the Transaction. We have also assumed that the transaction will qualify as a tax-free reorganization.

        Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion.

        We will receive a fee for our services in connection with rendering this opinion. In the ordinary course of business as a broker-dealer, we may actively trade or hold securities of MNHN for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

        Our opinion is directed only to the fairness, from a financial point of view, of the Exchange Ratio to shareholders of PBB common stock and does not address the underlying business decision of PBB to undertake the Merger. We express no opinion as to the relative merits of the Merger as compared to any other alternative business strategies or transaction that might exist for PBB or the effect of any other strategic or financial transaction in which PBB might engage. This opinion has been approved by D.A. Davidson & Co.'s fairness opinion committee. We do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger or in any other related transaction by any officer, director, or employee, or class of such persons, relative to the compensation to be received in the Merger by any other shareholder.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the proposed Exchange Ratio is fair, from a financial point of view, to the shareholders of the Company. This fairness opinion was reviewed and approved by a D.A. Davidson Fairness Opinion Committee.

C-2

        It is understood that this letter is for the information of the Board of Directors of the Company in connection with its consideration of the Merger and is not intended to be and does not constitute a recommendation of the Merger to the Company or its shareholders, nor does it constitute a recommendation to any shareholder as to how such shareholder should vote on any matter relating to the Merger. This letter is not to be quoted or referred to, in whole or in part, in any statement or document, nor shall this letter be used for any other purposes, without our prior written consent, which consent is hereby given to the inclusion of this letter in a proxy or other document filed with the Securities and Exchange Commission and bank regulatory agencies in connection with the Merger.

Sincere Regards,

/s/ D.A. Davidson & Co.

D.A. Davidson & Co.

C-3

Annex D

CALIFORNIA GENERAL CORPORATION LAW
CHAPTER 13: DISSENTERS' RIGHTS

Section 1300. Shareholder in short-form merger; Purchase at fair market value; "Dissenting shares"; "Dissenting shareholder"

        (a)   If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

        (b)   As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

          (1)   Which were not immediately prior to the reorganization or short-form merger listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

          (2)   Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

          (3)   Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

          (4)   Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

        (c)   As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

Section 1301. Notice to holder of dissenting shares of reorganization approval; Demand for purchase of shares; Contents of demand

        (a)   If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, that corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of that approval, accompanied by a copy of Sections 1300, 1302, 1303, and 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under those sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

        (b)   Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase shares shall make written demand upon the corporation for the purchase of those shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

        (c)   The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what that shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at that price.

Section 1302. Stamping or endorsing dissenting shares

        Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

Section 1303. Dissenting shareholder entitled to agreed price with interest thereon; When price to be paid

        (a)   If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

        (b)   Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

 Section 1304. Action by dissenters to determine whether shares are dissenting shares or fair market value of dissenting shares or both; Joinder of shareholders; Consolidation of actions; Determination of issues; Appointment of appraisers

        (a)   If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

        (b)   Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

        (c)   On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

Section 1305. Duty and report of appraisers; Court's confirmation of report; Determination of fair market value by court; Judgment and payment; Appeal; Costs of action

        (a)   If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

        (b)   If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

        (c)   Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

        (d)   Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

        (e)   The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

 Section 1306. Prevention of payment to holders of dissenting shares of fair market value; Effect

        To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

Section 1307. Disposition of dividends upon dissenting shares

        Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

Section 1308. Rights and privileges of dissenting shares; Withdrawal of demand for payment

        Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

Section 1309. When dissenting shares lose their status

        Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

        (a)   The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

        (b)   The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

        (c)   The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

        (d)   The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

Section 1310. Suspension of proceedings for compensation or valuation pending litigation

        If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

 Section 1311. Shares to which chapter inapplicable

        This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

Section 1312. Attack on validity of reorganization or short-form merger; Rights of shareholders; Burden of proof

        (a)   No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

        (b)   If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

        (c)   If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

Section 1313. Conversion deemed to constitute reorganization for purposes of chapter

        A conversion pursuant to Chapter 11.5 (commencing with Section 1150) shall be deemed to constitute a reorganization for purposes of applying the provisions of this chapter, in accordance with and to the extent provided in Section 1159.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

        Section 317 of the CGCL authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers who are parties or are threatened to be made parties to any proceeding (with certain exceptions) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation.

        Article Sixth of Manhattan Bancorp's articles of incorporation authorizes Manhattan Bancorp to provide for indemnification of officers and directors in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject to the limits on such excess indemnification set forth in Section 204 of the CGCL. Section 4.7 of Manhattan Bancorp's bylaws authorize Manhattan Bancorp to provide for indemnification of officers and directors to the fullest extent possible by the provisions of the CGCL. This indemnification limits the personal monetary liability of directors in performing their duties on behalf of Manhattan Bancorp, to the extent permitted by the CGCL, and permits Manhattan Bancorp to indemnify its directors and officers against certain liabilities and expenses, to the extent permitted by the CGCL. In addition, Manhattan Bancorp maintains a directors' and officers' liability insurance policy that insures its directors and officers against certain liabilities, including certain liabilities under the Securities Act.

        Additionally, Manhattan Bancorp has entered into indemnification agreements (each, an "Indemnification Agreement") with each of its directors and senior executive officers (each an "Indemnitee"). The Indemnification Agreements provide each of the Indemnitees with, among other things, indemnification against liabilities relating to their service as directors and officers of Manhattan Bancorp and the advancement of expenses under certain circumstances, in each case to the fullest extent permitted by law.

        The foregoing summaries are necessarily subject to the complete text of the CGCL, Manhattan Bancorp's articles of incorporation and bylaws and the agreements referred to above, and are qualified in their entirety by reference thereto.

Item 21.    Exhibits and Financial Statement Schedules

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization dated as of November 21, 2011, among Carpenter Fund Manager GP, LLC, Manhattan Bancorp, Bank of Manhattan, N.A., CGB Holdings, Inc. and Professional Business Bank (attached as Annex A-1 to the proxy statement/prospectus contained in this Registration Statement)
2.2
First Amendment to Agreement and Plan of Merger and Reorganization dated as of January 18, 2012, among Carpenter Fund Manager GP, LLC, Manhattan Bancorp, Bank of Manhattan, N.A., CGB Holdings, Inc. and Professional Business Bank (attached as Annex A-2 to the proxy statement/prospectus contained in this Registration Statement)
3.1
Articles of Incorporation of Manhattan Bancorp, as amended (filed as Exhibit 3.1 to Manhattan Bancorp's Registration Statement on Form SB-2, filed on February 5, 2007 and incorporated herein by reference)
3.2	By-laws of Manhattan Bancorp (filed as Exhibit 3.2 to Manhattan Bancorp's Registration Statement on Form SB-2, filed on February 5, 2007 and incorporated herein by reference)

Exhibit No.	Description
4.1	Specimen Common Stock Certificate (filed as Exhibit 4.1 to Manhattan Bancorp's Amendment to Registration Statement on Form SB-2/A, filed on March 20, 2007 and incorporated herein by reference)
5.1	Opinion of Manatt, Phelps & Phillips, LLP regarding the validity of the securities to be issued†
8.1	Opinion of Manatt, Phelps & Phillips regarding certain tax matters†
8.2	Opinion of King, Holmes, Paterno & Berliner, LLP regarding certain tax matters†
10.1	Lease for Main office of Bank of Manhattan (filed as Exhibit 10.2 to Manhattan Bancorp's Amendment to Registration Statement on Form SB-2, filed on March 20, 2007 and incorporated herein by reference)
10.2	Form of Stock Option Plan (filed as Exhibit 10.3 to Manhattan Bancorp's Amendment to Registration Statement on Form SB-2, filed on March 20, 2007, and incorporated herein by reference)(x)
10.3
Stock Purchase Agreement dated May 14, 2008 between Manhattan Bancorp and Carpenter Fund Manager GP, LLC (filed as Exhibit 99.2 to Manhattan Bancorp's Current Report on Form 8-K, filed on May 16, 2008 and incorporated herein by reference)
10.4
First Amended and Restated Employment Agreement dated March 26, 2009 between Manhattan Bancorp, Bank of Manhattan, N.A. and Dean Fletcher (filed as Exhibit 10.2 to Manhattan Bancorp's Current Report on Form 8-K, filed on March 27, 2009 and incorporated herein by reference)
10.5
Amendment to First Amended and Restated Employment Agreement dated September 8, 2010 between Manhattan Bancorp, Bank of Manhattan, N.A. and Dean Fletcher (filed as Exhibit 10.1 to Manhattan Bancorp's Current Report on Form 8-K, filed on September 10, 2010 and incorporated herein by reference)
10.6
Employment Agreement dated March 26, 2009 between Bank of Manhattan and Rick Sowers (filed as Exhibit 10.3 to Manhattan Bancorp's Current Report on Form 8-K, filed on March 27, 2009 and incorporated herein by reference)
10.7
Operating Agreement of Manhattan Capital Markets LLC dated as of July 30, 2010, by and between MBFS Holdings, Inc and Bodi Advisors, Inc (filed as Exhibit 10.7 to Manhattan Bancorp's Annual Report on Form 10-K, filed on March 30, 2011 and incorporated herein by reference)
10.8
Amendment No. 1 to Operating Agreement of Manhattan Capital Markets LLC dated as of November 30, 2010, by and between MBFS Holdings, Inc. and Bodi Advisors, Inc. (filed as Exhibit 10.8 to Manhattan Bancorp's Annual Report on Form 10-K, filed on March 30, 2011 and incorporated herein by reference)
10.9
Employment Agreement dated October 1, 2009 by and between BOM Capital, LLC and Harold Hermelee (filed as Exhibit 99.2 to Manhattan Bancorp's Current Report on Form 8-K, filed on October 7, 2009 and incorporated herein by reference)
10.10
Employment Agreement dated October 1, 2009 by and between BOM Capital, LLC and Tad Dahlke (filed as Exhibit 99.3 to Manhattan Bancorp's Current Report on Form 8-K, filed on October 7, 2009 and incorporated herein by reference)

Exhibit No.	Description
10.11	Employment Agreement dated October 1, 2009 by and between BOM Capital, LLC and Greg Jacobson (filed as Exhibit 99.4 to Manhattan Bancorp's Current Report on Form 8-K, filed on October 7, 2009 and incorporated herein by reference)
10.12
Employment Agreement dated December 8, 2009 by and between Manhattan Bancorp and Kyle A. Ransford (filed as Exhibit 10.10 to Manhattan Bancorp's Current Report on Form 8-K, filed on December 14, 2009 and incorporated herein by reference)
10.13
Employment Agreement dated March 1, 2010 by and between Manhattan Bancorp, Bank of Manhattan, N.A. and Deepak Kumar (filed as Exhibit 10.11 to Manhattan Bancorp's Current Report on Form 8-K, filed on March 5, 2010 and incorporated herein by reference)
10.14
Employment Agreement dated November 23, 2010 by and between Manhattan Bancorp, Bank of Manhattan, N.A. and Terry L. Robinson (filed as Exhibit 10.1 to Manhattan Bancorp's Current Report on Form 8-K, filed on November 23, 2010 and incorporated herein by reference)
10.15
First Amendment to Employment Agreement dated as of April 28, 2011 by and between Manhattan Bancorp, Bank of Manhattan, N.A. and Terry L. Robinson (filed as Exhibit 10.1 to Manhattan Bancorp's Current Report on Form 8-K, filed on May 2, 2011 and incorporated herein by reference)
10.16	Second Amendment to Lease (filed as Exhibit 10.1 to Manhattan Bancorp's Quarterly Report on Form 10-Q, filed on May 12, 2011 and incorporated herein by reference)
10.17
Employment Agreement dated as of May 27, 2011, by and among Manhattan Bancorp, Bank of Manhattan, N.A., and Brian E. Côté (filed as Exhibit 10.1 to Manhattan Bancorp's Current Report on Form 8-K, filed on June 1, 2011 and incorporated herein by reference) (x)
10.18
Credit Agreement dated as of July 25, 2011, by and among Manhattan Bancorp, Carpenter Fund Management Company, LLC, as administrative agent, and Carpenter Community Bancfund, L.P. and Carpenter Community Bancfund-A, L.P., as lenders (filed as Exhibit 10.1 to Manhattan Bancorp's Current Report on Form 8-K, filed on July 29, 2011 and incorporated herein by reference)
10.19
First Amendment to Credit Agreement dated as of November 21, 2011, among Manhattan Bancorp, the lenders party thereto and Carpenter Fund Management Company, LLC, as administrative agent for the Lenders (filed as Exhibit 10.1 to Manhattan Bancorp's Current Report on Form 8-K, filed on November 23, 2011 and incorporated herein by reference)
10.20
Second Amendment to Credit Agreement dated as of January 18, 2012, among Manhattan Bancorp, the lenders party thereto and Carpenter Fund Management Company, LLC, as administrative agent for the Lenders (filed as Exhibit 10.2 to Manhattan Bancorp's Current Report on Form 8-K, filed on January 20, 2012 and incorporated herein by reference)
10.21
Stock Pledge and Security Agreement dated as of July 25, 2011, by Manhattan Bancorp in favor of Carpenter Fund Management Company, LLC, as administrative agent (filed as Exhibit 10.2 to Manhattan Bancorp's Current Report on Form 8-K, filed on July 29, 2011 and incorporated herein by reference)
13.1	Annual Report of Manhattan Bancorp on Form 10-K (filed on March 30, 2011 and incorporated herein by reference)
13.2	Quarterly Report of Manhattan Bancorp on Form 10-Q (filed on May 12, 2011 and incorporated herein by reference)

Exhibit No.	Description
13.3	Quarterly Report of Manhattan Bancorp on Form 10-Q (filed on August 19, 2011 and incorporated herein by reference), as amended by Amendment No. 1 to Quarterly Report Form 10-Q (filed on September 7, 2011 and incorporated herein by reference)
13.4	Quarterly Report of Manhattan Bancorp on Form 10-Q (filed on November 14, 2011 and incorporated herein by reference)
16.1
Letter dated August 29, 2011, from Vavrinek, Trine, Day & Co., LLP to the United States Securities and Exchange Commission (filed as Exhibit 16.1 to Manhattan Bancorp's Current Report on Form 10-K, filed on August 29, 2011 and incorporated herein by reference)
21.1	List of Subsidiaries of Manhattan Bancorp (filed as Exhibit 21 to Manhattan Bancorp's Annual Report on Form 10-K, filed on March 30, 2011 and incorporated herein by reference)
23.1	Consent of Vavrinek, Trine, Day & Co, LLP as to Manhattan Bancorp
23.2	Consent of McGladrey & Pullen, LLP as to Professional Business Bank
23.3	Consent of Hutchinson and Bloodgood LLP as to California General Bank, N.A.
24.1	Power of Attorney (included on signature page)
99.1	Consent of Sandler O'Neill & Partners, L.P.
99.2	Consent of D.A. Davidson & Co.
99.3	Form of Proxy of Manhattan Bancorp†
99.4	Form of Proxy of Professional Business Bank†

(x)
Indicates management contract or compensatory plan or arrangement

†
To be filed by amendment

Item 22.    Undertakings

(a)
The undersigned registrant hereby undertakes as follows:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)
For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
(1)   The undersigned registrant hereby undertakes as follows: that prior to any public re-offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such re-offering prospectus will contain the information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)
The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e)
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f)
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of El Segundo, State of California on the 23rd day of January, 2012.

MANHATTAN BANCORP
By:	/s/ TERRY L. ROBINSON Name: Terry L. Robinson Title: Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

        Each person whose signature appears below appoints Terry L. Robinson and Brian E. Côté, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement (including any amendment thereto) of the Registrant to be filed after the date hereof pursuant to Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. GRANT COUCH, JR. J. Grant Couch, Jr.	Director, Chairman of the Board	January 23, 2012
/s/ TERRY L. ROBINSON Terry L. Robinson	Chief Executive Officer and Director	January 23, 2012
/s/ BRIAN E. CÔTÉ Brian E. Côté	Chief Financial Officer	January 23, 2012
Chris W. Caras, Jr.	Director	January 23, 2012
/s/ HARRY W. CHENOWETH Harry W. Chenoweth	Director	January 23, 2012

Signature	Title	Date

/s/ JOHN D. FLEMMING John D. Flemming	Director	January 23, 2012
/s/ PATRICK E. GREENE Patrick E. Greene	Director	January 23, 2012
/s/ CHRISTOPHER J. GROWNEY Christopher J. Growney	Director	January 23, 2012
/s/ GREG B. JACOBSON Greg B. Jacobson	Director	January 23, 2012
/s/ LARRY S. MURPHY Larry S. Murphy	Director	January 23, 2012
/s/ STEPHEN P. YOST Stephen P. Yost	Director	January 23, 2012

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization dated as of November 21, 2011, among Carpenter Fund Manager GP, LLC, Manhattan Bancorp, Bank of Manhattan, N.A., CGB Holdings, Inc. and Professional Business Bank (attached as Annex A-1 to the proxy statement/prospectus contained in this Registration Statement)
2.2
First Amendment to Agreement and Plan of Merger and Reorganization dated as of January 18, 2012, among Carpenter Fund Manager GP, LLC, Manhattan Bancorp, Bank of Manhattan, N.A., CGB Holdings, Inc. and Professional Business Bank (attached as Annex A-2 to the proxy statement/prospectus contained in this Registration Statement)
3.1
Articles of Incorporation of Manhattan Bancorp, as amended (filed as Exhibit 3.1 to Manhattan Bancorp's Registration Statement on Form SB-2, filed on February 5, 2007 and incorporated herein by reference)
3.2	By-laws of Manhattan Bancorp(filed as Exhibit 3.2 to Manhattan Bancorp's Registration Statement on Form SB-2, filed on February 5, 2007 and incorporated herein by reference)
4.1	Specimen Common Stock Certificate (filed as Exhibit 4.1 to Manhattan Bancorp's Amendment to Registration Statement on Form SB-2/A, filed on March 20, 2007 and incorporated herein by reference)
5.1	Opinion of Manatt, Phelps & Phillips, LLP regarding the validity of the securities to be issued†
8.1	Opinion of Manatt, Phelps & Phillips regarding certain tax matters†
8.2	Opinion of King, Holmes, Paterno & Berliner, LLP regarding certain tax matters†
10.1	Lease for Main office of Bank of Manhattan (filed as Exhibit 10.2 to Manhattan Bancorp's Amendment to Registration Statement on Form SB-2, filed on March 20, 2007 and incorporated herein by reference)
10.2	Form of Stock Option Plan (filed as Exhibit 10.3 to Manhattan Bancorp's Amendment to Registration Statement on Form SB-2, filed on March 20, 2007, and incorporated herein by reference)(x)
10.3
Stock Purchase Agreement dated May 14, 2008 between Manhattan Bancorp and Carpenter Fund Manager GP, LLC (filed as Exhibit 99.2 to Manhattan Bancorp's Current Report on Form 8-K, filed on May 16, 2008 and incorporated herein by reference)
10.4
First Amended and Restated Employment Agreement dated March 26, 2009 between Manhattan Bancorp, Bank of Manhattan, N.A. and Dean Fletcher (filed as Exhibit 10.2 to Manhattan Bancorp's Current Report on Form 8-K, filed on March 27, 2009 and incorporated herein by reference)
10.5
Amendment to First Amended and Restated Employment Agreement dated September 8, 2010 between Manhattan Bancorp, Bank of Manhattan, N.A. and Dean Fletcher (filed as Exhibit 10.1 to Manhattan Bancorp's Current Report on Form 8-K, filed on September 10, 2010 and incorporated herein by reference)
10.6
Employment Agreement dated March 26, 2009 between Bank of Manhattan and Rick Sowers (filed as Exhibit 10.3 to Manhattan Bancorp's Current Report on Form 8-K, filed on March 27, 2009 and incorporated herein by reference)

Exhibit No.	Description
10.7	Operating Agreement of Manhattan Capital Markets LLC dated as of July 30, 2010, by and between MBFS Holdings, Inc and Bodi Advisors, Inc (filed as Exhibit 10.7 to Manhattan Bancorp's Annual Report on Form 10-K, filed on March 30, 2011 and incorporated herein by reference)
10.8
Amendment No. 1 to Operating Agreement of Manhattan Capital Markets LLC dated as of November 30, 2010, by and between MBFS Holdings, Inc. and Bodi Advisors, Inc. (filed as Exhibit 10.8 to Manhattan Bancorp's Annual Report on Form 10-K, filed on March 30, 2011 and incorporated herein by reference)
10.9
Employment Agreement dated October 1, 2009 by and between BOM Capital, LLC and Harold Hermelee (filed as Exhibit 99.2 to Manhattan Bancorp's Current Report on Form 8-K, filed on October 7, 2009 and incorporated herein by reference)
10.10
Employment Agreement dated October 1, 2009 by and between BOM Capital, LLC and Tad Dahlke (filed as Exhibit 99.3 to Manhattan Bancorp's Current Report on Form 8-K, filed on October 7, 2009 and incorporated herein by reference)
10.11
Employment Agreement dated October 1, 2009 by and between BOM Capital, LLC and Greg Jacobson (filed as Exhibit 99.4 to Manhattan Bancorp's Current Report on Form 8-K, filed on October 7, 2009 and incorporated herein by reference)
10.12
Employment Agreement dated December 8, 2009 by and between Manhattan Bancorp and Kyle A. Ransford (filed as Exhibit 10.10 to Manhattan Bancorp's Current Report on Form 8-K, filed on December 14, 2009 and incorporated herein by reference)
10.13
Employment Agreement dated March 1, 2010 by and between Manhattan Bancorp, Bank of Manhattan, N.A. and Deepak Kumar (filed as Exhibit 10.11 to Manhattan Bancorp's Current Report on Form 8-K, filed on March 5, 2010 and incorporated herein by reference)
10.14
Employment Agreement dated November 23, 2010 by and between Manhattan Bancorp, Bank of Manhattan, N.A. and Terry L. Robinson (filed as Exhibit 10.1 to Manhattan Bancorp's Current Report on Form 8-K, filed on November 23, 2010 and incorporated herein by reference)
10.15
First Amendment to Employment Agreement dated as of April 28, 2011 by and between Manhattan Bancorp, Bank of Manhattan, N.A. and Terry L. Robinson (filed as Exhibit 10.1 to Manhattan Bancorp's Current Report on Form 8-K, filed on May 2, 2011 and incorporated herein by reference)
10.16	Second Amendment to Lease (filed as Exhibit 10.1 to Manhattan Bancorp's Quarterly Report on Form 10-Q, filed on May 12, 2011 and incorporated herein by reference)
10.17
Employment Agreement dated as of May 27, 2011, by and among Manhattan Bancorp, Bank of Manhattan, N.A., and Brian E. Côté (filed as Exhibit 10.1 to Manhattan Bancorp's Current Report on Form 8-K, filed on June 1, 2011 and incorporated herein by reference) (x)
10.18
Credit Agreement dated as of July 25, 2011, by and among Manhattan Bancorp, Carpenter Fund Management Company, LLC, as administrative agent, and Carpenter Community Bancfund, L.P. and Carpenter Community Bancfund-A, L.P., as lenders (filed as Exhibit 10.1 to Manhattan Bancorp's Current Report on Form 8-K, filed on July 29, 2011 and incorporated herein by reference)

Exhibit No.	Description
10.19	First Amendment to Credit Agreement dated as of November 21, 2011, among Manhattan Bancorp, the lenders party thereto and Carpenter Fund Management Company, LLC, as administrative agent for the Lenders (filed as Exhibit 10.1 to Manhattan Bancorp's Current Report on Form 8-K, filed on November 23, 2011 and incorporated herein by reference)
10.20
Second Amendment to Credit Agreement dated as of January 18, 2012, among Manhattan Bancorp, the lenders party thereto and Carpenter Fund Management Company, LLC, as administrative agent for the Lenders (filed as Exhibit 10.2 to Manhattan Bancorp's Current Report on Form 8-K, filed on January 20, 2012 and incorporated herein by reference)
10.21
Stock Pledge and Security Agreement dated as of July 25, 2011, by Manhattan Bancorp in favor of Carpenter Fund Management Company, LLC, as administrative agent (filed as Exhibit 10.2 to Manhattan Bancorp's Current Report on Form 8-K, filed on July 29, 2011 and incorporated herein by reference)
13.1	Annual Report of Manhattan Bancorp on Form 10-K (filed on March 30, 2011 and incorporated herein by reference)
13.2	Quarterly Report of Manhattan Bancorp on Form 10-Q (filed on May 12, 2011 and incorporated herein by reference)
13.3
Quarterly Report of Manhattan Bancorp on Form 10-Q (filed on August 19, 2011 and incorporated herein by reference), as amended by Amendment No. 1 to Quarterly Report Form 10-Q (filed on September 7, 2011 and incorporated herein by reference)
13.4	Quarterly Report of Manhattan Bancorp on Form 10-Q (filed on November 14, 2011 and incorporated herein by reference)
16.1
Letter dated August 29, 2011, from Vavrinek, Trine, Day & Co., LLP to the United States Securities and Exchange Commission (filed as Exhibit 16.1 to Manhattan Bancorp's Current Report on Form 10-K, filed on August 29, 2011 and incorporated herein by reference)
21.1	List of Subsidiaries of Manhattan Bancorp (filed as Exhibit 21 to Manhattan Bancorp's Annual Report on Form 10-K, filed on March 30, 2011 and incorporated herein by reference)
23.1	Consent of Vavrinek, Trine, Day & Co, LLP as to Manhattan Bancorp
23.2	Consent of McGladrey & Pullen, LLP as to Professional Business Bank
23.3	Consent of Hutchinson and Bloodgood LLP as to California General Bank, N.A.
24.1	Power of Attorney (included on signature page)
99.1	Consent of Sandler O'Neill & Partners, L.P.
99.2	Consent of D.A. Davidson & Co.
99.3	Form of Proxy of Manhattan Bancorp†
99.4	Form of Proxy of Professional Business Bank†

(x)
Indicates management contract or compensatory plan or arrangement

†
To be filed by amendment